   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 2001

                                              REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                 EXELIXIS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   8731                                  04-3257395
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                  Identification No.)

                                 170 HARBOR WAY
                                  P.O. BOX 511
                     SOUTH SAN FRANCISCO, CALIFORNIA 94083
                                 (650) 837-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            GEORGE A. SCANGOS, PH.D.

                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 EXELIXIS, INC.
                                 170 HARBOR WAY
                                  P.O. BOX 511
                     SOUTH SAN FRANCISCO, CALIFORNIA 94083
                                 (650) 837-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                   BRUCE W. JENETT, ESQ.                                      JAMES C.T. LINFIELD, ESQ.
            HELLER EHRMAN WHITE & MCAULIFFE LLP                                   COOLEY GODWARD LLP
                    275 Middlefield Road                                 380 Interlocken Crescent, Suite 900
                Menlo Park, California 94025                                  Broomfield, Colorado 80021
                       (650) 324-7000                                               (720) 566-4000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.
                             ---------------------
    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES    MAXIMUM AMOUNT TO         OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
        TO BE REGISTERED              BE REGISTERED(1)          PER SHARE(2)              PRICE(3)          REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
  per share......................     8,268,799 shares              N/A                 $101,573,284              $25,393
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of Exelixis common stock issuable in connection with the exchange offer and merger in exchange for shares of Genomica common stock, based on (i) the maximum number of shares of Genomica common stock exchangeable in the exchange offer and merger (24,475,490 shares) and (ii) .33784, the maximum exchange ratio applicable in the exchange offer and merger. The Registration Statement also covers additional shares of Exelixis common stock that may be issued to prevent dilution resulting from a stock split, stock dividend or similar transaction involving Genomica or Exelixis common stock, under Rule 416 of the Securities Act.

(2) Pursuant to Rule 457(o) of the Securities Act, the Proposed Maximum Offering Price Per Share has been omitted.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (3) and Rule 457(c) of the Securities Act, based on the market value of the Genomica common stock to be received by Exelixis in the merger, as established by the average of the high and low sale prices of Genomica common stock on November 23, 2001 on the Nasdaq National Market, which was $4.15, and the maximum number of shares of Genomica common stock exchangeable in the offer to be consummated.

(4) This fee has been calculated pursuant to Rule 457(f) of the Securities Act to be $25,393 which is equal to .00025 multiplied by the proposed maximum aggregate offering price of $101,573,284.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS MAY CHANGE. EXELIXIS, INC. MAY NOT COMPLETE THE EXCHANGE OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND EXELIXIS, INC. IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE EXCHANGE OFFER OR SALE IS NOT PERMITTED.

                PRELIMINARY PROSPECTUS, DATED NOVEMBER 29, 2001

[EXELIXIS LOGO]                  EXELIXIS, INC.

                               OFFER TO EXCHANGE
                       OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              GENOMICA CORPORATION
                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                                 EXELIXIS, INC.
     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 27, 2001, UNLESS THE EXCHANGE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.
     On November 19, 2001, we entered into a merger agreement with Genomica Corporation. We are making this offer as part of the proposed merger with Genomica. The Genomica board of directors has unanimously approved the merger agreement, determined that the exchange offer and the merger together are fair to, and in the best interests of, Genomica stockholders and recommends that Genomica stockholders accept the exchange offer and tender their shares pursuant to the exchange offer.
     Through our wholly owned subsidiary Bluegreen Acquisition Sub, Inc., we are hereby offering, upon the terms and subject to the conditions set forth in this document and in the enclosed letter of transmittal, to exchange a portion of a share of Exelixis common stock determined pursuant to an exchange ratio, described below, for each outstanding share of Genomica common stock that is validly tendered and not properly withdrawn on or before the expiration date of the exchange offer.
     The exchange ratio is a number equal to the quotient obtained by dividing the Genomica common stock value, determined as described below, by the greater of (i) $13.30285 or (ii) the average closing sales price of Exelixis common stock on the Nasdaq National Market during the 18 trading-day period ending two trading days before the initial expiration of the exchange offer (as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, any other authoritative source). The Genomica common stock value will be determined by dividing $110.0 million by the sum of the number of shares of Genomica common stock and Genomica preferred stock plus the number of shares of Genomica common stock issuable upon the exercise of all stock options and warrants with a per share exercise price of $5.00 or less, each as outstanding as of the date that we first accept shares of Genomica common stock for payment pursuant to the exchange offer.
     Our obligation to exchange Exelixis common stock for Genomica common stock in the exchange offer is subject to the conditions listed in the section entitled "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer."
     If the exchange offer is consummated, it will be followed by a merger of Bluegreen Acquisition Sub into Genomica in which shares of Genomica common stock not tendered in the exchange offer will be converted into the right to receive shares of Exelixis common stock at the same exchange ratio as used in the exchange offer, unless the holder properly perfects his or her appraisal rights, if available, under Delaware law. After completion of the merger, Genomica will be a wholly owned subsidiary of Exelixis.
     Exelixis common stock is listed on the Nasdaq National Market under the symbol "EXEL," and Genomica common stock is listed on the Nasdaq National Market under the symbol "GNOM."
     SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
     WE ARE NOT ASKING YOU FOR A PROXY NOR SHOULD YOU SEND US A PROXY. Any request for proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is               , 2001.

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION........     iv
SUMMARY.....................................................      1
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................      9
EXELIXIS, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL
  INFORMATION...............................................     11
GENOMICA CORPORATION SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL INFORMATION.....................................     12
SUMMARY SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL
  INFORMATION...............................................     14
COMPARATIVE PER SHARE INFORMATION...........................     16
RISK FACTORS................................................     17
  Risks Related to the Transaction..........................     17
  Risks Related to Exelixis' Business.......................     18
  Risks Related to Exelixis Common Stock....................     27
THE TRANSACTION.............................................     29
  General...................................................     29
  General Description of the Exchange Offer and the
     Merger.................................................     29
  The Exchange Ratio........................................     30
  Illustrative Table of Exchange Ratios and Value of
     Offer/Merger Consideration.............................     30
  Purpose of the Exchange Offer and the Merger..............     31
  Background................................................     31
  Reasons for the Exchange Offer and the Merger.............     36
  The Minimum Tender Condition..............................     40
  Extension, Termination and Amendment......................     40
  Subsequent Offering Period................................     41
  Exchange of Shares of Genomica Common Stock; Delivery of
     Shares of Exelixis Common Stock........................     42
  Cash Instead of Fractional Shares of Exelixis Common
     Stock..................................................     42
  Withdrawal Rights.........................................     43
  Procedure for Tendering...................................     43
  Guaranteed Delivery.......................................     44
  Effect of Tender..........................................     45
  Interests of Genomica's Officers and Directors in the
     Transaction............................................     45
  Indemnification...........................................     47
  Management of Exelixis after the Transaction..............     47
  Material United States Federal Income Tax Consequences....     47
  Accounting Treatment......................................     50
  Regulatory Approvals......................................     51
  Approval of the Merger....................................     51
  Amendment to Genomica's Stockholder Rights Plan...........     51
  Appraisal Rights..........................................     51
  Possible Effects of the Exchange Offer....................     55

                                                              PAGE NO.
                                                              --------
  Relationships Between Exelixis and Genomica...............     56
  Fees and Expenses.........................................     56
CERTAIN TERMS OF THE MERGER AGREEMENT.......................     58
  The Exchange Offer........................................     58
  Composition of Genomica's Board of Directors after the
     Exchange Offer.........................................     59
  The Merger................................................     59
  Treatment of Genomica Stock Options and Warrants..........     60
  Lock-Up...................................................     61
  Representations and Warranties............................     61
  Conduct of Business Before Completion of the Exchange
     Offer..................................................     61
  Reasonable Efforts to Complete the Transaction............     61
  Limitation on Genomica's Ability to Consider Other
     Acquisition Proposals..................................     61
  Employee Benefits.........................................     63
  Conditions to the Exchange Offer..........................     64
  Conditions to the Merger..................................     66
  Termination of the Merger Agreement.......................     66
  Expenses..................................................     68
  Amendments to the Merger Agreement........................     68
THE STOCKHOLDER TENDER AGREEMENTS...........................     69
  Parties to the Stockholder Tender Agreements..............     69
  Agreement to Tender.......................................     69
  Agreement to Vote.........................................     69
  Termination...............................................     69
INFORMATION RELATING TO GENOMICA............................     70
  Overview..................................................     70
  Change in Business Strategy...............................     70
  Discovery Manager.........................................     70
  Linkmapper Software.......................................     71
  Consulting and Scientific Services........................     72
  Customers.................................................     72
  Research and Development..................................     72
  Patents, Trademarks, Copyrights and Licenses..............     72
  Employees.................................................     73
  Properties................................................     73
  Legal Proceedings.........................................     73
GENOMICA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................     74
  Overview..................................................     74
  Change in Business Strategy...............................     75
  Results of Operations.....................................     75
  Liquidity and Capital Resources...........................     78
  Quantitative and Qualitative Disclosures about Market
     Risk...................................................     79
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF
  GENOMICA..................................................     80
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.......     82

                                                              PAGE NO.
                                                              --------
DESCRIPTION OF EXELIXIS CAPITAL STOCK.......................     91
COMPARISON OF RIGHTS OF EXELIXIS STOCKHOLDERS AND GENOMICA
  STOCKHOLDERS..............................................     93
LEGAL MATTERS...............................................     98
EXPERTS.....................................................     98
WHERE YOU CAN FIND MORE INFORMATION.........................     98
GENOMICA CONSOLIDATED FINANCIAL STATEMENTS..................    F-1
SCHEDULE I: INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
  OFFICERS OF EXELIXIS, INC. ...............................    I-1
ANNEX A: AGREEMENT AND PLAN OF MERGER AND REORGANIZATION....    A-1
ANNEX B: FORM OF STOCKHOLDER TENDER AGREEMENT...............    B-1
ANNEX C: FORM OF LOCK-UP AGREEMENT..........................    C-1
ANNEX D: FORM OF AGREEMENT REGARDING STOCK OPTION
  EXERCISE..................................................    D-1
ANNEX E: FORM OF PARTIAL WAIVER OF LOCK-UP AGREEMENT........    E-1
ANNEX F: SECTION 262 OF THE GENERAL CORPORATION LAW OF THE
  STATE OF DELAWARE.........................................    F-1

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about Exelixis from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. This information is available at the Internet website that the Securities and Exchange Commission maintains at http://www.sec.gov, as well as from other sources.

     You may also request copies of these documents from Exelixis, without charge, upon written or oral request to:

                                 Exelixis, Inc.
                               Investor Relations
                                 170 Harbor Way
                                  P.O. Box 511
                     South San Francisco, California 94083
                             Attn: Elizabeth Costa
                                 (650) 837-7000

     In order to receive timely delivery of the documents, you must make your request no later than December 14, 2001.

     See "Where You Can Find More Information," beginning on page 98 of this prospectus.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION

 1.  Q:  WHAT ARE EXELIXIS AND GENOMICA PROPOSING?

     A: Exelixis proposes to acquire all of the outstanding shares of Genomica common stock, including the associated preferred stock purchase rights. Currently, there are no shares of Genomica preferred stock outstanding. We have entered into a merger agreement with Genomica in which we are offering to exchange shares of Exelixis common stock for all of the outstanding shares of Genomica common stock, including the associated preferred stock purchase rights. If the exchange offer is completed, Bluegreen Acquisition Sub, a wholly owned subsidiary of Exelixis, will merge with Genomica. As a result of the exchange offer and the merger, Genomica will become a wholly owned subsidiary of Exelixis.

 2.  Q:  WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF GENOMICA COMMON STOCK?

     A: You will be entitled to receive a portion of a share of Exelixis common stock in exchange for each share of Genomica common stock that you validly tender in the exchange offer based on an exchange ratio described below. The exchange offer will be followed by a merger in which Exelixis common stock will be issued at the same exchange ratio. For a complete description of the exchange ratio, see "The
         Transaction -- The Exchange Ratio" on page 30.

 3.  Q:  HOW CAN I FIND OUT THE FINAL EXCHANGE RATIO?

     A: The final exchange ratio is a number equal to the quotient obtained by dividing the Genomica common stock value, determined as described below, by the greater of (i) $13.30285 or (ii) the average closing sales price of Exelixis common stock on the Nasdaq National Market during the 18 trading-day period ending two trading days before the initial expiration of the exchange offer (as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, any other authoritative source). The Genomica common stock value will be determined by dividing $110.0 million by the sum of the number of shares of Genomica common stock and Genomica preferred stock plus the number of shares of Genomica common stock issuable upon the exercise of all stock options and warrants with a per share exercise price of $5.00 or less, each as outstanding as of the date that we first accept shares of Genomica common stock for payment pursuant to the exchange offer. We will notify you of the final exchange ratio by issuing a press release announcing the final exchange ratio and filing that press release with the Securities and Exchange Commission. Genomica stockholders can also call our information agent, Mellon Investor Services LLC, at any time toll free at (866) 323-8159 for the Exelixis average closing sales price for the preceding 18 trading days and the exchange ratio that would be in effect based on that price. For a table illustrating examples of Exelixis average closing sales prices, the resulting exchange ratios and illustrations of the approximate value you would receive for your Genomica shares, see "The Transaction -- Illustrative Table of Exchange Ratios and Value of Exchange Offer/Merger Consideration" beginning on page 30.

 4.  Q:  IS THE EXCHANGE OFFER BEING MADE BY EXELIXIS OR BLUEGREEN ACQUISITION
SUB?

     A: The exchange offer is technically being made by Bluegreen Acquisition Sub, which we formed specifically for the purpose of making the exchange offer and otherwise facilitating the transaction. Because Bluegreen Acquisition Sub is our wholly owned subsidiary, all of the shares of Genomica common stock acquired by Bluegreen Acquisition Sub in the exchange offer will actually be beneficially owned and controlled by Exelixis. Therefore, although Bluegreen Acquisition Sub is technically making the exchange offer and will be a party to the merger, when we discuss the exchange offer and the merger, we generally refer only to Exelixis.

 5.  Q:  HOW LONG WILL IT TAKE TO COMPLETE THE EXCHANGE OFFER AND THE MERGER?

     A: We hope to complete the exchange offer by December 27, 2001. However, we may extend the exchange offer if the conditions to the exchange offer have not been satisfied at the scheduled expiration date or if we are required to extend the exchange offer by the rules of the Securities and

         Exchange Commission. We expect to complete the merger shortly after we complete the exchange offer, or, if adoption of the merger agreement by Genomica stockholders is required, shortly after the special meeting of Genomica stockholders to adopt the merger agreement.

 6.  Q:  WILL I HAVE TO PAY ANY BROKERAGE FEES OR COMMISSIONS?

     A: If you are the record owner of your shares of Genomica common stock and you tender your shares in the exchange offer directly to the exchange agent, you will not incur any brokerage fees or commissions. If you own your shares through a broker or other nominee who tenders the shares on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

 7.  Q:  DOES GENOMICA SUPPORT THE EXCHANGE OFFER AND THE MERGER?

     A: Yes. Genomica's board of directors has unanimously determined that the exchange offer and the merger are fair to, and in the best interests of, Genomica and Genomica stockholders and recommends that Genomica stockholders accept the exchange offer and tender their shares pursuant to the exchange offer. Genomica's board of directors has also approved the merger agreement and the merger. Information about the recommendation of Genomica's board of directors is more fully set forth under "The Transaction -- Reasons for the Exchange Offer and the Merger" beginning on page 36.

 8.  Q:  HOW DO I PARTICIPATE IN THE EXCHANGE OFFER?

     A: You are urged to read this entire prospectus carefully, and to consider how the exchange offer and the merger affect you. Then, if you wish to tender your shares of Genomica common stock, you should do the following:

         - If you hold your shares in your own name, complete and sign the enclosed letter of transmittal and return it with your stock certificates to Mellon Investor Services LLC, the exchange agent for the exchange offer, at the appropriate address specified on the back cover of this prospectus before the expiration date of the exchange offer.

         - If you hold your shares in "street name" through a broker, ask your broker to tender your shares before the expiration date.

           Alternatively, you may comply with the guaranteed delivery procedures set forth in "The Transaction -- Guaranteed Delivery" beginning on page 44. Read this prospectus carefully for more information about procedures for tendering your shares, the timing of the exchange offer, extensions of the exchange offer period and your rights to withdraw your shares from the exchange offer before the expiration date.

 9.  Q:  WHEN AND HOW CAN I WITHDRAW TENDERED SHARES?

      A: You may withdraw any shares you have tendered at any time before the time we accept the shares.

          For a withdrawal to become effective, our exchange agent must receive a written or facsimile transmission notice of withdrawal before the time we accept the shares. In a notice of withdrawal you must specify your name, the number of shares to be withdrawn and the name in which the certificates are registered, if different from your name. If you have delivered to our exchange agent certificates for shares to be withdrawn, you must also indicate the serial numbers shown on the particular certificates evidencing the shares to be withdrawn.

10.  Q:  WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFER?

      A: Our obligation to accept shares of Genomica common stock for exchange in the exchange offer is subject to several conditions, including:

           - a number of shares of Genomica common stock equal to at least the sum of a majority of the total number of shares of Genomica common stock plus the total number of shares of Genomica common stock issuable upon exercise of options to acquire Genomica common stock, each as outstanding immediately before the expiration of the exchange offer, as it may be extended pursuant to the merger agreement, having been validly tendered and not properly withdrawn, which is referred to in this prospectus as the "minimum tender condition";

           - the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, must have expired or been terminated;

           - the registration statement of which this prospectus is a part must have been declared effective by the Securities and Exchange Commission; and

           - Genomica must have cash, cash equivalents and short-term and long-term investments, net of all current liabilities of Genomica, totaling at least $108,750,000.

           These and other conditions to the exchange offer are discussed in this prospectus in the section entitled "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer" beginning on page 64.

12.  Q:  WHAT HAPPENS IF I DO NOT TENDER MY SHARES OF GENOMICA COMMON STOCK?

      A: If, after completion of the exchange offer, we own a majority of the outstanding shares of Genomica common stock, we intend to complete a merger of our wholly owned subsidiary, Bluegreen Acquisition Sub, with Genomica. Upon completion of the merger, each share of Genomica common stock that has not been tendered and accepted for exchange in the exchange offer will be converted into the right to receive a portion of a share of Exelixis common stock at the same exchange ratio used in the exchange offer, unless you properly perfect your appraisal rights, if available, under Delaware law. The appraisal process is discussed more fully in the section of this prospectus entitled "The
          Transaction -- Appraisal Rights," beginning on page 51.

13. Q: ARE EXELIXIS' BUSINESS, PROSPECTS AND FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES IN THE EXCHANGE OFFER?

      A: Yes. Shares of Genomica common stock accepted in the exchange offer will be exchanged for Exelixis common stock, and therefore, you should consider our business and financial condition before you decide to tender your shares in the exchange offer. In considering our business and financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

14.  Q:  WILL I BE TAXED ON THE EXELIXIS SHARES I RECEIVE?

      A: Your receipt of shares of Exelixis common stock in the transaction will be tax-free for U.S. federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of fractional shares of Exelixis common stock) if: (i) the transaction is completed under the current terms of the merger agreement; (ii) the minimum tender condition to the exchange offer is satisfied; and (iii) the merger is completed promptly after the exchange offer. Because only the satisfaction of the minimum tender condition will be known at the time the exchange offer closes, the tax opinions required by Exelixis and Genomica will assume that the other conditions will be met. If they are not met, the closing of the exchange offer could be taxable to you. We urge you to read the information regarding material U.S. federal income tax consequences contained in this prospectus carefully. Because tax matters are very complicated and because the tax consequences will depend on the facts of your own situation, you should consult with your tax advisor regarding the consequences of participation in the exchange offer and the merger.

15.  Q:  HAS THE EXCHANGE OFFER COMMENCED?

      A: Yes. The exchange offer commenced on November 29, 2001. At the same time we commenced the exchange offer, we filed a registration statement covering the shares of Exelixis common stock to be issued in exchange for shares of Genomica common stock. You may now tender shares of Genomica common stock in accordance with the procedures outlined in this prospectus. We cannot, however, accept for exchange and pay for any shares tendered in the exchange offer until the registration statement is declared effective by the Securities and Exchange Commission and the other conditions to the exchange offer have been satisfied or, where permissible, waived.

16.  Q:  WHERE CAN I FIND MORE INFORMATION ABOUT EXELIXIS AND GENOMICA?

      A: You can find more information about Exelixis and Genomica as described in the section entitled "Where You Can Find More Information" beginning on page 98 of this prospectus.

17.  Q:  WHOM SHOULD I CONTACT IF I HAVE MORE QUESTIONS ABOUT THE TRANSACTION?

      A: You may contact the information agent using the following contact information:

                               Information Agent
                          MELLON INVESTOR SERVICES LLC
                                  120 Broadway
                            New York, New York 10271

                         Call Toll Free: (866) 323-8159

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you or that are incorporated by reference in this prospectus in order to understand fully the exchange offer and the merger. See "Where You Can Find More Information" beginning on page 98 for the location of these documents. The merger agreement is attached as Annex A to this prospectus. Exelixis and Genomica encourage you to read the merger agreement as it is the legal document that governs the exchange offer and the merger. We have included page references in parentheses, where applicable, to other sections of this prospectus in order to direct you to a more detailed description of the topics presented in this summary.

FORWARD-LOOKING INFORMATION

     Certain of the information relating to Exelixis, Genomica and the combined company contained in or incorporated by reference into this prospectus is forward-looking in nature. All statements included or incorporated by reference into this prospectus or made by management of Exelixis or Genomica, other than statements of historical fact regarding Exelixis or Genomica, are forward-looking statements. Examples of forward-looking statements include statements regarding Exelixis', Genomica's or the combined company's future financial results, operating results, product successes, business strategies, projected costs, future products and services, competitive positions and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "intends," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the section entitled "Risk Factors." These and many other factors could affect the future financial and operating results of Exelixis, Genomica or the combined company and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of Exelixis, Genomica or the combined company.

THE COMPANIES

EXELIXIS, INC.
170 Harbor Way
South San Francisco, California 94080
Telephone: (650) 837-7000

     We are a leading worldwide genomics-based drug discovery company focused on product development through our expertise in comparative genomics and model system genetics. An outstanding team of company scientists has developed multiple fungal, nematode, insect, plant and vertebrate genetic systems. Our proprietary model systems and comparative genomics technologies address gene function by using biologically relevant functional genomics information very early on in the process to rapidly, efficiently and cost-effectively translate sequence data to knowledge about the function of genes and the proteins that they encode. We have a significant internal cancer discovery and drug development program, through which a number of compounds are expected to complete screening by the end of the year. We believe that our technology is broadly applicable to all life science industries including pharmaceutical, diagnostic, agricultural biotechnology and animal health. We have active partnerships with Aventis CropScience S.A., Bayer Corporation, Bristol-Myers Squibb Company, Elan Pharmaceuticals, Inc., Pharmacia Corporation, Protein Design Labs, Inc., Scios Inc. and Dow AgroSciences LLC, and are building our internal development program in the area of oncology.

     Exelixis common stock is listed on the Nasdaq National Market under the symbol "EXEL." We maintain a site on the world wide web at "exelixis.com"; however, information found on our website is not part of this prospectus.

BLUEGREEN ACQUISITION SUB, INC.
c/o Exelixis, Inc.
170 Harbor Way
South San Francisco, California 94080
Telephone: (650) 837-7000

     Bluegreen Acquisition Sub is a wholly owned subsidiary of Exelixis and was incorporated on November 15, 2001, in the State of Delaware. Bluegreen Acquisition Sub has not engaged in any operations and exists solely to make the exchange offer and otherwise facilitate the transaction. Therefore, although Bluegreen Acquisition Sub is technically making the exchange offer and will be a party to the merger, when we discuss the transaction in this prospectus, we generally refer only to Exelixis.

GENOMICA CORPORATION
1715 38th Street
Boulder, Colorado 80301
Telephone: (720) 565-4500

     Genomica is a provider of innovative software products and services that are designed to enable pharmaceutical and biotechnology researchers to accelerate the drug discovery and development process. Discovery Manager(TM) software, Genomica's first product, is used for genomics research, including genetic research, gene discovery and pharmacogenomics. This product allows researchers to turn the vast volumes of gene, single nucleotide polymorphism, or SNP, protein and patient data from diverse sources into information useful for drug discovery. Genomica licenses Discovery Manager to leading genomics-based research organizations, including AstraZeneca, PLC, GlaxoSmithKline, Inc. and the National Cancer Institute. Genomica has a strategic alliance with Applied Biosystems, Inc. to develop software products to be used with Applied Biosystems' industry-leading hardware and software systems for drug discovery.

     Genomica recently announced that, as a result of observable developments in the market environment for life science information products, it was adopting a new product and corporate strategy that requires a restructuring of its operations and consolidation of its facilities, and which involved the involuntary termination of a significant portion of its workforce.

     Genomica common stock is listed on the Nasdaq National Market under the symbol "GNOM." Genomica maintains a site on the world wide web at "genomica.com"; however, information found on Genomica's website is not part of this prospectus.

THE TRANSACTION (PAGE 29)

     Exelixis and Genomica are proposing a two-part business combination transaction, in which Exelixis intends to acquire all of the outstanding shares of Genomica common stock. In the exchange offer, we are offering to exchange a portion of a share of Exelixis common stock, as calculated below, for each outstanding share of Genomica common stock that is validly tendered and not properly withdrawn on or before the expiration date of the exchange offer. If we complete the exchange offer, it will be followed by a merger of Bluegreen Acquisition Sub into Genomica.

     The exchange ratio is a number that is equal to the quotient obtained by dividing the Genomica common stock value, determined as described below, by the greater of (i) 13.30285 or (ii) the average closing sales price of Exelixis common stock on the Nasdaq National Market during the 18 trading-day period ending two trading days before the initial expiration of the exchange offer (as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, any other authoritative source). The Genomica common stock value is determined by dividing $110.0 million by the sum of the number of shares of Genomica common stock and Genomica preferred stock plus the number of shares of Genomica common stock issuable upon the exercise of all stock options and warrants with a per share exercise price of $5.00 or less, each as outstanding as of the date that we first accept shares of Genomica common stock for payment pursuant to the exchange offer. We will announce the final exchange ratio by issuing a press release and filing that press release with the Securities and Exchange Commission. Genomica stockholders can also call our information agent, Mellon Investor Services LLC, at any time toll free at (866) 323-8159 to request information about the exchange ratio.

     The exchange offer is conditioned on a number of shares of Genomica common stock equal to at least the sum of a majority of the total number of shares of Genomica common stock plus the total number of shares of Genomica common stock issuable upon exercise of options to acquire Genomica common stock, each as outstanding immediately before the expiration of the exchange offer, as it may be extended pursuant to the merger agreement, having been validly tendered and not properly withdrawn. We may not waive this condition without Genomica's consent. In addition, our obligation to consummate the exchange offer and deliver shares of Exelixis common stock in exchange for shares of Genomica common stock pursuant to the exchange offer is subject to several other conditions referred to below in the section entitled "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer" beginning on page 63.

     Promptly after completion of the exchange offer, we intend to merge our wholly owned subsidiary, Bluegreen Acquisition Sub, with Genomica. Each share of Genomica common stock which has not been tendered and accepted for exchange in the exchange offer will be converted in the merger into the right to receive shares of Exelixis common stock at the same exchange ratio used in the exchange offer, unless the holder properly perfects his or her appraisal rights, if available, under Delaware law. We seek to acquire ownership of 100% of the outstanding shares of Genomica common stock through the exchange offer and the merger. The exchange offer and the merger are sometimes collectively referred to in this prospectus as the "transaction."

     We will not issue any fractional shares of common stock in connection with the exchange offer or the merger. Genomica stockholders will instead receive cash for any fractional shares otherwise issuable to them.

MARKET PRICE AND DIVIDEND INFORMATION (PAGE 9)

     Exelixis common stock is listed on the Nasdaq National Market under the symbol "EXEL," and Genomica common stock is listed on the Nasdaq National Market under the symbol "GNOM." On November 19, 2001, the last full trading day before the public announcement of the exchange offer and the merger, the closing sales price per share of Exelixis common stock on the Nasdaq National Market was $15.24, and the closing sales price per share of Genomica common stock on the Nasdaq National Market was $3.38. On November 20, 2001, the most recent practicable date before the filing of this prospectus, the closing sales price per share of Exelixis common stock on the Nasdaq National Market was $14.80, and the closing sales price per share of Genomica common stock on the Nasdaq National Market was $4.11.

REASONS FOR THE EXCHANGE OFFER AND THE MERGER (PAGE 36)

     GENOMICA. Genomica's board of directors believes that the transaction could result in a number of benefits to Genomica and its stockholders, including the following:

     - the opportunity for Genomica stockholders to participate in a significantly larger and more diversified company and, as stockholders of the combined company, to have greater liquidity in their shares and to benefit from any future growth of the combined company;

     - the opportunity for Genomica stockholders to receive shares of Exelixis common stock in a tax-free exchange at approximately a 33% premium over the prevailing market price for shares of Genomica common stock immediately before the announcement of the exchange offer;

     - enabling the combined company to benefit from the depth and experience of Exelixis' management team and board of directors; and

     - enabling the combined company to benefit from Genomica's software products to enhance the effectiveness of Exelixis' research and development efforts.

     See the section entitled "The Transaction -- Reasons for the Exchange Offer and the Merger; Recommendation of Genomica's Board of Directors" beginning on page 36 of this prospectus, as well as Genomica's

Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus.

     EXELIXIS. Our board of directors believes that the transaction could result in a number of benefits to Exelixis and our stockholders, including the following:

     - access to additional cash enabling us to fund our research and development programs at a higher level to enhance our core technologies and expand product development;

     - the opportunity to leverage our infrastructure and technologies to create additional corporate collaborations to diversify our business risk and increase our future revenue stream; and

     - access to complementary technology and expertise to advance the drug discovery and development process at Exelixis.

RECOMMENDATION TO GENOMICA STOCKHOLDERS

     Genomica's board of directors has unanimously approved the merger agreement, determined that the exchange offer and the merger together are advisable and fair to and in the best interests of, Genomica and its stockholders and unanimously recommends that Genomica stockholders accept the exchange offer and tender their shares pursuant to the exchange offer. Information about the unanimous recommendation of Genomica's board of directors is more fully described in Genomica's Solicitation/Recommendation Statement on
Schedule 14D-9, which is being mailed to you together with this prospectus.

OPINION OF GENOMICA'S FINANCIAL ADVISOR

     Genomica's board of directors has received a written opinion, dated November 19, 2001, from CIBC World Markets Corp., Genomica's exclusive financial advisor in connection with the exchange offer and the merger, to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Genomica common stock (other than Exelixis and its affiliates). The full text of CIBC World Markets' written opinion dated November 19, 2001, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached as Schedule II to Genomica's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus. THE OPINION IS ADDRESSED TO THE GENOMICA BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER REGARDING WHETHER STOCKHOLDERS SHOULD EXCHANGE SHARES PURSUANT TO THE EXCHANGE OFFER, OR HOW STOCKHOLDERS SHOULD VOTE OR ACT ON ANY MATTER RELATING TO THE EXCHANGE OFFER OR THE MERGER.

TIMING OF THE EXCHANGE OFFER

     The exchange offer commenced on November 29, 2001 and is currently scheduled to expire at 12:00 midnight, New York City time, on December 27, 2001. However, under certain circumstances the exchange offer may be extended. If we decide to extend the exchange offer, we will make an announcement regarding that extension as described under "The Transaction -- Extension, Termination and Amendment" beginning on page 40.

EXTENSION, TERMINATION AND AMENDMENT (PAGE 40)

     Subject to the terms of the merger agreement, we may extend the exchange offer for successive extension periods not in excess of 10 business days per extension if, at the scheduled expiration date of the exchange offer, any condition to the exchange offer has not been satisfied or, where permissible, waived. In addition, we are entitled to extend the exchange offer if required by the rules of the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. We are not giving any assurance that we will exercise our right to extend our exchange offer, although we currently intend to do so until all conditions have been satisfied or, where permissible, waived. During an extension, all shares of Genomica common stock previously tendered and not properly withdrawn will remain subject to the exchange offer, subject to your right to withdraw your shares of Genomica common stock. An extension of the exchange offer is different than a subsequent offering period. The effects of a subsequent offering period are described below.

     We reserve the right to make any changes in the terms and conditions of the exchange offer by giving oral or written notice of the changes to the exchange agent and by making a public announcement of the changes. However, we cannot make certain changes that might be adverse to Genomica or its stockholders without the prior written consent of Genomica.

     We are required to follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement about an extension is required to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer. Subject to applicable law, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate the public announcement other than by making a release to the Dow Jones News Service.

SUBSEQUENT OFFERING PERIOD (PAGE 41)

     We may elect to provide a subsequent offering period of not less than three nor more than 20 business days after the acceptance of shares of Genomica common stock in the exchange offer if the requirements of Rule 14d-11 under the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of Genomica common stock that you tender during the subsequent offering period. We are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock that are validly tendered promptly after they are tendered during any subsequent offering period. If we elect to provide a subsequent offering period, we are required to make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

EXCHANGE OF SHARES OF GENOMICA COMMON STOCK; DELIVERY OF SHARES OF EXELIXIS COMMON STOCK (PAGE 42)

     We are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock validly tendered and not properly withdrawn, promptly after the expiration date, upon the terms and conditions to the exchange offer, including the terms and conditions of any extension or amendment. In addition, we are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock promptly after they are validly tendered during any subsequent offering period, upon the terms and conditions to the exchange offer, including the terms and conditions of any extension or termination.

WITHDRAWAL RIGHTS (PAGE 43)

     Your tender of shares of Genomica common stock pursuant to the exchange offer is irrevocable, except that shares of Genomica common stock tendered pursuant to the exchange offer may be withdrawn at any time before the time we first accept tendered shares of Genomica common stock for exchange pursuant to the exchange offer. Once we have accepted shares of Genomica common stock for purchase pursuant to the exchange offer, all tenders are irrevocable.

     If we elect to provide a subsequent offering period pursuant to Rule 14d-11 under the Securities Exchange Act of 1934, you will not have the right to withdraw shares of Genomica common stock that you tender in the subsequent offering period.

PROCEDURE FOR TENDERING (PAGE 43)

     The method of tendering your shares in the exchange offer will depend on whether the shares are held in certificate or book-entry form.

     - If your shares are held in certificate form, you must deliver the certificates, a properly completed and duly executed letter of transmittal, or a manually executed facsimile of that document, and any other required documents to the exchange agent at one of its addresses set forth on the back cover of this prospectus. In the circumstances detailed in the letter of transmittal, the signatures on the letter of transmittal must be guaranteed.

     - If your shares of Genomica common stock are held in book-entry form, the shares must be tendered in accordance with the procedures for book-entry tender, and the exchange agent must receive a so-called "agent's message" and a confirmation of receipt of the tender. The procedures for book-entry transfer are described under "The Transaction -- Procedure for Tendering" on page 43.

     - If you hold your shares in "street name" through a broker, ask your broker to tender your shares before the expiration date.

     In all cases, deliveries to the exchange agent must be made before the expiration of the exchange offer.

     If your shares are not currently available and you cannot now comply with the preceding requirements, you can still participate in the exchange offer by complying with the guaranteed delivery procedures set forth under "The Transaction -- Guaranteed Delivery" beginning on page 44.

A STOCKHOLDER VOTE MAY BE REQUIRED TO ADOPT THE MERGER AGREEMENT

     If, after completion of the exchange offer, as it may be extended and including any subsequent offering period, we own 90% or more of the outstanding shares of Genomica common stock, the merger can be accomplished without a vote of Genomica stockholders. If, on the other hand, after completion of the exchange offer, as it may be extended and including any subsequent offering period, we own more than 50% but less than 90% of the outstanding shares of Genomica common stock, a meeting of Genomica stockholders and the affirmative vote by the holders of at least a majority of the shares of Genomica common stock outstanding on the record date for such meeting will be needed to complete the merger. If we complete the exchange offer, we will own a majority of the shares of Genomica common stock outstanding on the record date for the merger, so adoption of the merger agreement by Genomica stockholders will be assured.

THE STOCKHOLDER TENDER AGREEMENTS (PAGE 69)

     Genomica's directors, officers and affiliated stockholders who have beneficial ownership of 6,061,663 shares of Genomica common stock in the aggregate have agreed to tender and not withdraw their shares of Genomica common stock in the exchange offer. In addition, if certain conditions are met, the officers, directors and affiliated stockholders of Genomica who are parties to the stockholder tender agreements may be obligated to exercise options and warrants to purchase up to 1,114,587 shares of Genomica common stock in the aggregate and tender the shares issued upon exercise of the options and warrants if and to the extent necessary to satisfy the minimum tender condition for the exchange offer.

INTERESTS OF GENOMICA'S OFFICERS AND DIRECTORS IN THE TRANSACTION (PAGE 45)

     When you consider Genomica's board of directors' unanimous recommendation that Genomica stockholders accept the exchange offer and tender their shares in the exchange offer, you should be aware that some Genomica officers and directors may have interests in the transaction that may be different from, or in addition to, their interests as stockholders of Genomica. See the section entitled "The Transaction -- Interests of Genomica's Officers and Directors in the Transaction" beginning on page 45 of this prospectus, as well as Genomica's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus.

TREATMENT OF GENOMICA STOCK OPTIONS BY EXELIXIS (PAGE 60)

     We are not assuming any outstanding options to purchase Genomica common stock. Pursuant to the terms of Genomica's stock option plans, all outstanding options to purchase Genomica common stock that are not assumed in connection with the consummation of the exchange offer will accelerate and become fully vested and exercisable. All options to purchase Genomica common stock that are not exercised on or before the day we accept shares of Genomica common stock for payment pursuant to the exchange offer will terminate.

LIMITATION ON GENOMICA'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS (PAGE
61)

     Genomica has agreed not to solicit, initiate or knowingly take any action to encourage or discuss any proposal for a business combination or other similar transaction involving the acquisition or purchase of (i) more than 20% of any class of voting securities of Genomica or any of its subsidiaries or (ii) businesses or assets that account for 20% or more of Genomica's consolidated assets or involving the liquidation or dissolution of Genomica or any of its subsidiaries, before completion of the merger unless the other party has made a written proposal to Genomica, not solicited in violation of the merger agreement, for a transaction which Genomica's board of directors believes in good faith, after consultation with a nationally recognized independent financial advisor, is reasonably likely to be consummated and would, if consummated, be more favorable to Genomica's stockholders than the transaction described in this prospectus, provided that a number of other conditions are satisfied.

TERMINATION OF THE MERGER AGREEMENT (PAGE 66)

     Exelixis and Genomica can terminate the merger agreement under certain circumstances, including if the exchange offer is not consummated by March 1, 2002.

EXPENSES (PAGE 68)

     The merger agreement provides that all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement are to be paid by the party incurring such expenses. However, if the merger agreement is terminated for any reason other than a material breach of the merger agreement by us, Genomica is required to pay us $750,000 for reimbursement of our fees and expenses.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 47)

     The transaction will qualify as an integrated tax-free reorganization for U.S. federal income tax purposes if: (i) the transaction is completed under the current terms of the merger agreement; (ii) the minimum tender condition to the exchange offer is satisfied; and (iii) the merger is completed promptly after the exchange offer. If the transaction is a reorganization for U.S. federal income tax purposes, your receipt of Exelixis common stock in the transaction will be tax-free for U.S. federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of fractional shares of Exelixis common stock).

     The above-described tax treatment of the exchange offer and the merger to Genomica stockholders depends on, among other things, some facts that will not be known before the completion of the merger. Genomica stockholders are urged to carefully read the discussion in the section entitled "The Transaction -- Material United States Federal Income Tax Consequences" beginning on page 47 of this prospectus. That discussion includes a summary of the material U.S. federal income tax consequences of participation in the exchange offer and the merger in the event that the conditions described above are not satisfied.

     TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE MERGER TO YOU WILL DEPEND ON FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 50)

     We will account for the merger as a purchase for financial reporting purposes.

APPRAISAL RIGHTS (PAGE 51)

     Genomica stockholders are not entitled to appraisal rights in connection with the exchange offer. If, after completion of the exchange offer, as it may be extended and including any subsequent offering period, we own a majority but less than 90% of the outstanding shares of Genomica common stock, we have agreed to effect a long-form merger as permitted under Delaware law, which would require notice to and adoption of the merger agreement by Genomica stockholders. Genomica stockholders who have not exchanged their shares of Genomica common stock in the exchange offer will not have appraisal rights in connection with a long-form merger unless, on the date fixed to determine stockholders entitled to vote on the merger agreement, the shares of Genomica common stock are (i) not listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. and (ii) held of record by fewer than 2,000 holders.

     If, however, after completion of the exchange offer, as it may be extended and including any subsequent offering period, we own 90% or more of the outstanding shares of Genomica common stock, we have agreed to effect a short-form merger as permitted under Delaware law. In the event that we complete the transaction through a short-form merger, stockholders who did not tender, or who tendered and withdrew, their shares of Genomica common stock in the exchange offer would have the right under Delaware law to demand appraisal of their shares of Genomica common stock, but only if they comply with certain statutory requirements. Stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their shares of Genomica common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, and to receive payment of this fair value in cash, together with a fair rate of interest. In the event of a short-form merger, information regarding these requirements will be provided to Genomica stockholders who have not exchanged their shares of Genomica common stock in the exchange offer.

REGULATORY APPROVALS (PAGE 51)

     Transactions such as the merger are subject to review by the Department of Justice and the Federal Trade Commission, or FTC, to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act the merger may not be consummated until the specified waiting period requirements of the HSR Act have been satisfied. Exelixis and Genomica filed premerger notification reports, together with requests for early termination of the waiting period, with the Department of Justice and the FTC under the HSR Act on November 23, 2001, and the waiting period will terminate on December 24, 2001.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Since April 11, 2000, Exelixis common stock has been listed on the Nasdaq National Market under the symbol "EXEL." Since September 29, 2000, Genomica common stock has been listed on the Nasdaq National Market under the symbol "GNOM." The table below sets forth, for the periods indicated, the range of high and low closing per share sales prices for Exelixis common stock and Genomica common stock as reported on the Nasdaq National Market.

                                                                EXELIXIS          GENOMICA
                                                              COMMON STOCK      COMMON STOCK
                                                             ---------------   ---------------
                                                              LOW      HIGH     LOW      HIGH
                                                             ------   ------   ------   ------
CALENDAR YEAR ENDED DECEMBER 31, 2000
  First quarter............................................  $   --   $   --   $   --   $   --
  Second quarter (for Exelixis from April 11, 2000)........   14.00    35.25       --       --
  Third quarter (for Genomica from September 29, 2000).....   31.38    49.25    19.44    19.44
  Fourth quarter...........................................   11.56    32.94     5.03    19.06
CALENDAR YEAR ENDING DECEMBER 31, 2001
  First quarter............................................  $ 8.00   $15.88   $ 3.69   $ 9.00
  Second quarter...........................................    8.00    18.97     3.56     4.99
  Third quarter............................................   10.58    19.15     2.42     4.30
  Fourth quarter (through November 20, 2001)...............   11.14    15.24     2.30     4.11

     As of November 20, 2001, there were approximately 507 record holders of Exelixis common stock. As of November 20, 2001, there were approximately 184 record holders of Genomica common stock. Neither Exelixis nor Genomica has ever paid cash dividends on their respective common stock. Exelixis and Genomica intend to retain earnings, if any, to support the development of their respective businesses, and neither anticipates paying cash dividends for the foreseeable future.

     The following table presents:

     - the closing sales price or the 18 trading-day average closing sales price, as indicated, of Exelixis' common stock, as reported on the Nasdaq National Market;

     - the closing sales price of Genomica's common stock, as reported on the Nasdaq National Market; and

     - the market value based on the closing sales price or the 18 trading-day average closing sales price of the fraction of a share of Exelixis common stock to be received in exchange for one share of Genomica common stock in the exchange offer in each case as if the exchange ratio had been determined on (i) November 19, 2001, the last full trading day before the public announcement of the proposed transaction, (ii) November 20, 2001, the last full trading day for which such information could be practicably calculated before the date of the prospectus and (iii) November 20, 2001 using the average closing sales price of Exelixis common stock for the 18 trading days ending two trading days earlier on November 16, 2001. The numbers have been calculated assuming that (i) as of November 19, 2001, the Genomica common stock value would have been $4.49, the closing sales price of Exelixis common stock would have been $15.24 and the exchange ratio would have been .29490, (ii) as of November 20, 2001, the Genomica common stock value would have been $4.49, the closing sales price of Exelixis common stock would have been $14.80 and the exchange ratio would have been .30367 and (iii) as of November 20, 2001, the Genomica common stock value would have been $4.49, the average closing sales price of Exelixis common stock for the 18 trading days ending on November 16, 2001 would have been $13.59 and the exchange ratio would have been .33069. The assumed Genomica common stock value as of November 19 and 20, 2001 is based on the quotient obtained by dividing $110.0 million by 24,475,490, which equals the total number of shares of Genomica common stock outstanding as of both dates plus the number of shares of Genomica common stock issuable upon the exercise of stock options and warrants with a per share exercise price of $5.00 or less that are outstanding as of both dates.

                                                                                 ESTIMATED EQUIVALENT PRICE
                                      PRICE OF          CLOSING SALES PRICE OF     PER SHARE OF GENOMICA
                                EXELIXIS COMMON STOCK   GENOMICA COMMON STOCK         COMMON STOCK(1)
                                ---------------------   ----------------------   --------------------------
November 19, 2001(2)..........         $15.24                   $3.38                      $4.49
November 20, 2001(2)..........          14.80                    4.11                       4.49
November 20, 2001(3)..........          13.59                    4.11                       4.49

---------------

(1) Computed as the product of the price for Exelixis common stock on the dates indicated above multiplied by the assumed exchange ratios for those dates as set forth above.

(2) Based on the closing sales price at the specified date.

(3) Based on the average closing sales price for the 18 trading days ended two trading days before November 20, 2001.

BECAUSE THE EXCHANGE RATIO MAY BE BASED IN PART ON THE AVERAGE CLOSING SALES PRICE OF EXELIXIS COMMON STOCK FOR THE 18 TRADING DAYS ENDING ON DECEMBER 24, 2001, WE URGE HOLDERS OF GENOMICA COMMON STOCK TO CALCULATE THE AVERAGE CLOSING SALES PRICE OF EXELIXIS COMMON STOCK BY OBTAINING CURRENT MARKET QUOTATIONS BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

                                 EXELIXIS, INC.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following information is being provided to assist you in analyzing the financial aspects of the exchange offer and the merger. Information as of December 31, 1996, 1997, 1998, 1999 and 2000 and for the years then ended has been derived from audited consolidated financial statements. The information as of September 30, 2001 and the nine-month periods ended September 30, 2000 and 2001 has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. The following selected historical consolidated financial data should be read in conjunction with Exelixis' consolidated financial statements and related notes incorporated by reference in this prospectus. Historical results are not necessarily indicative of the results to be obtained in the future.

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                           -----------------------   ---------------------------------------------------
                                              2001         2000        2000       1999       1998       1997      1996
                                           ----------   ----------   --------   --------   --------   --------   -------
                                            (IN THOUSANDS, EXCEPT       (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                           PER SHARE INFORMATION)
                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
License revenues.........................   $  4,564     $  2,771    $  3,776   $  1,046   $    139   $     --   $    --
Contract and government grant revenues...     23,649       14,914      20,983      9,464      2,133         --        --
                                            --------     --------    --------   --------   --------   --------   -------
    Total revenues.......................     28,213       17,685      24,759     10,510      2,272         --        --
                                            --------     --------    --------   --------   --------   --------   -------
Operating expenses:
  Research and development...............     59,836       37,248      48,456     21,653     12,096      8,223     4,120
  General and administrative.............     14,597       11,539      18,907      7,624      5,472      3,743     1,475
  Acquired in-process research and
    development..........................      6,673           --      38,117         --         --         --        --
  Amortization of goodwill and
    intangibles..........................      3,673           --         260         --         --         --        --
                                            --------     --------    --------   --------   --------   --------   -------
    Total operating expenses.............     84,779       48,787     105,740     29,277     17,568     11,966     5,595
                                            --------     --------    --------   --------   --------   --------   -------
Loss from operations.....................    (56,566)     (31,102)    (80,981)   (18,767)   (15,296)   (11,966)   (5,595)
Interest income (expense), net...........      3,649        3,843       5,569         46        (50)       470       284
Equity in net loss of affiliated
  company................................         --           --          --         --       (320)        --        --
Minority interest in consolidated
  subsidiary net loss....................         --           --         101         --         --         --        --
                                            --------     --------    --------   --------   --------   --------   -------
Net loss.................................   $(52,917)    $(27,259)   $(75,311)  $(18,721)  $(15,666)  $(11,496)  $(5,311)
                                            ========     ========    ========   ========   ========   ========   =======
Net loss per share, basic and diluted....   $  (1.15)    $  (1.00)   $  (2.43)  $  (4.60)  $  (7.88)  $  (9.97)  $ (4.50)
                                            ========     ========    ========   ========   ========   ========   =======
Weighted average shares used in computing
  net loss per share, basic and
  diluted................................     45,848       27,235      31,031      4,068      1,988      1,154     1,180
                                            ========     ========    ========   ========   ========   ========   =======

                                                                                      DECEMBER 31,
                                                 SEPTEMBER 30,    ----------------------------------------------------
                                                      2001          2000        1999       1998       1997      1996
                                                 --------------   ---------   --------   --------   --------   -------
                                                 (IN THOUSANDS)                      (IN THOUSANDS)
                                                  (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments..................................    $ 132,283      $ 112,552   $  6,904   $  2,058   $  9,715   $ 8,086
Working capital (deficit)......................      103,005         95,519       (672)       182      7,619     6,686
Total assets...................................      246,717        204,914     18,901      8,981     15,349     9,747
Long-term obligations, less current portion....       40,709          7,976     11,132      2,556      1,759     1,104
Deferred stock compensation, net...............       (5,355)       (10,174)   (14,167)    (1,803)      (102)      (59)
Accumulated deficit............................     (182,955)      (130,038)   (54,727)   (36,006)   (20,340)   (8,844)
Total stockholders' equity (deficit)...........      149,411        162,734    (49,605)   (35,065)   (20,364)   (8,853)

                              GENOMICA CORPORATION

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following information is being provided to assist you in analyzing the financial aspects of the exchange offer and the merger. Information as of December 31, 1996, 1997, 1998, 1999 and 2000 and for the years then ended has been derived from audited consolidated financial statements. The information as of September 30, 2001 and the nine-month periods ended September 30, 2000 and 2001 has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. The following summary historical consolidated financial data should be read in conjunction with "Genomica Management's Discussion and Analysis of Financial Condition and Results of Operations" and Genomica's consolidated financial statements and related notes included elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be obtained in the future.

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                          --------------------------   ------------------------------------------------
                                            2001(1)         2000         2000      1999      1998      1997      1996
                                          ------------   -----------   --------   -------   -------   -------   -------
                                          (IN THOUSANDS, EXCEPT PER      (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                              SHARE INFORMATION)
                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Software license and services...........  $     1,293    $    1,175    $  1,615   $   622   $   197   $    --   $    --
Research grants.........................           --            --          27       159        --        --        --
                                          -----------    ----------    --------   -------   -------   -------   -------
    Total revenues......................        1,293         1,175       1,642       781       197        --        --
                                          -----------    ----------    --------   -------   -------   -------   -------
Operating expenses:
  Costs of revenues.....................          286           282         384       447       141        --        --
  Research and development..............       10,849         8,929      12,047     4,869     2,328     1,682     1,533
  Selling and marketing.................        5,873         5,097       7,197     1,722       634       495       383
  General and administrative............        5,784         7,039       8,965     1,723       884       579       183
                                          -----------    ----------    --------   -------   -------   -------   -------
    Total operating expenses............       22,792        21,347      28,593     8,761     3,987     2,756     2,099
                                          -----------    ----------    --------   -------   -------   -------   -------
Loss from operations....................      (21,499)      (20,172)    (26,951)   (7,980)   (3,790)   (2,756)   (2,099)
Interest income, net....................        4,499           576       2,588       401        35        18        23
                                          -----------    ----------    --------   -------   -------   -------   -------
Net loss................................      (17,000)      (19,596)    (24,363)   (7,579)   (3,755)   (2,738)   (2,076)
Deemed dividend related to beneficial
  conversion feature of preferred
  stock.................................           --       (17,109)    (17,109)       --        --        --        --
                                          -----------    ----------    --------   -------   -------   -------   -------
Net loss attributable to common
  stockholders..........................  $   (17,000)   $  (36,705)   $(41,472)  $(7,579)  $(3,755)  $(2,738)  $(2,076)
                                          ===========    ==========    ========   =======   =======   =======   =======
Net loss per share, basic and diluted...  $     (0.75)   $   (27.40)   $  (6.49)  $ (7.13)  $ (3.81)  $ (2.80)  $ (2.67)
                                          ===========    ==========    ========   =======   =======   =======   =======
Weighted average common shares
  outstanding, basic and diluted........       22,521         1,340       6,388     1,062       986       977       779
                                          ===========    ==========    ========   =======   =======   =======   =======

                                                                                        DECEMBER 31,
                                                      SEPTEMBER 30,    -----------------------------------------------
                                                         2001(1)         2000       1999      1998     1997     1996
                                                      --------------   --------   --------   ------   ------   -------
                                                      (IN THOUSANDS)                   (IN THOUSANDS)
                                                       (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...     $ 68,782      $ 98,938   $  6,343   $5,223   $3,094   $   355
Working capital (deficit)...........................       69,922        99,303      5,246    4,569    2,515      (264)
Long-term investments...............................       42,048        24,993         --       --       --        --
Total assets........................................      118,836       129,590      7,554    5,649    3,426       515
Notes payable and capital lease obligations, less
  current portion...................................           --            --        268       71      184        --
Deferred stock compensation, net....................       (9,563)      (16,929)    (5,772)      --       --        --
Accumulated deficit.................................      (74,689)      (57,689)   (16,217)  (8,639)  (4,884)   (2,146)
Total stockholders' equity (deficit)................      117,065       127,086      5,681    4,872    2,623      (143)

---------------

(1) Genomica's restructuring plan was adopted subsequent to September 30, 2001, and, therefore, Genomica's financial position as of September 30, 2001, and its results of operations for the nine months then ended do not reflect the effects of this restructuring plan. In its quarterly report on Form 10-Q for the three and nine months ended September 30, 2001, Genomica estimated that, without regard to any adjustments that would be required by the transaction contemplated by this prospectus, it would record charges in the fourth quarter of approximately $4.3 million, including $2.6 million of liabilities and $1.7 million of asset impairments. For a more detailed description of Genomica's restructuring plan and its effect on Genomica's results of operations since September 30, 2001, please see "Information Relating to Genomica" beginning on page 70, as well as Note 8 to Genomica's Consolidated Interim Financial Statements, beginning on page F-32.

      SUMMARY SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     Exelixis acquired a majority of the outstanding capital stock of Artemis Pharmaceuticals GmbH and all of the capital stock of Agritope, Inc. on May 14, 2001 and December 8, 2000, respectively. These transactions were accounted for as purchases. The following unaudited selected pro forma combined financial information of Exelixis, Genomica, Artemis and Agritope has been derived from the unaudited pro forma condensed combined financial statements, which give effect to the proposed merger of Exelixis and Genomica and the acquisitions of Artemis and Agritope as purchases and should be read in conjunction with such unaudited pro forma condensed combined financial statements and the notes thereto which are included elsewhere in this prospectus.

     For pro forma purposes, (i) Exelixis' unaudited consolidated balance sheet as of September 30, 2001 has been combined with Genomica's unaudited consolidated balance sheet as of September 30, 2001 as if the merger had occurred on September 30, 2001, (ii) Exelixis' consolidated audited statement of operations for the year ended December 31, 2000, which includes the results of Agritope subsequent to the acquisition date of December 8, 2000, has been combined with Agritope's unaudited consolidated statement of operations for the period from January 1, 2000 to December 7, 2000 and with Artemis' audited statement of operations for the year ended December 31, 2000, (iii) Exelixis' unaudited consolidated statement of operations for the nine months ended September 30, 2001, which includes the results of operations of Artemis subsequent to the acquisition date of May 14, 2001, has been combined with Artemis' unaudited statement of operations for the period from January 1, 2001 to May 13, 2001 and (iv) the Exelixis/Agritope/Artemis unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, and the Exelixis/Artemis unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2001, have been combined with Genomica's audited consolidated statement of operations for the year ended December 31, 2000 and unaudited consolidated statement of operations for the nine months ended September 30, 2001, respectively, as if each merger had occurred on the first day of each period presented.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on January 1, 2000 or September 30, 2001, respectively, nor is it necessarily indicative of future operating results or financial position.

                                                               NINE MONTHS ENDED            YEAR ENDED
                                                                 SEPTEMBER 30,             DECEMBER 31,
                                                                    2001(1)                    2000
                                                              --------------------        ---------------
                                                              (IN THOUSANDS EXCEPT PER SHARE INFORMATION)
                                                                              (UNAUDITED)
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Revenues:
  Product sales, software licenses and other................        $  1,293                 $  5,882
  License...................................................           4,564                    3,776
  Contract and government grants............................          23,905                   25,825
                                                                    --------                 --------
     Total revenues.........................................          29,762                   35,483
                                                                    --------                 --------
Operating expenses:
  Costs of revenues.........................................             286                    5,572
  Research and development..................................          72,199                   69,710
  Selling, general and administrative.......................          26,764                   44,761
  Amortization of goodwill and intangibles..................           4,186                    5,607
                                                                    --------                 --------
     Total operating expenses...............................         103,435                  125,650
                                                                    --------                 --------
Loss from operations........................................         (73,673)                 (90,167)
Other income, net...........................................           8,108                    7,695
Minority interest in subsidiary net loss....................              --                    1,053
                                                                    --------                 --------
Net loss....................................................         (65,565)                 (81,419)
Deemed dividend related to beneficial conversion feature....              --                  (17,109)
                                                                    --------                 --------
Net loss attributable to common stockholders................        $(65,565)                $(98,528)
                                                                    ========                 ========
Net loss per common share, basic and diluted................        $  (1.20)                $  (2.01)
                                                                    ========                 ========
Weighted average shares used in computing net loss per
  common share, basic and diluted...........................          54,812                   49,028
                                                                    ========                 ========

                                                              SEPTEMBER 30, 2001(1)
                                                              ---------------------
                                                                 (IN THOUSANDS)
                                                                   (UNAUDITED)
PRO FORMA BALANCE SHEET DATA:
Cash, cash equivalents and investments (includes
  long-term)................................................        $243,113
Working capital.............................................         169,437
Total assets................................................         360,458
Long-term obligations, less current portion.................          40,709
Deferred stock compensation, net............................          (5,355)
Accumulated deficit.........................................        (182,147)
Stockholders' equity........................................         262,446

---------------

(1) Genomica's restructuring plan was adopted subsequent to September 30, 2001, and, therefore, Genomica's financial position as of September 30, 2001, and its results of operations for the nine months then ended do not reflect the effects of the restructuring plan. In its quarterly report on Form 10-Q for the three and nine months ended September 30, 2001, Genomica estimated that, without regard to any adjustments that would be required by the transaction contemplated by this prospectus, it would record charges in the fourth quarter of approximately $4.3 million, including $2.6 million of liabilities and $1.7 million of asset impairments. For a more detailed description of Genomica's restructuring plan and its effect on Genomica's results of operations since September 30, 2001, please see "Information Regarding Genomica" beginning on page 70 as well as Note 8 to Genomica's Consolidated Interim Financial Statements beginning on page F-32.

                       COMPARATIVE PER SHARE INFORMATION

     The information below reflects:

     - the historical net loss and the September 30, 2001 book value per share of Exelixis common stock and the historical net loss and the September 30, 2001 book value per share of Genomica common stock in comparison with the unaudited pro forma net loss and the September 30, 2001 book value per share after giving effect to the proposed merger of Exelixis with Genomica; and

     - the equivalent historical net loss and the September 30, 2001 book value per share attributable to an assumed .33784 of a share of Exelixis common stock which will be received for each share of Genomica common stock. The exchange ratio of .33784 is based on an assumed Genomica common stock value of $4.49 and an assumed Exelixis average closing sales price per share of $13.30285.

     You should read the following tables in conjunction with the unaudited pro forma combined financial statements, the historical consolidated financial statements and related notes of Exelixis which are incorporated by reference in this prospectus and the historical consolidated financial statements of Genomica which are included elsewhere in this prospectus.

EXELIXIS PER SHARE DATA

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                              ------------------   -----------------
HISTORICAL PER COMMON SHARE DATA
Net loss per common share -- basic and diluted..............        $(1.15)             $(2.43)
Book value per share(1):....................................          1.66                2.23

GENOMICA PER SHARE DATA

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                             SEPTEMBER 30, 2001    DECEMBER 31, 2000
                                                             -------------------   -----------------
HISTORICAL PER COMMON SHARE DATA
Net loss per common share -- basic and diluted.............        $(0.75)              $(6.49)
Book value per share(1):...................................          5.09                 5.59

UNAUDITED PRO FORMA COMBINED PER SHARE DATA

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                             SEPTEMBER 30, 2001    DECEMBER 31, 2000
                                                             -------------------   -----------------
PRO FORMA COMBINED NET LOSS PER SHARE
Per Exelixis share -- basic and diluted....................       $  (1.20)            $  (2.01)
Equivalent per Genomica share -- basic and diluted(2)......          (2.91)               (6.07)

                                                                                   SEPTEMBER 30, 2001
                                                                                   ------------------
PRO FORMA COMBINED BOOK VALUE PER SHARE(3)
Per Exelixis share.........................................                             $   3.39
Equivalent per Genomica share(2)...........................                                 7.97

---------------

(1) The historical tangible book value per share is computed by dividing stockholders' equity, less goodwill and other intangible assets, by the number of common shares outstanding at the end of each period presented.

(2) The Genomica equivalent pro forma combined per share amounts are calculated by multiplying the Exelixis combined pro forma share amounts by an assumed exchange ratio of .33784. The exchange ratio of .33784 assumes a Genomica common stock value of $4.49 and an assumed Exelixis average closing sales price per share of $13.30285.

(3) The pro forma combined tangible book value per share is computed by dividing pro forma stockholders' equity, less goodwill and other intangible assets, by the pro forma number of shares outstanding at the end of the period.

                                  RISK FACTORS

     Genomica stockholders should consider the following matters in deciding whether to tender shares of Genomica common stock in the exchange offer. Genomica stockholders should consider these matters in connection with the other information that we have included or incorporated by reference into this prospectus.

RISKS RELATED TO THE TRANSACTION

THE SHARES OF EXELIXIS COMMON STOCK TO BE RECEIVED BY GENOMICA STOCKHOLDERS IN THE TRANSACTION MAY DECREASE IN VALUE AFTER THE EXCHANGE RATIO IS FIXED.

     The exchange ratio is a number equal to the quotient obtained by dividing the Genomica common stock value, determined as described below, by the greater of (i) $13.30285 or (ii) the average closing sales price of Exelixis common stock on the Nasdaq National Market during the 18 trading-day period ending two trading days before the initial expiration of the exchange offer (as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, any other authoritative source). The Genomica common stock value will be determined by dividing $110.0 million by the sum of the number of shares of Genomica common stock and Genomica preferred stock plus the number of shares of Genomica common stock issuable upon the exercise of all stock options and warrants with a per share exercise price of $5.00 or less, each as outstanding as of the date that we first accept shares of Genomica common stock for payment pursuant to the exchange offer. For more information, see the section entitled "The
Transaction -- Illustrative Table of Exchange Ratios and Value of Offer/Merger Consideration" beginning on page 30.

     After the exchange ratio is fixed, the number of shares that Genomica stockholders will receive in the transaction will not change, even if the market price of Exelixis common stock changes. There will be no adjustment to the exchange ratio or right to terminate the merger agreement, the exchange offer or the merger based solely on fluctuations in the price of Exelixis common stock after the exchange ratio has been fixed. In recent years, the stock market has experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of Exelixis common stock. The market price of Exelixis common stock upon and after completion of the exchange offer or the merger could be lower than the market price on the date of the merger agreement or the current market price. You should obtain recent market quotations of Exelixis common stock before you tender your shares.

IF EXELIXIS AND GENOMICA ARE NOT SUCCESSFUL IN INTEGRATING THEIR ORGANIZATIONS, THE ANTICIPATED BENEFITS OF THE TRANSACTION MAY NOT BE REALIZED.

     If Exelixis and the stockholders of the combined company are to realize the anticipated benefits of the transaction, the operations of Exelixis and Genomica must be integrated and combined efficiently. We cannot assure you that the integration will be successful or that the anticipated benefits of the merger will be fully realized. Similarly, we cannot guarantee that Genomica stockholders will achieve greater value through their ownership of Exelixis common stock than they would have achieved as stockholders of Genomica as a separate entity. The dedication of our management resources to integration activities may detract attention from the day-to-day business of the combined company. This integration may also be more difficult due to our integration challenges as a result of our recently completed acquisitions or any future acquisitions. We cannot assure you that there will not be substantial costs associated with the integration process, that integration activities will not result in a decrease in revenues or a decrease in the value of Exelixis common stock or that there will not be other material adverse effects from our integration efforts.

     In response to recent changes in the market environment for life science informatics products, Genomica recently adopted a new corporate strategy that resulted in a restructuring of its operations and a significant workforce reduction. As a result of this new corporate strategy, Genomica's ability to develop new and competitive software products may be limited, and Genomica may not be able to meet the needs of new and existing customers. Because Genomica's operating history under the new corporate strategy is limited, we cannot be certain that Genomica will be able to implement it successfully or that we will be able to integrate our operations and Genomica's operations efficiently or effectively.

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THE MARKET PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM
THOSE AFFECTING THE MARKET PRICE OF GENOMICA'S COMMON STOCK.

     Upon completion of the exchange offer and the merger, holders of Genomica common stock will become holders of our common stock. Our business differs from that of Genomica, and our results of operations, as well as the market price of our common stock, may be affected by factors different from those affecting Genomica's results of operations and the market price of Genomica's common stock. For a discussion of Exelixis' and Genomica's business and information to consider in evaluating such businesses, you should review our Annual Report on Form 10-K for the fiscal year ended on December 31, 2000, our subsequent quarterly and current reports, incorporated by reference into this prospectus, and Genomica's consolidated financial statements for the year ended December 31, 2000 and its unaudited consolidated interim financial statements for the three and nine months ended September 30, 2001, both of which are included elsewhere in this prospectus.

SALES OF SUBSTANTIAL AMOUNTS OF EXELIXIS COMMON STOCK IN THE OPEN MARKET BY GENOMICA STOCKHOLDERS COULD DEPRESS EXELIXIS' STOCK PRICE.

     Other than shares held by affiliates of Genomica or Exelixis, shares of Exelixis common stock that are issued to stockholders of Genomica, including those shares issued upon the exercise of options, will be freely tradable without restrictions or further registration under the Securities Act. If the exchange offer and subsequent merger with Genomica closes and if Genomica stockholders sell substantial amounts of Exelixis common stock in the public market following the transaction, the market price of Exelixis common stock could fall. These sales might also make it more difficult for us to sell equity or equity-related securities at a time and price that we otherwise would deem appropriate. Based on an assumed exchange ratio of .33069, calculated using the average closing sales price of Exelixis common stock during the 18 trading days ending two trading days before November 20, 2001, we will issue up to approximately 8,093,799 shares of Exelixis common stock in the transaction, of which 2,421,063 are expected to be issued in exchange for shares, including shares issuable upon exercise of options and warrants, to stockholders that are subject to a lock-up agreement. The lock-up agreement provides that the stockholder will not sell or otherwise transfer or dispose of Exelixis common stock for up to 90 days following the date we accept shares for payment pursuant to the exchange offer.

THE RECEIPT OF SHARES OF EXELIXIS COMMON STOCK COULD BE TAXABLE TO YOU, DEPENDING ON FACTS SURROUNDING THE TRANSACTION.

     Exelixis and Genomica have structured the transaction to qualify as an integrated tax-free reorganization for federal income tax purposes. As a condition to the completion of the exchange offer, Exelixis and Genomica are required to obtain opinions of Heller Ehrman White & McAuliffe LLP and Cooley Godward LLP, respectively, that the transaction will be treated for U.S. federal income tax purposes as an integrated reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 if: (i) the transaction is completed under the current terms of the merger agreement; (ii) the minimum tender condition for the exchange offer is satisfied; and (iii) the merger is completed promptly after the exchange offer. However, the ability to satisfy these factual assumptions, and therefore the federal income tax consequences of the transaction, depends in part on facts that will not be available before the completion of the transaction. If these factual assumptions are not satisfied, a Genomica stockholder's exchange of shares of Genomica common stock for shares of Exelixis common stock in the exchange offer or conversion of shares in the merger could be a taxable transaction.

RISKS RELATED TO EXELIXIS' BUSINESS

EXELIXIS HAS A HISTORY OF NET LOSSES. WE EXPECT TO CONTINUE TO INCUR NET LOSSES, AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

     We have incurred net losses each year since our inception, including a net loss of approximately $52.9 million for the nine months ended September 30, 2001. As of that date, we had an accumulated deficit

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of approximately $183.0 million. We expect these losses to continue and anticipate negative cash flow for the foreseeable future. The size of these net losses will depend, in part, on the rate of growth, if any, in our license and contract revenues and on the level of our expenses. Our research and development expenditures and general and administrative costs have exceeded our revenues to date, and we expect to spend significant additional amounts to fund research and development in order to enhance our core technologies and undertake product development. As a result, we expect that our operating expenses will increase significantly in the near term and, consequently, we will need to generate significant additional revenues to achieve profitability. Even if we do increase our revenues and achieve profitability, we may not be able to sustain or increase profitability.

WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE WHICH MAY NOT BE AVAILABLE TO US.

     Our future capital requirements will be substantial and will depend on many factors including:

     - payments received under collaborative agreements;

     - the progress and scope of our collaborative and independent research and development projects;

     - our ability to successfully continue development of a recently acquired cancer compound;

     - our need to expand our other proprietary product development efforts as well as develop manufacturing and marketing capabilities to commercialize products; and

     - the filing, prosecution and enforcement of patent claims.

     We anticipate that our current cash and cash equivalents, short-term investments and funding to be received from collaborators will enable us to maintain our currently planned operations for at least the next two years. Changes to our current operating plan may require us to consume available capital resources significantly sooner than we expect. For example, our newly acquired cancer product from our recent relationship with Bristol-Myers Squibb will require significant resources for development that were not in our operational plans before acquiring the cancer product. We may be unable to raise sufficient additional capital when we need it, on favorable terms, or at all. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. The sale of equity or convertible debt securities in the future may be dilutive to our stockholders, and debt financing arrangements may require us to pledge certain assets and enter into covenants that would restrict our ability to incur further indebtedness. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or to obtain funds by entering into financing, supply or collaboration agreements on unattractive terms.

DIFFICULTIES WE MAY ENCOUNTER MANAGING OUR GROWTH MAY DIVERT RESOURCES AND LIMIT OUR ABILITY TO SUCCESSFULLY EXPAND OUR OPERATIONS.

     We have experienced a period of rapid and substantial growth that has placed, and anticipated growth in the future will continue to place, a strain on our administrative and operational infrastructure. As our operations expand, we expect that we will need to manage multiple locations, including additional locations outside of the United States, and additional relationships with various collaborative partners, suppliers and other third parties. Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may not be able to successfully implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls. In addition, acquisitions involve the integration of different financial and management reporting systems. We may not be able to successfully integrate the administrative and operational infrastructure without significant additional improvements and investments in management systems and procedures.

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WE ARE DEPENDENT ON OUR COLLABORATIONS WITH MAJOR COMPANIES. IF WE ARE UNABLE TO
ACHIEVE MILESTONES, DEVELOP PRODUCTS OR RENEW OR ENTER INTO NEW COLLABORATIONS, OUR REVENUES MAY DECREASE AND OUR ACTIVITIES MAY FAIL TO LEAD TO COMMERCIALIZED PRODUCTS.

     Substantially all of our revenues to date have been derived from collaborative research and development agreements. Revenues from research and development collaborations depend upon continuation of the collaborations, the achievement of milestones and royalties derived from future products developed from our research. If we are unable to achieve milestones or our collaborators fail to develop successful products, we will not earn the revenues contemplated under such collaborative agreements. In addition, some of our collaborations are exclusive and preclude us from entering into additional collaborative arrangements with other parties in the area or field of exclusivity.

     We currently have continuing collaborative research agreements with Bayer, Bristol-Myers Squibb, Dow AgroSciences, Aventis CropSciences, Protein Design Labs, Elan Pharmaceuticals and Scios. Our current collaborative agreement with Bayer is scheduled to expire in 2008, after which it will automatically be extended for one-year terms unless terminated by either party upon 12-month written notice. Our agreement permits Bayer to terminate the collaborative activities before 2008 upon the occurrence of specified conditions, such as the failure to agree on key strategic issues after a period of years or the acquisition of Exelixis by certain specified third parties. In addition, our agreements with Bayer are subject to termination at an earlier date if two or more of our Chief Executive Officer, Chief Scientific Officer, Agricultural Biotechnology Program Leader and Chief Informatics Officer cease to have a relationship with us within six months of each other and we are unable to find replacements acceptable to Bayer. We have two collaborative agreements with Bristol-Myers Squibb. The first of our collaborative agreements with Bristol-Myers Squibb expires in September 2002. The funded research term of the second arrangement, entered into in July 2001, expires in July 2005. Our collaborative agreement with Dow AgroSciences is scheduled to expire in July 2003, after which Dow AgroSciences has the option to renew on an annual basis. Our collaborative research arrangement with Aventis is scheduled to expire in June 2004. Aventis has the right to terminate the research arrangement before the expiration date, provided that it pays the annual research funding amount due for the year following termination. Thereafter, the arrangement renews annually unless Aventis terminates automatic renewal before the scheduled date of renewal. The Aventis arrangement is conducted through a limited liability company, Agrinomics, which is owned equally by Aventis and Exelixis. Aventis may surrender its interest in Agrinomics and terminate the related research collaboration before the scheduled expiration upon the payment of the subsequent year's funding commitment. Bayer and Aventis recently announced an agreement for Bayer to acquire Aventis. The acquisition is expected to close during the first quarter of 2002. Our agreement with Protein Design Labs is scheduled to expire in May 2003. Protein Design Labs has a unilateral right to renew for additional 12 and six month periods thereafter. The five-year term of the convertible promissory note entered into as part of this arrangement is unaffected by whether or not Protein Design Labs renews. If these existing agreements are not renewed or if we are unable to enter into new collaborative agreements on commercially acceptable terms, our revenues and product development efforts may be adversely affected. In August and October of 2002, we signed agreements to deliver high-throughput screening compounds with Elan Pharmaceuticals and Scios, respectively, which have terms of three and four years, respectively. These agreements are subject to early termination if we fail to achieve certain quality and quantity commitments.

     We recently announced the reacquisition, effective February 2002, of future rights to research programs in metabolism and Alzheimer's disease previously licensed exclusively to Pharmacia Corporation. An existing agreement with Pharmacia will terminate as of that date. Pharmacia will retain rights to targets under the existing agreement selected before the reacquisition date, subject to the payment of milestones for certain of those targets selected and royalties for future development of products against or using those targets but will have no other obligations to make payments to us, including approximately $9.0 million in annual funding that would otherwise be payable for two years if we had not elected to reacquire rights to the research at this time. Although we anticipate entering into future collaborations involving either or both of these programs, there can be no assurance that we will be able to enter into new collaborative agreements or that such collaborations will provide revenues equal to or exceeding those otherwise obtainable under the Pharmacia collaboration.

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

CONFLICTS WITH OUR COLLABORATORS COULD JEOPARDIZE THE OUTCOME OF OUR COLLABORATIVE AGREEMENTS AND OUR ABILITY TO COMMERCIALIZE PRODUCTS.

     We intend to conduct proprietary research programs in specific disease and agricultural product areas that are not covered by our collaborative agreements. Our pursuit of opportunities in agricultural and pharmaceutical markets could, however, result in conflicts with our collaborators in the event that any of our collaborators takes the position that our internal activities overlap with those areas that are exclusive to our collaborative agreements, and we should be precluded from such internal activities. Moreover, disagreements with our collaborators could develop over rights to our intellectual property. In addition, our collaborative agreements may have provisions that give rise to disputes regarding the rights and obligations of the parties. Any conflict with our collaborators could lead to the termination of our collaborative agreements, delay collaborative activities, reduce our ability to renew agreements or obtain future collaboration agreements or result in litigation or arbitration and would negatively impact our relationship with existing collaborators.

     We have limited or no control over the resources that our collaborators may choose to devote to our joint efforts. Our collaborators may breach or terminate their agreements with us or fail to perform their obligations under these agreements. Further, our collaborators may elect not to develop products arising out of our collaborative arrangements or may fail to devote sufficient resources to the development, manufacture, market or sale of such products. Certain of our collaborators could also become our competitors in the future. If our collaborators develop competing products, preclude us from entering into collaborations with their competitors, fail to obtain necessary regulatory approvals, terminate their agreements with us prematurely or fail to devote sufficient resources to the development and commercialization of our products, our product development efforts could be delayed and may fail to lead to commercialized products.

WE ARE DEPLOYING UNPROVEN TECHNOLOGIES, AND WE MAY NOT BE ABLE TO DEVELOP COMMERCIALLY SUCCESSFUL PRODUCTS.

     You must evaluate us in light of the uncertainties and complexities affecting a biotechnology company. Our technologies are still in the early stages of development. Our research and operations thus far have allowed us to identify a number of product targets for use by our collaborators and our own internal development programs. We are not certain, however, of the commercial value of any of our current or future targets, and we may not be successful in expanding the scope of our research into new fields of pharmaceutical or pesticide research, or other agricultural applications such as enhancing plant traits to produce superior crop yields, disease resistance or increased nutritional content. Significant research and development, financial resources and personnel will be required to capitalize on our technology, develop commercially viable products and obtain regulatory approval for such products.

WE HAVE NO EXPERIENCE IN DEVELOPING, MANUFACTURING AND MARKETING PRODUCTS AND MAY BE UNABLE TO COMMERCIALIZE PROPRIETARY PRODUCTS.

     We recently acquired a development compound, an analog to rebeccamycin ("Rebeccamycin"), directed against cancer under our recent collaborative arrangement with Bristol-Myers Squibb. Clinical development of Rebeccamycin to date has been conducted by the National Cancer Institute, or NCI, and manufacturing of this product has been the responsibility of Bristol-Myers Squibb. Rebeccamycin has recently completed Phase I clinical studies and is in Phase I and early Phase II clinical trials being conducted by the NCI. We have an agreement with the NCI to use the results of the clinical studies they have conducted or are conducting in order to determine what additional studies, if any, will be conducted by the NCI or us. There can be no assurance that we and the NCI will successfully agree upon further development plans, the respective rights and obligations of the parties to conduct additional clinical studies or the timing of these studies. In addition, there can be no assurance that the clinical studies conducted to date will support further clinical development or be accepted by the Food and Drug Administration, or FDA, in conjunction with any application for product approval submitted to the FDA for Rebeccamycin. Moreover, although Bristol-Myers Squibb has provided the NCI with sufficient quantities of Rebeccamycin to complete the existing Phase I and II clinical studies, development necessary for further clinical studies and product approval will require us to either develop internal manufacturing capabilities or retain a third party to manufacture the product. In
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

addition, we have recently hired a new Senior Vice President responsible for clinical development of this product, as well as any new potential products that we may develop. As a result, we have limited experience in clinical development and no experience in manufacturing potential drug products. Accordingly, the development of Rebeccamycin is subject to significant risk and uncertainty, particularly with respect to our ability to successfully develop, manufacture and market Rebeccamycin as a product.

     With respect to products developed against our proprietary drug targets, we will rely on our collaborators to develop and commercialize products based on our research and development efforts. We have limited or no experience in using the targets that we identify to develop our own proprietary products. Our recent success in applying our drug development capabilities to our proprietary targets in cancer are subject to significant risk and uncertainty, particularly with respect to our ability to meet currently estimated timelines and goals for completing preclinical development efforts and filing an Investigational New Drug Application, or IND, for compounds developed. In order for us to commercialize products, we would need to significantly enhance our capabilities with respect to product development, and establish manufacturing and marketing capabilities, either directly or through outsourcing or licensing arrangements. We may not be able to enter into these outsourcing or licensing agreements on commercially reasonable terms, or at all.

SINCE OUR TECHNOLOGIES HAVE MANY POTENTIAL APPLICATIONS AND WE HAVE LIMITED RESOURCES, OUR FOCUS ON A PARTICULAR AREA MAY RESULT IN OUR FAILURE TO CAPITALIZE ON MORE PROFITABLE AREAS.

     We have limited financial and managerial resources. This requires us to focus on product candidates in specific industries and forego opportunities with regard to other products and industries. For example, depending on our ability to allocate resources, a decision to concentrate on a particular agricultural program may mean that we will not have resources available to apply the same technology to a pharmaceutical project. While our technologies may permit us to work in both areas, resource commitments may require trade-offs resulting in delays in the development of certain programs or research areas, which may place us at a competitive disadvantage. Our decisions impacting resource allocation may not lead to the development of viable commercial products and may divert resources from more profitable market opportunities. Moreover, our recent acquisition of Rebeccamycin will require that resources and management time be directed to clinical development and manufacturing of this potential product. There can be no assurance that allocating resources and time to these efforts will allow us to remain competitive in existing programs and potential areas of future research. The resources dedicated to the development of Rebeccamycin may limit or hinder our ability to meet currently estimated timelines and goals for completing preclinical development efforts and filing an IND for our proprietary compounds.

OUR COMPETITORS MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAKE OUR PRODUCTS AND TECHNOLOGIES OBSOLETE.

     The biotechnology industry is highly fragmented and is characterized by rapid technological change. In particular, the area of gene research is a rapidly evolving field. We face, and will continue to face, intense competition from large biotechnology and pharmaceutical companies, as well as academic research institutions, clinical reference laboratories and government agencies that are pursuing research activities similar to ours. Some of our competitors have entered into collaborations with leading companies within our target markets, including some of our existing collaborators. Our future success will depend on our ability to maintain a competitive position with respect to technological advances.

     Any products that are developed through our technologies will compete in highly competitive markets. Furthermore, our competitors may be more effective at using their technologies to develop commercial products. Many of the organizations competing with us have greater capital resources, larger research and development staffs and facilities, more experience in obtaining regulatory approvals and more extensive product manufacturing and marketing capabilities. As a result, our competitors may be able to more easily develop technologies and products that would render our technologies and products, and those of our collaborators, obsolete and noncompetitive.

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

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, THIRD PARTIES MAY BE ABLE TO USE OUR TECHNOLOGY, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE IN THE MARKET.

     Our success will depend in part on our ability to obtain patents and maintain adequate protection of the intellectual property related to our technologies and products. The patent positions of biotechnology companies, including our patent position, are generally uncertain and involve complex legal and factual questions. We will be able to protect our intellectual property rights from unauthorized use by third parties only to the extent that our technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets. The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S., and many companies have encountered significant problems in protecting and defending these rights in foreign jurisdictions. We will continue to apply for patents covering our technologies and products as and when we deem appropriate. However, these applications may be challenged or may fail to result in issued patents. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patents. In addition, our patents may be challenged, invalidated or fail to provide us with any competitive advantages.

     We rely on trade secret protection for our confidential and proprietary information. We have taken security measures to protect our proprietary information and trade secrets, but these measures may not provide adequate protection. While we seek to protect our proprietary information by entering into confidentiality agreements with employees, collaborators and consultants, we cannot assure you that our proprietary information will not be disclosed, or that we can meaningfully protect our trade secrets. In addition, our competitors may independently develop substantially equivalent proprietary information or may otherwise gain access to our trade secrets.

LITIGATION OR THIRD PARTY CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT COULD REQUIRE US TO SPEND SUBSTANTIAL TIME AND MONEY AND ADVERSELY AFFECT OUR ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS.

     Our commercial success depends in part on our ability to avoid infringing patents and proprietary rights of third parties, and not breaching any licenses that we have entered into with regard to our technologies. Other parties have filed, and in the future are likely to file, patent applications covering genes and gene fragments, techniques and methodologies relating to model systems, and products and technologies that we have developed or intend to develop. If patents covering technologies required by our operations are issued to others, we may have to rely on licenses from third parties, which may not be available on commercially reasonable terms, or at all.

     Third parties may accuse us of employing their proprietary technology without authorization. In addition, third parties may obtain patents that relate to our technologies and claim that the use of our technologies infringes on their patents. Regardless of their merit, these claims could require us to incur substantial costs, including the diversion of management and technical personnel, in defending ourselves against these claims or enforcing our patents. In the event that a successful claim of infringement is brought against us, we may be required to pay damages and obtain one or more licenses from third parties. We may not be able to obtain these licenses at a reasonable cost, or at all. Defense of any lawsuit or failure to obtain any of these licenses could adversely affect our ability to develop and commercialize products.

THE LOSS OF KEY PERSONNEL OR THE INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD IMPAIR OUR ABILITY TO EXPAND OUR OPERATIONS.

     We are highly dependent on the principal members of our management and scientific staff, the loss of whose services might adversely impact the achievement of our objectives and the continuation of existing collaborations. In addition, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to our success. We do not currently have sufficient executive management and technical personnel to fully execute our business plan. There is currently a shortage of skilled executives and employees with technical expertise, and this shortage is likely to continue. As a result,

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

competition for skilled personnel is intense and turnover rates are high. Although we believe we will be successful in attracting and retaining qualified personnel, competition for executives and experienced scientists from numerous companies, academic and other research institutions may limit our ability to do so.

     Our business operations will require additional expertise in specific industries and areas applicable to products identified and developed through our technologies. These activities will require the addition of new personnel, including management and technical personnel and the development of additional expertise by existing employees. The inability to attract such personnel or to develop this expertise could prevent us from expanding our operations in a timely manner, or at all.

OUR COLLABORATIONS WITH OUTSIDE SCIENTISTS MAY BE SUBJECT TO RESTRICTION AND CHANGE.

     We work with scientific advisors and collaborators at academic and other institutions that assist us in our research and development efforts. These scientists are not our employees and may have other commitments that would limit their availability to us. Although our scientific advisors and collaborators generally agree not to do competing work, if a conflict of interest between their work for us and their work for another entity arises, we may lose their services. In addition, although our scientific advisors and collaborators sign agreements not to disclose our confidential information, it is possible that valuable proprietary knowledge may become publicly known through them.

OUR POTENTIAL THERAPEUTIC PRODUCTS ARE SUBJECT TO A LENGTHY AND UNCERTAIN REGULATORY PROCESS THAT MAY NOT RESULT IN THE NECESSARY REGULATORY APPROVALS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO COMMERCIALIZE PRODUCTS.

     The FDA must approve any drug or biologic product before it can be marketed in the U.S. Any products resulting from our research and development efforts must also be approved by the regulatory agencies of foreign governments before the product can be sold outside the U.S. Before a new drug application or biologics license application can be filed with the FDA, the product candidate must undergo extensive clinical trials, which can take many years and may require substantial expenditures. The regulatory process also requires preclinical testing. Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon changes in regulatory policy for product approval during the period of product development and regulatory agency review. The clinical development and regulatory approval process is expensive and time consuming. Any failure to obtain regulatory approval could delay or prevent us from commercializing products.

     Our efforts to date have been primarily limited to identifying targets. Significant research and development efforts will be necessary before any products resulting from such targets can be commercialized. If regulatory approval is granted to any of our products, this approval may impose limitations on the uses for which a product may be marketed. Further, once regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review, and discovery of previously unknown problems with a product or manufacturer may result in restrictions and sanctions with respect to the product, manufacturer and relevant manufacturing facility, including withdrawal of the product from the market.

SOCIAL ISSUES MAY LIMIT THE PUBLIC ACCEPTANCE OF GENETICALLY ENGINEERED PRODUCTS, WHICH COULD REDUCE DEMAND FOR OUR PRODUCTS.

     Although our technology is not dependent on genetic engineering, genetic engineering plays a prominent role in our approach to product development. For example, research efforts focusing on plant traits may involve either selective breeding or modification of existing genes in the plant under study. Public attitudes may be influenced by claims that genetically engineered products are unsafe for consumption or pose a danger to the environment. Such claims may prevent our genetically engineered products from gaining public acceptance. The commercial success of our future products will depend, in part, on public acceptance of the use of genetically engineered products including drugs and plant and animal products.

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     The subject of genetically modified organisms has received negative publicity, which has aroused public debate. For example, certain countries in Europe are considering regulations that may ban products or require express labeling of products that contain genetic modifications or are "genetically modified." Adverse publicity has resulted in greater regulation internationally and trade restrictions on imports of genetically altered products. If similar action is taken in the U.S., genetic research and genetically engineered products could be subject to greater domestic regulation, including stricter labeling requirements. To date, our business has not been hampered by these activities. However, such publicity in the future may prevent any products resulting from our research from gaining market acceptance and reduce demand for our products.

LAWS AND REGULATIONS MAY REDUCE OUR ABILITY TO SELL GENETICALLY ENGINEERED PRODUCTS THAT WE OR OUR COLLABORATORS DEVELOP IN THE FUTURE.

     We or our collaborators may develop genetically engineered agricultural and animal products. The field-testing, production and marketing of genetically engineered products are subject to regulation by federal, state, local and foreign governments. Regulatory agencies administering existing or future regulations or legislation may prevent us from producing and marketing genetically engineered products in a timely manner or under technically or commercially feasible conditions. In addition, regulatory action or private litigation could result in expenses, delays or other impediments to our product development programs and the commercialization of products. The FDA has released a policy statement stating that it will apply the same regulatory standards to foods developed through genetic engineering as it applies to foods developed through traditional plant breeding. Genetically engineered food products will be subject to premarket review, however, if these products raise safety questions or are deemed to be food additives. Our products may be subject to lengthy FDA reviews and unfavorable FDA determinations if they raise questions regarding safety or our products are deemed to be food additives.

     The FDA has also announced that it will not require genetically engineered agricultural products to be labeled as such, provided that these products are as safe and have the same nutritional characteristics as conventionally developed products. The FDA may reconsider or change its policies, and local or state authorities may enact labeling requirements, either of which could have a material adverse effect on our ability or the ability of our collaborators to develop and market products resulting from our efforts.

WE USE HAZARDOUS CHEMICALS AND RADIOACTIVE AND BIOLOGICAL MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF THESE MATERIALS COULD BE TIME CONSUMING AND COSTLY.

     Our research and development processes involve the controlled use of hazardous materials, including chemicals, radioactive and biological materials. Our operations produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of hazardous materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our insurance coverage and our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

     In addition, our collaborators may use hazardous materials in connection with our collaborative efforts. To our knowledge, their work is performed in accordance with applicable biosafety regulations. In the event of a lawsuit or investigation, however, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these hazardous materials use by these parties. Further, we may be required to indemnify our collaborators against all damages and other liabilities arising out of our development activities or products produced in connection with these collaborations.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE RISKS ASSOCIATED WITH ACQUISITIONS, WHICH COULD THREATEN OUR FUTURE GROWTH.

     We have made, and may in the future make, acquisitions of, or significant investments in, businesses with complementary products, services and technologies. Acquisitions involve numerous risks, including, but not limited to:

     - difficulties and increased costs in connection with integration of the personnel, operations, technologies and products of acquired companies;

     - diversion of management's attention from other operational matters;

     - the potential loss of key employees of acquired companies;

     - the potential loss of key collaborators of acquired companies;

     - lack of synergy, or the inability to realize expected synergies, resulting from the acquisition;

     - exposure to fluctuations in foreign currency;

     - differences in foreign laws, business practices, statutes, regulations and tax provisions; and

     - acquired intangible assets becoming impaired as a result of technological advancements or acquired companies performing below expectations.

     Mergers and acquisitions are inherently risky, and the inability to effectively manage these risks could materially and adversely affect our business, financial condition and results of operations.

IF PRODUCT LIABILITY LAWSUITS ARE SUCCESSFULLY BROUGHT AGAINST US, WE COULD FACE SUBSTANTIAL LIABILITIES THAT EXCEED OUR RESOURCES.

     We may be held liable if any product we or our collaborators develop causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. Although we intend to obtain general liability and product liability insurance, this insurance may be prohibitively expensive, or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or to otherwise protect ourselves against potential product liability claims could prevent or inhibit the commercialization of products developed by our collaborators or us.

OUR HEADQUARTERS ARE LOCATED NEAR KNOWN EARTHQUAKE FAULT ZONES, AND THE OCCURRENCE OF AN EARTHQUAKE OR OTHER CATASTROPHIC DISASTER COULD CAUSE DAMAGE TO OUR FACILITIES AND EQUIPMENT, WHICH COULD REQUIRE US TO CEASE OR CURTAIL OPERATIONS.

     Given the location of our headquarters in South San Francisco, California, those facilities are vulnerable to damage from earthquakes. In addition, all of our facilities are also vulnerable to damage from other types of disasters, including fire, floods, power loss, communications failures and similar events. If any disaster were to occur, our ability to operate our business at our facilities would be seriously, or potentially completely, impaired. In addition, the unique nature of our research activities could cause significant delays in our programs and make it difficult for us to recover from a disaster. The insurance we maintain may not be adequate to cover our losses resulting from disasters or other business interruptions. Accordingly, an earthquake or other disaster could materially and adversely harm our ability to conduct business.

SOME OF OUR EXISTING STOCKHOLDERS CAN EXERT CONTROL OVER US AND THEIR INTERESTS COULD CONFLICT WITH THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.

     Due to their combined holdings, our officers, directors and stockholders holding more than 5% of Exelixis common stock, or principal stockholders, acting together, may be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of Exelixis, even when a change may be in the best interests of our stockholders. In addition, the interests of these stockholders may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that our other stockholders would not approve.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD DISCOURAGE, DELAY OR PREVENT A CHANGE OF CONTROL THAT OUR STOCKHOLDERS MAY FAVOR.

     Provisions in our certificate of incorporation, our bylaws and Delaware law could make it difficult for a third party to acquire us, even if an acquisition would be beneficial to our stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price of Exelixis common stock. These provisions:

     - prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

     - limit the ability of stockholders to call a special meeting of stockholders;

     - authorize our board of directors, without stockholder approval, to issue up to 10,000,000 shares of preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; and

     - prohibit us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, for three years unless our directors or stockholders approve the business combination in the prescribed manner or certain other requirements are satisfied.

RISKS RELATED TO EXELIXIS COMMON STOCK

WE EXPECT THAT OUR QUARTERLY RESULTS OF OPERATIONS WILL FLUCTUATE, AND THIS FLUCTUATION COULD CAUSE OUR STOCK PRICE TO DECLINE, CAUSING INVESTOR LOSSES.

     Our quarterly operating results have fluctuated in the past and are likely to fluctuate in the future. A number of factors, many of which we cannot control, could subject our operating results and stock price to volatility, including:

     - recognition of license, milestone or other revenues;

     - payments of licensing fees to third parties;

     - acceptance of our technologies and platforms;

     - the success rate of our discovery efforts leading to milestones and royalties;

     - the introduction of new technologies or products by our competitors;

     - the timing and willingness of collaborators to commercialize our products;

     - our ability to enter into new collaborative relationships;

     - the termination or non-renewal of existing collaborations;

     - general and industry-specific economic conditions that may affect our collaborators' research and development expenditures; and

     - exposure to fluctuations in foreign currency.

     A large portion of our expenses, including expenses for facilities, equipment and personnel, are relatively fixed in the short term. In addition, we expect operating expenses to increase significantly during the next year. Accordingly, if our revenues decline or do not grow as anticipated due to the expiration of existing contracts or our failure to obtain new contracts, our inability to meet milestones or other factors, we may not be able to correspondingly reduce our operating expenses. Failure to achieve anticipated levels of revenues could therefore significantly harm our operating results for a particular fiscal period.

     Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. As a result, in some future quarters, our operating results may not meet the expectations of stock market analysts and investors, which could result in a decline in the price of Exelixis common stock.

OUR STOCK PRICE MAY BE EXTREMELY VOLATILE, WHICH COULD SUBJECT US TO SECURITIES LITIGATION, WHICH IS EXPENSIVE AND COULD DIVERT OUR RESOURCES.

     We believe the trading price of Exelixis common stock will remain highly volatile and may fluctuate substantially due to factors such as the following:

     - the announcement of new products or services by us or our competitors;

     - quarterly variations in our or our competitors' results of operations;

     - failure to achieve operating results projected by securities analysts;

     - changes in earnings estimates or recommendations by securities analysts;

     - developments in the biotechnology industry;

     - acquisitions of other companies or technologies; and

     - general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

     These factors and fluctuations, as well as general economic, political and market conditions, may materially adversely affect the market price of Exelixis common stock.

     In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert management's attention and resources, which could have a material and adverse effect on our business.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

     If our stockholders sell substantial amounts of our common stock (including shares issued upon the exercise of outstanding options and warrants) in the public market, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deemed appropriate. In addition, in connection with our recent acquisitions and corporate collaborations, we issued and registered for sale a significant number of shares of common stock. Sales of these shares and other shares of common stock held by existing stockholders could cause the market price of our common stock to decline.

                                THE TRANSACTION

GENERAL

     This section of the document describes aspects of the proposed exchange offer and merger that we consider to be important. The discussion of the exchange offer and merger in this prospectus and the description of the principal terms of the exchange offer and merger agreement are only summaries of the material features of the proposed exchange offer and merger. You can obtain a more complete understanding of the exchange offer and merger by reading the merger agreement, a copy of which is attached to this prospectus as Annex A. You are encouraged to read the merger agreement and the other annexes to this prospectus in their entirety.

GENERAL DESCRIPTION OF THE EXCHANGE OFFER AND THE MERGER

     On November 19, 2001, we entered into a merger agreement with Genomica, providing for a wholly owned subsidiary of Exelixis, Bluegreen Acquisition Sub, to offer to acquire all of the outstanding shares of Genomica common stock by means of an exchange offer and a subsequent merger.

     Exelixis, through Bluegreen Acquisition Sub, is offering to exchange a portion of a share of Exelixis common stock determined pursuant to an exchange ratio, described below, for each outstanding share of Genomica common stock that is validly tendered and not properly withdrawn on or prior to the expiration date of the exchange offer.

     If completed, the exchange offer will be followed by a merger of Bluegreen Acquisition Sub into Genomica in which shares of Genomica common stock will be converted into the right to receive shares of Exelixis common stock at the same exchange ratio used in the exchange offer, unless the holder properly perfects appraisal rights, if available, under Delaware law. After completion of the merger, Genomica will be a wholly owned subsidiary of Exelixis.

     The expiration date of the exchange offer is 12:00 midnight, New York City time, on Thursday, December 27, 2001, unless we extend the period of time for which the exchange offer is open, in which case the term "expiration date" means the latest time and date on which the exchange offer, as so extended, expires.

     If you are the record owner of your shares of Genomica common stock and you tender those shares directly to the exchange agent, you will not incur any brokerage fees or commissions. If you own your shares of Genomica common stock through a broker or other nominee, and your broker tenders those shares on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply. We will be responsible for any transfer taxes on the exchange of shares of Genomica common stock pursuant to the exchange offer that are imposed on the acquiror of the shares of Genomica common stock. You will be responsible for any transfer taxes that are imposed on the transferor.

     The exchange offer is conditioned on the tender of at least the sum of a majority of the total number of shares of Genomica common stock plus the total number of shares of Genomica common stock issuable upon exercise of options to acquire Genomica common stock, each as outstanding immediately before the expiration of the exchange offer, as it may be extended pursuant to the merger agreement. We may not waive this condition without Genomica's consent. In addition, our obligation to deliver shares of Exelixis common stock in exchange for shares of Genomica common stock pursuant to the exchange offer is subject to several other conditions referred to below in the section entitled "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer."

     Genomica's board of directors unanimously approved the merger agreement, determined that the exchange offer and the merger together are fair to, and in the best interests of, Genomica stockholders and recommends that Genomica stockholders accept the exchange offer and tender their shares pursuant to the exchange offer.

THE EXCHANGE RATIO

     The exchange ratio is a number computed as the quotient of the following two items:

     - the numerator is equal to the Genomica common stock value, determined by dividing $110.0 million by the sum of the number of shares of Genomica common stock and Genomica preferred stock outstanding as of the date that we first accept shares of Genomica common stock for payment pursuant to the exchange offer plus the number of shares of Genomica common stock issuable upon the exercise of all stock options and warrants with a per share exercise price of $5.00 or less that are outstanding as of the date that we first accept shares of Genomica common stock for payment pursuant to the exchange offer; and

     - the denominator is equal to the greater of the following two numbers:

      - $13.30285, or

      - the average closing sales price of Exelixis common stock during the 18 trading days ending two trading days before the initial expiration of the exchange offer (as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, any other authoritative source).

     As of November 20, 2001, the last practicable date before the date of this prospectus, (i) the number of shares of Genomica common stock and Genomica preferred stock outstanding plus the number of shares of Genomica common stock issuable upon the exercise of outstanding stock options and warrants with a per share exercise price of $5.00 or less was 24,475,490; and (ii) the Genomica common stock value was approximately $4.49. Currently there are no shares of preferred stock of Genomica outstanding and no such shares are expected to be outstanding as of the expiration of the exchange offer. Pursuant to the terms of the merger agreement, Genomica has agreed not to issue any rights to acquire Genomica common stock or any additional shares of Genomica common stock, except issuances of Genomica common stock upon exercise of existing options or warrants to acquire Genomica common stock. We do not expect that the Genomica common stock value will be materially different from the Genomica common stock value as computed on November 20, 2001. Please see the section of this prospectus entitled "The Transaction -- Interests of Genomica's Officers and Directors in the Transaction" beginning on page 45 for a description of the treatment of stock options held by Genomica employees.

     We will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the Securities and Exchange Commission. Genomica stockholders can call our information agent, Mellon Investor Services LLC, at any time toll-free at (866) 323-8159 to request information about the exchange ratio and any adjustment to the exchange ratio.

ILLUSTRATIVE TABLE OF EXCHANGE RATIOS AND VALUE OF OFFER/MERGER CONSIDERATION

     The columns in the following table present:

     - illustrative values of the exchange ratios (the portion of a share of our common stock that would be issued for one share of Genomica common stock) that would result if the Exelixis 18 trading-day average closing sales price ending two trading days before the initial expiration of the exchange offer were within a range of $8.00 to $20.00 per share; and

     - the illustrative values of the approximate consideration that would be issued in connection with the exchange offer and the merger for one share of Genomica common stock, which illustrative values are determined by multiplying each of the Exelixis average closing sales prices presented in the table by the corresponding exchange ratio.

     The following table and illustration assumes that the Genomica common stock value is $4.49, the value computed as of November 20, 2001.

                      VALUE OF OFFER/MERGER CONSIDERATION

                                                                                 APPROXIMATE
                    EXELIXIS AVERAGE                       EXCHANGE        CONSIDERATION VALUE PER
                   CLOSING SALES PRICE                      RATIO              GENOMICA SHARE
                   -------------------                     --------    -------------------------------
                                                                       (ROUNDED TO NEAREST WHOLE CENT)
                                                                       -------------------------------
$8.00....................................................   .33784                  $2.70
$9.00....................................................   .33784                  $3.04
$10.00...................................................   .33784                  $3.38
$11.00...................................................   .33784                  $3.72
$12.00...................................................   .33784                  $4.05
$13.00...................................................   .33784                  $4.39
$14.00...................................................   .32102                  $4.49
$15.00...................................................   .29962                  $4.49
$16.00...................................................   .28089                  $4.49
$17.00...................................................   .26437                  $4.49
$18.00...................................................   .24968                  $4.49
$19.00...................................................   .23654                  $4.49
$20.00...................................................   .22471                  $4.49

     THE VALUES OF OUR COMMON STOCK IN THE TABLE ABOVE ARE ILLUSTRATIVE ONLY AND DO NOT REPRESENT THE ACTUAL AMOUNTS PER SHARE OF GENOMICA COMMON STOCK THAT MIGHT BE REALIZED BY ANY GENOMICA STOCKHOLDER ON OR AFTER CONSUMMATION OF THE EXCHANGE OFFER OR THE MERGER. THE AMOUNT ANY GENOMICA STOCKHOLDER MIGHT REALIZE UPON SALE IN THE MARKET OF OUR COMMON STOCK RECEIVED BY THE STOCKHOLDER IN THE EXCHANGE OFFER OR THE MERGER WILL DEPEND UPON THE MARKET PRICE PER SHARE OF OUR COMMON STOCK AT THE TIME OF SALE, WHICH WILL FLUCTUATE DEPENDING UPON ANY NUMBER OF REASONS, INCLUDING THOSE SPECIFIC TO US AND THOSE THAT INFLUENCE THE TRADING PRICES OF EQUITY SECURITIES GENERALLY.

PURPOSE OF THE EXCHANGE OFFER AND THE MERGER

     We are making the exchange offer in order to acquire all of the outstanding shares of Genomica common stock. We intend, as soon as practicable after completion of the exchange offer, to have our wholly owned subsidiary, Bluegreen Acquisition Sub, the purchaser in the exchange offer, merge with Genomica. The purpose of the merger is to acquire all shares of Genomica common stock not tendered and exchanged pursuant to the exchange offer. In the merger, each then-outstanding share of Genomica common stock, except for shares held by Genomica and shares that Exelixis or Bluegreen Acquisition Sub hold for their own accounts, and, if applicable, shares of Genomica common stock held by stockholders exercising appraisal rights, will be converted into the right to receive shares of Exelixis common stock at the same exchange ratio used in the exchange offer. Assuming the minimum tender condition is satisfied and we complete our exchange offer, we will have sufficient voting power to effect the merger without the vote of any other stockholder of Genomica.

BACKGROUND

     Beginning in April 2001, Genomica's board of directors recognized that the market for Genomica's software products had not developed and grown as planned. At a meeting held on April 3, 2001, the board established a special committee consisting of Teresa W. Ayers, Genomica's chief executive officer and a member of the board of directors, Thomas G. Marr, Genomica's president, chief scientist and a member of the board of directors, James L. Rathmann, Genomica's chairman of the board of directors and Robert T. Nelsen, a member of the board of directors (who was subsequently replaced by Michael J. Savage on July 18, 2001), to explore Genomica's strategic and financial alternatives, including a possible sale of Genomica, and authorized the special committee to engage a financial advisor to assist in the process. Thereafter, Genomica retained CIBC World Markets Corp. as its financial advisor.

     From April 2001 through October 2001, approximately 40 companies were contacted to determine their interest in engaging in a strategic or business combination transaction with Genomica. Sixteen of these companies conducted preliminary due diligence investigations. By September 2001, seven of these companies, including Exelixis, submitted preliminary indications of interest. Genomica, with the assistance of CIBC World Markets, evaluated the strategic, business and financial merits of each of the potential strategic partners and potential acquirors. Genomica subsequently decided to pursue discussions with five potential acquirors, three of which were public companies and two of which were private companies.

     Between April 5 and September 11, 2001, the special committee met with Genomica's management, representatives of CIBC World Markets and Cooley Godward LLP, Genomica's outside legal counsel, six times to consider the status of Genomica's efforts to identify potential strategic partners or acquirors, and to receive updates on the status of discussions with certain parties that had expressed an interest in a strategic or business combination transaction.

     At the September 11, 2001 meeting of the special committee, one potential acquiror made a presentation to the special committee. Presentations by several other potential acquirors, including Exelixis, that had been scheduled for that day and the next day were cancelled due to the September 11th terrorist attacks.

     Because Exelixis had been unable to meet with the special committee on September 12, 2001, as originally planned, a telephone conference was held on September 13, 2001 between members of Genomica's management and Glen Sato, Exelixis' chief financial officer and vice president of legal affairs. During this telephone conference, Genomica's management presented Mr. Sato with a strategic overview of Genomica and discussed the possibility of a business combination between the two companies. Genomica's management was represented by Ms. Ayers and Daniel R. Hudspeth, Genomica's chief financial officer, vice president of finance, treasurer and secretary.

     Between September 13 and September 24, 2001, Genomica continued to pursue discussions with Exelixis and the other four potential acquirors and continued its legal and financial due diligence investigation of these parties.

     On September 19, 2001, Genomica received a written expression of interest from Exelixis in acquiring Genomica in a stock-for-stock transaction. Exelixis' initial proposal contemplated a stock-for-stock merger in which Exelixis would issue 6,406,150 shares of common stock, having an aggregate market value as of that date of approximately $71.5 million, in exchange for all outstanding shares of Genomica common stock. Exelixis' proposal was subject to various conditions, including the satisfactory completion of Exelixis' ongoing due diligence investigation of Genomica.

     On September 20, 2001, Genomica received a written expression of interest from one of the other potential bidders ("Bidder A"). Bidder A's proposal contemplated a stock-for-stock merger in which Bidder A would issue a fixed number of shares of its common stock having a market value as of that date of approximately $61.7 million in exchange for all outstanding shares of Genomica common stock.

     On September 24, 2001, the special committee met with Genomica's management and legal and financial advisors to consider the status of discussions with the five remaining potential acquirors. Genomica's management reviewed the status of discussions with each potential acquiror and informed the special committee that one of the private companies had withdrawn from the process. The special committee then decided to eliminate the other private company from consideration and focus on the potential acquirors which were already publicly traded. Genomica's management also informed the special committee that three public companies, including Exelixis and Bidder A, remained actively involved in discussions regarding a potential business combination transaction. Genomica's management and financial advisor then reviewed the written proposals that had been received from Exelixis and Bidder A, and an oral proposal from the third potential acquiror ("Bidder B"), with the special committee. A representative of Cooley Godward also outlined the special committee's fiduciary duties and other legal principles applicable to consideration of a business combination transaction. The special committee concluded that, in light of financial market conditions following the September 11th terrorist attacks, none of the proposals was acceptable at that time. The special committee further decided that the proposals would be reevaluated once the markets stabilized, and instructed CIBC World Markets to so inform each potential acquiror.

     Between September 24 and October 2, 2001, in accordance with the special committee's instructions, CIBC World Markets contacted each of the three potential acquirors to inform them that their proposals were not acceptable in light of existing market conditions, but that their proposals would be reevaluated once the markets stabilized.

     On October 2, 2001, Genomica's board met with its management and legal and financial advisors to receive an update on the status of discussions with the remaining potential acquirors. Genomica's management, legal counsel and financial advisor reviewed the terms of the proposals received from the potential acquirors, including valuation, deal structure and conditions to closing. Genomica's management also described the objectives of each potential acquiror with respect to Genomica, including possible areas of synergy between Genomica and each potential acquiror. Ms. Ayers reported that the special committee had recommended that no action be taken with respect to any of the proposals pending stabilization of the financial markets at which point the proposals would be reevaluated. Ms. Ayers then described efforts to identify other potential acquirors. The board also discussed other strategic alternatives, including expanding the range of potential acquirors to include companies in different industries as well as the payment of a liquidating dividend. Following extensive discussion regarding the advantages and disadvantages of the available alternatives, Genomica's board directed management to continue to negotiate with Exelixis and Bidder A. The board decided to discontinue negotiations with Bidder B because of its failure to submit a formal offer in writing.

     On October 11, 2001, Mr. Sato met with Ms. Ayers and Mr. Hudspeth at Genomica's offices in Boulder, Colorado to review background historical information on Genomica's strategy, products and financial and operational performance. Mr. Sato also visited the offices of Cooley Godward to begin Exelixis' due diligence review of Genomica, which continued through the signing of the merger agreement.

     On October 12, 2001, Exelixis revised its proposal to provide for a stock-for-stock merger in which Exelixis would issue 8,000,000 shares of common stock in exchange for all outstanding shares of Genomica common stock, and would pay Genomica's stockholders an "earnout" if Genomica's Discovery Manager(TM) product line were licensed or sold for at least $10.0 million. Also on October 12, 2001, Bidder A submitted a letter reiterating its interest in pursuing a stock-for-stock merger on the terms previously proposed in its September 20, 2001 expression of interest.

     On October 15, 2001, the special committee met with Genomica's management and legal and financial advisors to receive an update on the status of discussions with Exelixis and Bidder A and to reevaluate their proposals. Genomica's management and legal and financial advisors reviewed Exelixis' revised proposal and Bidder A's proposal with the special committee and discussed the strategic, business and financial merits and the timing of a possible transaction with each of the potential acquirors. The special committee concluded that, because the financial markets had not significantly improved since the October 2, 2001 meeting of Genomica's board, neither Exelixis' nor Bidder A's proposal was acceptable at that time. The special committee directed management to continue to negotiate with both of the potential acquirors.

     Between October 15 and October 31, 2001, representatives of Genomica and Exelixis, their respective outside legal counsel, and CIBC World Markets participated in various telephone conferences to discuss the proposed financial terms and legal structure of a business combination transaction and to continue their respective due diligence investigations. Specifically, on October 26, 2001, members of Exelixis' management and Heller Ehrman White & McAuliffe LLP, Exelixis' outside legal counsel, proposed that a transaction be structured involving a stock-for-stock exchange offer, followed by a second step stock-for-stock merger. On October 30, 2001, representatives of Genomica agreed that this structure was preferable to other structures discussed for a number of reasons, including the relative speed of its expected completion. During this period, representatives of Genomica also had several telephone conversations with representatives of Bidder A to advise Bidder A of the status of Genomica's consideration of Bidder A's proposal.

     On November 1, 2001, the special committee met with Genomica's management and legal and financial advisors to review the status of discussions with Exelixis and Bidder A and to reevaluate their proposals. Genomica's management and legal and financial advisors reviewed each proposal with the special committee and discussed the strategic, business and financial merits and the timing of a possible transaction with each potential acquiror. Ms. Ayers informed the special committee that Exelixis had submitted a revised proposal following the last meeting of the special committee on October 15, 2001. The special committee discussed Exelixis' revised proposal, as well as the proposal of the other potential acquiror. The special committee also discussed Genomica's other potential strategic alternatives. Ms. Ayers then outlined the proposed process for the board's consideration of the proposals from Exelixis and Bidder A, including arrangements for the November 12, 2001 meeting of the board and for distribution of information to the board in advance of that meeting, and the special committee approved these arrangements.

     Between November 1 and November 12, 2001, Genomica's management and financial advisor had several telephone conversations with each of Exelixis and Bidder A to update them on the process for Genomica's consideration of their respective proposals and to arrange for both potential acquirors to make presentations at the November 12, 2001 meeting of the board. Genomica continued to pursue discussions with Exelixis and Bidder A, and all three parties continued their respective legal and financial due diligence investigations.

     On November 6, 2001, Exelixis and Heller Ehrman White & McAuliffe LLP submitted a proposed form of merger agreement to Genomica and Cooley Godward. The form of merger agreement contemplated the two-step merger structure previously discussed by Genomica and Exelixis. Under the terms of the proposed agreement, Exelixis would deliver shares of common stock with a fixed value and an exchange ratio that would float based on Exelixis' average stock price over a period of time before the expiration of the exchange offer. In addition, the proposed agreement contemplated a cap on the maximum number of shares of Exelixis common stock issuable to Genomica's stockholders based on the trading price of Exelixis common stock during a period of time before the signing of the merger agreement.

     On November 8, 2001, the Exelixis board of directors met to review the status of Exelixis' due diligence investigation, the current financial terms, timing of the proposed transaction, and the open issues remaining in the negotiation of the merger agreement.

     On November 9, 2001, Exelixis' management canvassed certain members of the Exelixis board of directors on pricing calculations and other financial terms.

     Between November 9 and November 15, 2001, Mr. Sato and George Scangos, Ph.D., Exelixis' president and chief executive officer, had several conversations with the individual members of the Exelixis board of directors regarding the proposed business combination with Genomica, including the strategic rationale for the transaction and the proposed financial and other transaction terms.

     On November 12, 2001, Genomica's board of directors met to consider the Exelixis' and Bidder A's proposals. Representatives of Cooley Godward outlined the board's fiduciary duties and other legal principles applicable to consideration of a business combination transaction. Genomica's management and financial advisor reviewed the background and status of negotiations with Exelixis and Bidder A and reviewed the financial terms of their respective proposals. In addition, the board met separately with representatives of Exelixis and Bidder A, each of which made presentations to the board regarding their respective strategic and business plans, and discussed the potential benefits to Genomica's stockholders of their respective proposals. Each of Exelixis and Bidder A confirmed their interest in pursuing further discussions regarding a possible business combination transaction with Genomica. At the meeting, Bidder A presented a revised proposal for a stock-for-stock merger in which Bidder A would issue shares of its common stock with an implied value of up to an aggregate of $120.0 million, based on the average stock price of Bidder A's common stock over a period prior to the time the registration statement for the shares issued by Bidder A was declared effective by the SEC, in exchange for all outstanding shares of Genomica common stock, subject to a cap on the maximum number of shares of Bidder A's common stock issuable to Genomica's stockholders in the transaction. In addition, Bidder A would agree to file a registration statement on form S-3 to register for resale shares of Bidder A's common stock received by certain of Genomica's stockholders in the merger. Bidder A's proposal was subject to certain conditions, including approval of Bidder A's and Genomica's stockholders. According to this proposal, Genomica's obligation to complete the transaction would be conditioned on the shares delivered by Bidder A having a value of at least $106.0 million at the time the registration statement for the shares

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

issued by Bidder A was declared effective by the SEC. Following a discussion of the strategic, business and financial merits of the two prospective acquirors and based on consideration of a number of factors, including the factors described under "-- Reasons for the Exchange Offer and the Merger" below, Genomica's board unanimously directed management to negotiate exclusively with Exelixis toward the signing of a definitive merger agreement. Later that evening, Cooley Godward sent to Heller Ehrman White & McAuliffe LLP its comments in the form of merger agreement that had been previously submitted by Exelixis and Heller Ehrman White & McAuliffe LLP.

     From November 12 through November 18, 2001, negotiations on the terms of the merger agreement and related agreements continued among Exelixis, Genomica and their respective legal counsel. These negotiations covered all aspects of the transaction, including, among other things, the representations and warranties made by the parties, the restrictions on the conduct of their businesses, the conditions to completion of the exchange offer and the merger, the provisions regarding termination, the details of the "no shop" clause, the amount and circumstances requiring reimbursement of Exelixis' expenses, and the delivery and terms of the stockholder tender agreements.

     On November 16, 2001, the Exelixis board of directors met with representatives of Heller Ehrman White & McAuliffe LLP and reviewed the proposed terms of this transaction and the results of Exelixis' due diligence investigation. On November 19, 2001, the Exelixis board of directors met and reviewed the final terms of the merger agreement. Representatives of Heller Ehrman White & McAuliffe LLP reviewed the proposed terms of the merger agreement and outlined the legal principles applicable to the Exelixis board of directors' consideration and approval of the proposed transaction. The Exelixis board of directors, by unanimous vote of all directors present, authorized Exelixis to enter into a merger agreement with Genomica in substantially the form proposed at the meeting, consistent with the Exelixis board of directors' guidance on certain open issues, including pricing, loans for the exercise of stock options and the calculation of shares outstanding.

     On November 18, 2001, Genomica's board of directors held a special meeting to review the status of negotiations and discussions with Exelixis since its November 12, 2001 meeting. Genomica's management and legal and financial advisors also participated. Representatives of Cooley Godward reviewed certain legal matters applicable to the proposed business combination transaction, including the structure and timing of the proposed transaction and the board's fiduciary duties in considering the transaction. Representatives of Cooley Godward also reviewed in detail the principal terms of the proposed merger agreement and related agreements, and responded to questions from the board. The board reviewed and discussed the principal terms of the proposed transaction, including the exchange ratio, closing conditions, termination rights, the amount and circumstances requiring reimbursement of Exelixis' expenses, the stockholder tender agreements and Genomica's ability to consider alternative proposals. The board provided Genomica's management with directions regarding the resolution of open items relating to pricing, stock option loans and the calculation of shares outstanding. Also at this meeting CIBC World Markets reviewed with the board the financial terms of the transaction, including its financial analysis of the proposed exchange ratio, and indicated to the Board that, assuming no material changes in the terms of the transaction and subject to review of the final merger agreement, it believed it would be in a position, at the time of execution of the merger agreement, to deliver an opinion as to the fairness, from a financial point of view, of the exchange ratio to be provided for in the transaction.

     After further deliberation, the Genomica board, by unanimous vote:

     - determined that the merger agreement and the transactions contemplated by the merger agreement, including the exchange offer and the merger, were fair to, and in the best interests of, Genomica and its stockholders;

     - approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the exchange offer and the merger, and the stockholder tender agreements and the transactions contemplated by the stockholder tender agreements;

     - resolved to recommend acceptance of the exchange offer and approval and adoption of the merger agreement by Genomica's stockholders; and

     - authorized Ms. Ayers to execute, on behalf of Genomica, the merger agreement and such other documents that certain of Genomica's officers find necessary or advisable in their sole discretion, all subject to the resolution of several outstanding items in accordance with the board's instructions and to
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

       the receipt of an opinion of CIBC World Markets as to the fairness, from a financial point of view, of the final exchange ratio.

     On November 19, 2001, the special committee met with Genomica's management and legal and financial advisors. Ms. Ayers informed the special committee that the several remaining open items as of the previous day's board meeting had been resolved in accordance with the board's directions, and that the merger agreement, with the changes directed to be made by Genomica's board of directors, had been agreed to by Exelixis. CIBC World Markets rendered its oral opinion, which opinion was confirmed by delivery of a written opinion dated November 19, 2001, to the effect that, as of that date and based on and subject to certain matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Genomica common stock, other than Exelixis and its affiliates. The special committee unanimously directed Ms. Ayers to execute the merger agreement and related documents in accordance with the resolutions of the board adopted on November 18, 2001.

     Following the close of trading on the Nasdaq National Market on November 19, 2001, Exelixis and Genomica entered into the merger agreement and issued a joint press release announcing the transaction.

     Also, on November 19, 2001, the directors and certain officers and stockholders of Genomica entered into the stockholder tender agreements with Exelixis, pursuant to which they agreed to tender their shares of Genomica common stock in the exchange offer and vote their shares in favor of the approval and adoption of the merger agreement. In addition, the directors and certain officers and stockholders of Genomica entered into lock-up agreements with Exelixis, agreeing not to sell or otherwise transfer or dispose of their shares of Exelixis common stock for 90 days following the date Exelixis accepts for payment shares pursuant to the exchange offer.

     On November 26, 2001, Genomica, Exelixis and certain officers of Genomica entered into agreements which provide that, if requested by the officers, Genomica will loan money to these officers, on terms similar to those otherwise commercially available from third parties, in order to enable them to pay for the exercise of specified options to acquire Genomica common stock. On this same date, Exelixis also waived the provisions of the lock-up agreement with these officers to enable them to sell a sufficient number of shares of Exelixis common stock to cover any tax obligations they incurred as a result of exercises of options to acquire Genomica common stock.

     On November 29, 2001, Exelixis commenced the exchange offer.

REASONS FOR THE EXCHANGE OFFER AND THE MERGER

     The following discussion of the parties' reasons for the exchange offer and the merger contains a number of forward-looking statements that reflect the current views of Exelixis or Genomica with respect to future events that may have an effect on their future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary -- Forward-Looking Information" and "Risk Factors."

 GENOMICA'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER; RECOMMENDATION OF GENOMICA'S BOARD OF DIRECTORS

     Beginning in April 2001, Genomica's board of directors recognized that the market for Genomica's software products had not developed and grown as planned. In an effort to determine a business strategy that would generate appropriate returns to Genomica's stockholders, Genomica's management, with the assistance of Genomica's financial advisor, implemented a process that extended over seven months, and involved the evaluation of approximately 70 opportunities, discussions with approximately 40 different companies, extensive discussions and meetings regarding business combination transactions with approximately 16 different companies, and resulted in offers from seven different companies. Genomica's board of directors also gave

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

consideration to acquiring other public or private companies as well as paying stockholders a liquidating dividend. Upon completion of this process, Genomica's board of directors identified several potential benefits for Genomica stockholders that it believes could result from a combination with Exelixis. The potential benefits include, among other things:

     - the opportunity for Genomica stockholders to participate in a significantly larger and more diversified company and, as stockholders of the combined company, to have greater liquidity in their shares and to benefit from any future growth of the combined company;

     - the opportunity for Genomica stockholders to receive shares of Exelixis common stock in a tax-free exchange at approximately a 33% premium over the prevailing market price for shares of Genomica common stock immediately before the announcement of the merger agreement;

     - enabling the combined company to leverage the depth and experience of Exelixis' management team and board of directors; and

     - enabling the combined company to leverage Genomica's software products to enhance the effectiveness of Exelixis' research and development efforts.

     In the course of its deliberations during board meetings, Genomica's board of directors reviewed with Genomica's management and outside advisors a number of factors relevant to the transaction. Genomica's board of directors considered the following potentially positive factors, among others, in connection with its review and analyses of the transaction. The conclusions reached by Genomica's board of directors with respect to each of these factors supported its determination that the merger agreement and the transactions contemplated by the merger agreement, including the exchange offer and the merger, were fair to, and in the best interests of, Genomica and its stockholders:

     - Genomica's management's view regarding the financial condition, results of operations, businesses and prospects of Genomica, Exelixis and Bidder A, both before and after giving effect to a business combination, based upon management's due diligence and publicly available financial information and earnings estimates. Among other things, the board considered market and industry conditions, the respective business plans and business models of Genomica, Exelixis and Bidder A, and each party's financial strength. The board also compared the financial position, results of operations, business and prospects of Genomica both on a stand-alone basis and assuming a business combination with Exelixis or Bidder A;

     - the exchange ratio for the exchange offer and the merger, which represented an implied premium of approximately 33% over the closing sales price of Genomica's common stock on the Nasdaq National Market on November 19, 2001, the last full trading day before the public announcement of the merger agreement, as well as an implied premium of approximately 47% and 58% premiums over the average of the closing sales prices for the ten and 30 trading-day periods, respectively, ending on November 19, 2001;

     - the financial and other terms of the exchange offer, the merger and the merger agreement, including the benefits of the transaction being structured as a first-step exchange offer and second-step merger, which may provide Genomica's stockholders with an opportunity to receive shares of Exelixis common stock on an accelerated basis compared with the longer period of time associated with the merger structure contemplated by Bidder A's stock-for-stock proposal. In particular, the board noted that Exelixis' proposed structure did not require the approval of Bidder A's stockholders, whereas Bidder A's proposal would have required the approval of Bidder A's stockholder;

     - historical information concerning Exelixis', Bidder A's and Genomica's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports filed with the SEC;

     - reports from management, legal advisors and financial advisors as to the results of their due diligence investigations of Exelixis;

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

     - the number and quality of the strategic collaborations between Exelixis and Bidder A and their respective strategic partners, and the magnitude and predictability of future revenue streams under those collaborations;

     - the belief that, based on a review of Genomica's strategic alternatives and the process described in "The Transaction -- Background" above, it was unlikely that any party would propose an alternative transaction that would be more favorable to Genomica and its stockholders than the exchange offer and the merger;

     - the strengths and weaknesses of Exelixis', Bidder A's and Genomica's businesses and the key attributes and opportunities of the combined company in terms of, among other things, technology, products, prospects, management, and financial and competitive position;

     - the trading markets for the common stock of Genomica, Exelixis and Bidder A, both on a historical basis and assuming a business combination between Genomica and Exelixis or Bidder A. Among other things, the board considered the market capitalization, trading volume, stock price volatility, institutional ownership and analyst coverage for each of Genomica, Exelixis and Bidder A;

     - the absence of any pending legal proceedings involving Exelixis and the fact that Bidder A was a party to legal proceedings which created some uncertainty regarding one aspect of its business;

     - the presentation of CIBC World Markets regarding the financial terms of the proposed transaction, including its opinion dated November 19, 2001 as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio to the holders of Genomica common stock, other than Exelixis and its affiliates (see "Reasons for the Board's Recommendation -- Opinion of Genomica's Financial Advisor" in Genomica's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus); and

     - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable.

     Genomica's board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the exchange offer and the merger, including, but not limited to:

     - the risk that, because the exchange ratio is based on the price of Exelixis common stock over the 18 trading days ending two trading days before the expiration of the offer, changes in the market price of Exelixis common stock might cause the per share value of the consideration to be received by Genomica stockholders to be less than the per share price implied by the exchange ratio immediately before the announcement of the proposed transaction;

     - the possibility that the market value of the shares to be issued by Bidder A under its revised proposal might exceed the market value of the shares to be issued by Exelixis;

     - the risk that the potential benefits sought in the exchange offer and the merger might not be fully realized;

     - certain risks applicable to Exelixis' business (see the information contained under the caption "Risk Factors -- Risks Related to Exelixis' Business" beginning on page 19);

     - the possibility that the exchange offer and the merger might not be completed and the effect of public announcement of the exchange offer and the merger on Genomica's sales and operating results, and its ability to attract and retain key technical and management personnel;

     - the risk that the terms of the transaction could be dilutive to Exelixis' earnings and that such potential dilution could negatively impact the trading price of Exelixis common stock;

     - the substantial charges to be incurred in connection with the exchange offer and the merger, including costs of integrating the businesses and transaction expenses arising from the exchange offer and the merger; and

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

     - the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company.

     Genomica's board of directors believed that these risks were outweighed by the potential benefits of the exchange offer and the merger.

     The above discussion of the information and factors considered by Genomica's board of directors is not intended to be exhaustive but is believed to include the material factors considered by the board. In view of the wide variety of factors, both positive and negative, considered by Genomica's board of directors, the board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. In addition, the board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of Genomica's board of directors may have given different weights to different factors. However, after taking into account all of the factors described above, the board unanimously approved the merger agreement, and determined that the exchange offer and the merger are fair to and in the best interests of Genomica and its stockholders and recommended that Genomica stockholders accept the offer and tender their shares of Genomica common stock pursuant to the exchange offer.

  EXELIXIS' REASONS FOR THE EXCHANGE OFFER AND THE MERGER

     Our primary reasons for seeking to consummate a business combination with Genomica are the beliefs of our board of directors and management that a business combination would result in a number of benefits, including:

     - access to additional cash enabling us to fund our research and development programs at a higher level to enhance our core technologies and expand product development;

     - the opportunity to leverage our infrastructure and technologies to create additional corporate collaborations to diversify our business risk and increase our future revenue stream; and

     - access to complementary technology and expertise to advance the drug discovery and development process at Exelixis.

     The Exelixis board of directors has determined that the exchange offer and merger are in the best interests of Exelixis. In reaching its determination, the Exelixis board of directors considered a number of factors, including the factors discussed above and listed below. The conclusions of the Exelixis board of directors with respect to each of these factors supported its determination that the merger and the issuance of shares of Exelixis common stock in the exchange offer and the merger are in the best interests of Exelixis. The most relevant information reviewed and factors considered are set forth below:

     - the opportunity to obtain additional cash to fund existing and new research and development programs to enhance our core technologies and expand product development;

     - the strategic benefits of the merger to Exelixis associated with the integration of Genomica's intellectual property and expertise in drug discovery and development processes;

     - the judgment, advice and analyses of our management with respect to the potential strategic, financial and operational benefits of the merger, including our management's favorable recommendation of the merger, based in part on the business, technical, financial, scientific, accounting and legal due diligence investigations performed with respect to Genomica;

     - the complementary fit between Exelixis' and Genomica's research expertise, which should facilitate integration of the two companies; and

     - the terms of the merger agreement and related agreements, including price and structure, which were considered by both the board of directors and management of Exelixis to provide a fair and equitable basis for the merger.

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

     The Exelixis board of directors also considered a number of potentially negative factors in its deliberations concerning the exchange offer and the merger. The negative factors considered by the Exelixis board of directors included:

     - the risk that the merger might not be completed in a timely manner or at all and the expense and time associated with this risk;

     - the negative impact of any corporate partner confusion or concern regarding ongoing research programs after announcement of the proposed merger;

     - the potential negative effect on the Exelixis common stock price if revenue from new or existing collaborations of the combined company are not met;

     - the general difficulties of integrating research programs, research collaborations, technologies and companies; and

     - the other risks and uncertainties discussed above under "Risk Factors."

     The above discussion of information and factors considered by the Exelixis board of directors is not intended to be exhaustive but we believe it includes all material factors considered by the board. In view of the wide variety of factors considered by the Exelixis board of directors, the Exelixis board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. In addition, the board of directors did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Exelixis board of directors may have given different weights to different factors. After taking into account all of the factors set forth above, however, the Exelixis board of directors unanimously agreed that the merger agreement and the exchange offer and merger are in the best interests of Exelixis and that we should proceed with the exchange offer and merger.

     There can be no assurance that the benefits of the potential growth, synergies or opportunities considered by the Exelixis board of directors will be achieved through consummation of the merger. For additional information, see the section of this prospectus entitled "Risk Factors" beginning on page 17.

THE MINIMUM TENDER CONDITION

     Our obligation to accept for exchange and to deliver shares of Exelixis common stock in exchange for shares of Genomica common stock is subject to the condition that the total number of shares of Genomica common stock validly tendered and not properly withdrawn, when added to any shares of Genomica common stock owned by Exelixis and Bluegreen Acquisition Sub, is equal to at least the sum of a majority of the total number of shares of Genomica common stock plus the total number of shares of Genomica common stock issuable upon exercise of options to acquire Genomica common stock, each as outstanding immediately before the expiration date of the exchange offer, as it may be extended pursuant to the merger agreement. For purposes of computing the minimum tender condition, we will not take into account any shares of Genomica common stock tendered into the exchange offer pursuant to a Notice of Guaranteed Delivery unless stock certificates or book-entry confirmations are actually received by the exchange agent.

     Based on information supplied to us by Genomica, the number of shares needed to satisfy the minimum tender condition as of November 20, 2001, would have been 12,977,227.

     Our obligation to accept shares of Genomica common stock for exchange in the exchange offer is also subject to several other conditions referred to in the section entitled "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer" beginning on page 64.

EXTENSION, TERMINATION AND AMENDMENT

     Subject to the terms of the merger agreement, we may extend the exchange offer for successive periods not in excess of 10 business days per extension if, at the scheduled expiration date of the exchange offer, any condition to the exchange offer has not been satisfied or, where permissible, waived. In addition, we are

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

entitled to extend the exchange offer if required by the rules of the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. We are not making any assurance that we will exercise our right to extend our exchange offer, although we currently intend to do so until all conditions have been satisfied or if permissible, waived. During an extension, all shares of Genomica common stock previously tendered and not properly withdrawn will remain subject to the exchange offer, subject to your right to withdraw your shares of Genomica common stock. You should read the discussion below in the section entitled "Withdrawal Rights" for more details.

     We reserve the right to make any changes in the terms and conditions of the exchange offer by giving oral or written notice of the change to the exchange agent and by making a public announcement. However, without the prior written consent of Genomica, we cannot:

     - decrease the number of shares of Genomica common stock sought in the exchange offer;

     - make any changes to the form or amount of consideration to be issued or paid for shares of Genomica common stock in the exchange offer;

     - impose any additional conditions on the exchange offer other than those already described in the merger agreement;

     - amend or waive the minimum tender condition or other specified conditions as described in the merger agreement in any manner which is adverse to Genomica stockholders;

     - extend the initial expiration date of the exchange offer, except under circumstances described in the merger agreement; or

     - make any other change to the terms and conditions of the exchange offer which is adverse to Genomica stockholders.

     We are required to follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, the announcement is required to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to stockholders in connection with the exchange offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

     If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or if we waive a material condition of the exchange offer, we will extend the exchange offer to the extent required under the Securities Exchange Act of 1934. If, before the expiration date and after obtaining Genomica's prior written consent, we change the percentage of shares of Genomica common stock being sought or the consideration offered to you, that change will apply to all stockholders whose shares of Genomica common stock are accepted for exchange pursuant to the exchange offer. If at the time notice of that change is first published, sent or given to you, the exchange offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we are required to extend the exchange offer until the expiration of that 10 business day period. For purposes of the exchange offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

SUBSEQUENT OFFERING PERIOD

     We may elect to provide a subsequent offering period of not less than three nor more than 20 business days after the acceptance of shares of Genomica common stock in the exchange offer if the requirements of Rule 14d-11 under the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of Genomica common stock that you tender during the subsequent offering period. We are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of

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

Genomica common stock that are validly tendered and not properly withdrawn, promptly after they are tendered during any subsequent offering period. If we elect to provide a subsequent offering period, we are required to make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

EXCHANGE OF SHARES OF GENOMICA COMMON STOCK; DELIVERY OF SHARES OF EXELIXIS COMMON STOCK

     We are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock that are validly tendered and not properly withdrawn, promptly after the expiration date, upon the terms and conditions to the exchange offer including the terms and conditions of any extension or amendment. In addition, we are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock promptly after they are validly tendered during any subsequent offering period, upon the terms and conditions to the exchange offer, including the terms and conditions of any extension or termination. Subject to applicable rules of the Securities and Exchange Commission, we reserve the right to delay acceptance for exchange, or the exchange of, shares of Genomica common stock in order to comply with any applicable law. In all cases, exchange of shares of Genomica common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - certificates for the shares of Genomica common stock (or a confirmation of a book-entry transfer of the shares of Genomica common stock in the exchange agent's account at The Depository Trust Company, which we refer to in this prospectus as "DTC");

     - a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document; and

     - any other required documents.

     For purposes of the exchange offer, we will be deemed to have accepted for exchange shares of Genomica common stock validly tendered and not properly withdrawn if and when we notify the exchange agent of our acceptance of the tenders of those shares of Genomica common stock pursuant to the exchange offer. The exchange agent is required to then deliver shares of Exelixis common stock and cash instead of fractional shares of Exelixis common stock in exchange for the shares of Genomica common stock promptly after receipt of our notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving shares of Exelixis common stock and any cash to be paid instead of any fractional shares of Exelixis common stock and transmitting a certificate or certificates for Exelixis common stock and cash, if any, to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

     If we do not accept any tendered shares of Genomica common stock for exchange pursuant to the terms and conditions of the exchange offer for any reason, or if certificates are submitted for more shares of Genomica common stock than are accepted, we are required to return certificates for the unexchanged shares of Genomica common stock to the tendering stockholder. In the case of shares of Genomica common stock tendered by book-entry transfer of such shares of Genomica common stock into the exchange agent's account at one of the addresses on the back page of this prospectus, pursuant to the procedures described below in the section entitled "-- Procedure for Tendering," those shares of Genomica common stock will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the exchange offer.

     If we increase the consideration offered to Genomica stockholders in the exchange offer before the expiration date, such increased consideration will be given to all stockholders whose shares of Genomica common stock are tendered pursuant to the exchange offer, whether or not such shares of Genomica common stock were tendered or accepted for exchange before such increase in consideration.

CASH INSTEAD OF FRACTIONAL SHARES OF EXELIXIS COMMON STOCK

     We will not issue fractional shares of our common stock in the exchange offer. Instead, each tendering stockholder who would otherwise be entitled to a fraction of a share of Exelixis common stock (after aggregating all fractional shares of Exelixis common stock that otherwise would be received by the holder) will receive cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying:

     - that fraction of a share of Exelixis common stock to which this stockholder is entitled (after aggregating all fractional shares of Exelixis common stock that otherwise would be received by this stockholder), by

     - the closing sales price of one share of Exelixis common stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, any other authoritative source) on the date we first accept shares for exchange in the exchange offer.

WITHDRAWAL RIGHTS

     Your tender of shares of Genomica common stock pursuant to the exchange offer is irrevocable, except that, shares of Genomica common stock tendered pursuant to the exchange offer may be withdrawn at any time before our acceptance of them for exchange pursuant to the exchange offer. If we elect to provide a subsequent offering period in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, you will not have the right to withdraw shares of Genomica common stock that you tender during the subsequent offering period. Once we accept shares of Genomica common stock pursuant to the exchange offer, your tender is irrevocable.

     For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of shares of Genomica common stock to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered the shares of Genomica common stock.

     A financial institution must guarantee all signatures on the notice of withdrawal unless the shares of Genomica common stock have been tendered for the account of an eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide these signature guarantees for you. The financial institution must be an "eligible institution" which means it is a participant in the Securities Transfer Agents Medallion Program.

     If shares of Genomica common stock have been tendered pursuant to the procedures for book-entry tender discussed under the caption below entitled "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of Genomica common stock and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered stockholder and the serial numbers of the particular certificates evidencing the shares of Genomica common stock withdrawn must also be furnished to the exchange agent, as stated above, before the physical release of the certificates. We will decide all questions regarding the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

     None of Exelixis, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give proper notification. Any shares of Genomica common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may retender withdrawn shares of Genomica common stock by following one of the procedures discussed below in the sections entitled "Procedure for Tendering" or "Guaranteed Delivery" at any time before the expiration date.

PROCEDURE FOR TENDERING

     For you to validly tender shares of Genomica common stock pursuant to the exchange offer, (i) the enclosed letter of transmittal, properly completed and duly executed or a manually executed facsimile of that document, along with any required signature guarantees or an agent's message in connection with a book-entry transfer and any other required documents must be transmitted to and received by the exchange agent at one of the addresses on the back cover of this prospectus and certificates for tendered shares of Genomica common stock must be received by the exchange agent at that address or the shares of Genomica common stock must be tendered pursuant to the procedures for book-entry tender described below (and a confirmation of receipt of the tender received, which we refer to below as a "book-entry confirmation"), in each case before the expiration date, or (ii) you must comply with the guaranteed delivery procedures described below in the section entitled "Guaranteed Delivery."

     The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of Genomica common stock which are the subject of the book-entry confirmation, the participant has received and agrees to be bound by the terms of the letter of transmittal and we may enforce that agreement against the participant.

     The exchange agent is required to establish accounts with respect to the shares of Genomica common stock at DTC for purposes of the exchange offer by November 29, 2001, and any financial institution that is a participant in DTC may make book-entry delivery of the shares of Genomica common stock by causing DTC to transfer tendered shares of Genomica common stock into the exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of shares of Genomica common stock may be effected through book-entry transfer at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees or an agent's message in connection with a book-entry transfer and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses on the back cover of this prospectus before the expiration date, or the guaranteed delivery procedures described below must be followed.

     Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares of Genomica common stock are tendered either by a registered holder of shares of Genomica common stock who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution.

     If the certificates for shares of Genomica common stock are registered in the name of a person other than the person who signs the letter of transmittal or if certificates for unexchanged shares of Genomica common stock are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

     The method of delivery of Genomica stock certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

GUARANTEED DELIVERY

     If you wish to tender shares of Genomica common stock pursuant to the exchange offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent before the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your shares of Genomica common stock may nevertheless be tendered, so long as all of the following conditions are satisfied:

     - you make your tender by or through an eligible institution;

     - the enclosed notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the exchange agent as provided below on or before the expiration date; and

     - the certificates for all tendered shares of Genomica common stock (or a confirmation of a book-entry transfer of tendered securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message), and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq National Market trading days after the date of execution of the notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail it to the exchange agent, and you must include a signature guarantee by an eligible institution in the form provided in that notice.

     In all cases, we are required to exchange shares of Genomica common stock tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of certificates for shares of Genomica common stock (or timely confirmation of a book-entry transfer of tendered securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or manually signed facsimile(s) thereof) or an agent's message in connection with a book-entry transfer, and any other required documents.

EFFECT OF TENDER

     By executing a letter of transmittal as described above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Genomica common stock tendered and accepted for exchange by Exelixis and with respect to any and all other shares of Genomica common stock and other securities (other than the shares of Exelixis common stock) issued or issuable in respect of the shares of Genomica common stock on or after December 27, 2001. That appointment is effective if and when, and only to the extent that, we accept the shares of Genomica common stock for exchange pursuant to the exchange offer. All of these proxies shall be considered coupled with an interest in the tendered shares of Genomica common stock and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the shares of Genomica common stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Genomica stockholders or otherwise. We reserve the right to require that, in order for shares of Genomica common stock to be deemed validly tendered, immediately upon our exchange of the shares, we must be able to exercise full voting rights with respect to the tendered shares of Genomica common stock.

     We will determine questions regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Genomica common stock, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of Genomica common stock that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any shares of Genomica common stock. No tender of shares of Genomica common stock will be deemed to have been validly made until all defects and irregularities in tenders of shares of Genomica common stock have been cured or waived. None of Exelixis, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Genomica common stock or will incur any liability for failure to give notification. Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) will be final and binding.

     The tender of shares of Genomica common stock pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions to the exchange offer.

INTERESTS OF GENOMICA'S OFFICERS AND DIRECTORS IN THE TRANSACTION

     Certain of Genomica's directors and officers may have interests in the exchange offer and the merger that may be different from, or in addition to, their interest as Genomica stockholders. You should be aware of those interests when considering the unanimous recommendation of the Genomica board that Genomica stockholders accept the exchange offer.

  Treatment of Stock Options

     The merger agreement provides that Exelixis will not assume any Genomica stock options. Under Genomica's option plans, the vesting of all Genomica stock options that are not assumed in connection with a change in control (such as the consummation of the exchange offer) automatically accelerates and the options become fully vested and exercisable immediately upon the consummation of the change in control. As a result, all options held by employees or non-employee directors of Genomica will become fully vested and exercisable immediately upon the time Exelixis accepts shares of Genomica common stock in the exchange offer. Also, all of Genomica's options that are not exercised at or before the closing of the exchange offer will terminate. Genomica officers and directors hold options to purchase Genomica common stock as set forth below:

                                                                                NUMBER OF
                                                           NUMBER OF            UNVESTED
                                                       SHARES SUBJECT TO     OPTIONS SUBJECT
NAME                                                        OPTIONS        TO ACCELERATION (1)
----                                                   -----------------   -------------------
Teresa W. Ayers......................................       300,008              172,222
Thomas G. Marr, Ph.D. ...............................       333,366              177,777
Kenneth S. Rubin.....................................       288,020              244,790
Daniel R. Hudspeth...................................        91,699               91,666
Michael W. Cohn......................................       149,999              118,749
James L. Rathmann....................................        15,000               10,417
Ralph E. Christoffersen, Ph.D. ......................        20,000                   --
Robert T. Nelsen.....................................        15,000               10,417
William E. Rich, Ph.D................................        15,000               10,417
Michael J. Savage....................................        15,000               12,501

---------------

(1) Assumes the closing of the exchange offer occurs on December 27, 2001.

  Treatment of Shares Subject to Repurchase

     Teresa W. Ayers and Daniel R. Hudspeth each own shares of Genomica common stock that were issued upon the early exercise of certain of their stock options and which are subject to repurchase by Genomica if Ms. Ayers or Mr. Hudspeth are no longer employed by Genomica.

     At the time of the closing of the exchange offer, Genomica's option to repurchase such shares of Genomica common stock from Ms. Ayers and Mr. Hudspeth will terminate and 137,500 shares held by Ms. Ayers and 65,444 shares held by Mr. Hudspeth will be released from the repurchase option.

  Exercise Agreements

     Under Genomica's option plans, the exercise price of an option may be satisfied with a promissory note or other means of compensation or deferred payment. Ms. Ayers, Dr. Marr and Messrs. Rubin, Hudspeth and Cohn have each entered into exercise agreements with Genomica dated as of November 26, 2001 and approved by Genomica's compensation committee. Under the terms of these exercise agreements, Ms. Ayers, Dr. Marr and Messrs. Rubin, Hudspeth and Cohn may receive a loan from Genomica in an amount equal to the total exercise price of specified options. The exercise agreements provide that such loans will:

     - bear a market rate of interest determined at the time the loan is made;

     - be secured by the Genomica common stock issued upon exercise of the options and, following the tender of Genomica common stock pursuant to the exchange offer, by the Exelixis common stock received in exchange for the tendered shares of Genomica common stock;

     - be full recourse as to the executive; and

     - be payable 45 days following expiration of the 90-day lock-up period described below.

In accordance with the terms of the merger agreement, Exelixis has consented to these agreements. A complete form of the agreement regarding stock option exercise is attached as Annex D to this prospectus and is incorporated into this prospectus by reference.

     In connection with the merger agreement, the directors, officers and certain affiliates of Genomica have agreed not to sell or otherwise dispose of Exelixis common stock for 90 days following the date we first accept for payment shares in the exchange offer. We have agreed to waive the provisions of the lock-up agreements for Ms. Ayers, Dr. Marr and Messrs. Rubin, Hudspeth and Cohn to enable them to sell the number of shares of Exelixis common stock necessary to satisfy any tax obligations that they may incur as a result of exercises of options to acquire Genomica common stock. A form of the partial waiver of the lock-up agreement is attached as Annex E to this prospectus and is incorporated into this prospectus by reference.

INDEMNIFICATION

     The merger agreement provides that all rights to indemnification, exculpation and advancement of expenses existing in favor of individuals who, on or before the date of completion of the merger, were officers or directors of Genomica and any of its subsidiaries, as provided in Genomica's certificate of incorporation or bylaws, or in an agreement between one of the above parties and Genomica, as in effect November 19, 2001, will survive the merger and continue in full force and effect for a period of five years from the effective time of the merger.

     After completion of the merger, Exelixis is required to indemnify and hold harmless the individuals who on or before the completion of the merger were officers or directors of Genomica and any of its subsidiaries to the same extent as set forth in the preceding paragraph.

     The merger agreement also provides that for five years after completion of the Merger, Genomica, as the surviving corporation in the merger, will provide officers' and directors' liability insurance with respect to acts or omissions occurring before completion of the merger, covering each Genomica officer and director covered by Genomica's officers' and directors' liability insurance policy as of November 19, 2001, on terms at least as favorable as those of the policy in effect on November 19, 2001. However, Genomica is not required to pay annual premiums in excess of 150% of current annual premiums paid by Genomica to maintain or procure insurance coverage.

MANAGEMENT OF EXELIXIS AFTER THE TRANSACTION

     The management of Exelixis after the transaction will remain unchanged. Information about the current directors and executive officers of Exelixis can be found in our Form 10-K for the year ended December 31, 2000 which is incorporated by reference into this prospectus. See the section of this prospectus entitled "Where You Can Find More Information" beginning on page 97 for information on where these additional documents may be found.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the material U.S. federal income tax considerations of the transaction generally applicable to holders of shares of Genomica common stock who exchange their shares of Genomica common stock for shares of Exelixis common stock in the exchange offer or have their shares of Genomica common stock converted into shares of Exelixis common stock in the merger. This discussion and the tax opinions described below are based on the Internal Revenue Code of 1986 (also referred to in this discussion as the "Code"), applicable Treasury regulations, administrative interpretations and court decisions in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect. Any such change could alter the tax consequences described in this summary and the tax opinions.

     This discussion of material federal income tax consequences of the transaction is not intended to provide a complete analysis or description of all potential federal income tax consequences of the exchange offer or the merger. It does not address all aspects of federal income taxation that may be important to a holder of shares of Genomica common stock in light of that stockholder's particular circumstances or to a stockholder subject to special rules, such as:

     - a foreign entity or an individual stockholder who is not a citizen or resident of the U.S.;

     - a financial institution or insurance company;

     - a tax-exempt organization;

     - a dealer or broker in securities;

     - a stockholder who is subject to the alternative minimum tax provisions of the Code;

     - a stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Code;

     - a stockholder who holds shares of Genomica common stock as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other risk reduction transaction;

     - a stockholder who acquired shares of Genomica common stock pursuant to the exercise of incentive stock options, or who holds shares of Genomica common stock that are subject to a substantial risk of forfeiture;

     - a stockholder who exercises appraisal rights; or

     - a stockholder who does not hold shares of Genomica common stock as capital assets.

     In addition, this discussion does not address any state, local or foreign income tax or non-income tax consequences of the exchange offer or the merger or of any transactions other than the exchange offer and the merger. EXELIXIS AND GENOMICA URGE HOLDERS OF SHARES OF GENOMICA COMMON STOCK TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR FEDERAL INCOME TAX OR OTHER TAX CONSEQUENCES TO THEM OF PARTICIPATION IN THE EXCHANGE OFFER OR THE MERGER.

     Qualification of the Exchange Offer and the Merger as a Reorganization. Based on the representations of Exelixis and Genomica and subject to the assumptions and limitations discussed in such opinions, Heller Ehrman White & McAuliffe LLP, counsel to Exelixis, and Cooley Godward LLP, counsel to Genomica, have provided opinions that the transaction will be treated for federal income tax purposes as an integrated reorganization within the meaning of Section 368(a) of the Code if all of the following factual assumptions (also referred to as the "supporting conditions") are met:

     - the exchange offer and the merger are completed under the current terms of the merger agreement;

     - the minimum tender condition for the exchange offer is satisfied; and

     - the merger is completed promptly after the exchange offer.

     The completion of the exchange offer is conditioned upon these opinions having been given and not withdrawn. These opinions are based upon representations and covenants made by Exelixis and Genomica, including representations in certificates of officers of Exelixis and Genomica to be delivered to tax counsel before completion of the exchange offer, and upon certain assumptions, including the absence of changes in facts or in law between the date of the completion of the exchange offer and the completion of the merger. If any of those representations, covenants or assumptions is inaccurate, the tax consequences of the transaction could differ materially from those summarized below. In addition, the ability to satisfy the supporting conditions depends in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that the supporting conditions will be satisfied. If the supporting conditions are not satisfied, the opinions of Heller Ehrman White & McAuliffe LLP and Cooley Godward LLP described above may not be relied upon. Furthermore, Heller Ehrman White & McAuliffe LLP's and Cooley Godward LLP's opinions represent only their best judgment of the tax consequences of the exchange offer and the merger. Such opinions neither bind the Internal Revenue Service nor preclude the Internal Revenue Service or the courts from adopting a contrary position. No ruling has been or will be requested from the Internal Revenue Service in connection with the transaction. Accordingly, it is possible that the exchange offer or the merger may not qualify as a reorganization, and the tax consequences of the transaction could differ materially from those summarized below. For a further discussion, see the section entitled "U.S. Federal Income Tax Consequences if the Exchange Offer and the Merger Do Not Qualify as a Reorganization" below.

     The opinions referred to above provide that if the transaction qualifies as an integrated tax-free reorganization, for federal income tax purposes:

     - A holder of shares of Genomica common stock will not recognize any gain or loss on the exchange in the exchange offer or the conversion in the merger of shares of Genomica common stock for Exelixis shares.

     - If a holder of shares of Genomica common stock receives cash instead of fractional shares of Exelixis common stock, the stockholder will be required to recognize capital gain or loss, measured by the difference between the amount of cash received instead of that fraction of a share and the portion of the tax basis of that holder's shares of Genomica common stock allocable to that fraction of a share. This gain or loss will be long-term capital gain or loss if the holder of shares of Genomica common stock has held the shares of Genomica common stock exchanged for that fraction of a Exelixis share for more than one year at the time the shares of Genomica common stock are accepted in the exchange offer or converted at the completion of the merger, as the case may be. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     - A holder of shares of Genomica common stock will have a tax basis in the shares of Exelixis common stock received in the exchange offer or the merger equal to (i) the tax basis in the shares of Genomica common stock surrendered by that stockholder in the exchange offer or the merger, reduced by (ii) any tax basis in the shares of Genomica common stock that is allocable to a fraction of a share of Exelixis common stock for which cash is received.

     - The holding period for shares of Exelixis common stock received in exchange for shares of Genomica common stock in the exchange offer or the merger will include the holding period for shares of Genomica common stock surrendered in the exchange offer or the merger.

     - Genomica will not recognize gain or loss as a result of the transaction.

     U.S. Federal Income Tax Consequences if the Exchange Offer and the Merger Do Not Qualify as a Reorganization. The tax consequences described above are based on factual assumptions, representations and covenants, including the satisfaction of the supporting conditions. If any of those factual assumptions, representations or covenants are not satisfied or observed, or in the event of a contrary ruling by the Internal Revenue Service or a court, the federal income tax consequences of the transaction to holders of shares of Genomica common stock could differ materially from those summarized above in the section entitled "Qualification of the Exchange Offer and the Merger as a Reorganization." In that event, exchanges by Genomica stockholders pursuant to the exchange offer or the conversion of Genomica shares in the merger could be taxable transactions for federal income tax purposes depending on the particular facts surrounding the exchange offer or the merger, some of which may not be known until after completion of the merger.

     If the exchange offer or the merger, or both, are taxable, each Genomica stockholder participating in the exchange offer or the merger, as applicable, will recognize capital gain or loss equal to the fair market value of the Exelixis shares (together with any cash instead of fractional shares of Exelixis common stock) received by the stockholder less the stockholder's tax basis in the shares of Genomica common stock surrendered. This gain or loss will be long-term capital gain or loss if the stockholder had held the shares of Genomica common stock for more than one year at the time the shares of Genomica common stock are accepted in the exchange offer or converted at the completion of the merger, as applicable.

     U.S. Federal Income Tax Consequences if the Merger is Not Completed. No opinion has been given concerning any tax consequences of the exchange offer if the merger is not completed, or if the merger is not completed promptly after the exchange offer. Except as described under this heading, if the merger is not completed, exchanges pursuant to the exchange offer generally will be taxable transactions for federal income tax purposes with the consequences described above in the section entitled "U.S. Federal Income Tax Consequences if the Exchange Offer and the Merger Do Not Qualify as a Reorganization."

     Even if the merger is not completed, the exchange offer will still be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code so long as the following conditions are met:

     - Exelixis acquires at least 80% of the shares of Genomica common stock in the exchange offer;

     - any acquisition of additional shares of Genomica common stock by Exelixis is not for consideration other than Exelixis voting stock; and

     - the other representations and covenants made by Exelixis and Genomica in the merger agreement and in their respective tax representation letters delivered to Heller Ehrman White & McAuliffe LLP and Cooley Godward LLP pursuant to the merger agreement remain accurate.

     Whether these conditions will be satisfied will not be known at the time of the exchange offer, and there can be no assurances that the conditions will be satisfied.

     We urge each holder of shares of Genomica common stock to consult his or her own tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of participation in the exchange offer or the merger.

     U.S. Federal Backup Withholding; Reporting. To prevent backup federal income tax withholding with respect to cash, if any, received pursuant to the exchange offer or the merger, you must either provide the exchange agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal or establish a basis for exemption from backup withholding. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify as an exempt recipient, the stockholder must generally submit a Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as appropriate, signed under penalty of perjury, attesting to that person's exempt status. Genomica stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption as described above will be subject to backup withholding on cash amounts received in the exchange offer or the merger (at a withholding rate of 30.5% for amounts received in 2001 and 30% for amounts received in 2002) and may be subject to a $50 penalty imposed by the Internal Revenue Service. If Exelixis withholds on a payment to you and the withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. Cash amounts paid pursuant to the exchange offer or the merger will be reported to Genomica stockholders and the Internal Revenue Service.

     Each Genomica stockholder who receives shares of Exelixis common stock in the exchange offer or the merger is required to file a statement with his, her or its federal income tax return setting forth the stockholder's basis in the shares of Genomica common stock surrendered and the fair market value of Exelixis common shares and the proceeds from the cash in lieu of fractional shares received in the exchange offer and the merger and is required to retain permanent records of these facts relating to the transaction.

ACCOUNTING TREATMENT

     The transaction described in this prospectus will be accounted for as a "purchase," as that term is used under generally accepted accounting principles in the United States for accounting and financial reporting purposes. Genomica will be treated as the acquired corporation for these purposes. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their respective fair values on the transaction date. The final allocation of such consideration may differ from that reflected in the unaudited pro forma condensed combined financial information. Exelixis does not expect that the final allocation of the aggregate purchase price for the merger will differ materially from the preliminary allocations. For more information, see the

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section of the prospectus entitled "Notes to Unaudited Pro Forma Condensed
Combined Financial Statements" beginning on page 85.

REGULATORY APPROVALS

     Other than clearance under the antitrust laws applicable to the exchange offer and merger which are described below, the Securities and Exchange Commission declaring the registration statement on Form S-4 relating to this transaction effective and the filing of a certificate of merger, or a certificate of ownership and merger, as the case may be, under Delaware law with respect to the merger, we do not believe that any additional material governmental filings are required with respect to the exchange offer and merger.

APPROVAL OF THE MERGER

     Under Section 251 of the General Corporation Law of the State of Delaware, the approval of the board of directors of a company is required to approve a merger agreement. Exelixis', Bluegreen Acquisition Sub's and Genomica's boards of directors have unanimously approved the merger agreement.

     Under Section 251 of the General Corporation Law of the State of Delaware, except in certain circumstances, the affirmative vote of the holders of at least a majority of a company's outstanding shares entitled to vote thereon is required for stockholders to adopt a merger agreement. Exelixis, as the sole stockholder of Bluegreen Acquisition Sub, has adopted the merger agreement. Under the General Corporation Law of the State of Delaware, Exelixis stockholders are not required to approve the merger of Bluegreen Acquisition Sub into Genomica.

     If, after completion of the exchange offer, we own more than 50% but less than 90% of the outstanding shares of Genomica common stock, we will complete the acquisition of the remaining outstanding shares of Genomica common stock through a vote of Genomica stockholders with respect to the merger. Since we will own a majority of the outstanding shares of Genomica common stock on the record date, we will have a sufficient number of shares of Genomica common stock to adopt the merger agreement without the affirmative vote of any other holder of shares of Genomica common stock, and therefore, adoption of the merger agreement by Genomica stockholders will be assured. Completion of the transaction in this manner is referred to in this prospectus as a "long-form" merger.

     Under Section 253 of the General Corporation Law of the State of Delaware, we can effect a merger without a vote of Genomica stockholders if, after completion of the exchange offer, as it may be extended and including any subsequent offering period, we own at least 90% of the outstanding shares of Genomica common stock. Completion of the transaction in this manner is referred to in this prospectus as a "short-form" merger.

AMENDMENT TO GENOMICA'S STOCKHOLDER RIGHTS PLAN

     In connection with the approval of the merger agreement, the exchange offer and the merger by the board of directors of Genomica, Genomica amended its rights agreement, dated as of October 2, 2001, with Computershare Trust Company, Inc. as rights agent. According to the amendment, none of the transactions contemplated in the merger agreement, including the exchange offer and the merger, will trigger any of the anti-takeover mechanisms in the rights plan. The preferred stock purchase rights issued under this agreement currently are not separately transferable and will be automatically tendered along with the shares of common stock of Genomica in the exchange offer.

APPRAISAL RIGHTS

     Genomica stockholders do not have appraisal rights in connection with the exchange offer.

     If we complete the exchange offer but, upon completion of the exchange offer, as it may be extended and including any subsequent offering period, we own less than 90% of the outstanding shares of Genomica common stock, we have agreed to effect a long-form merger, as described above. Assuming that the shares of Genomica common stock remain listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
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are held of record by more than 2,000 holders, Genomica stockholders who have not exchanged their shares of Genomica common stock in the exchange offer will not have appraisal rights in connection with a long-form merger. However, if a long-form merger is consummated, and if, on the date fixed to determine stockholders entitled to vote on the merger, the shares of Genomica common stock are not listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. and are held of record by less than 2,000 holders, you will have appraisal rights pursuant to the provisions of
Section 262 of the General Corporation Law of the State of Delaware as described below.

     If we complete the exchange offer and, upon completion of the exchange offer, as it may be extended and including any subsequent offering period, we own at least 90% of the outstanding shares of Genomica common stock, we have agreed to effect a short-form merger, as described above. Genomica stockholders at the time of a short-form merger will have the right under Section 262 of the General Corporation Law of the State of Delaware to demand appraisal of their shares of Genomica common stock. Under Section 262, stockholders who comply with the applicable statutory procedures under the Delaware General Corporation Law will be entitled to receive a judicial determination of the fair value of their shares of Genomica common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of this fair value in cash, together with a fair rate of interest, if any. In Cede & Co. and Cinerama, Inc. v. Technicolor, Inc., the Supreme Court of the State of Delaware construed Section 262 of the General Corporation Law of the State of Delaware and held that the "accomplishment or expectation" exclusion from the calculation of fair value described in the preceding sentence is narrow and is designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value. We cannot assure you what methodology a court would use to determine fair value or how a court would select which elements of value are to be included in its determination.

     If Genomica stockholders have appraisal rights in connection with the merger, they will have to comply with specific statutory provisions under Delaware law. The following is a brief summary of the statutory procedures that must be followed by a Genomica stockholder in order to perfect appraisal rights under Delaware law.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE DELAWARE LAW PERTAINING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH IS ATTACHED TO THIS PROSPECTUS AS ANNEX F. BECAUSE OF THE COMPLEXITY OF SECTION 262 AND THE NEED TO STRICTLY COMPLY WITH VARIOUS TECHNICAL REQUIREMENTS, YOU SHOULD READ ANNEX F IN ITS ENTIRETY. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF GENOMICA COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262.

     A holder of shares of Genomica common stock wishing to exercise such holder's appraisal rights:

     - must deliver to Genomica, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of his or her shares; and

     - must not vote in favor of the adoption of the merger agreement.

In order not to vote in favor of the adoption of the merger agreement, a stockholder must either:

     - not return a proxy card and not vote in person in favor of the adoption of the merger agreement,

     - return a proxy card with the "Against" or "Abstain" box checked,

     - vote in person against the adoption of the merger agreement, or

     - register in person an abstention from the proposal to adopt the merger agreement.
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

     ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO GENOMICA CORPORATION AT 1715 38TH STREET, BOULDER, COLORADO 80301,
ATTENTION: DANIEL R. HUDSPETH.

     A holder of shares of Genomica common stock wishing to exercise the holder's appraisal rights must hold of record these shares on the date the written demand for appraisal is made and must continue to hold these shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform Genomica of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand before the taking of the vote on the adoption of the merger agreement at the special meeting of Genomica stockholders will constitute a waiver of appraisal rights.

     Only a holder of record of shares of Genomica common stock is entitled to assert appraisal rights for the shares of Genomica common stock registered in that holder's name. The demand for appraisal in respect of shares of Genomica common stock must be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that the holder intends by the demand for appraisal to demand appraisal of the holder's shares of Genomica common stock in connection with the merger. If the shares of Genomica common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares of Genomica common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand, the agent is acting as agent for the owner or owners. A record holder, such as a broker who holds shares of Genomica common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Genomica common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Genomica common stock held for other beneficial owners. In this case, however, the written demand should set forth the number of shares of Genomica common stock as to which appraisal is sought, and if no number of shares of Genomica common stock is expressly mentioned, the demand will be presumed to cover all shares of Genomica common stock held in the name of the record owner. Stockholders who hold their shares of Genomica common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     Within 10 days after the effective time of the merger, the surviving corporation must notify each holder of Genomica common stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement of the date that the merger has become effective. Within 120 days after the effective time of the merger, the surviving corporation or any holder of Genomica common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder's shares of Genomica common stock. The surviving corporation is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of Genomica common stock to initiate all necessary action to perfect their appraisal rights in respect of their shares of Genomica common stock within the time prescribed in Section 262.

     Within 120 days after the effective time of the merger, any holder of Genomica common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement, the aggregate number of shares with respect to which demands for appraisal have been received and the aggregate number of holders of these shares. This statement must be mailed within 10 days after a written request for the statement has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed by a holder of shares of Genomica common stock and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated within

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

20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to these stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under Section 262. The Delaware Court of Chancery may require the holders of shares of Genomica common stock who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation on the certificate of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to this stockholder.

     After determining the holders of Genomica common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Genomica common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Genomica common stock considering seeking appraisal should be aware that the fair value of their shares of Genomica common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of Genomica common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

     Any holder of shares of Genomica common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of Genomica common stock subject to this demand for any purpose. In addition, the shares subject to the demand will not be entitled to the payment of dividends or other distributions on those shares of Genomica common stock, except dividends or other distributions payable to holders of record of Genomica common stock as of a record date before the effective time of the merger.

     If any stockholder who demands appraisal of the holder's shares of Genomica common stock under Section 262 fails to perfect, or effectively withdraws or loses, the holder's right to appraisal, the shares of Genomica common stock of the stockholder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration, without interest. The number of shares of Exelixis common stock, and cash in lieu of a fraction of a share of Exelixis common stock, delivered to the stockholder will be based on the same exchange ratio utilized in the exchange offer and the merger, regardless of the market price of Exelixis common stock at the time of delivery. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF THESE RIGHTS.

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

POSSIBLE EFFECTS OF THE EXCHANGE OFFER

     Reduced Liquidity of Genomica Common Stock; Possibly No Longer Included for Quotation. The tender and exchange of shares of Genomica common stock pursuant to the exchange offer will reduce the number of holders of shares of Genomica common stock and the number of shares of Genomica common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of Genomica common stock held by the public. Shares of Genomica common stock are included for listing and principally traded on the Nasdaq National Market, or Nasdaq. Depending on the number of shares of Genomica common stock acquired pursuant to the exchange offer, following completion of the exchange offer, shares of Genomica common stock may no longer meet the requirements of Nasdaq for continued listing. The requirements for continued inclusion in Nasdaq, among other things, require that an issuer have either:

     - at least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5.0 million and net tangible assets of at least $4.0 million and at least two registered and active market makers for the shares; or

     - at least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15.0 million and at least four registered and active market markers, and either:

      - a market capitalization of at least $50.0 million; or

      - total assets and total revenue of at least $50.0 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

     Even if the requirements for continued inclusion in Nasdaq are not satisfied, the shares might nevertheless continue to be included in a different tier of Nasdaq with quotations published in the Nasdaq "additional list" or in one of the "local lists," but if the number of holders of the shares fall below 300, the number of publicly held shares fall below 500,000 or there are not at least two registered and active market makers for the shares, applicable Nasdaq rules provide that the shares are no longer "qualified" for Nasdaq reporting and Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the completion of the exchange offer, the shares of Genomica no longer meet the requirements for continued inclusion in the Nasdaq National Market or in any other tier of Nasdaq and the shares are no longer included in the Nasdaq National Market or in any other tier of Nasdaq, the market for shares of Genomica common stock could be adversely affected.

     If the shares of Genomica common stock no longer meet the requirements for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the shares of Genomica common stock and the availability of quotations for shares of Genomica common stock would, however, depend upon the number of holders or the aggregate market value of the shares remaining at that time, the interest in maintaining a market in shares of Genomica common stock on the part of securities firms, the possible termination of registration of the shares under the Securities Exchange Act of 1934, as described below, and other factors. We cannot predict whether the reduction in the number of shares of Genomica common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the shares of Genomica common stock.

     According to Genomica, as of November 20, 2001, there were approximately 23,001,126 shares of Genomica common stock outstanding.

     Status as "Margin Securities." Shares of Genomica common stock are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of shares of Genomica common stock. Depending on factors similar to those described above with respect to market quotations, following completion of the exchange offer, the shares of Genomica common stock may no longer constitute "margin securities" for the purposes of the

Federal Reserve Board's margin regulations, in which event the shares of Genomica common stock would not be eligible as collateral for margin loans made by brokers.

     Registration under the Securities Exchange Act of 1934. Shares of Genomica common stock are currently registered under the Securities Exchange Act of 1934. Genomica can terminate that registration upon application to the Securities and Exchange Commission if the outstanding shares are not listed on a national securities exchange or if there are fewer than 300 holders of record of shares of Genomica common stock. After completion of the merger, Exelixis intends to cause Genomica to terminate the registration of Genomica common stock under the Securities Exchange Act of 1934. Termination of registration of the shares of Genomica common stock under the Securities Exchange Act of 1934 would reduce the information that Genomica must furnish to its stockholders and to the Securities and Exchange Commission.

RELATIONSHIPS BETWEEN EXELIXIS AND GENOMICA

     Except for the Stockholder Tender Agreements or as otherwise described in this prospectus, neither Exelixis nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Genomica, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus, there have been no contacts, negotiations or transactions since January 1, 1998, between Exelixis or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Genomica or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither Exelixis nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has, since January 1, 1998, had any transaction with Genomica or any of its officers, directors or affiliates that would require disclosure under the rules and regulations of the Securities and Exchange Commission applicable to the exchange offer. For a description of the contacts and negotiations between Exelixis and any of our directors, executive officers or other affiliates, on the one hand, and Genomica and its directors, executive officers or affiliates on the other hand, relating to the exchange offer and the merger see the section of this prospectus entitled "The Transaction -- Background."

     Neither Exelixis nor, to the best of our knowledge, any of our directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any shares of Genomica common stock except pursuant to the Stockholder Tender Agreements described in more detail in the section of this prospectus entitled "The Stockholder Tender Agreements."

     Neither Exelixis nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has effected any transaction in shares of Genomica common stock during the past 60 days.

FEES AND EXPENSES

     We have retained Mellon Investor Services LLC to act as information agent in connection with the exchange offer. The information agent may contact holders of shares of Genomica common stock by mail, telephone, telex, telegraph, e-mail and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the exchange offer to beneficial owners of shares of Genomica common stock. We have agreed to pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the exchange offer, including certain liabilities under the U.S. federal securities laws.

     In addition, we have retained Mellon Investor Services LLC as the exchange agent. We have agreed to pay the exchange agent reasonable and customary compensation for its services in connection with the exchange offer, have agreed to reimburse the exchange agent for its reasonable out-of-pocket expenses and have agreed to indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.
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

     Except as described above, we have not agreed to pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of Genomica common stock pursuant to the exchange offer. We have agreed to reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

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                     CERTAIN TERMS OF THE MERGER AGREEMENT

     The following description of the merger agreement describes the material terms of the merger agreement. The complete text of the merger agreement is attached as Annex A to this prospectus and is incorporated into this prospectus by reference. We encourage all stockholders to read the entire merger agreement carefully.

THE EXCHANGE OFFER

     Generally. Under the terms of the merger agreement, we have begun an exchange offer for all outstanding shares of Genomica common stock. In the exchange offer, we are offering to exchange a portion of a share of Exelixis common stock computed through an exchange ratio for each share of Genomica common stock that is validly tendered and not properly withdrawn. For a description of the exchange ratio, see the section entitled "The
Transaction -- The Exchange Ratio." The initial expiration date of the exchange offer is December 27, 2001, the twentieth business day following its commencement. The initial expiration date may be extended under certain circumstances.

     Optional Extensions of the Exchange Offer. If any condition to the exchange offer is not satisfied or, if permissible, waived on any scheduled expiration date of the exchange offer, we may extend the expiration date of the exchange offer for successive extension periods of not more than 10 business days per extension, until all conditions to the exchange offer are satisfied or, if permissible, waived, or until the merger agreement is terminated in accordance with its terms. We also have the right to extend the exchange offer to the extent required by the applicable rules and regulations of the Securities and Exchange Commission or the National Association of Securities Dealers.

     Subsequent Offering Period. We may elect to provide a subsequent offering period of not less than three nor more than 20 business days after the acceptance of shares of Genomica common stock in the exchange offer if the requirements of Rule 14d-11 under the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of Genomica common stock that you tender during any subsequent offering period. During any subsequent offer period, we are required to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock that are validly tendered promptly after the tender of such shares. If we elect to provide a subsequent offering period, we are required to make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

     Prompt Payment for Shares of Genomica Common Stock in the Exchange
Offer. Subject to the terms of the exchange offer and the merger agreement and the satisfaction, or waiver to the extent permitted, of the conditions to the exchange offer, we are required to accept for exchange all shares of Genomica common stock validly tendered and not properly withdrawn pursuant to the exchange offer as soon as practicable after the applicable expiration date of the exchange offer, as it may be extended pursuant to the merger agreement, and are required to exchange all accepted shares of Genomica common stock promptly after acceptance.

     We will not issue certificates representing fractional shares of our common stock in the exchange offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Exelixis common stock that otherwise would be received by the holder) will receive cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying:

     - that fraction of a share of Exelixis common stock to which the stockholder is entitled (after aggregating all fractional shares of Exelixis common stock that otherwise would be received by the stockholder), by

     - the closing sales price of one share of Exelixis common stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, any other authoritative source) on the date we first accept shares for exchange in the exchange offer.

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COMPOSITION OF GENOMICA'S BOARD OF DIRECTORS AFTER THE EXCHANGE OFFER

     Upon the acceptance for payment of shares of Genomica common stock pursuant to the exchange offer, we will be entitled to designate four directors of Genomica. Under the terms of the merger agreement, Genomica has agreed to take all action necessary to cause Exelixis designees to be elected or appointed to Genomica's board of directors. Until the completion of the merger, Genomica's board of directors is required to include at least three members, referred to in this prospectus as the "continuing directors," who were directors of Genomica before the completion of the exchange offer. If, at any time before the completion of the merger, the number of continuing directors is reduced to fewer than three for any reason, the remaining and departing continuing directors will be entitled to designate a person or persons to fill any vacancy with the consent of Exelixis. If, however, we purchase 85% or more of Genomica common stock in the exchange offer, the number of continuing directors will be one.

     The merger agreement provides that if our designees are elected to Genomica's board of directors before the completion of the merger, the affirmative vote of a majority of the continuing directors will be required for Genomica to:

     - amend or terminate the merger agreement or agree or consent to any amendment or termination of the merger agreement;

     - waive any of Genomica's rights, benefits or remedies under the merger agreement;

     - extend the time for performance of our obligations under the merger agreement; or

     - approve any other action by Genomica that is likely to adversely affect the interests of the Genomica stockholders with respect to the transactions contemplated by the merger agreement.

THE MERGER

     Generally. The merger agreement provides that after completion of the exchange offer, Bluegreen Acquisition Sub will be merged into Genomica. Upon completion of the merger, Genomica will continue as the "surviving corporation" and will be a wholly owned subsidiary of Exelixis.

     The Completion of the Merger. The merger will become effective when the certificate of merger or certificate of ownership and merger, as the case may be, is filed with the Secretary of State of the State of Delaware. Exelixis and Genomica anticipate that the merger will be completed no later than the second business day after all of the conditions to the merger contained in the merger agreement are satisfied or, where permissible, waived, and have agreed to use all reasonable efforts to complete the merger within 40 days after the date we accept shares for exchange pursuant to the exchange offer.

     Upon completion of the merger, the directors and officers of Bluegreen Acquisition Sub will become the officers and directors of the surviving corporation, the certificate of incorporation of the surviving corporation will be amended to be substantively identical to the certificate of incorporation of Bluegreen Acquisition Sub, and the bylaws of Bluegreen Acquisition Sub will be the bylaws of the surviving corporation.

     Manner and Basis of Converting Shares of Genomica Common Stock in the Merger. Under the terms of the merger agreement, upon completion of the merger, each share of Genomica common stock will be converted into the right to receive a portion of a share of Exelixis common stock at the same exchange ratio used in the exchange offer. The merger consideration will not be payable in respect of shares of Genomica common stock held by Genomica immediately before completion of the merger, shares of Genomica common stock owned by Exelixis, Bluegreen Acquisition Sub or any other subsidiary of Exelixis immediately before the completion of the merger or shares of Genomica common stock for which appraisal rights are exercised under Delaware law.

     We will not issue fractional shares of our common stock in the merger. Instead, each stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Exelixis common

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stock that otherwise would be received by the stockholder) will receive cash
(rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying:

     - that fraction of a share of Exelixis common stock to which the stockholder is entitled (after aggregating all fractional shares of Exelixis common stock that otherwise would be received by such stockholder), by

     - the closing sales price of one share of Exelixis common stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, any other authoritative source) on the day of completion of the merger.

     The merger agreement provides that, as soon as reasonably practicable after the date of completion of the merger, the exchange agent will mail to each record holder of a certificate or certificates that represented shares of Genomica common stock before the merger, a letter of transmittal and instructions for use in exchanging Genomica common stock certificates for Exelixis common stock certificates. In addition, the merger agreement contemplates that, as soon as reasonably practicable after the exchange agent receives back from the record holder the Genomica common stock certificate, the letter of transmittal and any other documents that are reasonably required by the exchange agent or Exelixis, the exchange agent will mail to the record holder a certificate or certificates representing the appropriate number of shares of Exelixis common stock and an amount of cash for any fractional share. Additionally, record holders of Genomica common stock certificates may, at their option after the completion of the merger, physically surrender their Genomica common stock certificates in person at the offices of the exchange agent listed on the back of this prospectus for Exelixis common stock certificates and cash for any fractional share.

     After the completion of the merger, until it is surrendered and exchanged, each certificate that previously evidenced Genomica common stock will be deemed to evidence the right to receive shares of Exelixis common stock and the right to receive cash instead of fractional shares of Exelixis common stock. We will not pay dividends or other distributions on any shares of Exelixis common stock to be issued in exchange for any Genomica common stock certificate that is not surrendered until the Genomica common stock certificate is properly surrendered, as provided in the merger agreement.

TREATMENT OF GENOMICA STOCK OPTIONS AND WARRANTS

     Under the terms of the merger agreement, we will not assume any option to purchase Genomica common stock. Pursuant to Genomica's stock option plans, the vesting of all Genomica stock options that are not assumed in connection with a change in control (such as the consummation of the exchange offer) will accelerate and all options held by employees or non-employee directors of Genomica will become fully vested and exercisable immediately at the time we accept the shares of Genomica common stock for payment in the exchange offer. All Genomica stock options that are not exercised on or before the date we accept shares of Genomica common stock for payment pursuant to the exchange offer will terminate pursuant to the terms of the Genomica stock option plan under which the Genomica stock option was issued. In addition, certain employees of Genomica own stock acquired upon their exercise of Genomica stock options that is subject to a repurchase right of Genomica. These repurchase rights will not be assigned to Exelixis and, under the terms of the agreements giving rise to the repurchase rights, will terminate upon the closing of the exchange offer.

     Under the terms of the merger agreement, upon the completion of the exchange offer, we will automatically assume each outstanding warrant to acquire shares of Genomica common stock. Each Genomica warrant that we assume will be converted into a right to acquire the number of shares of Exelixis common stock equal to the product of the number of shares of Genomica common stock that were issuable upon the conversion of the Genomica warrant immediately before the completion of the exchange offer, multiplied by the exchange ratio (rounded down to the nearest whole number of shares of Exelixis common stock). The exercise price per share of Exelixis common stock issuable under each assumed Genomica warrant will be the per share exercise price at which the Genomica warrant was exercisable immediately before the completion of the exchange offer, divided by the exchange ratio (rounded up to the nearest whole cent).

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LOCK-UP

     In connection with the merger agreement, the directors, officers and affiliates of both Genomica and Exelixis have agreed not to sell or otherwise transfer or dispose of Exelixis common stock for 90 days following the date we first accept for payment shares pursuant to the exchange offer. A complete form of the lock-up agreement is attached as Annex C to this prospectus and is incorporated into this prospectus by reference.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains a number of customary representations and warranties relating to, among other things, certain aspects of the respective businesses and assets of each of the parties and their ability to complete the transaction. The representations and warranties of each party will expire upon completion of the merger.

CONDUCT OF BUSINESS BEFORE COMPLETION OF THE EXCHANGE OFFER

     The merger agreement contemplates that, until the completion of the merger, Genomica will conduct its operations in substantially the manner as conducted before the merger and will use all reasonable efforts to preserve its current business organization and its relationships with customers, suppliers and others. The merger agreement also expressly restricts Genomica's ability to engage in certain material transactions without Exelixis' prior written consent. Among other things, Genomica has agreed that it will not:

     - pay any dividend or repurchase, redeem or otherwise reacquire any outstanding shares of its capital stock;

     - issue any shares of capital stock, options or warrants (except that, before the completion of the exchange offer, Genomica may issue shares of common stock upon the valid exercise of outstanding Genomica stock options and warrants);

     - amend its certificate of incorporation, bylaws or similar organizational documents, or effect or become a party to any acquisition transaction;

     - enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

     - take or omit to take any action which would make any of the representations and warranties of Genomica contained in the merger agreement untrue or incorrect, prevent Genomica from performing or cause Genomica not to perform its covenants under the merger agreement or cause any of the conditions set forth in the merger agreement from being satisfied.

     We have agreed that, until the completion of the merger, we will conduct our operations substantially as conducted before the merger, and will not without Genomica's prior written consent, among other things, pay dividends, amend any of our corporate documents or become party to any other merger agreement.

REASONABLE EFFORTS TO COMPLETE THE TRANSACTION

     Exelixis and Genomica will make all filings required under antitrust laws applicable to the transaction and use reasonable efforts to take all actions necessary to complete the transaction.

LIMITATION ON GENOMICA'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS

     Genomica has agreed that, except in the circumstances described below, it will not, directly or indirectly:

     - solicit, initiate or knowingly take any action to encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (as defined below);

     - knowingly furnish any information about Genomica to any person (other than Exelixis or any designee of Exelixis) in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal;

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     - engage in discussions or negotiations with any person (other than
       Exelixis or any designee of Exelixis) with respect to an Acquisition Proposal;

     - approve, endorse or recommend an Acquisition Proposal; or

     - enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal.

     However, Genomica or Genomica's board of directors is permitted to furnish nonpublic information about Genomica to, or enter into discussions or negotiations with, any third party in response to an Acquisition Proposal if:

     - Genomica and its representatives have not breached or taken any action inconsistent with the merger agreement;

     - Genomica's board of directors concludes in good faith, after consultation with Genomica's outside legal counsel, that the Acquisition Proposal is reasonably likely to result in a Superior Offer (as defined below) and that this action is required in order for Genomica's board of directors to comply with its fiduciary obligations to Genomica's stockholders under applicable law;

     - at least two business days before furnishing any nonpublic information to, or entering into discussions with, the third party, Genomica gives us written notice of the identity of the party making the Acquisition Proposal and of Genomica's intention to furnish nonpublic information to, or enter into discussions with, this party, and Genomica receives from this party a signed confidentiality agreement; and

     - at least two business days before furnishing any nonpublic information to the party making the Acquisition Proposal, Genomica furnishes this nonpublic information to us (to the extent Genomica has not already furnished this nonpublic information to us).

     Genomica must, within one day after receipt of any Acquisition Proposal, inquiry or indication of interest that Genomica reasonably believes could lead to an Acquisition Proposal, advise us orally and in writing of the proposal, inquiry or request, the identity of the party making the proposal, inquiry or request and the terms of the Acquisition Proposal. Genomica must keep us fully informed as to the status of any Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification to any Acquisition Proposal.

     In addition, at any time before our acceptance of the shares of Genomica common stock pursuant to the exchange offer, Genomica's board of directors may withhold, withdraw or modify its recommendations that Genomica stockholders accept the exchange offer and approve and adopt the merger agreement if it determines, in good faith after consultation with its outside legal counsel, that withholding, withdrawing or modifying the recommendations is required in order for Genomica's board of directors to comply with its fiduciary obligations to Genomica stockholders, or if:

     - a bona fide written offer, not solicited in violation of the merger agreement, is made to Genomica by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction, and the offer is not withdrawn;

     - Genomica's board of directors determines in good faith (after consultation with a nationally recognized independent banking firm) that the offer constitutes a Superior Offer;

     - Genomica's board of directors determines in good faith, based upon the advice of Genomica's outside legal counsel, that, in light of the Superior Offer, the withdrawal or modification of the recommendations is required in order for Genomica's board of directors to comply with its fiduciary obligations to Genomica's stockholders;

     - the recommendations are not withdrawn or modified in a manner adverse to us at any time before two business days after we receive written notice from Genomica confirming that Genomica's board of

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       directors has determined that the offer is a Superior Offer and providing us with a copy of the Superior Offer; and

     - neither Genomica nor any of its representatives shall have violated any of the restrictions set forth above.

     An "Acquisition Proposal" means any offer or proposal made by a third party (other than an offer or proposal by us) contemplating any of the following:

     - any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which any person or "group" (as defined in the Exchange Act and the rules promulgated under the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Genomica or Genomica issues securities representing more than 20% of the outstanding securities of any class of its voting securities;

     - any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets or rights that constitute or account for 20% or more of the consolidated assets of Genomica; or

     - any liquidation or dissolution of Genomica.

     A "Superior Offer" means a bona fide written offer, not solicited in violation of the merger agreement, made by a third party after the date of the merger agreement for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction with respect to Genomica on terms that the board of directors of Genomica determines, after consultation with a nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer, and would be, if consummated, more favorable to Genomica's stockholders, from a financial point of view, than the transactions contemplated by the merger agreement. However, any offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by the offer is not committed.

     The terms of the merger agreement do not prohibit Genomica or Genomica's board of directors from taking and disclosing to Genomica stockholders a position with respect to a tender offer or an exchange offer by a third party, or from making any disclosure required by applicable law. However, in connection with any Acquisition Proposal, Genomica's board of directors may not withhold, withdraw, modify or change in a manner adverse to us, or fail to make, a recommendation that Genomica stockholders accept the exchange offer and approve and adopt the merger agreement, and Genomica's board of directors may not approve, endorse or recommend any Acquisition Proposal, unless the conditions described above under the caption "Limitation on Genomica's Ability to Consider Other Acquisition Proposals" are satisfied.

EMPLOYEE BENEFITS

     Under the terms of the merger agreement, for a period of one year following the completion of the merger, we are required, at our election, either to continue Genomica's employee benefit plans or to arrange for each Genomica employee who becomes or continues as an employee of Exelixis or any of our subsidiaries to be eligible to participate in any similar plans or programs of Exelixis on terms no less favorable than those offered to similarly situated newly hired employees of Exelixis. We are also required to continue Genomica's medical insurance plan for a period of three months after the date we accept for payment shares pursuant to the exchange offer. After the completion of the merger, Genomica employees who become and remain employees of Exelixis or any of our subsidiaries will be treated no less favorably than similarly situated newly hired employees of Exelixis or any of our subsidiaries with respect to compensation, employee benefits and terms and conditions of employment. No later than one year from the completion of the merger, we will arrange for all employees not then participating to become eligible to be participants in all Exelixis employee benefit plans on terms no less favorable than those offered to similarly situated newly hired employees of Exelixis. If, within one year following the completion of the merger, the surviving corporation terminates the employment of any employee (other than certain executive officers of Genomica) who was employed on the date we accepted shares of Genomica common stock for payment pursuant to the exchange offer, we will
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cause the surviving corporation to provide severance benefits to this employee equivalent to those previously provided to Genomica employees terminated in Genomica's reduction in force on October 4, 2001. Please see the section of this prospectus entitled "The Transaction -- Interests of Genomica's Officers and Directors in the Transaction," beginning on page 45, for a discussion of employee benefits and option agreements applicable to Genomica's directors and officers.

CONDITIONS TO THE EXCHANGE OFFER

     Our obligation to accept for exchange, and to deliver shares of Exelixis common stock in exchange for, shares of Genomica common stock that are validly tendered and not properly withdrawn, is subject to the satisfaction or, where permissible, the waiver of the conditions described in the merger agreement. All conditions to the exchange offer must be satisfied or waived before the exchange offer expires. The conditions to the exchange offer include the following:

     The Minimum Tender Condition. Before the expiration date of the exchange offer, as it may be extended pursuant to the merger agreement, there must be validly tendered, in accordance with the terms of the exchange offer, and not properly withdrawn a number of shares of Genomica common stock that, when added to any shares of Genomica common stock owned by Exelixis and Bluegreen Acquisition Sub, is equal to at least the sum of a majority of the total number of shares of Genomica common stock plus the total number of shares of Genomica common stock issuable upon exercise of options to acquire Genomica common stock, each as outstanding immediately before the expiration date of the exchange offer, as it may be extended pursuant to the merger agreement.

     Based on information supplied to us by Genomica, the number of shares needed to have been validly tendered and not properly withdrawn in order to satisfy the minimum tender condition as of November 20, 2001, would have been 12,977,277.

     Other Conditions to the Exchange Offer. The exchange offer is also subject to the conditions that, before the expiration of the exchange offer, as it may be extended pursuant to the merger agreement:

     - the applicable waiting period under United States antitrust laws must have expired or been terminated;

     - any applicable waiting periods under foreign antitrust laws must have expired or been terminated and any required consents or clearances must have been obtained;

     - the registration statement on Form S-4 relating to this transaction must have been declared effective under the Securities Act of 1933, and must not be the subject of any stop order or proceedings seeking a stop order;

     - the shares of Exelixis common stock that are to be issued in the transaction must have been approved for listing on the Nasdaq National Market;

     - Exelixis and Genomica must have received opinions of counsel to the effect that, based on certain customary assumptions, the transaction will be a tax-free reorganization for federal income tax purposes, and the respective opinions must not have been subsequently rescinded;

     - there must not have been any action taken or be pending any legal proceeding in which a governmental body is:

      - challenging or seeking to restrain or prohibit the consummation of the exchange offer or merger or any of the other transactions contemplated by the merger agreement;

      - seeking to prohibit or limit in any material respect our ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Genomica common stock to be acquired in the exchange offer or with respect to the stock of the surviving corporation;

      - seeking to materially and adversely affect the right of Exelixis, the surviving corporation or any of our or its respective subsidiaries to directly or indirectly own the assets or operate the business of Genomica;

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      - seeking to compel Genomica, Exelixis or any of its or our respective subsidiaries to dispose of or hold separate any assets totaling $5,000,000 in value or more, as a result of the merger or any of the transactions contemplated by the merger agreement;

      - obligating Genomica, Exelixis or any of its or our respective subsidiaries to pay material damages or otherwise become subject to material adverse consequences in connection with any of the transactions contemplated by the merger agreement;

      - seeking action which would otherwise result in a material adverse effect on Genomica or, as a result of the transactions contemplated by the merger agreement, a material adverse effect on us; or

      - no temporary restraining order, preliminary or permanent injunction or other court order preventing the consummation of the exchange offer or the merger shall have been issued by any court of competent jurisdiction and remain in effect, or there shall be any applicable legal requirement enacted or deemed applicable to the exchange offer or the merger that makes consummation of the offer or the merger illegal;

     - Genomica must have not have materially breached any of its covenants, obligations or agreements under the merger agreement;

     - the representations and warranties of Genomica contained in the merger agreement and not qualified with any materiality or material adverse effect qualifiers must have been materially true as of November 19, 2001 and must be materially true on and as of the date of the expiration of the exchange offer, as it may be extended pursuant to the merger agreement, with the same force and effect as if made as of that date, and the representations and warranties of Genomica contained in the merger agreement and qualified with materiality or material adverse effect qualifiers must have been true as of November 19, 2001 and must be true on and as of the date of the expiration of the exchange offer, as it may be extended pursuant to the merger agreement, with the same force and effect as if made as of this date except:

      - for changes contemplated by the merger agreement; and

      - for those representations and warranties which address matters only as of a particular date, which representations must have been true in all material respects as of such particular date;

     - there must not have been any material adverse effect on Genomica and no event or circumstance shall have occurred that would reasonably be expected to have a material adverse effect on Genomica;

     - Genomica must have cash, cash equivalents and short-term and long-term investments, net of all current liabilities of Genomica, totaling at least $108,750,000;

     - there shall not have occurred any general suspension of or limitation on prices for trading in securities on the Nasdaq National Market; and

     - the merger agreement must not have been terminated in accordance with its terms.

     We reserve the absolute right, in our sole discretion, subject to the terms of the merger agreement, to waive, in whole or in part, any of the conditions to the exchange offer. However, we may not waive the minimum tender condition or any of the conditions to the exchange offer in any manner which is adverse to the Genomica Stockholders, without Genomica's consent.

     As used in the merger agreement, "material adverse effect" as it relates to Genomica means an event that has a material adverse effect on or change in the capitalization, assets and liabilities taken as a whole or cash balance of Genomica, the ability of Genomica to consummate the exchange offer or the merger, or Exelixis' ability to exercise ownership rights with respect to the stock of the surviving corporation.

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CONDITIONS TO THE MERGER

     The obligations of Exelixis and Genomica to complete the merger are subject to the satisfaction or waiver of the following conditions:

     - if required by Delaware law, the merger agreement must have been adopted and approved by Genomica stockholders;

     - we must have accepted for exchange, and delivered shares of Exelixis common stock in exchange for, all shares of Genomica common stock that are validly tendered in the exchange offer;

     - no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits the completion of the merger or the other transactions contemplated by the merger agreement; and

     - the registration statement on Form S-4 relating to the transaction, including any post-effective amendment to the registration statement must have become effective, and must not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" or other state securities laws applicable to the registration and qualification of shares of Exelixis common stock must have been complied with.

TERMINATION OF THE MERGER AGREEMENT

     Termination by Mutual Agreement. Exelixis and Genomica may terminate the merger agreement at any time before the completion of the merger by mutual written consent.

     Termination by Either Exelixis or Genomica. Either Exelixis or Genomica may terminate the merger agreement at any time before the completion of the merger if:

     - the exchange offer has not been completed on or before March 1, 2002, unless the failure to complete the exchange offer is attributable to a failure of the party seeking to terminate the agreement to perform any material obligation under the merger agreement;

     - the exchange offer expires or terminates in accordance with the terms of the merger agreement without our having accepted for exchange any shares of Genomica common stock pursuant to the exchange offer, unless the expiration or termination of the exchange offer is attributable to a failure on the part of the party seeking to terminate the agreement to perform a material obligation under the merger agreement; or

     - there is any final and nonappealable judgment, injunction or order that prohibits the completion of the exchange offer or the merger.

     Termination by Exelixis. We may terminate the merger agreement at any time before the acceptance for exchange of shares of Genomica common stock pursuant to the exchange offer, if any of the following occurs:

     - Genomica's board of directors fails to recommend that Genomica stockholders accept the exchange offer and vote to approve the merger agreement;

     - Genomica's board of directors withdraws or modifies in any manner adverse to Exelixis its recommendation that Genomica stockholders accept the exchange offer or its recommendation that Genomica stockholders approve the merger agreement;

     - Genomica fails to include its recommendation that Genomica stockholders accept the exchange offer or its recommendation that Genomica stockholders approve the merger agreement in the Solicitation/ Recommendation Statement on Schedule 14D-9 which is being mailed together with this prospectus;

     - Genomica's board of directors fails to reaffirm in writing its recommendation that Genomica stockholders accept the exchange offer or its recommendation that Genomica stockholders approve the merger agreement, or fails to reaffirm in writing its determination that the exchange offer and the

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       merger are in the best interests of the Genomica's stockholders, within five days after we request in writing that such recommendation or determination be reaffirmed;

     - Genomica's board of directors approves or recommends any Acquisition Proposal to Genomica stockholders;

     - Genomica enters into any letter of intent or similar document or any contract relating to any Acquisition Proposal;

     - any tender offer or exchange offer (other than the exchange offer being made by us as described in this prospectus) relating to the outstanding shares of Genomica common stock is commenced and either Genomica's board of directors recommends acceptance of the tender offer or exchange offer, or within five days of the commencement of the tender offer or exchange offer, Genomica's board of directors fails to recommend rejection of the tender offer or exchange offer by Genomica stockholders; or

     - there is a material breach of Genomica's obligations described in the section entitled "Limitation on Genomica's Ability to Consider Other Acquisition Proposals" above.

     In addition, we may terminate the merger agreement, at any time before the acceptance for exchange of shares of Genomica common stock pursuant to the exchange offer, if:

     - Genomica materially breaches any covenant or agreement in the merger agreement; or

     - any representation or warranty of Genomica was materially inaccurate when made or becomes materially inaccurate after the date of the merger agreement.

     If, however, the breach of the covenant or agreement by Genomica, or the inaccuracy of the representation or warranty of Genomica, is reasonably curable by Genomica, then we may not terminate the merger agreement on account of this breach until 30 days after the date that the breach becomes known to Genomica or us.

     Termination by Genomica. Genomica may terminate the merger agreement at any time before the acceptance for exchange of shares of Genomica common stock pursuant to the exchange offer, if:

     - we materially breach any covenant or agreement in the merger agreement;
       or

     - any representation or warranty of Exelixis is materially inaccurate when made or becomes materially inaccurate after the date of the merger agreement.

     If, however, the breach of the covenant or agreement by Exelixis, or the inaccuracy of the representation or warranty of Exelixis, is reasonably curable by us, then Genomica may not terminate the merger agreement on account of this breach until 30 days after the date that the breach becomes known to Genomica or us.

     In addition, Genomica may terminate the merger agreement at any time before the acceptance for exchange shares of Genomica common stock pursuant to the exchange offer in order to enter into a letter of intent or similar document or any agreement, contract, or commitment with respect to an Acquisition Proposal, if:

     - Genomica has complied with its obligations discussed in "Limitations on Genomica's Ability to Consider Other Acquisition Proposals" above.

     - Genomica's board of directors has authorized, subject to complying with the terms of the merger agreement, Genomica to enter into a definitive written agreement for a transaction that constitutes a Superior Offer;

     - Genomica notifies us in writing that it has received a Superior Offer, intends to enter into a definitive agreement with respect to the Superior Offer and attaches the most current version of the agreement to such notice;

     - Exelixis does not make, within five business days after receipt of Genomica's written notice of its intention to enter into a definitive agreement for a Superior Offer, any offer that Genomica's board of directors in good faith determines, after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, is at least as favorable to Genomica stockholders as the Superior Offer;

     - during such period Genomica has fully cooperated with Exelixis, including, without limitation, informing Exelixis of the terms and conditions of the Superior Offer and the identity of the person making the Superior Offer, with the intent of enabling both parties to agree to a modification of the terms and conditions of the merger agreement so that the transactions contemplated in the merger agreement may be effected; and

     - immediately following the termination of the merger agreement, Genomica enters into a definitive agreement to effect the Superior Offer.

     If the merger agreement is terminated pursuant to any of the provisions described above in this section, the merger agreement will become void and of no effect, with no liability on the part of us or Genomica, unless certain circumstances exist pursuant to which reimbursement of expenses described below may become payable or there is an intentional or willful breach of the merger agreements by one of us.

EXPENSES

     The merger agreement provides that all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement are to be paid by the party incurring such expenses. However, if the merger agreement is terminated by either party for any reason other than a material breach by us, then Genomica is required to pay us $750,000 for reimbursement of our fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Exelixis in connection with the preparation and negotiation of the merger agreement and otherwise in connection with the exchange offer and the merger.

AMENDMENTS TO THE MERGER AGREEMENT

     The merger agreement may be amended, modified or waived by Exelixis' or Genomica's board of directors at any time (whether before or after adoption of the merger agreement by Genomica stockholders) if the amendment or waiver is in writing and signed, in the case of an amendment, by Genomica and Exelixis or, in the case of a waiver, by the party against whom the waiver is to be effective. However, after the adoption of the merger agreement by the stockholders of Genomica, if necessary, no amendment shall be made which by law requires further approval of Genomica stockholders without the further approval of Genomica stockholders. See the section entitled "Conditions to the Exchange Offer" above for information regarding our right to waive conditions to the exchange offer.

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

                       THE STOCKHOLDER TENDER AGREEMENTS

     The following description of the stockholder tender agreements describes the material terms of the stockholder tender agreements. A complete form of the stockholder tender agreement is attached as Annex B to this prospectus and is incorporated into this prospectus by reference. All stockholders are urged to read the form of the stockholder tender agreement carefully.

PARTIES TO THE STOCKHOLDER TENDER AGREEMENTS

     As an inducement for us to enter into the merger agreement, Genomica's directors, officers and certain affiliated stockholders have entered into stockholder tender agreements with us and granted us an irrevocable proxy with respect to the shares of Genomica common stock, and options and warrants to acquire shares of Genomica common stock, beneficially owned by them.

     Genomica's directors, officers and affiliated stockholders who have beneficial ownership of 6,061,663 shares of Genomica common stock in the aggregate have agreed to tender and not withdraw their shares of Genomica common stock in the exchange offer. In addition, if certain conditions are met, the officers, directors and affiliated stockholders of Genomica who are parties to the stockholder tender agreements may be obligated to exercise "in the money" options and warrants and tender the shares issued upon exercise of such options and warrants to the extent necessary to satisfy the minimum tender condition for the exchange offer. Assuming that all options and warrants with a per share exercise price of $5.00 or less are "in the money", then this obligation may apply to options and warrants to purchase up to approximately 1,114,587 shares of Genomica common stock. If any party to a stockholder tender agreement is obligated by the terms of those agreements to exercise options or warrants, Exelixis has agreed that, if requested by the stockholder, it or its designee will provide a loan to that party for the aggregate exercise price on commercially reasonable terms.

AGREEMENT TO TENDER

     Each stockholder who has signed a stockholder tender agreement has agreed that, unless we request otherwise, the stockholder will tender his or her shares of Genomica common stock in the exchange offer within 10 business days after the commencement of the exchange offer and will not withdraw the shares so tendered.

AGREEMENT TO VOTE

     Each stockholder who has signed a stockholder tender agreement has agreed that, until the earlier of the day when the merger is completed or the day when the merger agreement is validly terminated pursuant to its terms, the stockholder will vote, or cause his or her shares of Genomica common stock to be voted:

     - against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Genomica in the merger agreement;

     - against any action or agreement that would cause any of the conditions to the exchange offer or the merger to not be satisfied; and

     - against the following actions (other than the exchange offer, the merger and the transactions contemplated by the merger agreement): (i) any Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of Genomica, other than any change contemplated by the merger agreement; or (iii) any other action which is intended to, or could reasonably be expected to, impede, delay, discourage or adversely affect the consummation of the exchange offer, the merger or any of the other transactions contemplated by the merger agreement or the stockholder tender agreement.

     By their terms, the stockholder tender agreements have no effect on the signing stockholder's rights or obligations in his or her capacity as a director or officer of Genomica.

TERMINATION

     All obligations under the stockholder tender agreements terminate upon the termination of the merger agreement pursuant to its terms.

                        INFORMATION RELATING TO GENOMICA

OVERVIEW

     Genomica is a provider of innovative software products and services that are designed to enable pharmaceutical and biotechnology researchers to accelerate the drug discovery and development process. Discovery Manager(TM) software, Genomica's first product, is used for genomics research, including genetic research, gene discovery and pharmacogenomics. This product allows researchers to turn the vast volumes of gene, SNP, protein and patient data from diverse sources into information useful for drug discovery. Genomica licenses Discovery Manager to leading genomics-based research organizations, including AstraZeneca, GlaxoSmithKline and the National Cancer Institute. Genomica has a strategic alliance with Applied Biosystems to license software products to be used with Applied Biosystems' industry-leading hardware and software systems for drug discovery.

CHANGE IN BUSINESS STRATEGY

     On October 2, 2001 Genomica's board of directors approved a cost reduction plan resulting in a restructuring of its operations and consolidation of its facilities, including the involuntary termination of a significant portion of its workforce. This plan included the immediate termination of 101 employees, including 91 located in Genomica's Boulder, Colorado office, three employees located in its United Kingdom office and seven employees located elsewhere throughout the United States.

DISCOVERY MANAGER

     Discovery Manager is Genomica's core bioinformatics product. It is an integrated suite of software tools and a database template for genomics research. The database can be filled with genomic data from the user's own research as well as publicly available and other sources. Genomica's tools include sophisticated scientific algorithms designed for easy use by genomic researchers without the assistance of bioinformaticists. Discovery Manager enables individual or collaborating researchers to access, store, manipulate, analyze, annotate and integrate genomic data from a variety of sources.

     Supported Disciplines. Genomica develops Discovery Manager to be used by researchers in a broad range of disciplines, including:

     - Clinical genetics. Clinical geneticists identify patients and collect their medical data. Discovery Manager allows these researchers to store and view patient information in a simple graphical format, which can show the medical and genetic data of each patient as well as parent and sibling genetic relationships among family members, called pedigrees.

     - Epidemiology. Epidemiologists study the genetic and environmental causes for disease. Discovery Manager helps these researchers analyze and determine how a genetic trait or environmental factor is distributed among people in a population.

     - Statistical genetics. Statistical geneticists identify the regions of DNA that determine a particular trait. Discovery Manager helps these researchers group individuals together and test various hypotheses regarding the portion of DNA to which a trait is linked.

     - Human genetics. Human geneticists identify the location of genes using a variety of sophisticated analytical approaches. Discovery Manager helps these researchers study the specific genes of each family member.

     - Molecular biology. Molecular biologists determine the function of genes. Discovery Manager helps these researchers organize and analyze genetic map and sequence data to isolate genes and determine their function.

     - Pharmacogenomics. Pharmacogenomics researchers determine the genetic basis for why a drug works for some people but not others. Discovery Manager helps these researchers examine the genetic variations of a group of patients with similar drug responses.
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

     Key Tools. Discovery Manager provides three key tool sets that are used by different types of researchers to facilitate the interpretation of data relevant to the drug discovery and development process:

     - Sequence analysis tools. Sequence analysis is the examination of a specific DNA sequence to understand the structure and function of the sequence. Discovery Manager provides tools for finding genes in human DNA sequences and comparing two or more sequences for similarity.

     - Genetic analysis tools. Genetic analysis is the isolation and analysis of DNA variations in families and unrelated populations. Discovery Manager provides tools to integrate, manipulate, edit and analyze genetic data.

     - Map analysis tools. Map analysis is the construction and comparison of maps containing different representations of genetic information. Discovery Manager provides tools that support the graphical viewing, manipulation and comparison of maps that are created using well-known algorithms.

     Discovery Manager Database. A key component of Discovery Manager is a central repository of genomic data compiled from many sources:

     - Legacy data. Data that researchers have previously accumulated on various systems and in various formats.

     - New data.  Results from experiments performed using Discovery Manager.

     - Other public data. If a customer wishes to incorporate data from sources other than those in the Reference Database, the customer can convert it into a common format and import it into Discovery Manager. Customers can also access the National Center for Biotechnology Information and other websites of interest directly from Discovery Manager. Researchers use information from these websites to annotate their database.

     Reference Database. Genomica offers its proprietary database, the Reference Database, as an option to licensees of Discovery Manager. This Reference Database compiles into one database and in one common format all of the information from 13 publicly available databases.

     Common User Interface. Discovery Manager addresses many important aspects of genomics research from a common user interface. This interface permits researchers to access, use and compare data from a single database. With simple point-and-click operations, researchers can map, compare, query and graphically display data in formats commonly used in the industry. Using annotation tools, researchers may enrich data with additional information, such as experiment details, literature references and direct links to websites of interest. The common user interface also enables many different types of researchers to use the same data and system to do their part of the analysis.

     Security. Because of the potential value of proprietary genomic information, security is important to Genomica's customers. Discovery Manager provides security and access features that enable system administrators to assign user accounts and passwords, provides users with access to authorized projects and allows management to review the work progress within the genomic project while insuring the privacy of sensitive project data.

LINKMAPPER(TM) SOFTWARE

     Linkmapper is Genomica's first product resulting from a development and distribution alliance with Applied Biosystems. Genomica completed development and delivered the Linkmapper product to Applied Biosystems in October 2000. Applied Biosystems began marketing this product along with its own hardware and software product lines in 2001. Linkmapper offers reduced functionality from our Discovery Manager product and it was developed on Genomica's Java and Oracle technology platform. Applied Biosystems will pay Genomica a royalty payment for each unit licensed to its customers. Genomica also will share in any revenues received by Applied Biosystems from entering into customer software support and maintenance agreements related to Linkmapper. Applied Biosystems is not expected to meet the minimum sales milestones required to maintain its exclusive right to license and re-sell Linkmapper.

     Linkmapper provides researchers with a powerful set of software applications for manipulating, organizing, and analyzing genetic data that is generated from genotyping hardware systems manufactured and sold by Applied Biosystems. Linkmapper enables researchers, who are customers of Applied Biosystems, to perform allele-calling functionality, quality checking of data and genetic data management and analysis in one integrated system. This end-to-end connectivity from the hardware instrumentation and software applications is expected to significantly enhance downstream data analysis for creating genetic maps.

CONSULTING AND SCIENTIFIC SERVICES

     Genomica currently offers limited consulting services that are included in the price of Discovery Manager. Genomica offers a full range of consulting services on a fee-for-service basis in conjunction with Discovery Manager, including the following:

     - Product integration. Helping customers integrate the Discovery Manager product suite into their bioinformatics departments and scientific workflow.

     - Technical consulting. Providing custom programming, technical guidance and tools development for bioinformatics needs.

     - Scientific consulting.  Helping customers with their genomics research.

     Examples of this service include designing scientific experiments, formulas and algorithms.

CUSTOMERS

     Genomica licenses its products and provides services to pharmaceutical and biotechnology companies and academic institutions in the United States and Western Europe. The following is a partial list of Genomica's current customers:
AstraZeneca, Aventis, GlaxoSmithKline, National Cancer Institute, National Institutes of Health, Oxagen Limited, Pfizer, University of Oxford, Wellcome Trust Centre for Human Genetics and Yale University.

     For the year ended December 31, 2000, the customers listed above accounted for nearly all of Genomica's revenue. Of this amount, AstraZeneca accounted for 32% of its revenue, GlaxoSmithKline accounted for 21% of its revenue, Oxagen accounted for 15% of its revenue and Pfizer accounted for 11% of its revenue. Genomica expects that these four customers will continue to account for a high percentage of its total revenue for the immediate future.

RESEARCH AND DEVELOPMENT

     The research and development for Genomica's products takes place at Genomica's headquarters in Boulder, Colorado and at Genomica's facility in Sacramento, California.

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

     Genomica believes that patents are not generally a significant factor in Genomica's business and that the success of Genomica depends primarily on the technical competence, and managerial and marketing ability of Genomica's personnel.

     GENOMICA(TM), Discovery Manager(TM) and Linkmapper(TM) are trademarks owned by Genomica.

     Genomica is the exclusive, worldwide licensee of the Genome Topographer technology owned by Cold Spring Harbor Laboratory. Genome Topographer is a general-purpose computer system useful for studying complex, genetic diseases and serves as the intellectual property foundation of Discovery Manager. The Genome Topographer technology includes the patented Chang/Marr algorithm, which incorporates, either in hardware or software form, an algorithm for analyzing genetic data. Genomica's license with Cold Spring Harbor Laboratory grants Genomica exclusive, worldwide rights to the Chang/Marr Patent, as well as the exclusive right to commercialize the complete set of Genome Topographer technology that is incorporated into Genomica's Discovery Manager product.

EMPLOYEES

     As of November 20, 2001 Genomica had 42 full-time employees, including 32 employees primarily engaged in research and development and 10 in general and administration. None of Genomica's employees are currently represented under collective bargaining agreements and Genomica considers its employee relations to be good.

PROPERTIES

     Genomica's headquarters and principal executive offices are located at 1715 38th Street, Boulder, Colorado under a lease that provides approximately 42,000 square feet for Genomica's operations. Following the adoption of Genomica's restructuring plan on October 2, 2001, Genomica subleased 24,000 square feet of the available space, leaving Genomica with approximately 18,000 square feet for its operations. This facility serves as the base for Genomica's research and development and product support operations.

     Genomica leases approximately 2,200 square feet in Sacramento, California, that serves as a software engineering and development office.

LEGAL PROCEEDINGS

     Genomica is not currently involved in any legal proceedings that are expected to have a material adverse effect on its business or consolidated financial position.

                 GENOMICA MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. A variety of factors could cause Genomica's actual results to differ from the anticipated results expressed in such forward-looking statements. These include, among others, failure to manage the recently completed restructuring to achieve its financial goals, Genomica's reliance on a limited number of customers for a majority of its revenue, failure by Genomica to meet financial expectations of investors, potential defects associated with Genomica's product, activities by Genomica and others regarding protection of intellectual property, and Genomica's reliance on key personnel. For more information, please review Genomica's periodic reports under the Securities Exchange Act of 1934, including, without limitation, the investment considerations set forth in Genomica's annual report on form 10-K and other publicly filed documents. The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to the exchange offer.

OVERVIEW

     Genomica is a provider of innovative software products and services that are designed to enable pharmaceutical and biotechnology researchers to accelerate the drug discovery and development process. Discovery Manager, Genomica's primary product, is used for genomics research, including genetic research, gene discovery and pharmacogenomics. This product allows researchers to turn the vast volumes of gene, SNP and patient data from diverse sources into information useful for drug discovery. Genomica's current customers include leading genomics-based research organizations such as AstraZeneca, GlaxoSmithKline and the National Cancer Institute. Genomica has a strategic alliance with Applied Biosystems to license and market certain components of its software technology and products for use with Applied Biosystems' industry-leading systems for drug discovery. Currently, however, Applied Biosystems is not expected to meet the minimum sales milestones required to maintain its exclusive right to license and re-sell Linkmapper.

     Genomica has sold its products directly to customers since June 1998. Genomica derives revenue primarily from granting licenses to the Discovery Manager products and the Reference Database to pharmaceutical, biotechnology and academic research organizations. Genomica's software license agreements are typically one year or longer in length, and include support and maintenance. The price for each agreement depends upon the number of users licensed by Genomica's customers, the duration of the agreement and which of its product components and services the customer purchases. Genomica typically invoices its customers on an annual or quarterly basis at the commencement of the software license agreement and on each subsequent anniversary date. Genomica records deferred revenue at the time it invoices and it recognizes the associated revenue ratably over the related period. For products sold through Genomica's relationship with Applied Biosystems, Genomica recognizes revenue on the license fee royalty and records deferred revenue for the support and maintenance, which is recognized over the annual support period.

     Genomica has incurred losses since its inception. As of September 30, 2001, Genomica had an accumulated deficit of $74.7 million. The deficit includes stock-based non-cash compensation charges of $22.1 million, including $5.8 million recognized in 2001, and a $17.1 million non-cash deemed dividend for the difference between the deemed fair value of Genomica's common stock and the price at which its Series C preferred stock and Series D preferred stock issued in 2000 were convertible. The remainder of the accumulated deficit, $35.5 million, resulted from the significant costs incurred in the development of Genomica's technology platform and the establishment of relationships with its customers. In addition, as a result of option grants made prior to Genomica's initial public offering with exercise prices below their deemed fair market value for financial reporting purposes, Genomica will incur approximately $9.6 million in additional non-cash compensation charges to earnings in future periods. This amount is subject to reduction for stock option forfeitures, such as the October 2001 terminations discussed below.

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

CHANGE IN BUSINESS STRATEGY

     On October 2, 2001 Genomica's Board of Directors approved a cost reduction plan resulting in a restructuring of Genomica's operations and consolidation of its facilities, including the involuntary termination of a significant portion of Genomica's workforce. The plan included the immediate termination of 101 employees, including 91 located in Genomica's Boulder, Colorado office, three employees located in the United Kingdom office, and seven employees located elsewhere throughout the United States. Genomica currently has 42 employees.

     On October 4, 2001 Genomica announced its new product and corporate strategy that required restructuring its operations and a workforce reduction. This change in strategy was based on Genomica's belief that the initial target market for third-party enterprise software is not developing fast enough to build stockholder value within a reasonable timeframe.

     As a result of the restructuring announced on October 4, 2001, Genomica anticipates recording a restructuring charge during the fourth quarter totaling approximately $4.3 million, including charges totaling $1.9 million for involuntary termination benefits, $1.7 million for asset impairments, and $0.7 million for lease and contract termination fees. Termination benefits were paid at the time the plan was implemented. In conjunction with the restructuring, Genomica has closed its office in the United Kingdom and the Boulder, Colorado office was consolidated from 42,000 square feet to 18,000 square feet. The remaining 24,000 square feet of Genomica's facilities in Boulder have been subleased. Losses relating to subleases are included in the $4.3 million restructuring charge. Genomica's asset impairments were primarily due to the consolidation of operations, facilities closures and excess equipment that was taken out of service or disposed of.

     Genomica may institute additional cost reduction initiatives. As a result, there could be additional charges related to severance liabilities and asset impairments.

     Genomica's restructuring plan was adopted subsequent to September 30, 2001, and, therefore, its financial position as of September 30, 2001 and the results of operations for the nine months then ended do not reflect the effects of the charges discussed above. The following summarizes Genomica's financial statements had these charges been included as of and for the nine months ended September 30, 2001.

                                                                  PRO FORMA
                                                              BALANCE SHEET DATA
                                                              SEPTEMBER 30, 2001
                                                              ------------------
Property and equipment, net.................................     $  3,300,000
                                                                 ============
Total assets................................................     $117,100,000
                                                                 ============
Total current liabilities...................................     $  4,300,000
                                                                 ============
Total stockholders' equity..................................     $112,800,000
                                                                 ============

                                                                  PRO FORMA
                                                                STATEMENTS OF
                                                               OPERATIONS DATA
                                                                 FOR THE NINE
                                                                 MONTHS ENDED
                                                              SEPTEMBER 30, 2001
                                                              ------------------
Net loss....................................................     $(21,300,000)
                                                                 ============
Net loss per share, basic and diluted.......................     $      (0.95)
                                                                 ============

RESULTS OF OPERATIONS

  NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Total Revenue. Total revenue increased to $1.3 million from $1.2 million for the same period of 2000. The revenue growth is primarily due to $57,000 of consulting fees and $64,000 of royalty fees from Genomica's Linkmapper product sold through Applied Biosystems. The consulting fees were from two
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

consulting projects, one completed in April 2001 and the other completed in September 2001. Grant revenues of $27,000 were recognized for the first quarter of 2000; there were no grant revenues in 2001 as the grant was completed in February of 2000. Revenue from Genomica's Discovery Manager software may decrease in the future if current customers decide not to renew their contracts.

     Costs of Revenue. Costs of revenue increased to $286,000 in 2001 from $281,000 for the same period of 2000. The increase is primarily due to increased customer support costs and costs associated with Genomica's consulting fee revenue, partially offset by decreased costs of research grants. Genomica expects its costs of revenue to decrease substantially due to its change in strategy.

     Research and Development. Research and development expenses increased to $10.8 million in 2001 from $8.9 million for the same period of 2000. Excluding non-cash compensation charges of $1.2 million in 2001 and $3.4 million in 2000, research and development expenses increased $4.1 million. The increase in costs is primarily due to increased salaries, recruiting, and other personnel costs associated with Genomica's hiring additional software developers and scientists to develop scientific applications using Java technology and Oracle Corporation's relational database management system in early 2001. Genomica has substantially reduced its research and development activity by terminating 75 of its 108 employees; Genomica expects research and development expenses will decrease significantly due to its change in corporate strategy.

     Selling and Marketing. Selling and marketing expenses increased to $5.9 million in 2001 from $5.1 million for the same period of 2000. Excluding non-cash compensation charges of $2.2 million in 2001 and $2.8 million in 2000, selling and marketing costs increased $1.4 million. Additional salaries, other personnel costs, consulting, travel, advertising, and exhibition costs comprised the majority of the increase for the period. Selling and marketing expenses will decrease significantly as Genomica terminated all 16 of its employees in the sales and marketing departments due to its change in corporate strategy. Genomica is not currently marketing any of its existing products and has no plans to do so in the immediate future.

     General and Administrative. General and administrative expenses decreased to $5.8 million in 2001 from $7.0 million for the same period of 2000. Excluding non-cash compensation charges of $2.5 million in 2001 and $5.2 million in 2000, general and administrative costs increased $1.5 million. The cost increase for the period is primarily related to salaries, and other personnel costs, investor relations and reporting costs associated with being a public company. Genomica expects general and administrative expenses will decrease in the immediate future as Genomica terminated ten of its 18 general and administrative employees and due to its change in corporate strategy.

     Non-cash Stock-based Compensation. Non-cash charges representing the amortization of deferred stock compensation totaled $5.8 million for the period in 2001 compared to $11.4 million for the comparative period in 2000. The decrease in non-cash compensation expense is due to the method of amortizing Genomica's deferred compensation, which results in the recognition of a larger portion of expense in the initial periods after grant, and due to employees who left the company. Genomica expects non-cash compensation expense to decrease in the future due to the termination of employees resulting from its change in strategic direction.

     Interest Income. Interest income increased to $5.0 million in 2001 from $617,000 in the same period of 2000. The increase is due to Genomica's higher cash and investment balances resulting from the proceeds of its initial public offering. The proceeds from Genomica's initial public offering have been invested in investment grade securities to be used as needed. Genomica expects a lower average rate of return on its investment portfolio in the future as securities mature and are reinvested into lower interest bearing securities caused by current market conditions. Due to Genomica's cost reduction plan, Genomica will significantly reduce the amount of cash used to fund its operating losses in future periods.

     Other Expense. Other expense increased $518,000 in 2001 from $0 in 2000 because Genomica reserved for the uncollectability of a note receivable during the quarter. The impairment of the note was due to unfavorable changes in market conditions in the financing industry, which prevented the issuer of the note from obtaining sufficient capital to fund its operations at a level which would have indicated that this note would be repaid. The initial investment in the note receivable was made in the first quarter of 2001.

     Deemed Dividend Related to Beneficial Conversion Feature of Preferred Stock. In 2000, Genomica incurred charges of approximately $17.1 million related to the issuance of its Series C and Series D preferred stock. All of Genomica's preferred stock converted to common stock upon the closing of its initial public offering on October 4, 2000. There was no comparable charge for the same period in 2001.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Total Revenue. Total revenue increased to $1,642,000 in 2000 from $781,000 for the same period of 1999. The revenue growth was due primarily to licensing Genomica's software to an increased number of pharmaceutical and biotechnology organizations. Genomica recognized revenue from consulting services of $23,000 in 2000; no such revenue was recognized in 1999. Grant revenue of $27,000 was recognized in 2000 compared to $159,000 in 1999. Grant revenue decreased for the year 2000 due to the completion of the grant in February 2000.

     Costs of Revenue. Costs of revenue decreased to $384,000 in 2000 from $447,000 in 1999. The decrease was due primarily to decreased costs of research grants in 2000. Genomica's research grants paid for Genomica's direct costs of performing specified research projects and a portion of its other operating expenses.

     Research and Development. Research and development expenses increased to $12.0 million in 2000 from $4.9 million in 1999. Nearly $4.4 million of the increase was attributable to non-cash compensation expense from options for common stock issued to employees, as discussed below. There was $846,000 of non-cash compensation expense in 1999. The remainder of the increase is primarily due to increased salaries, recruiting, and other personnel costs associated with Genomica's engaging additional software developers.

     Selling and Marketing. Selling and marketing expenses increased to $7.2 million in 2000 from $1.7 million in 1999. Approximately $4.0 million of the increase was related to non-cash compensation expense from options for common stock issued to employees, as discussed below. There was $85,000 of non-cash compensation expense in 1999. The remaining increase is primarily attributable to additional salaries, consulting, other personnel costs and travel associated with the expansion of Genomica's selling and marketing team.

     General and Administrative. General and administrative expenses increased to $9.0 million in 2000 from $1.7 million in 1999. Approximately $6.3 million of the increase is attributable to non-cash compensation expense from options for common stock issued to employees, as discussed below. There was only $738,000 of non-cash compensation expense in 1999.

     Non-cash Stock-based Compensation. In connection with the grant of stock options to employees at exercise prices between $0.75 and $10.02 per share, Genomica recorded deferred stock compensation of $25.6 million for the year ended December 31, 2000. In addition, Genomica recorded approximately $200,000 of deferred compensation in connection with the issuance of options for common stock to certain advisors of the company. Amortization of deferred stock compensation totaled $14.7 million for the year ended December 31, 2000.

     Interest Income. Interest income increased to $2.6 million in 2000 from $419,000 in 1999. The increase was attributable to Genomica's higher cash and investment balances in these periods resulting from the proceeds of sales of preferred stock and Genomica's initial public offering.

     Interest Expense. Interest expense increased to $45,000 in 2000 compared to $18,000 in 1999. The increase was attributable to higher average outstanding debt related to capital leases for equipment. These capital leases were repaid in the fourth quarter of 2000 with a portion of the proceeds from Genomica's initial public offering.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Total Revenue. Total revenue increased to $781,000 in 1999 from $197,000 in 1998. This increase was due primarily to licensing Genomica's software to an increased number of pharmaceutical and biotechnology organizations. Genomica also recognized revenue from research grants of $159,000 in 1999; no such revenue was recognized in 1998.

     Costs of Revenue. Costs of revenue increased to $447,000 in 1999 from $141,000 in 1998. This increase was due to approximately $90,000 from additional customer service and support costs, $57,000 from software royalty payments for third-party software licenses and $159,000 from costs associated with research grants.

     Research and Development. Research and development expenses increased to $4.9 million in 1999 from $2.3 million in 1998. The increase was primarily related to an increase in salaries and other personnel costs in 1999 related to engaging additional software developers. Genomica also incurred non-cash compensation expense of $846,000 in 1999 from options for common stock issued with exercise prices below the deemed market value of the common stock for financial reporting purposes, as discussed below.

     Selling and Marketing. Selling and marketing expenses increased to $1.7 million in 1999 from $634,000 in 1998. The increase was due primarily to increases in personnel and travel costs from the expansion of Genomica's selling and marketing team. Genomica also increased its product marketing expenses to enhance the visibility of its product. Genomica incurred non-cash compensation expense of $85,000 in 1999 for options for common stock issued to employees, as discussed below.

     General and Administrative. General and administrative expenses increased to $1.7 million in 1999 from $884,000 in 1998, an increase of $839,000. The increase was due primarily to additions to Genomica's management team. Genomica incurred non-cash compensation expense of $738,000 in 1999 from options for common stock issued to employees, as discussed below.

     Non-cash Stock-based Compensation. In connection with the grant of stock options to employees, Genomica recorded deferred stock compensation of $7.4 million during the year ended December 31, 1999, of which $1.7 million was expensed in 1999.

     Interest Income. Interest income increased to $419,000 in 1999 from $90,000 in 1998. The increase was due primarily to Genomica's higher average cash and investment balances during 1999 as a result of a private placement of equity securities in February 1999 and December 1998.

     Interest Expense. Interest expense decreased to $18,000 in 1999 from $55,000 in 1998 due primarily to lower average debt outstanding during 1999 following the conversion of a note payable to equity in 1998.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 2001, Genomica had cash, cash equivalents and investments of approximately $110.8 million, down from $123.9 million of cash, cash equivalents and investments at December 31, 2000.

     During the nine months ended September 30, 2001, Genomica used cash of approximately $10.3 million to fund its net losses of $17.0 million. Genomica's investing activities for the nine months ended September 30, 2001 used cash of $11.9 million and consisted of $8.4 million in net purchases and maturities of investments and $3.5 million in purchases of leasehold improvements, property and equipment primarily related to increasing our staff levels.

     Genomica's financing activities for the year ended December 31, 2000 generated $130.5 million comprised primarily of $112.5 million in net proceeds from its initial public offering and $18.0 million in net proceeds from sales of preferred stock. Genomica's financing activities for the nine months ended September 30, 2001 consisted only of the exercise of stock options. These stock option exercises accounted for $162,399 in proceeds during that period.

     During the year ended December 31, 2000, Genomica used cash of approximately $10.4 million to fund its net losses of $24.4 million. Genomica's investing activities for the year ended December 31, 2000 used cash of $97.8 million, and consisted of $95.0 million in net purchases and maturities of investments and $2.8 million in purchases of property and equipment used in its business.

     Following the cash effects of Genomica's restructuring changes, Genomica expects its usage of cash to decrease significantly to near break-even. Genomica believes that its cash, cash equivalents and short-term investments are sufficient to fund its working capital requirements for the foreseeable future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The primary objective of Genomica's investment activities is to preserve principal while at the same time maximize the income Genomica receives from its investments without significantly increasing risk. Some of the securities that Genomica invests in may have market risk. This means that a change in prevailing interest rates or a change in the credit of any companies represented by such securities may cause the market value of the investment to fluctuate. For example, if Genomica holds a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the market value of Genomica's investment will probably decline. For investments held at September 30, 2001, a 1% change in the interest rate would change the value of Genomica's investments by approximately $1 million. In addition, if Genomica holds a security that was rated on the credit risk of certain companies and any of these company's credit is downgraded, the market value of Genomica's investment will probably decline. To minimize this risk in the future, Genomica intends to maintain its portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities. Set forth below is quantitative, tabular disclosure relating to Genomica's investments, as of September 30, 2001:

                                                    MATURITY DATES
                       ------------------------------------------------------------------------
                          2001          2002            2003           TOTAL        FAIR VALUE
                       -----------   -----------   --------------   ------------   ------------
Marketable Debt
  Securities,
  Principal Values...  $13,338,000   $63,403,000    $27,519,000     $104,260,000   $107,100,959
Average Interest
  Rate...............       6.851%        6.630%         6.209%           6.547%

          SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF GENOMICA

     The following table sets forth certain information regarding the beneficial ownership of Genomica's common stock as of November 19, 2001 by: (i) each director of Genomica; (ii) the chief executive officer and the four other most highly compensated executive officers of Genomica for the fiscal year ended December 31, 2000, whose salary and incentive compensation for the fiscal year ended December 31, 2000 exceeded $100,000; (iii) all directors and executive officers of Genomica as a group; and (vi) all those known by Genomica to be beneficial owners of more than 5% of its outstanding common stock. The table is based on information supplied by each stockholder or contained in filings made with the Securities and Exchange Commission. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally means that a person has beneficial ownership of a security if the person has voting or investment power over that security, and includes any shares of Genomica common stock which the individual or entity has the right to acquire within 60 days of November 19, 2001 through the exercise of any stock option or other right. Except as otherwise indicated, Genomica believes that the beneficial owners of the common stock listed below, based on the information each of them has given to Genomica, have sole investment and voting power with respect to their shares.

     This table lists applicable percentage ownership based on 23,001,126 shares of common stock outstanding as of November 19, 2001. Options and warrants to purchase shares of Genomica's common stock that are exercisable within 60 days of November 19, 2001 are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Shares underlying options and warrants that are deemed beneficially owned are listed in this table separately in the column labeled "Shares Subject to Options and Warrants." These shares are included in the number of shares listed in the column labeled "Total Number." Unless otherwise indicated, the address of each person or entity named below is c/o Genomica Corporation, 1715 38th Street, Boulder, Colorado 80301.

                                                                 SHARES BENEFICIALLY OWNED
                                                     --------------------------------------------------
                                                                    SHARES SUBJECT
                                                        TOTAL         TO OPTIONS         PERCENTAGE
NAME OF BENEFICIAL OWNER                              NUMBER(1)      AND WARRANTS    BENEFICIALLY OWNED
------------------------                             ------------   --------------   ------------------
The Kaufmann Fund, Inc.(2).........................   3,989,272              --            17.3%
Perry Corp.(3).....................................   3,085,700              --             13.4
Richard C. Perry(4)................................   3,085,700              --             13.4
Perry Partners International, Inc.(5)..............   2,271,570              --              9.9
Falcon Technology Partners, L.P.(6)................   3,066,141              --             13.3
ARCH Venture Fund III, L.P.(7).....................   1,727,180          16,493              7.5
Teresa W. Ayers....................................     700,032         300,008              3.0
Thomas G. Marr.....................................     843,365         333,366              3.6
Kenneth S. Rubin...................................     446,666         288,020              1.9
Daniel R. Hudspeth(8)..............................     258,365          91,699              1.1
Sean M. Ryan(9)....................................      62,500          62,500                *
James L. Rathmann(10)..............................   3,111,141           5,000             13.5
Ralph E. Christoffersen............................      20,000          20,000                *
Robert T. Nelsen(11)...............................   1,735,180          21,493              7.5
William E. Rich....................................       5,000           5,000                *
Michael J. Savage(12)..............................       9,417           2,917                *
All directors and executive officers as a
  group(13)........................................   7,341,665       1,280,002            30.2%

---------------

 *  Less than 1%

 (1) Shares underlying options and warrants that are deemed beneficially owned are listed in this table separately in the column labeled "Shares Subject to Options and Warrants." These shares are included in the number of shares listed in the column labeled "Total Number."

 (2) The address of The Kaufmann Fund, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.

 (3) Includes 2,271,570 shares held by Perry Partners International, Inc. The address of Perry Corp. is 599 Lexington Avenue, New York, New York 10022.

 (4) Includes shares held by Perry Corp., of which Mr. Perry is the President and sole shareholder.

 (5) The address of Perry Partners International, Inc. is 599 Lexington Avenue, New York, New York 10022. Perry Partners International, Inc. is a private investment fund managed by Perry Corp.

 (6) The address of Falcon Technology Partners, L.P. is Dorset Road, Devon, Pennsylvania 19333.

 (7) The address of ARCH Venture Fund III, L.P. is 8725 West Higgins Road, Suite 290, Chicago, Illinois 60631.

 (8) Includes 166,666 shares held by Daniel R. and Karla R. Hudspeth Trust, of which Mr. Hudspeth and his wife are trustees.

 (9) Mr. Ryan resigned his employment with Genomica effective as of November 9, 2001.

(10) Includes shares held by Falcon Technology Partners, L.P., of which Mr. Rathmann is the General Partner.

(11) Includes shares held by ARCH Venture Fund III, L.P. The sole general partner of ARCH Venture Fund III, L.P. is ARCH Venture Partners, LLC. Mr. Nelsen is the managing director of ARCH Ventures Partners, LLC, and may be deemed to be the indirect beneficial owner of these shares. Mr. Nelsen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12) Includes shares held by the Savage Family Revocable Trust, of which Mr. Savage is trustee.

(13) Includes 1,263,059 shares of common stock issuable upon exercise of stock options and 16,493 shares of common stock issuable upon exercise of warrants.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following unaudited pro forma condensed combined financial statements give effect to the proposed merger of Exelixis and Genomica, the 2001 acquisition of a majority of the outstanding capital stock of Artemis and the 2000 acquisition of Agritope, applying the purchase method of accounting in each transaction. The unaudited pro forma condensed combined balance sheet gives effect to the merger of Exelixis and Genomica as if it had occurred on September 30, 2001. The acquisitions of Artemis and Agritope occurred on May 14, 2001 and December 8, 2000, respectively; accordingly, the unaudited consolidated balance sheet of Exelixis at September 30, 2001 reflects the acquisitions of Artemis and Agritope. The unaudited pro forma condensed combined statements of operations give effect to the proposed merger of Exelixis and Genomica, and the acquisitions of Artemis and Agritope, as if they had all occurred on the first day of each period presented.

     For pro forma purposes, (i) Exelixis' unaudited consolidated balance sheet as of September 30, 2001 has been combined with Genomica's unaudited consolidated balance sheet as of September 30, 2001, (ii) Exelixis' audited consolidated statement of operations for the year ended December 31, 2000, which includes the results of Agritope subsequent to the acquisition date of December 8, has been combined with Agritope's unaudited statement of operations for the period from January 1, 2000 to December 7, 2000 and with Artemis' audited statement of operations for the year ended December 31, 2000, (iii) Exelixis' unaudited consolidated statement of operations for the nine months ended September 30, 2001, which includes the results of operations of Artemis subsequent to the acquisition date of May 14, 2001, has been combined with Artemis' unaudited statement of operations for the period from January 1, 2001 to May 13, 2001 and (iv) the Exelixis/Agritope/Artemis unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, and the Exelixis/Artemis unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2001, have been combined with Genomica's audited consolidated statement of operations for the year ended December 31, 2000 and unaudited consolidated statement of operations for the nine months ended September 30, 2001, respectively.

     The unaudited pro forma condensed combined financial information has been prepared on the basis of assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of Genomica based on management's preliminary estimates of their fair value. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their respective fair values on the transaction date. As the estimated fair value of the net assets acquired exceeds the estimated purchase price, the estimated fair values of all long term assets were reduced to zero for purchase accounting purposes. After such a reduction in values, and in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," estimated negative goodwill of approximately $808,000 will be recorded as an extraordinary gain in Exelixis' statement of operations upon consummation of the merger. The extraordinary gain has been excluded from the pro forma statements of operations due to its non-recurring nature. The final allocation of such consideration may differ from that reflected in the unaudited pro forma condensed combined financial information. Exelixis does not expect that the final allocation of the aggregate purchase price for the merger will differ materially from the preliminary allocations. In the opinion of Exelixis, all adjustments necessary to present fairly such unaudited pro forma condensed combined financial information have been made based on the proposed terms and structure of the merger.

     The unaudited pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the first day of each period presented or September 30, 2001, respectively, nor is it necessarily indicative of future operating results or financial position.

     These pro forma condensed combined financial statements are qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements and the related notes thereto and "Exelixis Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus and "Genomica Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                 EXELIXIS/    EXELIXIS/
                                                                 AGRITOPE/    AGRITOPE/               EXELIXIS/
                                                                  ARTEMIS      ARTEMIS                GENOMICA
                                                                 PRO FORMA    PRO FORMA               PRO FORMA    PRO FORMA
                                EXELIXIS   AGRITOPE   ARTEMIS   ADJUSTMENTS   COMBINED    GENOMICA   ADJUSTMENTS   COMBINED
                                --------   --------   -------   -----------   ---------   --------   -----------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Revenues:
  Product sales, software
    licenses and other........  $     --   $  4,267   $    --    $     --     $  4,267    $  1,615      $  --      $  5,882
  License.....................     3,776         --        --          --        3,776          --         --         3,776
  Contract and government
    grants....................    20,983      3,181     1,634          --       25,798          27         --        25,825
                                --------   --------   -------    --------     --------    --------      -----      --------
    Total revenues............    24,759      7,448     1,634          --       33,841       1,642         --        35,483
                                --------   --------   -------    --------     --------    --------      -----      --------
Operating expenses:
  Costs of revenues...........        --      5,188        --          --        5,188         384         --         5,572
  Research and development....    48,456      4,461     5,215          --       58,132      12,047       (469)E      69,710
  Selling, general and
    administrative............    18,907      8,581     1,380          --       28,868      16,162       (269)E      44,761
  Amortization of goodwill and
    intangibles...............       260         --        --       5,347G       5,607          --         --         5,607
  Acquired in-process research
    and development...........    38,117         --        --     (38,117)H         --          --         --            --
                                --------   --------   -------    --------     --------    --------      -----      --------
    Total operating
      expenses................   105,740     18,230     6,595     (32,770)      97,795      28,593       (738)      125,650
                                --------   --------   -------    --------     --------    --------      -----      --------
Loss from operations..........   (80,981)   (10,782)   (4,961)     32,770      (63,954)    (26,951)       738       (90,167)
Other income (expense):
  Interest income.............     6,225         86       281          --        6,592       2,632         --         9,224
  Interest expense............      (679)      (190)     (300)         --       (1,169)        (44)        --        (1,213)
  Other, net..................        23       (335)       (4)         --         (316)         --         --          (316)
                                --------   --------   -------    --------     --------    --------      -----      --------
    Total other income
      (expense)...............     5,569       (439)      (23)         --        5,107       2,588         --         7,695
Minority interest in
  subsidiary net loss.........       101        952        --          --        1,053          --         --         1,053
                                --------   --------   -------    --------     --------    --------      -----      --------
Net loss......................   (75,311)   (10,269)   (4,984)     32,770      (57,794)    (24,363)       738       (81,419)
Deemed dividend related to
  beneficial conversion
  feature of preferred
  stock.......................        --         --        --          --           --     (17,109)        --       (17,109)
                                --------   --------   -------    --------     --------    --------      -----      --------
Net loss attributable to
  common stockholders.........  $(75,311)  $(10,269)  $(4,984)   $ 32,770     $(57,794)   $(41,472)     $ 738      $(98,528)
                                ========   ========   =======    ========     ========    ========      =====      ========
Net loss per common share,
  basic and diluted...........  $  (2.43)                                                                          $  (2.01)
                                ========                                                                           ========
Weighted average shares used
  in computing net loss per
  common share, basic and
  diluted.....................    31,031                                                                             49,028
                                ========                                                                           ========

   See notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                       EXELIXIS/    EXELIXIS/               EXELIXIS/
                                                        ARTEMIS      ARTEMIS                GENOMICA
                                                       PRO FORMA    PRO FORMA               PRO FORMA    PRO FORMA
                                 EXELIXIS   ARTEMIS   ADJUSTMENTS   COMBINED    GENOMICA   ADJUSTMENTS   COMBINED
                                 --------   -------   -----------   ---------   --------   -----------   ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Revenues:
  Product sales, software
    licenses and other.........  $     --   $    --     $    --     $      --   $  1,293     $   --      $  1,293
  License......................     4,564        --          --         4,564         --         --         4,564
  Contract and government
    grants.....................    23,649       256          --        23,905         --         --        23,905
                                 --------   -------     -------     ---------   --------     ------      --------
    Total revenues.............    28,213       256          --        28,469      1,293         --        29,762
                                 --------   -------     -------     ---------   --------     ------      --------
Operating expenses:
  Costs of revenues............        --        --          --            --        286         --           286
  Research and development.....    59,836     2,478          --        62,314     10,849       (964)E      72,199
  Selling, general and
    administrative.............    14,597       828          --        15,425     11,657       (318)E      26,764
  Amortization of goodwill and
    intangibles................     3,673        --         513G        4,186         --         --         4,186
  Acquired in-process research
    and development............     6,673        --      (6,673)H          --         --         --            --
                                 --------   -------     -------     ---------   --------     ------      --------
    Total operating expenses...    84,779     3,306      (6,160)       81,925     22,792     (1,282)      103,435
                                 --------   -------     -------     ---------   --------     ------      --------
Loss from operations...........   (56,566)   (3,050)      6,160       (53,456)   (21,499)     1,282       (73,673)
Other income (expense):
  Interest income..............     5,064        74          --         5,138      5,016         --        10,154
  Interest expense.............    (1,460)     (114)         --        (1,574)        --         --        (1,574)
  Other, net...................        45        --          --            45       (517)        --          (472)
                                 --------   -------     -------     ---------   --------     ------      --------
    Total other income
      (expense)................     3,649       (40)         --         3,609      4,499         --         8,108
                                 --------   -------     -------     ---------   --------     ------      --------
Net loss.......................  $(52,917)  $(3,090)    $ 6,160     $ (49,847)  $(17,000)    $1,282      $(65,565)
                                 ========   =======     =======     =========   ========     ======      ========
Net loss per share, basic and
  diluted......................  $  (1.15)                                                               $  (1.20)
                                 ========                                                                ========
Weighted average shares used in
  computing net loss per share,
  basic and diluted............    45,848                                                                  54,812
                                 ========                                                                ========

   See notes to unaudited pro forma condensed combined financial statements.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2001

                                                                       PRO FORMA        PRO FORMA
                                                EXELIXIS   GENOMICA   ADJUSTMENTS       COMBINED
                                                --------   --------   -----------       ---------
                                                                 (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...................  $ 42,813   $  3,729     $    --         $ 46,542
  Short-term investments......................    89,470     65,053          --          154,523
  Accounts receivable, net....................        --        247          --              247
  Other receivables...........................     2,368      2,320          --            4,688
  Other current assets........................     2,671        344          --            3,015
                                                --------   --------     -------         --------
     Total current assets.....................   137,322     71,693          --          209,015
Long-term investments.........................        --     42,048          --           42,048
Property and equipment, net...................    35,870      4,971      (4,971)A         35,870
Related party receivables.....................     1,021         --          --            1,021
Goodwill and other intangible assets..........    67,454        115        (115)A         67,454
Other assets..................................     5,050          9          (9)A          5,050
                                                --------   --------     -------         --------
     Total assets.............................  $246,717   $118,836     $(5,095)        $360,458
                                                ========   ========     =======         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses.......  $ 11,581   $  1,161     $ 4,100B        $ 16,842
  Current portion of capital lease
     obligations..............................     6,239         --          --            6,239
  Current portion of notes payable............     3,589         --          --            3,589
  Deferred revenue............................    12,908        610        (610)F         12,908
                                                --------   --------     -------         --------
     Total current liabilities................    34,317      1,771       3,490           39,578
Capital lease obligations.....................     9,881         --          --            9,881
Notes payable.................................       828         --          --              828
Convertible promissory note...................    30,000         --          --           30,000
Other long-term liability.....................       200         --          --              200
Deferred revenue..............................    22,080         --          --           22,080
                                                --------   --------     -------         --------
     Total liabilities........................    97,306      1,771       3,490          102,567
                                                --------   --------     -------         --------
Stockholders' equity:
  Common stock................................        50         23         (15)C,D           58
  Treasury stock, at cost.....................        --        (20)         20C              --
  Options and warrants........................        --     22,690     (22,690)C             --
  Additional paid-in-capital..................   338,326    177,393     (64,367)C,D      451,352
  Notes receivable from stockholders..........    (1,624)        --          --           (1,624)
  Deferred stock compensation, net............    (5,355)    (9,563)      9,563C          (5,355)
  Accumulated other comprehensive income......       969      1,231      (1,231)C            969
  Accumulated deficit.........................  (182,955)   (74,689)     75,497C,A      (182,147)
                                                --------   --------     -------         --------
     Total stockholders' equity...............   149,411    117,065      (8,585)         262,446
                                                --------   --------     -------         --------
     Total liabilities and stockholders'
       equity.................................  $246,717   $118,836     $(5,095)        $360,458
                                                ========   ========     =======         ========

   See notes to unaudited pro forma condensed combined financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

  GENOMICA

     On November 19, 2001, Exelixis entered into an Agreement and Plan of Merger and Reorganization to acquire all the outstanding shares of Genomica. Pursuant to the terms of the merger agreement, the unaudited pro forma condensed combined financial information reflects the issuance of approximately 8.2 million shares of Exelixis common stock in exchange for all of the outstanding shares of Genomica common stock. The assumed number of shares of Exelixis common stock to be issued is based on Genomica's capitalization at October 31, 2001 and assumes an exchange ratio of 0.33582 of a share of Exelixis common stock for each outstanding share of Genomica common stock. For pro forma purposes, the exchange ratio was calculated by dividing $13.30285, which equals 95% of the average closing sales price of Exelixis, as reported on the Nasdaq National Market, for the ten trading days ending on and including November 16, 2001, into the quotient of $110.0 million divided by the outstanding Genomica common stock and vested Genomica stock options and warrants with exercise prices less than $5.00 per share as of October 31, 2001. Certain warrants to purchase approximately 53,000 shares of Genomica common stock will be assumed by Exelixis pursuant to the merger and converted into warrants to purchase approximately 18,000 shares of Exelixis common stock. The actual exchange ratio will be determined by dividing $13.30285, or if greater than $13.30285, the average closing sales price of Exelixis, as reported on the Nasdaq National Market, for the 18 trading days ending two trading days before the expiration of the initial offering period, into the quotient of $110.0 million divided by the sum of the number of shares of Genomica common stock and Genomica preferred stock plus the number of shares of Genomica common stock issuable upon the exercise of all Genomica stock options and warrants with per share exercise prices of $5.00 or less, each as outstanding as of the date Exelixis first accepts shares of Genomica common stock for payment pursuant to the exchange offer.

     Total estimated consideration for the proposed merger, assuming an October 31, 2001 measurement date, is approximately $108.5 million which consists of Exelixis common stock and warrants valued at $107.7 million and estimated Exelixis transaction costs of $800,000. Exelixis transaction costs include legal, accounting and other fees.

     The preliminary allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values as determined by management. The preliminary purchase price allocation is summarized below (in thousands):

Tangible assets acquired....................................  $113,741
Extraordinary gain -- negative goodwill.....................      (808)
Liabilities assumed.........................................    (4,461)
                                                              --------
                                                              $108,472
                                                              ========

     As the estimated fair value of the net assets exceeds the estimated purchase price, the estimated fair values of all long-term assets were reduced to zero for purchase accounting purposes. After such a reduction in values, and in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," estimated negative goodwill of approximately $808,000 will be recorded as an extraordinary gain in Exelixis' statement of operations upon consummation of the merger. The extraordinary gain has been excluded from the pro forma statements of operations due to its non-recurring nature.

     For pro forma purposes the estimated fair value of Exelixis common stock was $13.30285 per share. The actual fair value of Exelixis common stock will be either $14.78 per share, which represents the average closing sales price of Exelixis common stock for the five day trading period surrounding November 19, 2001 (the day the merger was announced), or $13.30285 if the market value of Exelixis common stock is below $13.30285 on the expiration date of the exchange offer. If $14.78 had been used as the fair value per share of

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Exelixis common stock in the pro forma calculations as of October 31, 2001, total estimated consideration would have been $121.1 million.

  ARTEMIS

     In May 2001, Exelixis acquired a majority of the outstanding capital stock of Artemis Pharmaceuticals GmbH, a privately held genetics and functional genomics company organized under the laws of Germany. The transaction, which was accounted for under the purchase method of accounting, was effected through the exchange of shares of Exelixis common stock for DEM 1.00 of nominal value of Artemis capital stock, using an exchange ratio of 4.064 to one. Approximately
1.6 million shares of Exelixis common stock were issued in exchange for 78% of the outstanding capital stock of Artemis held by the Artemis stockholders. In addition, Exelixis received a call option, or Call Option, from, and issued a put option, or Put Option, to, certain stockholders of Artemis, or Option Holders, for the issuance of approximately 480,000 shares of Exelixis common stock in exchange for the remaining 22% of the outstanding capital stock of Artemis held by the Artemis stockholders. Exelixis may exercise the Call Option at any time from May 14, 2001 through January 31, 2002, and the Option Holders may exercise their rights under the Put Option at any time from April 1, 2002 through May 15, 2002. In connection with the acquisition of Artemis, Exelixis also issued fully vested rights to purchase approximately 187,000 additional shares of Exelixis common stock to Artemis employees in exchange for such employees' vested options formerly representing the right to purchase shares of Artemis capital stock pursuant to an Employee Phantom Stock Option Program.

     The total consideration for the acquisition was approximately $22.3 million, which consisted of Exelixis common stock and options valued at $21.4 million and Exelixis transaction costs of $900,000. Exelixis' transaction costs include financial advisory, legal, accounting and other fees.

     Based upon an independent valuation of the tangible and intangible assets acquired, Exelixis management has allocated the total cost of the acquisition to the assets acquired and liabilities assumed as follows (in thousands):

Tangible assets acquired....................................  $ 6,848
In-process research and development.........................    6,673
Developed technology........................................    1,240
Assembled workforce.........................................    1,332
Goodwill....................................................    9,655
Patents/core technology.....................................      571
Liabilities assumed.........................................   (4,016)
                                                              -------
                                                              $22,303
                                                              =======

     Exelixis is amortizing the acquired intangible assets using the following estimated useful lives:

Developed technology........................................   5 years
Patents/core technology.....................................  15 years
Assembled workforce.........................................   3 years
Goodwill....................................................  15 years

     The valuation of the purchased in-process research and development of $6.7 million was based upon the results of an independent valuation using the income approach for each of the three significant in-process projects. The in-process projects relate primarily to the development of technologies that use vertebrate genetic model organisms, zebrafish and mice, to identify and functionally validate novel genes in vivo. These genes can be used as novel screening targets or as the basis for secreted proteins in clinically and commercially relevant diseases. The in-process projects are expected to be completed over the next 18 months. The income approach estimates the value of each acquired in-process project based on its expected future cash flows. The

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

valuation analysis considered the contribution of the core technology as well as the percent complete of each in-process research and development project. The expected present value of the cash flows associated with the in-process research and development projects was computed using a risk adjusted rate of return of 30%, which is considered commensurate with the overall risk and percent complete of the in-process projects. The purchased in-process research and development was not considered to have reached technological feasibility, and it has no alternative future use, accordingly, it has been recorded as a component of operating expense.

     The revenues, expenses, cash flows and other assumptions underlying the estimated fair value of the acquired in-process research and development involve significant risks and uncertainties. The risks and uncertainties associated with completing the acquired in-process projects include the ability to reach future research milestones since the technologies being developed are unproven, the ability to retain key personal, the ability to obtain licenses to key technology, and the ability to avoid infringing on patents and propriety rights of third parties.

  AGRITOPE

     On December 8, 2000, Exelixis completed its acquisition of Agritope, Inc. ("Agritope"). The transaction, which was accounted for under the purchase method of accounting, was effected through the exchange of 0.35 of a share of Exelixis common stock for each outstanding share of Agritope capital stock. Approximately
1.7 million shares of Exelixis common stock were issued in connection with the transaction. In addition, unexpired and unexercised options and warrants to purchase shares of Agritope capital stock were assumed by Exelixis pursuant to the transaction and converted into fully vested options and warrants to purchase approximately 880,000 shares of Exelixis common stock.

     The total consideration for the acquisition was approximately $93.5 million, which consists of Exelixis common stock, options and warrants valued at $92.2 million and estimated Exelixis transaction costs of $1.3 million. Exelixis transaction costs include financial advisory, legal, accounting and other fees.

     Based upon an independent valuation of the tangible and intangible assets acquired, Exelixis management has allocated the total cost of the merger to the assets acquired and liabilities assumed as follows (in thousands):

Tangible assets acquired....................................  $  7,103
In-process research and development.........................    38,117
Developed technology........................................       456
Patents/core technology.....................................     3,697
Assembled workforce.........................................       958
Goodwill....................................................    53,823
Liabilities assumed.........................................   (10,663)
                                                              --------
                                                              $ 93,491
                                                              ========

     Exelixis is amortizing the acquired intangible assets using the following estimated useful lives:

Developed technology........................................   5 years
Patents/core technology.....................................  15 years
Assembled workforce.........................................   3 years
Goodwill....................................................  15 years

     The valuation of the purchased in-process research and development of $38.1 million was based upon the results of an independent valuation using the income approach for each of the ten projects in-process. The in-process projects relate primarily to the development of disease and insect resistant fruits and vegetables and are expected to be completed over approximately the next two to five years. The income approach estimates the value of each acquired project in-process based on its expected future cash flows. The valuation analysis

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

considered the contribution of the core technology as well as the percent complete of each in-process research and development project. The expected present value of the cash flows associated with the in-process research and development projects was computed using a risk adjusted rate of return of 35% which is considered commensurate with the overall risk and percent complete of the in-process projects. The purchased technology was not considered to have reached technological feasibility, and it has no alternative future use, accordingly, it has been recorded as a component of operating expense.

     The revenues, expenses, cash flows and other assumptions underlying the estimated fair value of the acquired in-process research and development involve significant risks and uncertainties. The risks and uncertainties associated with completing the acquired in-process projects include obtaining the necessary regulatory approvals in a timely manner and being able to successfully and profitably produce, distribute and sell products.

     PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma information presented is not necessarily indicative of future results of operations of Exelixis or the combined results of operations which would have resulted had the proposed merger of Exelixis and Genomica, the 2001 acquisition of Artemis and the 2000 acquisition of Agritope, taken place during the periods presented. The unaudited pro forma statements reflect the effects of the proposed merger of Exelixis and Genomica, the 2001 acquisition of Artemis and the 2000 acquisition of Agritope, assuming the mergers occurred as of September 30, 2001 for the purposes of the unaudited pro forma condensed combined balance sheet and on the first day of each period presented for the purposes of the unaudited pro forma condensed combined statements of operations.

     There were no material differences in the accounting policies of Exelixis, Agritope, Artemis or Genomica for the periods presented.

NOTE 2.  PRO FORMA COMBINED NET LOSS PER SHARE

     Pro forma combined net loss per share attributable to common stockholders, basic and diluted, is computed as follows:

                                                         NINE MONTHS ENDED    YEAR ENDED
                                                           SEPTEMBER 30,     DECEMBER 31,
                                                               2001              2000
                                                         -----------------   ------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE
                                                                   INFORMATION)
Pro forma net loss attributable to common
  stockholders.........................................      $(65,565)         $(98,528)
                                                             ========          ========
Weighted average shares used in computing net loss per
  share attributable to common stockholders, basic and
  diluted..............................................        45,848            31,031
Pro forma adjustments:
  Weighted effect of assumed conversion of convertible
     preferred stock...................................            --             6,599
  Effect of common stock issued in Genomica merger.....         8,152             8,152
  Effect of common stock issued in Artemis merger......           812             1,624
  Effect of common stock issued in Agritope merger.....            --             1,622
                                                             --------          --------
Weighted average shares used in computing pro forma net
  loss per share attributable to common stockholders,
  basic and diluted....................................        54,812            49,028
                                                             ========          ========
Pro forma net loss per share attributable to common
  stockholders, basic and diluted......................      $  (1.20)         $  (2.01)
                                                             ========          ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Shares of common stock issuable upon the exercise of stock options and warrants and shares issuable upon the conversion of notes payable have been excluded from the computation of basic and diluted net loss per share as their effect would be antidilutive.

NOTE 3.  PRO FORMA ADJUSTMENTS

     The following pro forma adjustments include management's preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Genomica merger which are subject to finalization.

     (A) To reduce the carrying value of Genomica's long-term assets to zero due to the estimated fair value of the acquired net assets exceeding the estimated purchase price. As a result, no value has been assigned to developed technology acquired from Genomica. The estimated extraordinary gain of $808,000, resulting from negative goodwill, has been excluded from the pro forma statements of operations due to its non-recurring nature;

     (B) Accrual of transaction related costs of approximately $800,000 for Exelixis and $3.3 million for Genomica;

     (C)  Elimination of the Genomica stockholder equity accounts;

     (D) Issuance of Exelixis common stock, $0.001 par value, and warrants to purchase common stock, as discussed above;

     (E) Elimination of Genomica's historical depreciation expense associated with the carrying value of the long-term assets that were reduced to zero due to the estimated fair value of the acquired net assets exceeding the estimated purchase price;

     (F)  Reduce deferred revenue to zero since future obligations are minimal;

     (G) Amortization of goodwill and other acquired intangible assets acquired in the Agritope and Artemis mergers; and

     (H) Elimination of acquired in-process research and development acquired in the Agritope and Artemis mergers, which is considered non-recurring.

                     DESCRIPTION OF EXELIXIS CAPITAL STOCK

     The following description of our capital stock does not constitute a complete description of all the terms of our capital stock and should be read in conjunction with our amended and restated certificate of incorporation and our restated bylaws which we have filed with the Securities and Exchange Commission and are incorporated by reference herein. Our authorized capital stock consists of 100,000,000 shares common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

     Exelixis Common Stock. As of November 20, 2001, there were 49,512,269 shares of Exelixis common stock outstanding held of record by approximately 507 stockholders. The holders of Exelixis common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock then outstanding, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as the Exelixis board of directors may from time to time determine. Upon liquidation, dissolution or winding up of Exelixis, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Exelixis common stock are fully paid and nonassessable.

     Exelixis Preferred Stock. The Exelixis board of directors has the authority to issue, subject to limitations prescribed by the rules and regulations of the Nasdaq National Market, up to 10,000,000 shares of Exelixis preferred stock, in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the destination of any series. The issuance of Exelixis preferred stock could diminish the voting power of holders of Exelixis common stock, and the likelihood that holders of Exelixis preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of Exelixis. We have no present plans to issue any shares of Exelixis preferred stock.

     Exelixis Warrants. As of November 20, 2001, the following warrants to purchase an aggregate of 496,220 shares of Exelixis common stock were outstanding:

     - warrants to purchase 210,000 shares of common stock at an exercise price of $20.00 per share which expire on December 31, 2001;

     - warrants to purchase 29,167 shares of common stock at an exercise price of $20.98 per share which expire on December 31, 2001;

     - warrants to purchase 71,428 shares of common stock at an exercise price of $1.13 per share which expire on April 14, 2005;

     - warrants to purchase 106,875 shares of common stock at an exercise price of $4.00 per share which expire on April 14, 2005; and

     - warrants to purchase 78,750 shares of common stock at an exercise price of $13.00 per share which expire on April 14, 2005.

     The warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares that may be issued upon the exercise of the warrants if a stock dividend, stock split, reorganization, reclassification or consolidation occurs.

     General Corporation Law of the State of Delaware and Certain Charter Provisions. In general, Section 203 of the General Corporation Law of the State of Delaware prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

     - before that time, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or after that time, the business combination is approved by the Exelixis board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     Section 203 defines "business combination" to include:

     - any merger or consolidation involving the corporation and the interested stockholder;

     - any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

     - subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

     - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

     Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent. Additionally, our amended and restated certificate of incorporation:

     - eliminates cumulative voting in the election of directors;

     - provides that the authorized number of directors may be changed only by resolution of our board of directors; and

     - authorizes our board of directors to issue 10,000,000 shares of preferred stock to increase the amount of outstanding shares.

     Our restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives us written notice no later than 60 days prior nor earlier than 90 days before the first anniversary of the last annual meeting of stockholders. The Exelixis board of directors currently consists of ten members, divided into three classes. As a result, a portion of the board of directors will be elected each year. The Exelixis board of directors may appoint new directors to fill vacancies or newly created directorships. The restated bylaws also limit who may call a special meeting of stockholders.

     Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

     Transfer Agent and Registrar. The transfer agent and registrar for Exelixis common stock is Mellon Investor Services LLC.

                 COMPARISON OF RIGHTS OF EXELIXIS STOCKHOLDERS
                           AND GENOMICA STOCKHOLDERS

     Both Genomica and Exelixis are Delaware corporations and are governed by Delaware law. In addition, the rights of Genomica stockholders are currently governed by the Genomica restated certificate of incorporation and the Genomica amended and restated bylaws, and the rights of Exelixis stockholders are governed by the Exelixis amended and restated certificate of incorporation and the Exelixis restated bylaws. After the effective time of the merger, the rights of holders of Genomica capital stock who become holders of Exelixis common stock will be governed by the Exelixis amended and restated certificate of incorporation, the Exelixis restated bylaws and Delaware law. In most respects, the rights of holders of Genomica capital stock are similar to the rights of holders of Exelixis common stock. The following is a summary of the similarities and material differences between such rights. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Delaware law as well as to the Genomica restated certificate of incorporation, the Genomica amended and restated bylaws, the Exelixis amended and restated certificate of incorporation and the Exelixis restated bylaws.

AUTHORIZED CAPITAL STOCK

     Exelixis. The authorized capital stock of Exelixis consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

     Genomica. The authorized capital stock of Genomica consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Five hundred thousand shares of authorized preferred stock are designated Series A junior participating preferred stock.

OUTSTANDING VOTING STOCK

     Exelixis. The outstanding voting stock of Exelixis consists solely of Exelixis common stock.

     Genomica. The outstanding voting stock of Genomica consists solely of Genomica common stock.

VOTING RIGHTS

     Exelixis. Subject to the voting rights of any then-outstanding Exelixis preferred stock, each share of Exelixis common stock is entitled to one vote on each matter submitted to a vote of the stockholders of Exelixis. Shares of Exelixis stock are not entitled to any cumulative voting rights.

     Genomica. Subject to the voting rights of any then-outstanding Genomica preferred stock, each share of Genomica common stock is entitled to one vote on each matter submitted to a vote of the stockholders of Genomica. Shares of Genomica stock are not entitled to any cumulative voting rights. Each outstanding share of Series A junior participating preferred, if and when issued by Genomica, will have 100 votes on each matter submitted to a vote of the stockholders of Genomica. The number of votes each share of such preferred stock shall represent is subject to adjustment should Genomica at any time declare or pay a dividend.

AMENDMENT TO CERTIFICATE OF INCORPORATION

     Exelixis. The Exelixis amended and restated certificate of incorporation requires that in addition to the affirmative vote of any particular class or series of Exelixis voting stock required by law, the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of voting stock, voting as a single class, is required to alter, amend or repeal the provisions of the certificate of incorporation that govern the operation of the Exelixis board of directors, the indemnification of directors and the amendment of the certificate of incorporation.

     Genomica. The Genomica restated certificate of incorporation requires that in addition to the affirmative vote of any particular class or series of Genomica voting stock required by law, the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of voting stock, voting as a single class, shall be required to alter, amend, or repeal the provisions of the certificate of incorporation that govern the operation of the Genomica board of directors, the liability of directors and the amendment of the certificate of incorporation.

AMENDMENTS TO BYLAWS

     The General Corporation Law of the State of Delaware states that stockholders entitled to vote have the power to adopt, amend or repeal the bylaws of a corporation. A corporation, in its certificate, may also confer this power on the board of directors in addition to the stockholders.

     Exelixis. The Exelixis amended and restated certificate of incorporation provides that the bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote, or by the board of directors.

     Genomica. The Genomica restated certificate of incorporation provides that the bylaws may be altered or amended by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote, or by the board of directors.

NUMBER OF DIRECTORS

     Exelixis. The Exelixis board of directors currently consists of ten members.

     Genomica. The Genomica board of directors currently consists of seven members.

CHANGE TO NUMBER OF DIRECTORS

     Exelixis. The Exelixis amended and restated certificate of incorporation provides that the setting of the authorized number of directors and any changes to the authorized number of directors may be effected only by resolution of the Exelixis board of directors.

     Genomica. The Genomica restated certificate of incorporation provides that the setting of the authorized number of directors and any changes to the authorized number of directors may be effected only by resolution of the Genomica board of directors.

ELECTION OF DIRECTORS

     Exelixis. The entire Exelixis board of directors is divided into three classes, with each class serving a staggered three-year term. As a result, a portion of the Exelixis board of directors is elected each year.

     Genomica. The entire Genomica board of directors is divided into three classes, with each class serving a staggered three-year term. As a result, a portion of the Genomica board of directors is elected each year.

REMOVAL OF DIRECTORS

     Exelixis. The Exelixis amended and restated certificate of incorporation states that a director may be removed only with cause by a vote of the majority of the voting power of the corporation entitled to vote at an election of directors.

     Genomica. The Genomica restated certificate of incorporation states that a director may be removed only with cause by a vote of the majority of the voting power of the corporation entitled to vote at an election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

     Exelixis. The Exelixis amended and restated certificate of incorporation and bylaws provide that subject to the rights of the holders of any series of preferred stock, when any vacancy occurs on the Exelixis board of directors, whether by reason of an increase in the number of members composing the Exelixis board of directors or otherwise, a majority of the directors then in office, even though less than a quorum of the board of directors, may appoint a director or directors to fill such vacancy or vacancies unless the board of directors determines by resolution that any such vacancy shall be filled by the stockholders.

     Genomica. The Genomica restated certificate of incorporation and amended and restated bylaws provide that subject to the rights of the holders of any series of preferred stock, when any vacancy occurs on the Genomica board of directors, whether by reason of an increase in the number of members composing the Genomica board of directors or otherwise, a majority of the directors then in office, even though less than a quorum of the board of directors, may appoint a director or directors to fill such vacancy or vacancies unless the board of directors determines by resolution that any such vacancy shall be filled by the stockholders.

INDEMNIFICATION

     Exelixis. The Exelixis restated bylaws provide for indemnification by Exelixis of its directors and executive officers to the fullest extent permitted by law. The Exelixis restated bylaws also provide that Exelixis shall have the power to indemnify its other officers, employees and other agents pursuant to applicable law.

     Genomica. The Genomica amended and restated bylaws provide for indemnification by Genomica of its directors and executive officers to the fullest extent permitted by law. The Genomica amended and restated bylaws also provide that Genomica shall have the power to indemnify its other officers, employees and other agents pursuant to applicable law.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     Exelixis. The Exelixis amended and restated certificate of incorporation provides for the elimination and limitation of the personal liability of directors for monetary damages to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Exelixis amended and restated certificate of incorporation provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the personal liability of a director, then the personal liability of the directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Genomica. The Genomica restated certificate of incorporation provides that the liability of directors for monetary damages shall be limited to the fullest extent under applicable law.

SPECIAL MEETING OF STOCKHOLDERS

     Under the General Corporation Law of the State of Delaware, a special meeting of stockholders may be called only by the board of directors or any other person authorized to do so in a corporation's certificate of incorporation or bylaws.

     Exelixis. The Exelixis restated bylaws state that a special meeting of the stockholders may be called by the chairman of the board of directors, the chief executive officer, the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board) or the holders of shares entitled to cast not less than 50% of the votes at the meeting.

     Genomica. The Genomica amended and restated bylaws state that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

STOCKHOLDER ACTION

     Exelixis. The Exelixis amended and restated certificate of incorporation requires that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

     Genomica. The Genomica restated certificate and amended and restated bylaws require that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

STOCKHOLDER PROPOSAL PROCEDURES

     Exelixis. The Exelixis restated bylaws require that proposals by stockholders to be brought before any annual meeting must be delivered to the Secretary of Exelixis no later than the 60th day nor earlier than the 90th day before the first anniversary of the preceding year's annual meeting. If, however, no annual meeting was held in the previous year or the annual meeting is more than 30 days before or more than 30 days after the anniversary date, the notice must be delivered not earlier than the 90th day nor later than the 60th day before the annual meeting or, in the event public announcement of the date of such annual meeting is first made by Exelixis fewer than 70 days before the date of such annual meeting, the tenth day following the date on which Exelixis first publicly announces the annual meeting date.

     Notice of nominations of persons for election or reelection to the Exelixis board of directors must include information related to each person whom the stockholder proposes to nominate for election or reelection as a director, including each such person's consent to being named in the proxy statement and to serving as director, if elected, and the following information, which also must be provided as to the stockholder giving notice:

     - the name, age, business address and residence address of such person;

     - the principal occupation or employment of such person;

     - the class and number of shares of Exelixis capital stock which are beneficially owned by such person;

     - a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

     - all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

     Notice of any other business that the stockholder proposes to bring before the meeting must include:

     - the name and address of such stockholder, as they appear on Exelixis' books;

     - a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the annual meeting;

     - the class and number of shares of Exelixis capital stock which are beneficially owned by the stockholder;

     - any material interest of the stockholder in the proposed business; and

     - any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such person's capacity as a proponent to a stockholder proposal.

     Genomica. The Genomica amended and restated bylaws require that proposals by stockholders to be brought before any annual meeting must be delivered to the Secretary of Genomica no later than the 90th day nor earlier than the 120th day before the first anniversary of the preceding year's annual meeting. If however, the annual meeting is more than 30 days before or more than 30 days after the anniversary date, the notice must be delivered not earlier than the 120th day before the annual meeting and not later than the 90th day before such annual meeting or the 10th day following the day on which Genomica first publicly announces the annual meeting date.

     Notice of nominations of persons for election or reelection to the Genomica board of directors must include information related to each person whom the stockholder proposes to nominate for election or reelection as a director and all information related to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder. Such information must include each such person's consent to being named in the proxy statement and to serving as director, if elected.

     Notice of any other business that the stockholder proposes to bring before the meeting must include:

     - the name and address of such stockholder, as they appear on Genomica's books, and of such beneficial owner, if applicable;

     - a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the annual meeting;

     - the class and number of shares of Genomica capital stock which are beneficially owned by the stockholder;

     - any material interest in the proposed business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is being made; and

     - whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Genomica's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of Genomica's voting shares to elect such nominee or nominees.

STOCKHOLDER RIGHTS PLAN

     Exelixis.  Exelixis does not currently have a stockholder rights plan.

     Genomica. Genomica entered into a rights agreement dated as of October 2, 2001 with Computershare Trust Company, Inc., as rights agent (commonly referred to as a "poison pill"). Genomica has amended this agreement so that it will not apply to the exchange offer and subsequent merger.

     Rights will separate from Genomica's common stock and become exercisable following the earlier of (i) the date a person or entity has become beneficial owner of 20% or more of the then-outstanding common stock of Genomica or (ii) the tenth business day (or such later date as may be determined by the board of directors) after the date of the commencement or public announcement of the intention to commence a tender or exchange offer, the consummation of which would result in any person or entity having beneficial ownership of 20% or more of the then-outstanding common stock of Genomica.

     After a person or entity becomes the beneficial owner of 20% or more of the then-outstanding common stock of Genomica, each right will entitle the holder, other than the acquiring person, to purchase shares of Genomica common stock at a discounted price. If Genomica is subsequently acquired in a merger with the acquiring person, each right will entitle the holder to purchase shares of common stock of the acquiring company at a discounted price.

ISSUANCE OF ADDITIONAL STOCK

     Exelixis. The Exelixis amended and restated certificate of incorporation provides that, subject to limitations prescribed by Delaware law, the Exelixis board of directors has the authority to issue up to 10,000,000 shares of blank check preferred stock.

     Genomica. The Genomica restated certificate of incorporation provides that, subject to limitations prescribed by Delaware law, the Genomica board of directors has the authority to issue up to 5,000,000 shares of blank check preferred stock.

PREEMPTIVE RIGHTS

     Exelixis. The Exelixis amended and restated certificate of incorporation and restated bylaws do not contain any provision relating to preemptive rights.

     Genomica. The Genomica restated certificate of incorporation and amended and restated bylaws do not contain any provision relating to preemptive rights.

APPRAISAL RIGHTS

     Exelixis. The Exelixis amended and restated certificate of incorporation does not provide for appraisal rights other than those designated by the General Corporation Law of the State of Delaware.

     Genomica. The Genomica restated certificate of incorporation does not provide for appraisal rights other than those designated by the General Corporation Law of the State of Delaware.

                                 LEGAL MATTERS

     The validity of the Exelixis common stock to be issued in the merger has been passed upon for Exelixis by Heller Ehrman White & McAuliffe LLP. Certain tax consequences of the transaction will be passed upon for Exelixis by Heller Ehrman White & McAuliffe LLP and for Genomica by Cooley Godward LLP.

                                    EXPERTS

     The consolidated financial statements of Exelixis, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Genomica as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     Exelixis, Inc. is a Delaware corporation. Exelixis' principal executive offices are located at 170 Harbor Way, South San Francisco, California 94080, and its telephone number is (650) 837-7000.

     Genomica Corporation is a Delaware corporation. Genomica's principal executive offices are located at 1715 38th Street, Boulder, Colorado 80301 and its telephone number is (720) 565-4500.

     Exelixis and Genomica file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the Securities and Exchange
Commission:

           Public Reference Room
           450 Fifth Street, N.W.
           Suite 1024
           Washington, D.C. 20549

           Northeast Regional Office
           233 Broadway
           New York, New York 10279

           Midwest Regional Office
           500 West Madison Street
           Suite 1400
           Chicago, Illinois 60661-2511

           Pacific Regional Office
           5670 Wilshire Boulevard, 11th Floor
           Los Angeles, California 90036-3648

     You may obtain information on the operation of the Securities and Exchange Commission's public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549, at prescribed rates.

     The Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Exelixis and Genomica, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

     Exelixis common stock is listed on the Nasdaq National Market under the symbol "EXEL." Genomica common stock is listed on the Nasdaq National Market under the symbol "GNOM." You may inspect reports and other information concerning Exelixis and Genomica at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Exelixis has filed a Form S-4 registration statement to register with the Securities and Exchange Commission the offering and sale of the shares of Exelixis common stock to be issued to Genomica stockholders in the merger. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, Exelixis has also filed with the Securities and Exchange Commission a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934, as amended, to furnish additional information about the exchange offer. You may obtain copies of the Form S-4 and the Schedule TO, and any amendments to those documents, in the manner described above.

     Exelixis has supplied all information contained in this prospectus relating to Exelixis or Bluegreen Acquisition Sub, and Genomica has supplied all such information relating to Genomica.

     Neither Exelixis nor Genomica has authorized anyone to provide you with information that differs from that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. This preliminary prospectus is dated November 29, 2001. You should not assume that the information contained in this prospectus is accurate as of any date other than that date, and neither the mailing of this prospectus to stockholders nor the issuance of shares of Exelixis common stock in the merger shall create any implication to the contrary. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented in this document does not extend to you.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents described below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about Exelixis.

     The following documents listed below that we have previously filed with the Securities and Exchange Commission are incorporated by reference:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 15, 2001, including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2001 annual meeting of stockholders, which was filed on April 6, 2001;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which was filed on May 15, 2001;

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which was filed on August 14, 2001;

     - Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, which was filed on November 14, 2001;

     - Our Current Reports on Form 8-K filed on March 1, 2001, May 15, 2001, July 18, 2001, July 26, 2001, August 9, 2001 and November 14, 2001;

     - The description of our common stock set forth in our registration statement on Form 8-A filed April 6, 2000; and

     - Our registration statement on Form S-1 filed February 7, 2000 to which is attached as exhibits our amended and restated certificate of incorporation and our restated bylaws.

     All documents that Exelixis files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the last date that shares are accepted for exchange pursuant to the exchange offer or the merger, or the date that the exchange offer is terminated will also be deemed to be incorporated by reference into this prospectus.

     Exelixis, the Exelixis logos and all other Exelixis product and service names are registered trademarks or trademarks of Exelixis, Inc. in the U.S. and in other selected countries. Genomica, the Genomica logos and all other Genomica product and service names are registered trademarks or trademarks of Genomica Corporation in the U.S. and in other selected countries. The symbols "(R)" and "(TM)" indicate U.S. registration and U.S. trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                    GENOMICA CORPORATION                       PAGE
                    --------------------                       ----
CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Public Accountants....................    F-2
Consolidated Balance Sheets as of December 31, 2000 and
  1999......................................................    F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 2000, 1999 and 1998..........................    F-4
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 2000, 1999 and 1998..............    F-5
Consolidated Statements of Cash Flows for the Cash Flows for
  the Years Ended December 31, 2000, 1999 and 1998..........    F-7
Notes to Consolidated Financial Statements..................    F-8
CONSOLIDATED INTERIM FINANCIAL STATEMENTS -- UNAUDITED
Unaudited Consolidated Interim Balance Sheets as of
  September 30, 2001 and December 31, 2000..................   F-26
Unaudited Consolidated Interim Statements of Operations for
  the Three and Nine Months Ended September 30, 2001 and
  2000......................................................   F-27
Unaudited Consolidated Interim Statements of Cash Flows for
  the Nine Months Ended September 30, 2001 and 2000.........   F-28
Unaudited Notes to Consolidated Interim Financial
  Statements................................................   F-29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Genomica Corporation:

     We have audited the accompanying consolidated balance sheets of Genomica Corporation (a Delaware corporation) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genomica Corporation and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
February 2, 2001 (except for the matters discussed in Notes 1 and 13, as to which the date is November 19, 2001).

                              GENOMICA CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2000           1999
                                                              ------------   ------------
                                         ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 25,784,803   $  3,518,570
  Short-term investments....................................    73,153,650      2,824,763
  Accounts receivable -- trade..............................       353,448        360,000
  Interest receivable.......................................     2,162,810         51,599
  Prepaid expenses and other................................       352,114         96,438
                                                              ------------   ------------
          Total current assets..............................   101,806,825      6,851,370
Long-Term Investments.......................................    24,992,694             --
Property and Equipment, net.................................     2,723,507        673,479
Other Assets................................................        66,750         28,786
                                                              ------------   ------------
          Total assets......................................  $129,589,776   $  7,553,635
                                                              ============   ============
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $    933,903   $    318,206
  Accrued compensation and employee benefits................       431,357        289,538
  Current portion of capital lease obligations..............            --        130,142
  Deferred revenue..........................................       814,626        829,601
  Other accrued expenses....................................       323,751         37,429
                                                              ------------   ------------
          Total current liabilities.........................     2,503,637      1,604,916
Long-Term Debt:
  Capital lease obligations, net of current portion.........            --        268,157
                                                              ------------   ------------
          Total liabilities.................................     2,503,637      1,873,073
                                                              ------------   ------------
Commitments and Contingencies Stockholders' Equity:
  Convertible preferred stock, $0.001 par value, 5,000,000
     and 37,688,178 shares authorized, respectively:
     Series A, zero and 12,533,676 shares issued and
       outstanding, respectively............................            --      7,504,266
     Series B, zero and 18,826,959 shares issued and
       outstanding, respectively............................            --     12,369,208
  Common stock, $0.001 par value, 50,000,000, and 44,000,000 shares authorized, 22,839,559 and 1,140,073 shares
     issued and 22,715,016 and 1,079,309 shares outstanding,
     respectively...........................................        22,839          1,140
  Treasury stock, at cost...................................       (19,715)          (182)
  Additional paid-in capital................................   168,136,541         31,228
  Options and warrants......................................    33,307,529      7,764,767
  Deferred compensation.....................................   (16,929,010)    (5,772,446)
  Accumulated other comprehensive income....................       256,984             --
  Accumulated deficit.......................................   (57,689,029)   (16,217,419)
                                                              ------------   ------------
          Total stockholders' equity........................   127,086,139      5,680,562
                                                              ------------   ------------
          Total liabilities and stockholders' equity........  $129,589,776   $  7,553,635
                                                              ============   ============

                              GENOMICA CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                           2000          1999          1998
                                                       ------------   -----------   -----------
Revenue:
  Software licenses and services.....................  $  1,615,064   $   622,230   $   196,892
  Research grants....................................        26,733       159,100            --
                                                       ------------   -----------   -----------
     Total revenue...................................     1,641,797       781,330       196,892
                                                       ------------   -----------   -----------
Operating Expenses:
  Costs of revenue...................................       383,585       447,057       141,490
  Research and development...........................    12,046,615     4,868,577     2,327,569
  Selling and marketing..............................     7,196,761     1,722,141       633,551
  General and administrative.........................     8,965,352     1,723,364       884,267
                                                       ------------   -----------   -----------
     Total operating expenses........................    28,592,313     8,761,139     3,986,877
                                                       ------------   -----------   -----------
       Operating loss................................   (26,950,516)   (7,979,809)   (3,789,985)
Interest Income......................................     2,632,434       419,279        90,325
Interest Expense.....................................       (44,715)      (17,941)      (55,214)
                                                       ------------   -----------   -----------
Net Loss.............................................   (24,362,797)   (7,578,471)   (3,754,874)
Deemed Dividend Related to Beneficial Conversion
  Feature of Preferred Stock.........................   (17,108,813)           --            --
                                                       ------------   -----------   -----------
Net Loss Applicable to Common Stockholders...........  $(41,471,610)  $(7,578,471)  $(3,754,874)
                                                       ============   ===========   ===========
Net Loss Per Share, basic and diluted................  $      (6.49)  $     (7.13)  $     (3.81)
                                                       ============   ===========   ===========
Weighted Average Common Shares Outstanding, basic and
  diluted............................................     6,387,998     1,062,392       986,015
                                                       ============   ===========   ===========
Comprehensive Loss:
  Net loss...........................................  $(24,362,797)  $(7,578,471)  $(3,754,874)
  Other comprehensive income: net unrealized gain on
     investments.....................................       256,984            --            --
                                                       ------------   -----------   -----------
  Comprehensive loss.................................  $(24,105,813)  $(7,578,471)  $(3,754,874)
                                                       ============   ===========   ===========
Pro Forma Net Loss Per Share (Unaudited -- Note 3):
  Net loss per share, basic and diluted..............  $      (2.56)
                                                       ============
  Weighted-average common shares outstanding basic
     and diluted.....................................    16,223,151
                                                       ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                                      GENOMICA CORPORATION
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                   PREFERRED STOCK            COMMON STOCK         TREASURY STOCK       ADDITIONAL
                              -------------------------   --------------------   -------------------     PAID-IN      OPTIONS AND
                                SHARES        AMOUNT        SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL       WARRANTS
                              -----------   -----------   ----------   -------   --------   --------   ------------   -----------
Balances, December 31,
 1997.......................   12,533,676   $ 7,504,266      976,532   $   977    (60,764)  $   (182)  $      1,953   $        --
Sale of Series B preferred
 stock for cash of $0.72 per
 share, net of offering
 costs of $332,264..........    7,347,927     4,958,243           --        --         --         --             --            --
Issuance of warrants to
 purchase Series B preferred
 stock......................           --            --           --        --         --         --             --        82,298
Conversion of notes payable
 to Series B preferred
 stock......................    1,409,589       940,272           --        --         --         --             --            --
Issuance of common stock
 upon exercise of options...           --            --      129,327       129         --         --         23,150            --
Net loss....................           --            --           --        --         --         --             --            --
                              -----------   -----------   ----------   -------   --------   --------   ------------   -----------
Balance December 31, 1998...   21,291,192   $13,402,781    1,105,859   $ 1,106    (60,764)  $   (182)  $     25,103   $    82,298
Sale of Series B preferred
 stock for cash of $0.72 per
 share, net of offering
 costs of $538,180..........   10,069,443     6,711,819           --        --         --         --             --            --
Issuance of warrants to
 purchase common stock......           --      (241,126)          --        --         --         --             --       241,126
Issuance of common stock
 upon exercise of options...           --            --       34,214        34         --         --          6,125            --
Deferred compensation.......           --            --           --        --         --         --             --     7,441,343
Amortization of deferred
 compensation...............           --            --           --        --         --         --             --            --
Net loss....................           --            --           --        --         --         --             --            --
                              -----------   -----------   ----------   -------   --------   --------   ------------   -----------
Balances, December 31,
 1999.......................   31,360,635   $19,873,474    1,140,073   $ 1,140    (60,764)  $   (182)  $     31,228   $ 7,764,767

                                                 GENOMICA CORPORATION
                                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                              ACCUMULATED
                                                 OTHER
                                DEFERRED     COMPREHENSIVE   ACCUMULATED
                              COMPENSATION      INCOME         DEFICIT         TOTAL
                              ------------   -------------   ------------   ------------
Balances, December 31,
 1997.......................  $        --      $     --      $ (4,884,074)  $  2,622,940
Sale of Series B preferred
 stock for cash of $0.72 per
 share, net of offering
 costs of $332,264..........           --            --                --      4,958,243
Issuance of warrants to
 purchase Series B preferred
 stock......................           --            --                --         82,298
Conversion of notes payable
 to Series B preferred
 stock......................           --            --                          940,272
Issuance of common stock
 upon exercise of options...           --            --                --         23,279
Net loss....................           --            --        (3,754,874)    (3,754,874)
                              ------------     --------      ------------   ------------
Balance December 31, 1998...           --            --      $ (8,638,948)  $  4,872,158
Sale of Series B preferred
 stock for cash of $0.72 per
 share, net of offering
 costs of $538,180..........           --            --                --      6,711,819
Issuance of warrants to
 purchase common stock......           --            --                --             --
Issuance of common stock
 upon exercise of options...           --            --                --          6,159
Deferred compensation.......   (7,441,343)           --                --             --
Amortization of deferred
 compensation...............    1,668,897            --                --      1,668,897
Net loss....................           --            --        (7,578,471)    (7,578,471)
                              ------------     --------      ------------   ------------
Balances, December 31,
 1999.......................  $(5,772,446)           --      $(16,217,419)  $  5,680,562

                                               GENOMICA CORPORATION
                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)

                                  PREFERRED STOCK            COMMON STOCK         TREASURY STOCK       ADDITIONAL
                             -------------------------   --------------------   -------------------     PAID-IN
                               SHARES        AMOUNT        SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL
                             -----------   -----------   ----------   -------   --------   --------   ------------
Balances, December 31,
 1999......................   31,360,635   $19,873,474    1,140,073   $ 1,140    (60,764)  $   (182)  $     31,228
Sale of Series C preferred
 stock for cash of $1.50
 per share, net of offering
 costs of $25,139..........   10,022,635    15,008,815           --        --         --         --             --
Sale of Series D preferred
 stock for cash of $3,34
 per share, net of offering
 costs of $6,000...........      900,000     3,000,000           --        --         --         --             --
Exercise of warrants to
 purchase Series A and B
 preferred stock...........      204,637       161,265           --        --         --         --             --
Conversion of Series A,B,C,
 and D preferred stock to
 common stock..............  (42,487,907)  (38,043,554)  14,162,629    14,162         --         --     38,029,392
Issuance of 6,440,000
 shares of common stock at
 $19.00 per share..........           --            --    6,440,000     6,440         --         --    122,353,560
Costs related to issuance
 of common stock...........           --            --           --        --         --         --     (9,883,554)
Cash paid out for
 fractional shares due to
 reverse split of common
 stock.....................           --            --           --        --         --         --           (545)
Exercise of warrants to
 purchase common stock.....           --            --      194,495       195         --         --        240,931
Issuance of common stock
 upon exercise of
 options...................           --            --      902,362       902         --         --        256,716
Repurchase of unvested,
 restricted common stock
 for treasury..............           --            --           --        --    (63,779)   (19,533)            --
Deferred compensation......           --            --           --        --         --         --             --
Amortization of deferred
 compensation..............           --            --           --        --         --         --             --
Net unrealized gain on
 investments...............           --            --           --        --         --         --             --
Deemed dividend from
 beneficial conversion
 feature of preferred
 stock.....................           --            --           --        --         --         --     17,108,813
Net loss applicable to
 common stockholders.......           --            --           --        --         --         --             --
                             -----------   -----------   ----------   -------   --------   --------   ------------
Balances, December 31,
 2000......................           --   $        --   22,839,559   $22,839   (124,543)  $(19,715)  $168,136,541
                             ===========   ===========   ==========   =======   ========   ========   ============

                                                       GENOMICA CORPORATION
                          C       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)
                                                           ACCUMULATED
                                                              OTHER
                             OPTIONS AND     DEFERRED     COMPREHENSIVE   ACCUMULATED
                              WARRANTS     COMPENSATION      INCOME         DEFICIT         TOTAL
                             -----------   ------------   -------------   ------------   ------------
Balances, December 31,
 1999......................  $ 7,764,767   $(5,772,446)     $     --      $(16,217,419)  $  5,680,562
Sale of Series C preferred
 stock for cash of $1.50
 per share, net of offering
 costs of $25,139..........           --            --            --                --     15,008,815
Sale of Series D preferred
 stock for cash of $3,34
 per share, net of offering
 costs of $6,000...........           --            --            --                --      3,000,000
Exercise of warrants to
 purchase Series A and B
 preferred stock...........      (31,890)           --            --                --        129,375
Conversion of Series A,B,C,
 and D preferred stock to
 common stock..............           --            --            --                --             --
Issuance of 6,440,000
 shares of common stock at
 $19.00 per share..........           --            --            --                --    122,360,000
Costs related to issuance
 of common stock...........           --            --            --                --     (9,883,554)
Cash paid out for
 fractional shares due to
 reverse split of common
 stock.....................           --            --            --                --           (545)
Exercise of warrants to
 purchase common stock.....     (241,126)           --            --                --             --
Issuance of common stock
 upon exercise of
 options...................           --            --            --                --        257,618
Repurchase of unvested,
 restricted common stock
 for treasury..............           --            --            --                --        (19,533)
Deferred compensation......   25,815,778   (25,815,778)           --                --             --
Amortization of deferred
 compensation..............           --    14,659,214            --                --     14,659,214
Net unrealized gain on
 investments...............           --            --       256,984                --        256,984
Deemed dividend from
 beneficial conversion
 feature of preferred
 stock.....................           --            --            --                --     17,108,813
Net loss applicable to
 common stockholders.......           --            --            --       (41,471,610)   (41,471,610)
                             -----------   ------------     --------      ------------   ------------
Balances, December 31,
 2000......................  $33,307,529   $(16,929,010)    $256,984      $(57,689,029)  $127,086,139
                             ===========   ============     ========      ============   ============

                              GENOMICA CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------
                                                                  2000          1999          1998
                                                              ------------   -----------   -----------
Cash Flows from Operating Activities:
  Net loss..................................................  $(24,362,797)  $(7,578,471)  $(3,754,874)
  Adjustments to reconcile net loss to net cash used in
    operating activities --
    Depreciation............................................       738,169       253,016       176,926
    Amortization of discount on convertible debt............            --            --         7,666
    Amortization of deferred compensation...................    14,659,214     1,668,897            --
    Accretion of discounts (premiums) on investments........       (92,938)       38,053            --
    Preferred stock issued for accrued interest on
      convertible debt......................................            --            --        14,904
    Changes in operating assets and liabilities --
      Accounts receivable...................................         6,552      (360,000)           --
      Interest receivable...................................    (2,111,211)      (51,599)           --
      Prepaid expenses and other assets.....................      (255,676)      (43,287)      (13,953)
      Change in other assets................................       (37,964)       (4,477)       (4,174)
      Accounts payable......................................       615,697        88,591        83,848
      Accrued compensation and employee benefits............       141,819       195,945        (8,841)
      Deferred revenue......................................       (14,975)      706,268       123,333
      Other accrued expenses................................       286,322       (11,617)     (109,652)
                                                              ------------   -----------   -----------
         Net cash used in operating activities..............   (10,427,788)   (5,098,681)   (3,484,817)
                                                              ------------   -----------   -----------
Cash Flows from Investing Activities:
  Redemption of investments.................................    22,791,499    16,480,000     2,462,412
  Purchases of investments..................................  (117,763,156)  (19,342,816)           --
  Purchase of property and equipment........................    (2,788,793)     (223,480)     (157,095)
  Proceeds from sale of equipment...........................           596            --            --
                                                              ------------   -----------   -----------
         Net cash used in investing activities..............   (97,759,854)   (3,086,296)    2,305,317
                                                              ------------   -----------   -----------
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock....................   122,360,000            --            --
  Proceeds from issuance of preferred stock.................    18,039,954     7,249,999     5,290,507
  Proceeds from exercise of warrants for preferred stock....       129,375            --            --
  Proceeds from exercise of common stock options............       257,618         6,159        23,279
  Proceeds from issuance of convertible debt and warrants...            --            --     1,000,000
  Costs related to issuance of common stock.................    (9,883,556)           --            --
  Costs related to issuance of preferred stock..............       (31,139)     (538,180)     (332,264)
  Payments on capital lease obligations.....................      (398,299)      (70,313)      (11,239)
  Payments on loans.........................................            --      (166,667)     (200,000)
  Payments of common stock for treasury.....................       (19,533)           --            --
  Payment for fractional shares as a result of common stock
    reverse split...........................................          (545)           --            --
                                                              ------------   -----------   -----------
         Net cash provided by financing activities..........   130,453,875     6,480,998     5,770,283
                                                              ------------   -----------   -----------
Net Increase (Decrease) in Cash and Cash Equivalents:.......    22,266,233    (1,703,979)    4,590,783
Cash and Cash Equivalents at Beginning of Period:...........     3,518,570     5,222,549       631,766
                                                              ------------   -----------   -----------
Cash and Cash Equivalents at End of Period:.................  $ 25,784,803   $ 3,518,570   $ 5,222,549
                                                              ============   ===========   ===========
Supplemental Disclosure of Cash Flow Information:
    Cash received for interest..............................  $    521,323   $   367,680   $    90,325
                                                              ============   ===========   ===========
    Cash paid for interest..................................  $     44,715   $    17,941   $    32,644
                                                              ============   ===========   ===========
Supplemental Disclosure of Non-Cash Financing Activities:
    Capital lease obligations incurred to acquire
      equipment.............................................  $         --   $   353,621   $    97,197
                                                              ============   ===========   ===========
    Warrants issued for offering costs......................  $         --   $   241,126   $        --
                                                              ============   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                              GENOMICA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

NOTE 1.  ORGANIZATION AND BUSINESS

     Genomica Corporation, a Delaware corporation, and its subsidiary (collectively the "Company") is a provider of software products and services that enable pharmaceutical and biotechnology researchers to accelerate the drug discovery and development process. The Company's portfolio of products, including Discovery Manager, Reference Database and Linkmapper, offer a broad set of software tools for genomic researchers.

     The Company was incorporated in September 1995 and began operations shortly thereafter. Since its inception, the Company has incurred significant losses. Although the Company anticipates that funds or proceeds from product licenses and working capital at December 31, 2000, primarily as a result of its October 2000 initial public offering (Note 2), will be sufficient to fund its operations through at least December 31, 2001, additional financing may be needed after that date by the Company to fund its operations, continue the commercial development of its products and develop its sales and marketing infrastructure. There is no guarantee that such financing will be available when needed upon terms acceptable to the Company. Operations of the Company are subject to certain risks and uncertainties including, among others, uncertainty of product development, conversion of the Company's product to a new technology platform, inexperience in marketing or selling its product, technological uncertainty, competition and dependence on key personnel.

     On October 2, 2001, the Company's Board of Directors approved a Cost Reduction Plan resulting in a restructuring of operations and consolidation of facilities including the involuntary termination of a significant portion of the Company's workforce. These matters are further discussed in Note 13. These actions have had, and may continue to have, the effect of impairing certain long-term assets and the recording of significant liabilities related to severance and the termination of contractual relationships. Accordingly, in the fourth quarter of 2001, the Company will record substantial reductions to the carrying value of its long-term assets. Additional reductions may occur in future periods as the Company's strategic direction continues to evolve.

NOTE 2.  INITIAL PUBLIC OFFERING

     On October 4, 2000, the Company completed an initial public offering ("IPO") of 6,440,000 shares of its common stock at $19.00 per share. The net proceeds, after paying the underwriting discount and estimated expenses associated with the offering were $112.5 million. The Company has invested the net proceeds of this offering in interest-bearing, investment-grade securities. Further, as a result of the IPO, all outstanding shares of preferred stock were converted into shares of common stock in accordance with their terms.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The accounts of the Company have been consolidated. All intercompany accounts and transactions have been eliminated. The consolidated financial statements are stated in U.S. dollars and are prepared in accordance with accounting principles generally accepted in the United States. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              GENOMICA CORPORATION

  CASH, CASH EQUIVALENTS AND INVESTMENTS IN MARKETABLE SECURITIES

     The Company's investment portfolio consists of investments classified as cash equivalents, short-term investments, or long-term investments. All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. Short-and long-term investments consist of U.S. government, state, municipal and corporate debt securities with maturities of up to 24 months, as well as money market mutual funds. During 2000, the Company liquidated a portion of its portfolio of marketable securities prior to their maturity dates to purchase a Certificate of Deposit needed to secure a letter of credit. As a result, the Company's held-to-maturity investments were reclassified to available-for-sale investments as defined in Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, at December 31, 2000, all investments were carried at fair value as determined by their quoted market prices and included as appropriate in either short-or long-term investments. All unrealized gains or losses are included in stockholders' equity as a component of accumulated other comprehensive income. At December 31, 1999, all investments were classified as held-to-maturity and accordingly were carried at amortized cost.

     The Company's cash, cash equivalents, short-and long-term investments had a fair value at December 31, 2000, of $123.9 million and a gross unrealized gain of $256,984.

     The amortized cost basis, aggregate fair value, and unrealized gains or losses for the Company's cash, cash equivalents, short-and long-term investment portfolio as of December 31, 2000 is presented below:

                                AMORTIZED     AGGREGATE    GROSS UNREALIZED   GROSS UNREALIZED
DECEMBER 31, 2000              COST BASIS    FAIR VALUE         GAINS              LOSSES
-----------------              -----------   -----------   ----------------   ----------------
Cash, cash equivalents, and
  short-term investments:
  Euro dollar bonds..........  $31,250,187   $31,305,645       $ 55,458            $   --
  Corporate debt
     securities..............   32,356,716    32,538,987        182,271                --
  Money market funds.........   18,253,580    18,253,580             --                --
  Asset-backed securities....   13,190,896    13,202,270         11,374                --
  Certificate of deposit.....      625,000       625,000             --                --
  Cash.......................    3,012,971     3,012,971             --                --
                               -----------   -----------       --------            ------
     Total cash, cash
       equivalents, and
       short-term
       investments...........  $98,689,350   $98,938,453       $249,103            $   --
Long-term investments:
  Euro dollar bonds..........  $13,091,539   $13,102,214       $ 10,675            $   --
  Corporate debt
     securities..............   10,899,216    10,894,550             --             4,666
  Asset-backed securities....      994,058       995,930          1,872                --
                               -----------   -----------       --------            ------
     Total long-term
       investments...........  $24,984,813   $24,992,694       $ 12,547            $4,666
                               ===========   ===========       ========            ======

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, accounts receivable and investments in high-grade corporate bonds and commercial paper. The Company maintains its cash balances in the form of bank demand deposits and money market accounts with financial institutions that management believes are creditworthy. Accounts receivable are typically unsecured and are concentrated in the pharmaceutical industry. Three customers (Note 9)

                              GENOMICA CORPORATION
accounted for the majority of the Company's trade accounts receivable as of December 31, 2000. The Company has no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

  INCOME TAXES

     The current provision for income taxes, if any, represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carryforwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The Company's deferred tax assets have been completely reduced by a valuation allowance as it is not more likely than not that some or all of the deferred tax assets will be realized.

  REVENUE RECOGNITION

     The Company generates revenue from the license and related maintenance of its proprietary software products. The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, collection is probable, and the fee is fixed or determinable. If an acceptance period exists, license revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period. The Company generally bundles its license fees and subsequent maintenance, consisting of software updates, content updates and support. The Company has concluded that there is no basis to allocate the total license and maintenance fees charged in its software arrangements to these various elements of the arrangement as the Company currently does not offer the license fee or maintenance for sale separately. Accordingly, revenue is generally deferred and recognized ratably over the term of the arrangement. Certain software arrangements include other elements, such as services and training. If present, such elements are unbundled based on vendor-specific objective evidence of their fair value and the related revenue is recognized when those elements are delivered.

     The Company believes its current revenue recognition policies and practices are consistent with the provisions of Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended by SOP 98-4 and SOP 98-9, which were issued by the American Institute of Certified Public Accountants, as well as certain Technical Practice Aids issued from time to time. Implementation guidelines for these standards, as well as potential new standards, could lead to unanticipated changes in the Company's current revenue recognition policies. Such changes could affect the timing of the Company's future revenue and results of operations.

  RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Research and development costs are charged to expense as incurred and consist of salaries and other direct costs. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. The Company's software is deemed to be technologically feasible at the point a working model of the software product is developed. Through December 31, 2000, for products developed by the Company, the period from attainment of technological feasibility to general release has been brief and qualifying costs were not significant. Accordingly, the Company has not capitalized any qualifying software development costs in the accompanying consolidated financial statements. The costs of developing routine enhancements are expensed as research and development costs as incurred because of the short time between the determination of technological feasibility and the date of general release of the related products.

                              GENOMICA CORPORATION

  STOCK-BASED COMPENSATION

     The Company accounts for its employee stock option plans in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25"), and related interpretations. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), which allows entities to continue to apply the provision of APB No. 25 for transactions with employees and provide pro forma disclosures for employee stock grants made as if the fair value-based method of accounting in SFAS No. 123 had been applied to these transactions. Any deferred stock compensation calculated according to APB No. 25 is amortized over the vesting period of the individual options, generally four or five years, in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option and Awards Plans."

     The Company applies the provisions of SFAS No. 123 and related interpretations to stock-based compensation to non-employees.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44"). FIN No. 44 clarifies the application of APB No. 25 for certain issues related to equity-based instruments issued to employees. FIN No. 44 became effective on July 1, 2000, except for certain transactions for which the effective date is earlier, and has been applied on a prospective basis. The implementation of FIN No. 44 did not have a significant impact on the Company's consolidated results of operations or its financial position.

  REVERSE STOCK SPLIT

     On October 2, 2000, in conjunction with its initial public offering, the Company completed a one-for-three reverse stock split of all outstanding shares of its common stock. All shares of common stock and per share information in the accompanying financial statements have been retroactively adjusted to reflect the reverse stock split.

  NET EARNINGS OR LOSS PER SHARE

     The Company presents basic and diluted earnings or loss per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS No. 128"), which establishes standards for computing and presenting basic and diluted earnings per share. Under this statement, basic earnings or loss per share is computed by dividing the net earnings or loss by the weighted-average number of shares of common stock outstanding. Diluted earnings or loss per share is determined by dividing the net earnings or loss by the sum of (1) the weighted-average number of common shares outstanding, (2) if not anti-dilutive, the number of shares of convertible preferred stock as if converted upon issuance, and (3) if not anti-dilutive, the effect of outstanding stock options and warrants determined utilizing the treasury stock method.

     For all periods presented, the effects of the convertible preferred stock and stock options and warrants were excluded from the calculation of diluted loss per share since the result would have been anti-dilutive. The dilutive effect of common stock options and warrants, without regard to the treasury stock method, that are excluded from the calculation of diluted loss per share because their effect is anti-dilutive totaled 1,899,054 in 2000, 1,414,111 in 1999, and 655,027 in 1998. The dilutive effect of convertible preferred stock that is excluded from the calculation of diluted loss per share because its effect is anti-dilutive totaled 13,223,975 in 2000, 10,058,124 in 1999 and 4,297,858 in 1998.

     Pro forma net loss per share (unaudited) for the year ended December 31, 2000 is computed using the net loss and weighted-average number of common shares outstanding, including the pro forma effects of the assumed conversion of the Company's Series A, B, C and D convertible Preferred Stock into shares of the

                              GENOMICA CORPORATION

Company's common stock as if such conversion occurred on January 1, 2000, or at date of original issuance, if later. The resulting pro forma adjustment includes an increase in the weighted-average shares used to compute basic and diluted net loss per share of 9,835,153 for the year ended December 31, 2000.

  COMPREHENSIVE INCOME

     Comprehensive income includes all changes in equity during a period from non-owner sources. During the years ended December 31, 1998 and 1999, the Company had no transactions that were required to be reported as adjustments to determine comprehensive income (loss).

     During 2000, the Company began accounting for its investments as available-for-sale securities. Such securities are marked to fair market value with adjustments included as a component of other comprehensive income. The excess of the fair market value of the Company's investments over the amortized cost was $256,984 at December 31, 2000, and is reflected as an unrealized gain in the accompanying consolidated statements of operations and comprehensive loss and consolidated statements of stockholders equity.

  REPORTABLE SEGMENTS

     SFAS No. 131, "Disclosure About Segments of and Enterprise and Related Information," establishes standards for the reporting of information about operating segments. Since its inception, the Company has conducted its operations in one operating segment.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Statement establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS Statement No. 133-an Amendment of FASB Statement No. 133" ("SFAS No. 137"). SFAS No. 137 delays the effective date of SFAS No. 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. Since inception, the Company has not entered into arrangements that would fall under the scope of SFAS No. 133 and related interpretations and amendments and thus, the Company believes that SFAS No. 133 will not significantly affect its financial condition and results of operations.

     In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB 101"). SAB 101 provides the SEC Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company has implemented the guidance in SAB 101 for all periods presented.

                              GENOMICA CORPORATION

NOTE 4.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                 AS OF DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              -----------   ----------
Computer and office equipment...............................  $ 2,222,718   $  953,361
Furniture and fixtures......................................      958,463      123,218
Software....................................................      437,958       63,894
Leasehold improvements......................................      308,823       47,657
                                                              -----------   ----------
                                                                3,927,962    1,188,130
Less -- Accumulated depreciation............................   (1,204,455)    (514,651)
                                                              -----------   ----------
                                                              $ 2,723,507   $  673,479
                                                              ===========   ==========

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives ranging from three to five years. Maintenance and repairs are expensed as incurred. Depreciation expense was $738,169, $253,016 and $176,926 for the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 5.  DEBT

  CONVERTIBLE NOTES PAYABLE

     In October 1998, the Company issued $1,000,000 of debt securities with an interest rate of 8% to various investors. The notes included warrants to purchase 208,331 shares of Series B Preferred Stock at $0.72 per share. These warrants were valued at $82,298 using the Black-Scholes option pricing model. The Company attributed a portion of the proceeds from the debt offering to the fair value of the warrants and recorded an initial discount to the carrying value of the related debt in the amount of $82,298. The discount was amortized using the effective interest-rate method over the two-year term of the note.

     In conjunction with the sale of the Series B Preferred Stock on December 16, 1998, the net amount of the notes of $925,368 and accrued interest of $14,904 were converted into 1,409,589 shares of Series B Preferred Stock.

  LOAN AGREEMENT

     On September 17, 1997, the Company entered into a Bridge Loan and Security Agreement ("Loan Agreement") with a bank. Under the terms of the Loan Agreement, the outstanding advances of $400,000 were converted into a term loan ("Term Loan") on October 9, 1997. The principal and interest on the Term Loan was due in monthly installments through October 9, 1999. Interest accrued at a rate equal to the bank's prime rate plus 1.5% (9.25% at December 31, 1998), and the Loan Agreement was collateralized by assets of the Company. On October 9, 1999, the Term Loan and all interest was paid in full.

NOTE 6.  STOCKHOLDERS' EQUITY

  AUTHORIZED SHARES

     At December 31, 2000, the Company is authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. On October 4, 2000, the Company decreased the number of authorized shares of common stock and preferred stock from 65,000,000 and 47,938,179 shares, respectively.

                              GENOMICA CORPORATION

     Series A, B, C and D Convertible Preferred Stock:

                                    SERIES A                     SERIES B                     SERIES C            SERIES D
                            -------------------------   --------------------------   --------------------------   ---------
                              SHARES        AMOUNT        SHARES         AMOUNT        SHARES         AMOUNT       SHARES
                            -----------   -----------   -----------   ------------   -----------   ------------   ---------
Balances, December 31,
 1997.....................   12,533,676   $ 7,504,266            --   $         --            --   $         --          --
Sale of Series B preferred
 stock in December 1998
 for cash of $0.72 per
 share, net of offering
 costs of $332,264........           --            --     7,347,927      4,958,243            --             --          --
Conversion of notes
 payable in December 1998
 to Series B preferred
 stock at $0.72 per
 share....................           --            --     1,409,589        940,272            --             --          --
                            -----------   -----------   -----------   ------------   -----------   ------------   ---------
Balances, December 31,
 1998.....................   12,533,676     7,504,266     8,757,516      5,898,515            --             --          --
Sale of Series B preferred
 stock in February 1999
 for cash of $0.72 per
 share, net of offering
 costs of $538,180........           --            --    10,069,443      6,711,819            --             --          --
Issuance of warrants to
 purchase common stock....           --            --            --       (241,126)           --             --          --
                            -----------   -----------   -----------   ------------   -----------   ------------   ---------
Balances, December 31,
 1999.....................   12,533,676     7,504,266    18,826,959     12,369,208            --             --          --
Sale of Series C preferred
 stock at $1.50 per share,
 net of stock issuance
 costs of $25,139.........           --            --            --             --    10,022,635     15,008,815          --
Sale of Series D preferred
 stock at $3.34 per
 share....................           --            --            --             --            --             --     900,000
Issuance of 204,637 shares
 of preferred stock upon
 exercised of warrants....      124,502        75,000        80,135         86,265            --             --          --
Conversion of 42,487,907
 shares of preferred stock
 to 14,162,628 shares of
 common stock.............  (12,658,178)   (7,579,266)  (18,907,094)   (12,455,473)  (10,022,635)   (15,008,815)   (900,000)
                            -----------   -----------   -----------   ------------   -----------   ------------   ---------
Balances, December 31,
 2000.....................           --   $        --            --   $         --            --   $         --          --
                            ===========   ===========   ===========   ============   ===========   ============   =========

                             SERIES D
                            -----------
                              AMOUNT
                            -----------
Balances, December 31,
 1997.....................  $        --
Sale of Series B preferred
 stock in December 1998
 for cash of $0.72 per
 share, net of offering
 costs of $332,264........           --
Conversion of notes
 payable in December 1998
 to Series B preferred
 stock at $0.72 per
 share....................           --
                            -----------
Balances, December 31,
 1998.....................           --
Sale of Series B preferred
 stock in February 1999
 for cash of $0.72 per
 share, net of offering
 costs of $538,180........           --
Issuance of warrants to
 purchase common stock....           --
                            -----------
Balances, December 31,
 1999.....................           --
Sale of Series C preferred
 stock at $1.50 per share,
 net of stock issuance
 costs of $25,139.........           --
Sale of Series D preferred
 stock at $3.34 per
 share....................    3,000,000
Issuance of 204,637 shares
 of preferred stock upon
 exercised of warrants....           --
Conversion of 42,487,907
 shares of preferred stock
 to 14,162,628 shares of
 common stock.............   (3,000,000)
                            -----------
Balances, December 31,
 2000.....................  $        --
                            ===========

     The Company is authorized to issue preferred stock in various series with rights and privileges as determined by the Board of Directors. From its inception through September 2000, the Company issued a total of 42.5 million shares of preferred stock. The shares carried preferences in liquidation, generally equal to the original issuance price plus all accrued or other declared but unpaid dividends. Preferred stockholders were entitled to receive dividends only when, as and if declared by the Board of Directors, and at such amounts per share as specified by the Board of Directors. Each holder of shares of preferred stock was entitled to a number of votes on an as-if-converted to common basis. Additionally, all shares of outstanding preferred stock were convertible into shares of common stock on a one-for-one basis, subject to certain adjustments, either at the option of the holder or automatically upon certain events. Upon completion of the Company's initial public offering in October 2000, all outstanding shares of preferred stock were automatically converted into 14,162,628 shares of common stock, after taking into account the impact of the one-for-three reverse stock split.

     In connection with the issuance of the Series C preferred stock in March 2000, the Company recognized a $15.0 million beneficial conversion charge for the difference between the price at which the Series C preferred stock was sold and the deemed fair value of the common stock into which it was convertible. In connection with the issuance of the Series D preferred stock in September 2000, the Company recognized a

                              GENOMICA CORPORATION

$2.1 million beneficial conversion charge for the difference between the price at which the Series D preferred stock was sold and the deemed fair value of the common stock into which it was convertible. These amounts are reflected as charges against income available to common stockholders in the accompanying statement of operations.

  STOCK OPTION PLAN

     Our 2000 Equity Incentive Plan (the "Plan") was originally adopted as the 1996 Stock Option Plan and our Board of Directors adopted its restatement and amendment in March 2000. In August 2000, the Plan was approved by our stockholders. There is currently an aggregate of 5,000,000 shares of common stock authorized for issuance under the Plan. The Plan will terminate on March 12, 2010 unless sooner terminated by the Board of Directors or committee. The exercise price per share of each option granted will not be less than 110% of the fair market value of the stock in the case of incentive stock options granted to persons owning 10% or more of our voting power, as defined, and otherwise shall not be less than 100% of the fair market value of the stock. Options generally vest over a four or five-year term. The exercise period is not more than five years from the date of grant in the case of incentive stock options granted to persons owning 10% or more of our voting power and otherwise not more than ten years. Awards issued under the Plan prior to its amendment and restatement will be governed by the terms of the Plan and applicable option agreements in effect prior to such amendment and restatement. Prior to the amendment and restatement, the plan provided only for grants of stock options and not for other types of awards.

     During the years ended December 31, 2000 and 1999, in connection with the grant of certain stock options to employees, the Company recorded deferred stock-based compensation of $25.6 million and $7.4 million, respectively, representing the difference between the exercise price and the deemed fair value (for financial reporting purposes) of the Company's common stock on the date these stock options were granted. In addition, in connection with the grant of stock options to certain non-employee advisors in 2000 as discussed below, the Company recorded deferred stock-based compensation of $212,400, representing the estimated fair market value of the options on December 31, 2000. Deferred compensation from the non-employee options is subject to change until such time that the options become vested. Deferred compensation is included as a component of stockholders' equity and is being amortized in accordance with FASB Interpretation No. 28 over the vesting periods of the related options, which is generally four or five years. Stock compensation expense recognized for the year ended December 31, 2000, and remaining compensation expense to be recognized as, and to the extent that, the options vest is as follows:

                                   DEFERRED STOCK
                                       EXPENSE
                                  RECOGNIZED DURING      UNAMORTIZED DEFERRED STOCK EXPENSE TO BE RECOGNIZED
                                   THE YEAR ENDED              DURING THE PERIODS ENDING DECEMBER 31,
                                    DECEMBER 31,      ---------------------------------------------------------
                                        2000             2001         2002         2003        2004      2005
                                  -----------------   ----------   ----------   ----------   --------   -------
Research and development........     $ 4,367,215
Selling and marketing...........       3,983,129
General and Administration......       6,308,870
                                     -----------
                                     $14,659,214      $8,743,149   $4,893,068   $2,452,895   $795,369   $44,529
                                     ===========      ==========   ==========   ==========   ========   =======

  RESTRICTED STOCK

     In 1998 and 2000, the Company sold at fair value 112,067 shares and 621,048 shares, respectively, of restricted common stock under the Plan. The holders of such shares of restricted common stock, generally executives of the Company, have entered into Restricted Stock Purchase Agreements under which the Company has the right to repurchase unvested common shares at the original issuance price upon termination of these individuals' business relationships with the Company. Restrictions on these common shares lapse over

                              GENOMICA CORPORATION
periods ranging from nineteen months to five years, and such lapsing is subject to acceleration under certain conditions. At December 31, 1998, 1999 and 2000, restrictions had lapsed with regard to 39,951, 105,707 and 243,912 of these shares, respectively. In 2000, the Company repurchased 63,779 shares under the Plan.

  PRO FORMA DISCLOSURES

     SFAS No. 123 defines a fair value-based method of accounting for stock-based compensation plans. An entity may continue to measure compensation cost for options granted to employees using the intrinsic value-based method prescribed by APB No. 25, provided that pro forma disclosures are made of net income or loss, assuming the fair value-based method of SFAS No. 123 has been applied.

     The Company has elected to account for its stock-based employee compensation plans under APB No. 25; accordingly, for purposes of the pro forma disclosures presented below, the Company has computed the fair values of all options granted during 2000, 1999, and 1998 using the Black-Scholes option pricing model and the following weighted average assumptions:

                                                             2000      1999      1998
                                                            -------   -------   -------
Risk-free interest rate...................................  5.12%     5.61%     5.23%
Expected lives............................................  4 years   5 years   5 years
Expected volatility.......................................  5%        0.001%    0.001%
Expected dividend yield...................................  0%        0%        0%

     Through the date of the IPO, the Company used the minimum value method for determining the fair value of options issued to employees. Subsequent to the date of the IPO, the Company used a weighted-average volatility of 60%. Cumulative compensation cost recognized in pro forma net income or loss with respect to options that are forfeited prior to vesting is adjusted as a reduction of pro forma compensation expense in the period of forfeiture.

     The total fair value of options granted to employees was computed to be $30,332,057, $7,541,587 and $15,885 for the years ended December 31, 2000, 1999 and 1998, respectively. Pro forma stock-based compensation, net of the amounts recorded for amortization of deferred compensation and the effect of forfeitures, was $392,377, $26,068, and $12,192 for the years ended December 31, 2000, 1999, and 1998, respectively.

     If the Company had accounted for its stock-based compensation plans in accordance with SFAS No. 123, the Company's net loss would have been reported as follows:

                                                       YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                                   2000          1999          1998
                                               ------------   -----------   -----------
Net loss:
  As reported................................  $(41,471,610)  $(7,578,471)  $(3,754,874)
  Pro forma..................................  $(41,863,987)  $(7,604,539)  $(3,767,066)
Net loss per share (basic and diluted):
  As reported................................  $      (6.49)  $     (7.13)  $     (3.81)
  Pro forma..................................  $      (6.55)  $     (7.16)  $     (3.82)

                              GENOMICA CORPORATION

     A summary of all employee options activity under the Plan for the years ended December 31, 1998, 1999 and 2000 is as follows:

                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
                                                               OPTIONS    EXERCISE PRICE
                                                              ---------   --------------
Outstanding at December 31, 1997............................    288,577       $0.18
  Granted...................................................    283,099       $0.18
  Forfeited.................................................    (13,248)      $0.18
  Exercised.................................................   (112,400)      $0.18
                                                              ---------       -----
Outstanding at December 31, 1998............................    446,028       $0.18
  Granted...................................................    697,397       $0.18
  Forfeited.................................................   (105,487)      $0.18
  Exercised.................................................    (34,214)      $0.18
                                                              ---------       -----
Outstanding at December 31, 1999............................  1,003,724       $0.18
  Granted...................................................  2,225,917       $2.46
  Forfeited.................................................   (270,004)      $2.17
  Exercised.................................................   (876,531)      $0.29
                                                              ---------       -----
Outstanding at December 31, 2000............................  2,083,106       $2.31
                                                              =========       =====

     As of December 31, 2000, 1999 and 1998, 233,338, 261,991 and 106,465 of the
above options were exercisable, respectively, with weighted average exercise prices of $0.61, $0.18 and $0.18, respectively.

     The following table summarizes the weighted average exercise prices of options granted during the years ended December 31, 2000, 1999 and 1998. The table includes options for common stock whose exercise price was less than the fair market value, for financial reporting purposes, of the underlying common stock at the date of grant and equal to the fair market value at the date of grant:

                                                          YEARS ENDED DECEMBER 31,
                                                      --------------------------------
EXERCISE PRICE                                           2000        1999       1998
--------------                                        ----------   --------   --------
Less than deemed fair market value for financial
  reporting purposes --
  Number of options.................................  $2,099,000   $697,397   $     --
                                                      ==========   ========   ========
  Weighted average exercise price...................  $     1.95   $   0.18   $     --
                                                      ==========   ========   ========
  Weighted average fair value.......................  $    14.05   $  10.81   $     --
                                                      ==========   ========   ========
  Equal to deemed fair market value for financial
     reporting purposes --
     Number of options..............................  $  126,917   $     --   $283,099
                                                      ==========   ========   ========
     Weighted average exercise price................  $    10.92   $     --   $   0.18
                                                      ==========   ========   ========
     Weighted average fair value....................  $     6.61   $     --   $   0.06
                                                      ==========   ========   ========

                              GENOMICA CORPORATION

     The following table summarizes information about employee stock options outstanding and exercisable under the Plan at December 31, 2000:

                                         OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                              -----------------------------------------   -------------------------
                                NUMBER OF        WEIGHTED
                                 OPTIONS          AVERAGE      WEIGHTED       NUMBER       WEIGHTED
                              OUTSTANDING AT     REMAINING     AVERAGE    EXERCISABLE AT   AVERAGE
                               DECEMBER 31,     CONTRACTUAL    EXERCISE    DECEMBER 31,    EXERCISE
EXERCISE PRICE                     2000        LIFE IN YEARS    PRICE          2000         PRICE
--------------                --------------   -------------   --------   --------------   --------
$0.18.......................      241,689          8.41         $ 0.18        88,787        $ 0.18
$0.75.......................    1,256,666          9.07           0.75       143,222          0.75
$4.50 - $6.50...............      399,667          9.64           4.56            --            --
$7.50 - $9.50...............       43,500          9.92           8.44            --            --
$10.02 - $13.50.............      122,167          9.77          11.17            --            --
$14.00 - $19.44.............       19,417          9.78          14.70         1,329         15.00
                                ---------          ----         ------       -------        ------
                                2,083,106          9.17         $ 2.31       233,338        $ 0.61
                                =========          ====         ======       =======        ======

  OPTIONS ISSUED TO NON-EMPLOYEES

     SFAS No. 123 and related interpretations require that all transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments be accounted for based on the fair value of the consideration received or the equity instruments issued, whichever is more reliably measurable. No expense has been recognized related to options granted in 1998 as their fair value was determined to be nominal. No options were issued to non-employees in 1999. During 2000 the Company granted options for 60,000 shares of common stock to non-employees. Such options vest over a period of three years. The Company has computed the fair value of all options granted to non-employees during 1998 and 2000 using the Black-Scholes option pricing model using the following weighted-average assumptions:

                                                                2000       1998
                                                              --------   --------
Risk-free interest rate.....................................  5.12%      5.23%
Expected lives..............................................  10 years   10 years
Expected volatility.........................................  5.0%       0.001%
Expected dividend yield.....................................  0.0%       0.0%

     The Company has accounted for the options issued in 2000 in accordance with ETIF 96-18, whereby the fair value of the options is recorded at the date of issuance, and the fair value of all unvested options is subsequently re-measured at each vesting and/or reporting date. As a result, subsequent changes in the fair market value of the underlying common stock could have a significant impact on future compensation expense. However, the number of options subject to change will diminish over time as the options vest. The fair value of the options at December 31, 2000 was estimated to be $212,400. The Company recognized $24,000 of compensation expense during the year ended December 31, 2000 on these options.

                              GENOMICA CORPORATION

     A summary of all non-employee option activity for the years ended December 31, 1998, 1999 and 2000 is as follows:

                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding at December 31, 1997............................    73,333        $0.18
  Granted...................................................    32,000        $0.18
  Forfeited.................................................   (18,406)       $0.18
  Exercised.................................................   (16,927)       $0.18
                                                               -------        -----
Outstanding at December 31, 1998............................    70,000        $0.18
  Granted...................................................        --        $0.00
  Exercised.................................................        --        $0.00
                                                               -------        -----
Outstanding at December 31, 1999............................    70,000        $0.18
  Granted...................................................    60,000        $8.11
  Exercised.................................................   (25,833)       $0.18
                                                               -------        -----
Outstanding at December 31, 2000............................   104,167        $4.75
                                                               =======        =====

     The following table summarizes information about non-employee stock options outstanding and exercisable under the Plan at December 31, 2000:

                                     OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                       -----------------------------------------------   --------------------------
                       NUMBER OF OPTIONS   WEIGHTED AVERAGE   WEIGHTED       NUMBER        WEIGHTED
                        OUTSTANDING AT        REMAINING       AVERAGE    EXERCISABLE AT    AVERAGE
EXERCISE                 DECEMBER 31,        CONTRACTUAL      EXERCISE    DECEMBER 31,     EXERCISE
PRICE                        2000           LIFE IN YEARS      PRICE          2000          PRICE
--------               -----------------   ----------------   --------   ---------------   --------
$0.18................        44,167              5.46          $0.18         44,167         $0.18
$8.11................        60,000              9.92           8.11             --            --
                            -------              ----          -----         ------         -----
                            104,167              8.03           4.75         44,167         $0.18
                            =======              ====          =====         ======         =====

  STOCK WARRANTS

     In November 1996, the Company entered into a warrant agreement with a related party to purchase 124,502 shares of the Company's Series A preferred stock for an exercise price of $0.6024 per share. The term of the warrant was through the earlier of the closing of an initial public offering of the Company's common stock or November 30, 2001. No value was attributed to this warrant as its value was determined to be nominal. On October 4, 2000, the warrant was exercised for $75,000 in cash and the Company issued 124,502 shares of Series A preferred stock that subsequently converted to 41,500 shares of common stock.

     On October 9, 1997, under the terms of a warrant agreement, the Company issued a warrant to a bank to purchase 30,000 shares of the Company's Series A preferred stock for an exercise price of $0.6024 per share. The warrant expires on September 9, 2004. No value was assigned because the value was determined to be nominal.

     In October 1998, in connection with the issuance of convertible debt, the Company entered into warrant agreements to purchase a total of 208,331 shares of the Company's Series B preferred stock for an exercise

                              GENOMICA CORPORATION
price of $0.72 per share. The warrants expire on December 16, 2003. The Company determined the fair value of the warrants to be $82,298 using the Black-Scholes option pricing model using the following assumptions:

Exercise price..............................................  $0.72
Fair market value of Series B preferred stock on grant
  date......................................................  $0.72
Option life.................................................  5 years
Volatility rate.............................................  60%
Risk free rate of return....................................  4.18%
Dividend rate...............................................  0%

     The fair value of these warrants was included as a discount to the related debt.

     On October 4, 2000, one warrant was exercised for $54,375 in cash and one warrant was exercised on a net issue basis. The Company issued 80,135 shares of Series B preferred stock from these exercises that subsequently converted into 26,711 shares of common stock.

     In December 1998, the Company entered into a warrant agreement with the Series B placement agent to purchase 18,055 shares of the Company's common stock for an exercise price of $2.16 per share. The warrants expired on the earlier of the closing of an initial public offering of the Company's common stock or December 16, 2003. No deduction from the Series B proceeds was recorded related to these warrants as their value was determined to be nominal. On October 4, 2000, the warrant was exercised on a net issue basis and the Company issued 16,002 shares of common stock.

     In February 1999, the Company entered into a warrant agreement with the Series B placement agent to purchase 201,388 shares of the Company's common stock for an exercise price of $2.16 per share. The warrants expired on the earlier of the closing of an initial public offering of the Company's common stock or February 11, 2004. The Company determined the fair value of the warrants to be $241,126 using the Black-Scholes option pricing model using the following assumptions:

Exercise price..............................................  $2.16
Fair market value of Series B preferred stock on grant
  date......................................................  $0.72
Option life.................................................  5 years
Volatility rate.............................................  60%
Risk free rate of return....................................  4.66%
Dividend rate...............................................  0%

     The fair value of these warrants was included as additional issuance costs of the Series B preferred stock.

     On October 4, 2000, the warrant was exercised on a net issue basis and the Company issued 178,493 shares of common stock.

                              GENOMICA CORPORATION

NOTE 7.  INCOME TAXES

     The provision for income taxes includes the following:

                                                   2000          1999          1998
                                                -----------   -----------   -----------
Current --
  Federal.....................................  $        --   $        --   $        --
  State.......................................           --            --            --
                                                -----------   -----------   -----------
     Total current provision
                                                -----------   -----------   -----------
Deferred --
  Federal.....................................   (3,365,000)   (2,025,000)   (1,313,000)
  State.......................................     (326,000)     (197,000)     (127,000)
  Valuation allowance.........................    3,691,000     2,222,000     1,440,000
                                                -----------   -----------   -----------
     Total deferred provision (benefit).......           --            --            --
                                                -----------   -----------   -----------
     Total provision..........................  $        --   $        --   $        --
                                                ===========   ===========   ===========

     The statutory federal income tax rate was 34% for the years ended December 31, 2000, 1999 and 1998.

     Differences between the income tax expense reported in the statements of operations and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

                                                   2000          1999          1998
                                                -----------   -----------   -----------
Benefit at statutory rate
Increase (decrease) due to --.................  $(8,283,000)  $(2,577,000)  $(1,276,000)
  State income taxes..........................     (804,000)     (250,000)     (124,000)
  Nondeductible stock-based compensation......    5,321,000       623,000            --
  Other.......................................       75,000       (18,000)      (40,000)
  Valuation allowance.........................    3,691,000     2,222,000     1,440,000
                                                -----------   -----------   -----------
Income tax provisions.........................  $        --   $        --   $        --
                                                ===========   ===========   ===========

                              GENOMICA CORPORATION

     Components of net deferred tax assets (liabilities) as of December 31, 2000 and 1999 are as follows:

                                                                2000          1999
                                                             -----------   -----------
Current --
  Accounts receivable......................................  $  (147,000)  $  (134,000)
  Interest receivable......................................     (807,000)      (19,000)
  Other current assets.....................................     (117,000)      (26,000)
  Accounts payable and accrued liabilities.................      658,000       241,000
  Deferred revenue.........................................      330,000       309,000
Non-current --
  Depreciation.............................................       19,000        30,000
  Capitalized research and development costs for tax
     purposes..............................................      678,000       797,000
  Net operating losses.....................................    8,492,000     4,217,000
  Tax credits..............................................      130,000       130,000
                                                             -----------   -----------
Total net deferred tax assets..............................    9,236,000     5,545,000
Valuation allowance........................................   (9,236,000)   (5,545,000)
                                                             -----------   -----------
  Net deferred tax assets..................................  $        --   $        --
                                                             ===========   ===========

     For income tax reporting purposes, the Company has approximately $22.8 million of net operating loss carryforwards that expire at various dates through 2020. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of a significant change in ownership interests, such as due to the Company's IPO in 2000. The Company also has available income tax credits of approximately $130,000, expiring at various dates through 2019. Realization of net operating loss and tax credit carryforwards is dependent on generating sufficient taxable income prior to their expiration dates.

     During 2000, 1999 and 1998, the Company increased its valuation allowance by $3,691,000, $2,222,000, and $1,440,000, respectively, due mainly to uncertainty relating to the realizability of the Company's net operating loss carryforwards and income tax credits. The amount of the deferred tax assets considered realizable could be adjusted in the near term if future taxable income materializes.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     The Company leases administrative offices, research facilities and certain equipment under non-cancelable operating lease agreements. Rent expense under these leases was $517,532, $247,368 and $227,982 for the years ended December 31, 2000, 1999 and 1998, respectively. The following is a schedule of future minimum lease payments for the years ending December 31:

2001........................................................  $  661,775
2002........................................................     681,083
2003........................................................     700,977
2004........................................................     717,625
2005........................................................     417,459
Thereafter..................................................          --
                                                              ----------
                                                              $3,178,919
                                                              ==========

                              GENOMICA CORPORATION

  COLD SPRINGS HARBOR LICENSE AGREEMENT

     The Company is the exclusive licensee of a technology owned by Cold Springs Harbor Laboratory with regard to a specific patent. This license gives the Company the exclusive right to commercialize the related technology. This technology is incorporated into the Company's Discovery Manager product. Accordingly, the Company's business could be materially harmed if the Company loses or is unable to maintain this license agreement. Cold Springs Harbor Laboratory is a related party through its ownership of shares of the Company's common stock.

  LICENSING AGREEMENT

     In April 1996, the Company entered into a licensing and remarketing agreement with a third-party software company ("Licensor"). The Company is fully licensed to use the Licensor's software and documentation. The Company can sublicense the use of the Licensor's software to its worldwide customers. Under the terms of the two-year sublicense agreement, the Company is required to pay royalties to the Licensor based on product sales. During the years ended December 31, 2000, 1999 and 1998, the Company paid approximately $28,542, $57,130, and $1,800, respectively, under the licensing agreement.

  LITIGATION

     The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business. Management believes that the ultimate resolution of any such matters will not have a material adverse effect on the operating results or the financial position of the Company.

NOTE 9.  MAJOR CUSTOMERS

     The Company's revenue from customers in excess of 10% of net revenue for each of the years ended December 31, 2000, 1999 and 1998 was as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2000     1999     1998
                                                              ------   ------   -------
Customer A..................................................  21.0%    41.0%     55.0%
Customer B..................................................  15.3%    26.0%     45.0%
Customer C..................................................  32.0%     0.0%      0.0%
Customer D..................................................  10.8%     0.0%      0.0%
                                                              -----    -----    ------
                                                              79.1%    67.0%    100.0%
                                                              =====    =====    ======

     The Company's net accounts receivable-trade as of December 31, 2000 and 1999 were concentrated with certain major customers as follows:

                                                              2000     1999
                                                              -----   ------
Customer B..................................................  37.7%    11.0%
Customer C..................................................  22.6%    89.0%
Customer E..................................................  14.1%     0.0%
                                                              -----   ------
                                                              74.4%   100.0%
                                                              =====   ======

                              GENOMICA CORPORATION

NOTE 10.  GEOGRAPHIC INFORMATION

     The majority of the Company's operations and assets are based in the United States. The Company sells its products to both domestic and foreign customers. The Company's revenue by geographic area for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                         2000        1999       1998
                                                      ----------   --------   --------
United States.......................................  $  784,639   $530,310   $ 88,887
Europe..............................................     857,158    251,020    108,005
                                                      ----------   --------   --------
                                                      $1,641,797   $781,330   $196,892
                                                      ==========   ========   ========

NOTE 11.  EMPLOYEE BENEFIT PLAN

  401(K) AND PROFIT SHARING PLAN

     Effective January 1, 1998, the Company implemented a defined contribution plan under Section 401(k) of the Internal Revenue Code ("IRC"). Under the plan, eligible employees may contribute up to 15% of their compensation, subject to limitations under the IRC. The Company may make discretionary matching contributions to the plan upon Board approval. No contributions to the plan have been made by the Company to date.

NOTE 12.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     In view of the rapidly evolving nature of our business and our limited operating history, we believe that our revenue and other operating results should not be relied upon as indications of future performance. The following summarizes selected quarterly information with respect to the Company's operations for the last eight fiscal quarters. Amounts are in thousands, except per share data.

                                                2000 QUARTER ENDED                        1999 QUARTER ENDED
                                      ---------------------------------------   --------------------------------------
                                      DEC. 31   SEPT. 30   JUNE 30   MAR. 31    DEC. 31   SEPT. 30   JUNE 30   MAR. 31
                                      -------   --------   -------   --------   -------   --------   -------   -------
Revenue:
  Software licenses and services....  $  466    $   409    $  396    $    344   $  239    $   198    $   95    $    90
  Research grants...................      --         --        --          27       96         35        28         --
                                      -------   -------    -------   --------   -------   -------    -------   -------
    Total revenue...................     466        409       396         371      335        233       123         90
Operating expenses:
  Cost of revenue...................     102         86        93         103      185        108        92         62
  Research & development............   3,118      2,891     3,244       2,793    2,002      1,104       947        816
  Selling & marketing...............   2,099      2,068     1,662       1,368      620        442       318        342
  General & administrative..........   1,926      1,803     2,742       2,494    1,132        299       168        124
                                      -------   -------    -------   --------   -------   -------    -------   -------
    Total operating expenses........   7,245      6,848     7,741       6,758    3,939      1,953     1,525      1,344
Operating loss......................  (6,779)    (6,439)   (7,345)     (6,387)  (3,604)    (1,720)   (1,402)    (1,254)
  Interest income...................   2,016        241       261         114      125        110       117         67
  Interest expense..................      (4)       (12)      (12)        (17)      (4)        (4)       (3)        (6)
                                      -------   -------    -------   --------   -------   -------    -------   -------
    Net income (loss)...............  (4,767)    (6,210)   (7,096)     (6,290)  (3,483)    (1,614)   (1,288)    (1,193)
Deemed dividend related to
  beneficial conversion feature of
  preferred stock...................      --     (2,100)       --     (15,009)      --         --        --         --
                                      -------   -------    -------   --------   -------   -------    -------   -------
Net loss applicable to common
  stockholders......................  $(4,767)  $(8,310)   $(7,096)  $(21,299)  $(3,483)  $(1,614)   $(1,288)  $(1,193)
                                      =======   =======    =======   ========   =======   =======    =======   =======
Net loss per share, basic and
  diluted...........................  $(0.22)   $ (5.68)   $(5.64)   $ (17.64)  $(3.19)   $ (1.51)   $(1.23)   $ (1.15)

                              GENOMICA CORPORATION

NOTE 13.  SUBSEQUENT EVENTS

     On October 2, 2001, the Company's Board of Directors approved a Cost Reduction Plan ("Plan") resulting in a restructuring of operations and consolidation of facilities including the involuntary termination of a significant portion of the Company's workforce. The Plan included the immediate termination of 101 employees, including 91 located in the Company's Boulder, Colorado office, three employees located in the Company's United Kingdom office and seven employees located throughout the United States. The Company will no longer sell its Discovery Manager suite of products directly to end user customers.

     The Plan was approved and implemented in October 2001. Accordingly, the Company anticipates recording a restructuring charge during the fourth quarter of 2001 totaling approximately $4.3 million, including charges totaling $1.9 million for involuntary termination benefits, $1.7 million for asset impairment, and $0.7 million for lease and contract termination fees. Termination benefits were paid at the time the Plan was implemented. In conjunction with the restructuring, the office in the United Kingdom was closed, and the Boulder, Colorado office was consolidated from 42,000 square feet to 18,000 square feet. The remaining 24,000 square feet of facilities in Boulder have been subleased. Losses relating to subleases are included in the $4.3 million restructuring charge. The asset impairments were primarily due to the consolidation of operations, facilities closures and excess equipment that was disposed of or taken out of service.

     On November 19, 2001, the Company announced that it had signed a definitive agreement with Exelixis, Inc. ("Exelixis") whereby Exelixis would acquire the common stock of Genomica and Genomica would become a wholly owned subsidiary of Exelixis. Fair values established in this transaction could indicate additional impairment of the Company's long-lived assets, and result in substantial severance liabilities and related charges.

                              GENOMICA CORPORATION

                      CONSOLIDATED INTERIM BALANCE SHEETS
                                  (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                          ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  3,728,747    $ 25,784,803
  Short-term investments....................................    65,053,040      73,153,650
  Accounts receivable -- trade..............................       246,741         353,448
  Interest receivable.......................................     2,320,473       2,162,810
  Prepaid expenses and other................................       344,546         352,114
                                                              ------------    ------------
          Total current assets..............................    71,693,547     101,806,825
Long-Term Investments.......................................    42,047,919      24,992,694
Property and Equipment, net.................................     4,971,108       2,723,507
Other Assets................................................       124,317          66,750
                                                              ------------    ------------
          Total assets......................................  $118,836,891    $129,589,776
                                                              ============    ============
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $    389,817    $    933,903
  Accrued compensation and employee benefits................       528,359         431,357
  Deferred revenue..........................................       610,112         814,626
  Other accrued expenses....................................       243,226         323,751
                                                              ------------    ------------
          Total current liabilities.........................     1,771,514       2,503,637
Commitments and Contingencies
  Stockholders' Equity:
  Convertible preferred stock, $.001 par value, 5,000,000
     shares authorized, zero shares issued and outstanding,
     respectively...........................................            --              --
  Common stock, $.001 par value, 50,000,000 shares
     authorized, 23,118,144 and 22,839,559 shares issued and
     22,993,601 and 22,715,016 shares outstanding,
     respectively...........................................        23,118          22,839
  Treasury stock, at cost...................................       (19,715)        (19,715)
  Additional paid-in capital................................   177,393,224     168,136,541
  Options and warrants......................................    22,689,678      33,307,529
  Deferred compensation.....................................    (9,563,421)    (16,929,010)
  Accumulated other comprehensive income....................     1,231,440         256,984
  Accumulated deficit.......................................   (74,688,947)    (57,689,029)
                                                              ------------    ------------
          Total stockholders' equity........................   117,065,377     127,086,139
                                                              ------------    ------------
          Total liabilities and stockholders' equity........  $118,836,891    $129,589,776
                                                              ============    ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              GENOMICA CORPORATION

                 CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                      THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------------    --------------------------------
                                           2001              2000              2001              2000
                                      --------------    --------------    --------------    --------------
Revenue.............................   $   385,398       $   409,023       $  1,292,579      $  1,175,464
Operating Expenses:
  Costs of revenue..................        62,556            86,168            285,567           281,471
  Research and development..........     3,609,079         2,891,136         10,848,510         8,928,986
  Selling and marketing.............     1,816,004         2,067,583          5,873,224         5,097,491
  General and administrative........     1,699,690         1,803,263          5,783,895         7,039,328
                                       -----------       -----------       ------------      ------------
     Total operating expenses.......     7,187,329         6,848,150         22,791,196        21,347,276
                                       -----------       -----------       ------------      ------------
       Operating loss...............    (6,801,931)       (6,439,127)       (21,498,617)      (20,171,812)
Interest Income.....................     1,452,252           241,284          5,016,409           616,646
Interest Expense....................            --           (11,620)                --           (41,088)
Other Expense.......................      (517,710)               --           (517,710)               --
                                       -----------       -----------       ------------      ------------
Net Loss............................    (5,867,389)       (6,209,463)       (16,999,918)      (19,596,254)
Deemed Dividend Related to
  Beneficial Conversion Feature of
  Preferred Stock...................            --        (2,100,000)                --       (17,108,813)
                                       -----------       -----------       ------------      ------------
Net Loss Applicable to Common
  Stockholders......................   $(5,867,389)      $(8,309,463)      $(16,999,918)     $(36,705,067)
                                       ===========       ===========       ============      ============
Net Loss Per Share, basic and
  diluted...........................   $     (0.26)      $     (5.68)      $      (0.75)     $     (27.40)
                                       ===========       ===========       ============      ============
Weighted Average Common Shares
  Outstanding, basic and diluted....    22,690,954         1,463,915         22,520,954         1,339,633
                                       ===========       ===========       ============      ============
Pro Forma Net Loss Per Share (Note
  2):
  Net loss per share, basic and
     diluted........................                     $     (0.54)                        $      (2.57)
                                                         ===========                         ============
  Weighted average common shares
     outstanding, basic and
     diluted........................                      15,339,860                           14,271,341
                                                         ===========                         ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              GENOMICA CORPORATION

                 CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                              -------------------------------
                                                                   2001             2000
                                                              --------------   --------------
Cash Flows from Operating Activities:
  Net loss..................................................   $(16,999,918)    $(19,596,254)
  Adjustments to reconcile net loss to net cash used in
     operating activities Depreciation......................      1,282,185          483,160
     Amortization of deferred compensation..................      5,842,300       11,428,686
     Amortization of premium on investments.................        389,945               --
     Change in deposits.....................................             --         (625,000)
     Change in other assets.................................        (57,565)        (120,246)
     Changes in operating assets and liabilities--
       Accounts receivable..................................        106,707           10,885
       Interest receivable..................................       (157,663)              --
       Prepaid expenses and other assets....................          7,567         (357,362)
       Accounts payable.....................................       (544,086)         458,356
       Accrued compensation and employee benefits...........         97,002          218,063
       Deferred revenue.....................................       (204,514)         108,969
       Other accrued expenses...............................        (80,525)         306,985
                                                               ------------     ------------
          Net cash used in operating activities.............    (10,318,565)      (7,683,758)
                                                               ------------     ------------
Cash Flows from Investing Activities:
  Redemption and sales of investments.......................     74,441,614       16,898,623
  Purchases of investments..................................    (82,803,152)     (26,477,617)
  Purchase of property and equipment........................     (3,529,786)      (2,010,212)
                                                               ------------     ------------
          Net cash used in investing activities.............    (11,891,324)     (11,589,206)
                                                               ------------     ------------
Cash Flows From Financing Activities:
  Payments on capital leases................................             --          (97,310)
  Proceeds from issuance of preferred stock.................             --       18,033,954
  Costs related to issuance of preferred stock..............             --          (25,139)
  Deferred financing costs..................................             --         (665,258)
  Proceeds from exercise of common stock options............        162,399          254,631
  Purchase of treasury stock................................             --          (19,533)
                                                               ------------     ------------
          Net cash provided by financing activities.........        162,399       17,481,345
                                                               ------------     ------------
Net Decrease in Cash and Cash Equivalents...................    (22,047,490)      (1,791,619)
Effect of Exchange Rates on Cash and Cash Equivalents.......         (8,566)              --
Cash and Cash Equivalents at Beginning of Period............     25,784,803        3,518,570
                                                               ------------     ------------
Cash and Cash Equivalents at End of Period..................   $  3,728,747     $  1,726,951
                                                               ============     ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              GENOMICA CORPORATION

               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

     The unaudited condensed consolidated financial statements of Genomica Corporation and its subsidiary (the "Company") included herein reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary to fairly present our consolidated financial position, results of operations, and cash flows for the periods presented. Certain information and footnote disclosures normally included in audited financial information prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's ("SEC") rules and regulations. The consolidated results of operations for the period ended September 30, 2001 are not indicative of the results to be expected for any subsequent quarter or for the entire fiscal year. The information included in this Form 10-Q should be read in conjunction with the consolidated financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Statements and notes thereto included in the Company's Form 10-K for the fiscal year ended December 31, 2000.

     On October 2, 2001, the Company's Board of Directors approved a Cost Reduction Plan resulting in a restructuring of operations and consolidation of facilities, including the involuntary termination of a significant portion of the Company's workforce. These matters are further discussed in Note 8. These actions have had, and may continue to have, the effect of impairing certain long-term assets and the recording of significant liabilities related to severance and the termination of contractual relationships. Accordingly, in the fourth quarter of 2001, the Company will record substantial reductions to the carrying value of its long-term assets. Additional reductions may occur in future periods as the Company's strategic direction continues to evolve.

NOTE 2.  INITIAL PUBLIC OFFERING

     On October 4, 2000, the Company closed its initial public offering and sold 6,440,000 shares of its common stock at $19 per share. The net proceeds, after paying the underwriting discount and estimated expenses associated with the offering, were $112.5 million. Management has broad discretion as to the allocation of the net proceeds of the offering. Although the Company intends to evaluate acquisition opportunities, there are no current agreements or commitments with respect to any acquisition. The Company has invested the net proceeds of the offering in interest bearing, investment-grade securities until needed to fund operations and development.

NOTE 3.  SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The accounts of the Company have been consolidated. All intercompany accounts and transactions have been eliminated. The consolidated financial statements are stated in U.S. dollars and are prepared in accordance with accounting principles generally accepted in the United States. Unrealized gains and losses recorded as a result of translating the Company's foreign subsidiary's financial statements into U.S. dollars have been included in accumulated other comprehensive income in the accompanying balance sheets. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation.

  USES OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              GENOMICA CORPORATION

  CASH, CASH EQUIVALENTS AND INVESTMENTS IN MARKETABLE SECURITIES

     The Company's investment portfolio consists of investments classified as cash equivalents, short-term investments, or long-term investments. All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. Short- and long-term investments consist of U.S. government, state, municipal and corporate debt securities with maturities of up to 24 months, as well as money market mutual funds. The Company's investments are classified as available-for-sale investments as defined in Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, at September 30, 2001, all investments are carried at fair value as determined by their quoted market prices and included in either short- or long-term investments. All unrealized gains or losses are included in stockholders' equity as a component of accumulated other comprehensive income.

     The Company's cash, cash equivalents, short-term and long-term investments had a fair value at September 30, 2001, of $110.8 million and a gross unrealized gain of $1,240,006.

     The amortized cost basis, aggregate fair value, and unrealized gains or losses for the Company's cash, cash equivalents, short- and long-term investment portfolio as of September 30, 2001 is presented below:

                                                                              GROSS        GROSS
                                                 AMORTIZED     AGGREGATE    UNREALIZED   UNREALIZED
                                                COST BASIS    FAIR VALUE      GAINS        LOSSES
                                                -----------   -----------   ----------   ----------
Cash, cash equivalents, and short-term
  investments:
  Euro dollar bonds...........................  $21,409,870   $21,643,925    $234,055     $     --
  Corporate debt securities...................   41,843,112    42,400,055     556,943           --
  Money market funds..........................    3,000,000     3,000,000          --           --
  Asset-backed securities.....................      997,754     1,009,060      11,306           --
  Cash........................................      728,747       728,747          --           --
                                                -----------   -----------    --------     --------
     Total cash, cash equivalents, and
       short-term investments.................  $67,979,483   $68,781,787    $802,304     $     --
                                                ===========   ===========    ========     ========
Long-term investments:
  Corporate debt securities...................  $39,583,996   $39,982,299    $398,303     $     --
  Asset-backed securities.....................    2,026,221     2,065,620      39,399           --
                                                -----------   -----------    --------     --------
     Total long-term investments..............  $41,610,217   $42,047,919    $437,702     $     --
                                                ===========   ===========    ========     ========

  REVENUE RECOGNITION

     The Company generates revenue from the license and related maintenance of its proprietary software products. The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, collection is probable, and the fee is fixed or determinable. If an acceptance period exists, license revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period. The majority of the Company's license sales are on a term basis and generally, the license fees and subsequent maintenance revenue are bundled and deferred, to be recognized ratably over the term of the arrangement. Maintenance consists of software updates, content updates and support. Certain software arrangements are sold on a perpetual basis and include multiple elements, such as maintenance, services and training. If present, such elements are unbundled based on vendor-specific objective evidence of their fair value and the related revenue is recognized when those elements are delivered.

     The Company has entered into a reseller arrangement with Applied Biosystems, Inc. ("ABI"). Under this arrangement, the Company has granted ABI exclusive rights to license its Linkmapper software

                              GENOMICA CORPORATION
application and re-sell the software and related maintenance and support services to end users. To maintain this exclusive right, ABI must meet certain sales milestones each quarter for which they are currently not on track. ABI is required to pay royalties to the Company at contracted percentages of the sales price for each license or service contract sold. As the Company is responsible for providing maintenance services to ABI's end-customers related to the Linkmapper software, the Company has unbundled and deferred part of the royalty payments for recognition as the maintenance services are provided.

     The Company believes its current revenue recognition policies and practices are consistent with the provisions of Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), and related amendments, technical practice aids and interpretations. Implementation guidelines for these standards, as well as potential new standards, could lead to unanticipated changes in the Company's current revenue recognition policies. Such changes could affect the timing of the Company's future revenue and results of operations.

NOTE 4.  NET LOSS PER SHARE

     Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is determined by dividing the net earnings or loss by the sum of
(1) the weighted average number of common shares outstanding, (2) if not anti-dilutive, the number of shares of convertible preferred stock as if converted upon issuance, and (3) if not anti-dilutive, the effect of outstanding stock options and warrants determined utilizing the treasury stock method.

     As a result of the Company's net losses, all potentially dilutive securities for the periods ended September 30, 2001 and 2000, as indicated in the table below, would be anti-dilutive and are excluded from the computation of diluted loss per share.

                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                 2001         2000
                                                              ----------   -----------
Stock Options...............................................   1,638,070     1,980,189
Warrants....................................................      52,534       340,386
Preferred Stock.............................................          --    13,875,945
                                                              ----------   -----------
     Total..................................................   1,690,604    16,196,520
                                                              ==========   ===========

  PRO FORMA NET LOSS PER SHARE

     Pro forma net loss per share for the three and nine months ended September 30, 2000 was computed using the net loss and weighted average number of shares of common stock outstanding, including the pro forma effects of the assumed conversion of all outstanding shares of the Company's convertible preferred stock into shares of common stock as if such conversion occurred on January 1, 2000, or at date of original issuance, if later. The resulting pro forma adjustment includes an increase in the weighted average shares used to compute basic and diluted net loss per share of 13,875,945 shares for the three months ended September 30, 2000 and 12,931,708 shares for the nine months ended September 30, 2000.

NOTE 5.  STOCKHOLDERS' EQUITY

  STOCK PLAN

     Deferred compensation is included as a reduction of stockholders' equity and is being amortized in accordance with FASB Interpretation No. 28 over the vesting periods of the related options, which are generally three to five years. Stock compensation expense recognized for the three and nine months ended

                              GENOMICA CORPORATION

September 30, 2001, and remaining compensation expense to be recognized (without regard to cancellations or forfeitures) are as follows:

                               DEFERRED STOCK          DEFERRED STOCK
                                COMPENSATION            COMPENSATION
                            RECOGNIZED DURING THE   RECOGNIZED DURING THE
                             THREE MONTHS ENDED       NINE MONTHS ENDED
                             SEPTEMBER 30, 2001      SEPTEMBER 30, 2001
                            ---------------------   ---------------------
Research and
 development..............       $  397,794              $1,193,739
Selling and marketing.....          645,694               2,174,281
General and
 administrative...........          645,394               2,474,280
                                 ----------              ----------
                                 $1,688,882              $5,842,300
                                 ==========              ==========


                                  UNAMORTIZED DEFERRED STOCK COMPENSATION TO BE
                                RECOGNIZED DURING THE PERIODS ENDING DECEMBER 31,
                            ---------------------------------------------------------
                               2001         2002         2003        2004      2005
                            ----------   ----------   ----------   --------   -------
Research and
 development..............
Selling and marketing.....
General and
 administrative...........
                            $2,077,118   $4,592,256   $2,245,947   $631,616   $16,484
                            ==========   ==========   ==========   ========   =======

     As a result of the restructuring plan implemented in October 2001, a substantial number of options will be forfeited. Accordingly, the amount of deferred compensation to be recognized in future periods will be reduced.

NOTE 6.  CONTINGENCIES

     The Company, from time to time, may be subject to certain claims, assertions or litigation by outside parties as part of its ongoing business operations. The Company is currently not a party to any legal proceedings.

NOTE 7.  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." SFAS No. 141 addresses financial accounting and reporting for business combinations. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001, and for all business combinations accounted for under the purchase method initiated before but completed after June 30, 2001. In addition, in June 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001, and applies to all goodwill and other intangibles recognized in the financial statements at that date. The adoption of these standards is not expected to have an impact on the Company's current financial position or results of operations. However, accounting for any business combinations initiated from this point forward will be impacted by these two standards.

     Effective January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Since inception, the Company has not entered into arrangements that would fall under the scope of SFAS No. 133 and thus, the adoption of SFAS No. 133 had no impact on the Company's financial condition or its results of operations.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB 101"). SAB 101 provides the SEC Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company has implemented the guidance in SAB 101 for all periods presented.

NOTE 8.  SUBSEQUENT EVENTS

     On October 2, 2001, the Company's Board of Directors approved a Cost Reduction Plan ("Plan") resulting in a restructuring of operations and consolidation of facilities including the involuntary termination of a significant portion of the Company's workforce. The Plan included the immediate termination of

                              GENOMICA CORPORATION

101 employees, including 91 located in the Company's Boulder, Colorado office, three employees located in the Company's United Kingdom office and seven employees located throughout the United States. The Company will no longer sell its Discovery Manager suite of products directly to end user customers.

     The Plan was approved and implemented in October 2001. Accordingly, the Company anticipates recording a restructuring charge during the fourth quarter of 2001 totaling approximately $4.3 million, including charges totaling $1.9 million for involuntary termination benefits, $1.7 million for asset impairment, and $660,000 for lease and contract termination fees. Termination benefits were paid at the time the Plan was implemented. In conjunction with the restructuring, the office in the United Kingdom was closed, and the Boulder, Colorado office was consolidated from 42,000 square feet to 18,000 square feet. The remaining 24,000 square feet of facilities in Boulder have been subleased. Losses relating to subleases are included in the $4.3 million restructuring charge. The asset impairments were primarily due to the consolidation of operations, facilities closures and excess equipment that was disposed of or taken out of service.

     On November 19, 2001, the Company announced that it had signed a definitive agreement with Exelixis, Inc. ("Exelixis") whereby Exelixis would acquire the common stock of Genomica and Genomica would become a wholly owned subsidiary of Exelixis. Fair values established in this transaction could indicate additional impairment of the Company's long-lived assets, and result in substantial severance liabilities and related charges.

                            SCHEDULE I TO PROSPECTUS

           INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF
                                 EXELIXIS, INC.

     The following tables set forth the name, age and present principal occupation or employment, and material occupations, positions, offices or employment of the directors and officers of Exelixis, Inc. The business address and telephone number of each such person is Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083, (650) 837-7000.

     During the last five years, neither Exelixis nor to the best of knowledge of Exelixis have any of the persons below:

     - been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or

     - been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.

                                             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                               AGE            AND FIVE YEAR EMPLOYMENT HISTORY
----                               ---       ------------------------------------------
George A. Scangos, Ph.D. ........  53    Dr. Scangos has served as President and Chief
                                         Executive Officer since October 1996 and as a
                                         Director since October 1996. From September 1993 to
                                         October 1996, Dr. Scangos served as President of
                                         Biotechnology at Bayer Corporation, a
                                         pharmaceutical company, and was responsible for
                                         research, business and process development,
                                         manufacturing, engineering and quality assurance.
                                         Dr. Scangos is a member of the board of directors
                                         of Onyx Pharmaceuticals, Inc. and a private
                                         company. Dr. Scangos' term as Director expires in
                                         2002.
Stelios Papadopoulos, Ph.D. .....  53    Dr. Papadopoulos has been a Director since December
                                         1994 and Chairman of the Board since January 1998.
                                         Dr. Papadopoulos has been an investment banker at
                                         SG Cowen since February 2000. Before this, Dr.
                                         Papadopoulos was an investment banker at
                                         PaineWebber from April 1987 to February 2000, and
                                         Chairman of PaineWebber Development Corp., a
                                         PaineWebber subsidiary, from June 1998 to February
                                         2000. Dr. Papadopoulos is a member of the board of
                                         directors of Diacrin, Inc. and several private
                                         companies. Dr. Papadopoulos' term as Director
                                         expires in 2002.
Charles Cohen, Ph.D. ............  51    Dr. Cohen has been a Director since November 1995.
                                         Since July 2000, Dr. Cohen has been the Chief
                                         Executive Officer of CellZome GmbH, a post-genomics
                                         biopharmaceutical company. Before this, Dr. Cohen
                                         co-founded Creative BioMolecules, Inc., a
                                         biotechnology company, in 1982 and was a director
                                         and its Chief Scientific Officer. In July 2000,
                                         Creative BioMolecules, Inc. merged with Ontogeny,
                                         Inc. and Reprogenesis, Inc. and formed Curis, Inc.
                                         Dr. Cohen serves on the board of directors of
                                         several private companies. Dr. Cohen's term as
                                         Director expires in 2003.

                                             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                               AGE            AND FIVE YEAR EMPLOYMENT HISTORY
----                               ---       ------------------------------------------
Jurgen Drews, M.D. ..............  68    Dr. Drews has been a Director since July 1998. Dr.
                                         Drews has been Chairman of the Board of
                                         International BM Biomedicine Holdings, Inc., an
                                         investment firm, since October 1997. Since January
                                         2001, Dr. Drews has been a managing partner with
                                         the Bear Stearns Health Innoventure Fund LLC. From
                                         1996 to 1997, Dr. Drews served as President of
                                         Global Research for Hoffmann-La Roche Inc., a
                                         pharmaceutical company, and also served as a member
                                         of the Corporate Executive Committee of the Roche
                                         Group. From 1991 to 1995, Dr. Drews served as
                                         President of International Research and Development
                                         and as a member of the Corporate Executive
                                         Committee for Roche. Dr. Drews is Chairman of the
                                         Board of Directors of Genaissance Pharmaceuticals,
                                         Inc. and is also a director of GPC Biotech AG,
                                         Human Genome Sciences, Inc., MorphoSys AG and
                                         Protein Design Labs, Inc. Dr. Drews' term as
                                         Director expires in 2003.
Geoffrey Duyk, M.D. .............  42    Dr. Duyk has served as Executive Vice President and
                                         Chief Scientific Officer since April 1997 and as a
                                         Director since April 1998. From 1994 to 1997, Dr.
                                         Duyk served at Millennium Pharmaceuticals, Inc., a
                                         genomics company, most recently as Vice President
                                         of Genomics. From 1992 to 1994, Dr. Duyk was an
                                         Assistant Professor in the Department of Genetics
                                         at Harvard Medical School and an Assistant
                                         Investigator of the Howard Hughes Medical
                                         Institute. While at Harvard Medical School, Dr.
                                         Duyk was a co-principal investigator in the
                                         NIH-funded Cooperative Human Linkage Center. Dr.
                                         Duyk is a member of the board of directors of a
                                         private company. Dr. Duyk's term as Director
                                         expires in 2003.
Jason S. Fisherman, M.D. ........  45    Dr. Fisherman has been a Director since March 1996.
                                         Dr. Fisherman has been a partner of Advent
                                         International Corporation, a global private equity
                                         and venture capital investment firm, since 1994.
                                         From 1991 to 1994, Dr. Fisherman served as Senior
                                         Director of Medical Research at Enzon, Inc., a
                                         biopharmaceutical company, where he managed
                                         clinical programs in oncology, genetic diseases and
                                         blood substitutes. Dr. Fisherman serves on the
                                         board of directors of Crucell N.V., ILEX Oncology,
                                         Inc., Mediconsult.com, Inc., Oridon Systems Ltd.
                                         and several private companies. Dr. Fisherman's term
                                         as Director expires in 2004.

                                             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                               AGE            AND FIVE YEAR EMPLOYMENT HISTORY
----                               ---       ------------------------------------------
Jean-Francois Formela, M.D. .....  45    Dr. Formela has been a Director since September
                                         1995. Dr. Formela has been a principal of Atlas
                                         Venture, a venture capital firm, since 1993. From
                                         1989 to 1993, Dr. Formela served at Schering-Plough
                                         Corporation, most recently as Senior Director,
                                         Medical Marketing and Scientific Affairs, where he
                                         had biotechnology licensing and marketing
                                         responsibilities. Dr. Formela serves on the board
                                         of directors of BioChem Pharma, Inc., Ciphergen
                                         BioSystems, Inc., DeCode Genetics, Inc.,
                                         Variagenics, Inc. and several private companies.
                                         Dr. Formela's term as Director expires in 2004.
Vincent Marchesi, M.D., Ph.D.....  66    Dr. Vincent Marchesi has been a director since May
                                         2001. Dr. Marchesi is a Professor of Pathology
                                         (1973-present) and has been the Director of the
                                         Boyer Center for Molecular Medicine at Yale
                                         University since 1991. Dr. Marchesi is also
                                         Editor-in-Chief at the FASEB Journal. Dr. Marchesi
                                         holds degrees from Yale and Oxford and was formerly
                                         Chair of Pathology at the Yale-New Haven Hospital.
                                         Dr. Marchesi was a co-founder of Molecular
                                         Diagnostics and served as a Director of American
                                         Cyanamid from 1992-1994. Dr. Marchesi's term as a
                                         Director expires in 2004.
Peter Stadler, Ph.D. ............  56    Dr. Stadler has been a Director since April 1998.
                                         Dr. Stadler has been President and Chief Executive
                                         Officer of Artemis Pharmaceuticals, GmbH since June
                                         1998. From 1987 to 1997, Dr. Stadler was head of
                                         pharma-biotechnology at Bayer AG. From 1986 to
                                         1987, Dr. Stadler served as a visiting scientist at
                                         the University of Munster, Germany and the
                                         Massachusetts Institute of Technology in the area
                                         of biotechnology. Dr. Stadler's term as Director
                                         expires in 2002.
Lance Willsey, M.D. .............  40    Dr. Willsey has been a Director since April 1997.
                                         Dr. Willsey has been a Founding Partner of DCF
                                         Capital, a hedge fund focused on investing in the
                                         life sciences, since July 1998. From July 1997 to
                                         July 1998, Dr. Willsey served on the Staff
                                         Department of Urologic Oncology at the Dana Farber
                                         Cancer Institute at Harvard University School of
                                         Medicine. From July 1996 to July 1997, Dr. Willsey
                                         served on the Staff Department of Urology at
                                         Massachusetts General Hospital at Harvard
                                         University School of Medicine, where he was an
                                         urology resident from July 1992 to July 1996. Dr.
                                         Willsey's term as Director expires in 2002.

                                             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                               AGE            AND FIVE YEAR EMPLOYMENT HISTORY
----                               ---       ------------------------------------------
Matthew G. Kramer................  44    Mr. Kramer has served as the General Manager and
                                         Vice President of Agricultural Trait Development
                                         for Exelixis Plant Sciences, a wholly owned
                                         subsidiary of Exelixis, since December 2000. Before
                                         this time, Mr. Kramer served as a director, and
                                         later as Vice President of Product Development, for
                                         Agritope, Inc., now Exelixis Plant Sciences. At
                                         Agritope, Mr. Kramer was responsible for
                                         field-testing, product evaluation, regulatory
                                         compliance and intellectual property protection.
                                         From 1987 to 1994, Mr. Kramer was the Director of
                                         Production and Product Development at Calgene,
                                         Inc., later Calgene Fresh, Inc., of Davis,
                                         California, where he was part of the team that
                                         brought the first genetically engineered whole food
                                         to market. Mr. Kramer is the author of numerous
                                         publications, book chapters and invited reviews in
                                         the field of applying the tools and techniques of
                                         biotechnology to fruit and vegetable species.
Lloyd M. Kunimoto................  48    Mr. Kunimoto has served as Senior Vice President of
                                         Business Development since August 1999. From 1997
                                         to 1999, Mr. Kunimoto served as Vice President of
                                         Commercial Development for the Nutrition and
                                         Consumer Products sector of Monsanto Company, a
                                         life sciences company. While at Monsanto, Mr.
                                         Kunimoto was responsible for directing Monsanto's
                                         genetic engineering program in the area of food
                                         ingredients. From 1996 to 1997, Mr. Kunimoto served
                                         as President and Chief Executive Officer of
                                         Calgene, Inc., an agricultural biotechnology
                                         company. From 1995 to 1996, Mr. Kunimoto served as
                                         Senior Vice President of Corporate Development at
                                         Calgene, Inc.
Michael M. Morrissey, Ph.D. .....  41    Dr. Morrissey has served as Vice President of
                                         Discovery Research since February 2000. Previously
                                         with Berlex Biosciences since 1991, Dr. Morrissey
                                         held various positions including Vice President of
                                         Discovery Research, Director of Pharmaceutical
                                         Discovery and Unit Head of Medicinal Chemistry.

                                             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                               AGE            AND FIVE YEAR EMPLOYMENT HISTORY
----                               ---       ------------------------------------------
Gregory D. Plowman, M.D.,          44    Dr. Plowman has served as Vice President of
  Ph.D. .........................        Pharmaceutical Research since October 2000. From
                                         December 1997 to September 2000, Dr. Plowman served
                                         as Vice President of Molecular Biology at Sugen,
                                         Inc., a Pharmacia company. From January 1994 to
                                         December 1997, Dr. Plowman served as Director and
                                         Senior Director of Molecular Biology at Sugen. At
                                         Sugen, Dr. Plowman was responsible for the
                                         identification and validation of therapeutic
                                         targets in oncology, angiogenesis and metabolic
                                         disease, with a particular focus on protein kinases
                                         and phosphatases. From January 1988 to December
                                         1993, Dr. Plowman served in various positions at
                                         Bristol-Myers Squibb, the last year of which he was
                                         Senior Principal Scientist, Oncology Drug
                                         Discovery. Dr. Plowman has previous experience with
                                         Oncogen and The Fred Hutchinson Cancer Research
                                         Center in Seattle. Dr. Plowman has authored
                                         numerous articles in the cancer field, and is an
                                         inventor on nine issued US patents.
Glen Y. Sato.....................  42    Mr. Sato has served as Chief Financial Officer,
                                         Vice President of Legal Affairs and Secretary since
                                         November 1999. From April 1999 to November 1999,
                                         Mr. Sato served as Vice President, Legal and
                                         General Counsel for Protein Design Labs, Inc., a
                                         biotechnology company, where he previously served
                                         as the Associate General Counsel and Director of
                                         Corporate Planning from July 1993 to April 1999.
Pamela A. Simonton...............  51    Ms. Simonton has served as Vice President of
                                         Corporate Technology Development since April 2000.
                                         From July 1996 to April 2000, Ms. Simonton served
                                         as Vice President, Licensing and Acquisitions for
                                         Bayer Corporation's Pharmaceutical Division. From
                                         September 1994 to July 1996, Ms. Simonton served as
                                         Vice President of Patents and Licensing for Bayer's
                                         Pharmaceutical Division, North America.
D. Ry Wagner, Ph.D. .............  45    Dr. Wagner has served as Vice President of Plant
                                         Genetics and Biotechnology since December 2000.
                                         From January 2001 to December 1998, Dr. Wagner
                                         served as Vice President, Research at Agritope,
                                         Inc., now Exelixis Plant Sciences, Inc. From
                                         December 1998 to September 1994, Dr. Wagner was
                                         associate professor of Biology at the Institute of
                                         Molecular Biology of the University of Oregon. He
                                         was appointed to the faculty at the University of
                                         Oregon in 1988. From 1985 to 1988, Dr. Wagner
                                         served as a National Science Foundation
                                         post-doctoral fellow.

                                                           ANNEX A TO PROSPECTUS

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                                EXELIXIS, INC.,
                            A DELAWARE CORPORATION;

                        BLUEGREEN ACQUISITION SUB, INC.,
                          A DELAWARE CORPORATION; AND

                             GENOMICA CORPORATION,
                             A DELAWARE CORPORATION

                      ------------------------------------

                         DATED AS OF NOVEMBER 19, 2001
                      ------------------------------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.   Description of Transaction........................................    1
     1.1   The Offer...................................................    1
     1.2   Company Action..............................................    3
     1.3   Directors...................................................    4
2.   The Merger........................................................    4
     2.1   Merger of Merger Sub into the Company.......................    4
     2.2   Effect of the Merger........................................    5
     2.3   Closing; Effective Time.....................................    5
           Certificate of Incorporation and Bylaws; Directors and
     2.4   Officers....................................................    5
     2.5   Conversion of Shares in the Merger..........................    5
     2.6   Closing of the Company's Transfer Books.....................    6
     2.7   Exchange of Certificates....................................    6
     2.8   Appraisal Rights............................................    7
     2.9   Tax Consequences............................................    7
     2.10  Further Action..............................................    7
3.   Representations and Warranties of the Company.....................    8
     3.1   Due Organization; Subsidiaries; Etc.........................    8
     3.2   Certificate of Incorporation and Bylaws.....................    8
     3.3   Capitalization, Etc.........................................    8
     3.4   SEC Filings; Financial Statements...........................    9
     3.5   Absence of Changes..........................................    9
     3.6   Real Property; Equipment; Leasehold.........................    9
     3.7   Proprietary Assets..........................................   10
     3.8   Contracts...................................................   10
     3.9   Liabilities.................................................   10
     3.10  Compliance with Legal Requirements..........................   11
     3.11  Certain Business Practices..................................   11
     3.12  Governmental Authorizations.................................   11
     3.13  Tax Matters.................................................   11
     3.14  Employee and Labor Matters; Benefit Plans...................   12
     3.15  Environmental Matters.......................................   14
     3.16  Transactions with Affiliates................................   14
     3.17  Legal Proceedings; Orders...................................   14
     3.18  Authority; Binding Nature of Agreement......................   15
     3.19  Vote Required...............................................   15
     3.20  Non-Contravention; Consents.................................   15
     3.21  Opinion of Financial Advisor................................   16
     3.22  Financial Advisor...........................................   16
     3.23  Takeover Statutes; No Discussions...........................   16
     3.24  Amendment to Rights Agreement...............................   16
     3.25  Full Disclosure.............................................   16

                                      A-(i)

                                                                         PAGE
                                                                         ----
4.   Representations and Warranties of Parent and Merger Sub...........   16
     4.1   Due Organization; Subsidiaries; Etc.........................   16
     4.2   Certificate of Incorporation and Bylaws.....................   16
     4.3   Capitalization, Etc.........................................   16
     4.4   SEC Filings; Financial Statements...........................   17
     4.5   Absence of Certain Changes or Events........................   17
     4.6   Proprietary Assets..........................................   18
     4.7   Contracts...................................................   18
     4.8   Liabilities.................................................   18
     4.9   Compliance with Legal Requirements..........................   18
     4.10  Certain Business Practices..................................   19
     4.11  Governmental Authorizations.................................   19
     4.12  Tax Matters.................................................   19
     4.13  Environmental Matters.......................................   19
     4.14  Transactions with Affiliates................................   20
     4.15  Legal Proceedings...........................................   20
     4.16  Authority; Binding Nature of Agreement......................   20
     4.17  Non-Contravention; Consents.................................   20
     4.18  Interim Operations of Merger Sub............................   20
     4.19  Parent Stockholder Approval.................................   20
     4.20  Full Disclosure.............................................   20
     4.21  Valid Issuance..............................................   21
5.   Certain Covenants of the Company and Parent.......................   21
     5.1   Access and Investigation....................................   21
     5.2   Operation of the Company's Business.........................   21
     5.3   Operation of Parent's Business..............................   24
     5.4   No Solicitation.............................................   24
6.   Additional Covenants of the Parties...............................   26
           Registration Statement and Proxy Statement for Stockholder
     6.1   Approval....................................................   26
     6.2   Company Stockholders' Meeting...............................   26
     6.3   Regulatory Approvals........................................   27
     6.4   Assumption of Company Warrants..............................   28
     6.5   No Assumption of Stock Options..............................   28
     6.6   Employee Benefits...........................................   28
     6.7   Indemnification of Officers and Directors...................   29
     6.8   Additional Agreements.......................................   30
     6.9   Disclosure..................................................   30
     6.10  Tax Matters.................................................   30
     6.11  Resignation of Officers and Directors.......................   31
     6.12  Listing.....................................................   31
     6.13  Takeover Laws; Advice of Changes............................   31
     6.14  Affiliates..................................................   31

                                      A-(ii)

                                                                         PAGE
                                                                         ----
     6.15  Rights Agreement............................................   31
     6.16  No Distributions or Dividends...............................   31
     6.17  Market Stand-Off............................................   31
7.   Conditions to the Merger..........................................   32
     7.1   Each Party's Obligations....................................   32
8.   Termination.......................................................   32
     8.1   Termination.................................................   32
     8.2   Effect of Termination.......................................   33
     8.3   Expenses....................................................   33
9.   Miscellaneous Provisions..........................................   33
     9.1   Amendment...................................................   33
     9.2   Waiver......................................................   34
     9.3   No Survival of Representations and Warranties...............   34
     9.4   Entire Agreement; Counterparts..............................   34
     9.5   Applicable Law; Enforcement.................................   34
     9.6   Disclosure Schedule.........................................   34
     9.7   Attorneys' Fees.............................................   35
     9.8   Assignability; Third-Party Beneficiaries....................   35
     9.9   Notices.....................................................   35
     9.10  Severability................................................   36
     9.11  Construction................................................   36

                                     A-(iii)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization ("AGREEMENT") is made and entered into as of November 19, 2001, by and among: Exelixis, Inc., a Delaware corporation ("PARENT"); Bluegreen Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and Genomica Corporation, a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend that Merger Sub make the Offer to exchange shares of Parent Common Stock for all of the Shares.

     B. Following the Offer, Parent, Merger Sub and the Company intend to effect the Merger in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     C. It is intended that the Transaction shall be treated as an integrated transaction and qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

     D. The Board of Directors of the Company has determined that the Offer and the Merger together are advisable, fair to, and in the best interests of, the Company and its stockholders, and has accordingly approved this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement.

     E. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement.

     F. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and the Stockholders are entering into the Stockholder Tender Agreements.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.  DESCRIPTION OF TRANSACTION.

     1.1 The Offer.

     (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 8.1 hereof, and (ii) none of the events set forth in Annex I hereto shall have occurred or be existing, Merger Sub shall, as promptly as practicable after the date hereof, but no later than December 4, 2001, commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio, plus the right to receive cash in lieu of fractional Shares, if any. For purposes of this Agreement, the term "EXCHANGE RATIO" shall mean the quotient obtained by dividing the Company Stock Value by the Average Parent Post-Signing Trading Price; provided that, if the quotient obtained by dividing the Company Stock Value by the Average Parent Post-Signing Trading Price is greater than the quotient obtained by dividing the Company Stock Value by the Adjusted Average Parent Pre-Signing Trading Price, then the term "EXCHANGE RATIO" shall mean the quotient obtained by dividing the Company Stock Value by the Adjusted Average Parent Pre-Signing Trading Price. The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to (A) the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub (if any), represents a number equal to at least the sum of (x) a majority of the total number of Shares and (y) the total number of shares of Company Common Stock issuable upon exercise of Company Options, each as outstanding immediately prior to the expiration of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) (the condition referred to in this sentence being referred to as the "MINIMUM CONDITION"); for the avoidance of doubt, it being understood that Shares tendered into the Offer pursuant to a Notice of Guaranteed Delivery shall be counted in the computation of the Minimum Condition only to the extent the stock certificates for such Shares are actually delivered to the Exchange Agent (or, if the Shares are delivered to the Exchange Agent via book-entry, credited to the Exchange Agent's account with The Depository Trust Company) prior to computing the Minimum Condition at the expiration of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)), and (B) each of the other conditions set forth in Annex I hereto. Parent and Merger Sub expressly reserve the right to waive one or more conditions to the Offer and to make any change in the terms or conditions of the Offer; provided, however, that without the prior written consent of the Company, no change may be made which (i) decreases the number of Shares sought in the Offer, (ii) changes the form or amount of consideration to be paid, (iii) imposes conditions to the Offer in addition to those set forth in Annex I, (iv) changes or waives the Minimum Condition or any of the conditions set forth in Annex I in any manner which is adverse to the holders of Shares, (v) extends the Offer (except as set forth in the following two sentences), or (vi) makes any other change to any of the terms and conditions to the Offer which is adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver by Parent to the extent permitted by this Agreement) of the conditions set forth in Annex I to the Offer, Merger Sub shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) and shall pay for all such Shares promptly after acceptance; provided, however, that
(A) Merger Sub shall extend the Offer for successive extension periods (up to the Termination Date) not in excess of ten business days per extension period if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, and (B) Merger Sub may extend the Offer if and to the extent required by the applicable rules and regulations of the SEC or NASD. In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act.

     (b) No fraction of a share of Parent Common Stock will be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, but in lieu thereof each tendering stockholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) in the Offer (including any tendering stockholder during any subsequent offering period under Rule 14d-11) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) by (B) the closing sales price of one share of Parent Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date Merger Sub first accepts Shares for exchange in the Offer, and if such date is not a trading day, on the immediately preceding trading day.

     (c) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "REGISTRATION STATEMENT"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "PRELIMINARY PROSPECTUS"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal and summary advertisement, if any (together with any supplements or amendments thereto, collectively the "OFFER DOCUMENTS") and (ii) cause the Offer Documents to be disseminated to holders of Shares. The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company, the Company's Subsidiaries and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.1. Parent, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and the Registration Statement, prior to filing with the SEC. Parent agrees to provide the Company and its counsel with any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents and the Registration Statement as soon as practicable after receipt of such comments.

     (d) None of the information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement, the Offer Documents or the Schedule 14D-9 will, at the time the Registration Statement, the Offer Documents or the Schedule 14D-9 are filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the foregoing documents.

     1.2 Company Action.

     (a) As soon as practicable on the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "SCHEDULE 14D-9") which shall include the opinion of CIBC World Markets referred to in Section
3.21 and, subject to Section 5.4(c), shall include the Recommendations (as defined in Section 3.18). Parent shall promptly furnish to the Company all information concerning Parent, Parent's Subsidiaries and Parent's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.2(a). Subject to Section 5.4(c), the Company hereby consents to the inclusion of the Recommendations in the Offer Documents and agrees that none of the Recommendations shall be withdrawn, modified or changed in the Offer Documents or the Schedule 14D-9 in a manner adverse to Parent or Merger Sub, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw, modify or change any of the Recommendations in a manner adverse to Parent or Merger Sub shall be adopted or proposed it being understood that, for purposes of this Agreement, a Recommendation shall be deemed to be withdrawn, modified or changed in a manner adverse to Parent and Merger Sub if such Recommendation ceases to be unanimous. Notwithstanding the foregoing, the Board of Directors of the Company may withhold, withdraw or modify in a manner adverse to Parent its Recommendations in accordance with the terms of Section 5.4(c) hereof. Each of the Company, Parent and Merger Sub agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel receives from the SEC or its staff with respect to the Schedule 14D-9 as soon as practicable after receipt of such comments.

     (b) The Company will promptly furnish Parent and Merger Sub with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, Parent and Merger Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

     (c) None of the information supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement, the Offer Documents or the Schedule 14D-9 will, at the time the Registration Statement, the Offer Documents or the Schedule 14D-9 are filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in the foregoing documents.

     1.3  Directors.

     (a) Effective upon the acceptance for payment by Merger Sub of Shares pursuant to the Offer (the "OFFER ACCEPTANCE TIME"), Parent shall be entitled to designate four directors on the Company's Board of Directors; provided, however, that prior to the Effective Time, the Company's Board of Directors shall always have at least three members who were directors of the Company prior to consummation of the Offer (each, a "CONTINUING DIRECTOR"); provided, however, that if Merger Sub purchases 85% or more of the Shares in the Offer, the number of Continuing Directors shall be one. If the number of Continuing Directors is reduced to fewer than three for any reason prior to the Effective Time, the remaining and departing Continuing Directors, with the consent of Parent which such consent shall not be unreasonably withheld, shall be entitled to designate a Person or Persons to fill the vacancy and Parent shall take all such actions as are necessary to cause the Person or Persons so designated to be so appointed. Notwithstanding anything in this Agreement to the contrary, the Company shall not take any of the following actions without the affirmative vote of a majority of the Continuing Directors: (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by the Company which is reasonably likely to adversely affect the interests of the stockholders of the Company (other than Parent, Merger Sub and their affiliates (other than the Company and its Subsidiaries)) with respect to the transactions contemplated by this Agreement.

     (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to this Section 1.3 and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-l. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     2.  THE MERGER.

     2.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and the DGCL, at the Effective Time (as defined in Section 2.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (sometimes referred to herein as the "SURVIVING CORPORATION").

     2.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Merger Sub.

     2.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California, at 10:00 a.m. on a date to be designated by the parties (the "CLOSING DATE"), which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and which the parties shall exercise all reasonable efforts to have occur no later than 40 days after the Offer Acceptance Time, unless another date or place is agreed to in writing by the parties hereto. Subject to the provisions of this Agreement, a certificate of merger, or if the merger is to be consummated pursuant to Section 253 of the DGCL, a certificate of ownership and merger (either being the "CERTIFICATE OF MERGER") satisfying the applicable requirements of the DGCL shall be duly executed by the Company and concurrently with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the filing of the Certificate of Merger (or such later time as may be agreed in writing by the Company and Parent and specified in such Certificate of Merger) with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

     2.4 Certificate of Incorporation and Bylaws; Directors and Officers.

     (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in the Merger to conform to Exhibit B, which shall conform to the requirements of Section 6.7;

     (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, which shall conform to the requirements of Section 6.7; and

     (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     2.5 Conversion of Shares in the Merger.

     (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the
Company:

          (i) all Excluded Shares shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (ii) subject to Sections 2.5(b), 2.5(c) and 2.5(d), each share of Company Common Stock then issued and outstanding, other than Excluded Shares and Dissenting Shares (as defined in Section 2.8), if any, shall be converted into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio, plus cash in lieu of fractional shares of Parent Common Stock as set forth in Section 2.5(d). The number of shares of Parent Common Stock equal to the Exchange Ratio and the cash payable in lieu of fractional shares as specified in Section 2.5(d) with respect to each share of Company Common Stock are referred to as the "MERGER CONSIDERATION"; and

          (iii) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

     (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are affected by reason of any stock split, division or subdivision of shares, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio, the Merger Consideration and any other amounts payable pursuant to the Offer or the Merger shall be appropriately adjusted to the extent the record date for, or the date of occurrence of, any such event is between the date of this Agreement and the effective time.

     (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 2.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) by (B) the closing sales price of one share of Parent Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date the Merger becomes effective.

     2.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all Shares outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 2.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.7.

     2.7 Exchange of Certificates.

     (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 2 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 2.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND".

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock). Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 2.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 2. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

     (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 2.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     2.8 Appraisal Rights. If the Merger is effectuated pursuant to Section 253 of the DGCL, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal for such shares of Company Common Stock in accordance with the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive Parent Common Stock, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into a right to receive the Merger Consideration without any interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

     2.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     2.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Company Disclosure Schedule, and, other than with regard to the representations and warranties concerning Tax Matters set forth in Section 3.13, except as set forth in the Company SEC Documents (as defined in Section 3.4), with specific reference to the Sections so qualified, the Company represents and warrants to Parent and Merger Sub as follows:

     3.1 Due Organization; Subsidiaries; Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where failure to do so would not have a Material Adverse Effect. Except as set forth in Part 3.1 of the Company Disclosure Schedule, the Company has no subsidiaries.

     3.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Company, including all amendments thereto.

     3.3 Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, of which 23,001,126 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares are outstanding. Except as set forth in Part 3.3(a) of the Company Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 3.3(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

     (b) As of the date of this Agreement: (i) 500,000 shares of Company Preferred Stock, designated Series A Junior Participating Preferred Stock, are reserved for future issuance upon exercise of the rights (the "COMPANY RIGHTS") issued pursuant to the Rights Agreement; and (ii) 3,711,751 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's 2000 Equity Incentive Plan (options to purchase shares of Company Common Stock are referred to in this Agreement as "COMPANY OPTIONS"); and (iii) 52,534 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants (the "COMPANY WARRANTS").
Part 3.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option and Company Warrant outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee or warrantholder; (iii) the number of shares of Company Common Stock subject to such Company Option or Company Warrant; (iv) the exercise price of such Company Option or Company Warrant; (v) the date on which such Company Option or Company Warrant was granted; (vi) the applicable vesting schedule, and the extent to which such Company Option or Company Warrant is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option or Company Warrant expires.

     (c) Except as set forth in Part 3.3(c) of the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (d) All outstanding capital stock, options and other securities of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (e) All of the outstanding shares of capital stock of the corporations, if any, identified in Part 3.1(a) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     3.4 SEC Filings; Financial Statements.

     (a) The Company has delivered or made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since October 4, 2000, and all amendments thereto (the "COMPANY SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company's Subsidiaries, if any, is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

     3.5 Absence of Changes. Except as set forth in Part 3.5 of the Company Disclosure Schedule, between December 31, 2000 and the date of this Agreement there has not occurred (i) any Material Adverse Effect on the Company, (ii) any material change by the Company in its accounting methods, principles or practices except as required by concurrent changes in U.S. generally accepted accounting principles, (iii) any material reevaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course, or (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock.

     3.6 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the

Company in the manner in which such business is currently being conducted. Except as set forth in Part 3.7 of the Company Disclosure Schedule, the Company does not own any real property or any interest in real property. Part 3.7 of the Company Disclosure Schedule contains an accurate and complete list of all the Company's real property leases.

     3.7  Proprietary Assets.

     (a) The Company has good and valid title to all of the Company Proprietary Assets owned by the Company that are material to the business of the Company, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) To the best of the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, except as set forth in Part 3.8(b) of the Company Disclosure Schedule, since December 31, 1999, the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person that has or would reasonably be expected to have a Material Adverse Effect on the Company; (iv) except as set forth in Part 3.8(b) of the Company Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

     (c) To the best of the knowledge of the Company, the Company Proprietary Assets, together with any Proprietary Assets currently being licensed to the Company by third parties, constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted.

     3.8 Contracts. The Company (i) has not violated or breached, or committed any default under, any material Contract to which the Company is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any material Contract to which the Company is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company;
(ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any material Contract to which the Company is a party,
(B) give any Person the right to declare a default or exercise any remedy under any material Contract to which the Company is a party, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any material Contract to which the Company is a party, (D) give any Person the right to accelerate the maturity or performance of any material Contract to which the Company is a party, or give any Person the right to cancel, terminate or modify any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; and (iii) since December 31, 1999, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

     3.9 Liabilities. As of the date of this Agreement, the Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the

Company Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Company since September 30, 2001 in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not material in nature; and (c) liabilities incurred under this Agreement and the other agreements contemplated hereby.

     3.10 Compliance with Legal Requirements. The Company is in compliance in all material respects with all applicable Legal Requirements except where the failure to comply with such Legal Requirements, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Since December 31, 1999, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where said violation or noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company.

     3.11 Certain Business Practices. Neither the Company nor any director, officer, agent or employee of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     3.12 Governmental Authorizations. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. The Company is in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Since December 31, 1999, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     3.13  Tax Matters.

     (a) Each of the Tax Returns required to be filed by or on behalf of the Company on or before the Offer Acceptance Time (the "COMPANY RETURNS") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, true, correct and complete in all respects, except as to immaterial items that were believed to be correct or supported by substantial authority when such Tax Returns were or will be filed, and prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Offer Acceptance Time have been or will be paid on or before the Offer Acceptance Time.

     (b) The Company Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with generally accepted accounting principles.

     (c) No extension or waiver of the limitation period applicable to any of the Company Returns has been granted and is currently in effect (by the Company or any other Person), and no such extension or waiver has been requested from the Company. No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax. Any unpaid Taxes asserted under any notice of deficiency or similar document are being contested in good faith by the Company and adequate reserves for payment have been established on the Company Unaudited Interim Balance Sheet for any threatened Tax). The Company has not received any request for a Tax Return or inquiry as to whether a Tax Return has been filed from any jurisdiction where it does not file Tax Returns. There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.

     (d) The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Offer Acceptance Time.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision of state or foreign Tax laws). The Company has properly withheld on all amounts paid to consultants or employees and to persons located outside of the United States. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     (f) The Company has never requested or received a ruling with respect to Taxes and has (and will have at Offer Acceptance Time) no outstanding power of attorney with respect to the Taxes. The Company has not been a party to a transaction intended to qualify under Section 355 of the Code (whether as distributing or distributed company) within the last five years.

     (g) Neither the Company nor any of its affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     3.14 Employee and Labor Matters; Benefit Plans.

     (a) Part 3.14(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "EMPLOYEE PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee. Part 3.14(a) also identifies each Legal Requirement pursuant to which the Company is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction.

     (b) Except as set forth in Part 3.14(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of the Company (a "PENSION PLAN").

     (c) Except as set forth in Part 3.14(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employees or directors of the Company (a "WELFARE PLAN").

     (d) With respect to each Employee Plan, the Company has delivered or made available to Parent: (i) an accurate and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Employee Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Plan, (iv) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Employee Plan (if such Employee Plan is intended to be qualified under Section 401(a) of the Code).

     (e) The Company is not, nor has it ever been, required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Employee Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability", as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

     (f) The Company does not have any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of the Company, and that would have a Material Adverse Effect on the Company.

     (g) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Company after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code or coverage extended through the month in which such termination of service occurs).

     (h) With respect to any Employee Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of COBRA have been complied with in all material respects. Part 3.14(h) of the Company Disclosure Schedule describes all obligations of the Company as of the date of this Agreement to pay premiums for coverage of a former employee under any of the provisions of COBRA.

     (i) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan. There are no facts or circumstances of which the Company is aware which could reasonably be expected to give rise to any such Legal Proceeding (other than routine, uncontested benefit claims) in respect of or relating to any Company Employee Plan.

     (j) Each of the Employee Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements. The Company has materially performed all of its obligations under the Employee Plans.

     (k) Each of the Employee Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect such determination.

     (l) Except as set forth in Part 3.14(l) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of the Company (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan (except as contemplated in this Agreement), or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 3.14(l) of the Company Disclosure Schedule), the consummation of the Offer and the Merger will not result in the acceleration of vesting of any unvested Company Options.

     (m) Part 3.14(m) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Company are "at will" employees.

     (n) Part 3.14(n) of the Company Disclosure Schedule identifies each employee of any of the Company who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

     (o) Except as set forth in Part 3.14(o) of the Company Disclosure Schedule, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (p) The Company has performed and undertaken all necessary acts to comply with the applicable provisions of the Worker Adjustment and Retraining Notification Act and the regulations thereunder, as well as any other Legal Requirements, including foreign Legal Requirements, in connection with the termination of any of its employees.

     (q) The Company has no knowledge of any facts indicating that (i) the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company, or (ii) any of the employees of the Company intends to terminate his or her employment with the Company with which such employee is employed.

     3.15 Environmental Matters. The Company (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the best of the knowledge of the Company, (a) all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by the Company contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by the Company contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. The Company has never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site.

     3.16 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, between December 31, 2000 and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 3.16 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

     3.17 Legal Proceedings; Orders.

     (a) As of the date of this Agreement, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Offer or the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no Order to which the Company, or any of the material assets owned or used by the Company, is subject. To the best of the knowledge of the Company, no officer or key employee of the Company is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

     3.18 Authority; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and fair to and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the Stockholder Tender Agreements and the transactions contemplated thereby, which approval constitutes approval under
Section 203 of the DGCL such that the Offer, the Merger, this Agreement and the other transactions contemplated hereby, and the Stockholder Tender Agreements and the transactions contemplated thereby, are not and shall not be subject to any of the restrictions on "business combinations" set forth in Section 203 of the DGCL, subject to the accuracy of Parent's representation set forth in the third sentence of Section 4.16 hereof, and (c) unanimously recommended acceptance of the Offer by the holders of the Company Common Stock and the adoption of this Agreement by the holders of Company Common Stock (the unanimous recommendations referred to in this clause (c) are collectively referred to in this Agreement as the "RECOMMENDATIONS"). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.19 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "REQUIRED COMPANY STOCKHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger.

     3.20 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Offer or the Merger, or any of the other transactions contemplated by this Agreement, will (a) contravene, conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company or of any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of the Company; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject; (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which the Company is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract to which the Company is a party, (ii) a rebate, chargeback, penalty or change in delivery schedule under any material Contract of Company, (iii) accelerate the maturity or performance of any material Contract of Company, or (iv) cancel, terminate or modify any term of any material Contract of Company; or (d) result in a violation by the Company of any Order to which the Company is subject. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the Offer or the Merger.

     3.21 Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of CIBC World Markets, financial advisor to the Company, and will receive such opinion in writing dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Stock (other than Parent and its affiliates). The Company will furnish an accurate and complete copy of said opinion to the Parent solely for informational purposes after receipt thereof.

     3.22 Financial Advisor. Except for CIBC World Markets, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Offer or the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Company. The Company has furnished to Parent accurate and complete copies of all agreements under which any fees, commissions or other amounts have been paid to or may become payable to CIBC World Markets and all indemnification and other agreements related to the engagement of CIBC World Markets.

     3.23 Takeover Statutes; No Discussions. To the knowledge of the Company, no Takeover Laws are applicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby other than Section 203 of the DGCL. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     3.24 Amendment to Rights Agreement. As of the date of this Agreement, the Company has taken all action necessary to amend the Rights Agreement to provide that neither Parent nor Merger Sub nor any of their respective affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement), that neither a Distribution Date nor Shares Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to occur and the Rights will not separate from the Shares, in each case as a result of the execution, delivery or performance of this Agreement, the Stockholder Tender Agreements or the public announcement or consummation of the Offer, the Merger, or the other transactions contemplated by this Agreement or by the Stockholder Tender Agreements.

     3.25 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Except as set forth on the Parent Disclosure Schedule, and except as set forth in the Parent SEC Documents (as defined in Section 4.4), or in the exhibits thereto, Parent and Merger Sub represent and warrant to the Company as follows:

     4.1 Due Organization; Subsidiaries; Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where failure to does so would not have a Material Adverse Effect on Parent or Merger Sub. Except as set forth in Part 4.1 of the Parent Disclosure Schedule, Parent has no subsidiaries except for Merger Sub.

     4.2 Certificate of Incorporation and Bylaws. Parent has delivered to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.

     4.3 Capitalization, Etc.

     (a) The authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock, of which 49,511,273 shares have been issued and are outstanding as of October 31, 2001; and (ii) 10,000,000 shares of Parent Preferred Stock, of which no shares are outstanding. Parent does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Parent Common Stock held by any Subsidiary of Parent.

     (b) As of October 31, 2001: (i) 1,017,799 shares of Parent Common Stock reserved for future issuance pursuant to stock options granted and outstanding under Parents' 1997 Equity Incentive Plan; (ii) 4,258,580 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 2000 Equity Incentive Plan; (iii) 295,000 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 2000 Non-Employee Director's Stock Option Plan; (iv) 376,303 shares of Parent Common Stock are reserved for future issuance pursuant to Parent's 2000 Employee Stock Purchase Plan; (v) 581,793 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Agritope, Inc. 1997 Stock Award Plan; (vi) 461,265 shares of Parent Common Stock are reserved for future issuance upon the exercise of put or call options arising out of the acquisition of Artemis Pharmaceuticals GmbH.

     (c) All outstanding capital stock, options and other securities of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (d) All of the outstanding shares of capital stock of the corporations identified in Part 4.1 of the Parent Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by Parent, free and clear of any Encumbrances.

     4.4 SEC Filings; Financial Statements.

     (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since February 1, 2000 (the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     4.5 Absence of Certain Changes or Events. Except as set forth in Part 4.5 of the Parent Disclosure Schedule, between September 30, 2001 and the date of this Agreement there has not occurred (i) any Material Adverse Effect on Parent,
(ii) any material change by Parent in its accounting methods, principles or practices except as required by concurrent changes in U.S. generally accepted accounting principles, (iii) any material reevaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course, or (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock.

     4.6 Proprietary Assets.

     (a) Parent has good and valid title to all of the Parent Proprietary Assets owned by Parent that are material to the business of the Parent, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

     (b) To the best of the knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by Parent are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, except as set forth in
Part 4.6(b) of the Parent Disclosure Schedule, since December 31, 2000, Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person, that has or would reasonably be expected to have a Material Adverse Effect on Parent; (iv) except as set forth in Part 4.6(b) of the Parent Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

     (c) To the best of the knowledge of Parent, the Parent Proprietary Assets, together with any Proprietary Assets currently being licensed to Parent by third parties, constitute all the Proprietary Assets necessary to enable the Parent to conduct its business in the manner in which such business is being conducted.

     4.7 Contracts. Parent (i) has not violated or breached, or committed any default under, any material Contract to which Parent is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; and, to the best of the knowledge of Parent, no other Person has violated or breached, or committed any default under, any material Contract to which Parent is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; (ii) to the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any material Contract to which Parent is a party, (B) give any Person the right to declare a default or exercise any remedy under any material Contract to which Parent is a party, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any material Contract to which Parent is a party, (D) give any Person the right to accelerate the maturity or performance of any material Contract to which Parent is a party, or give any Person the right to cancel, terminate or modify any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; and (iii) since December 31, 2000, Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

     4.8 Liabilities. As of the date of this Agreement, Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Parent Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by Parent since September 30, 2001 in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not material in nature; and (c) liabilities incurred under this Agreement and the other agreements contemplated hereby.

     4.9 Compliance with Legal Requirements. Parent is in compliance in all material respects with all applicable Legal Requirements except where the failure to comply with such Legal Requirements, individu-ally or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 2000, Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where said violation or noncompliance could not reasonably be expected to have a Material Adverse Effect on Parent.

     4.10 Certain Business Practices. Neither Parent nor any director, officer, agent or employee of Parent has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     4.11 Governmental Authorizations. Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 2000, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     4.12 Tax Matters.

     (a) Each of the Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "PARENT RETURNS") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. (b) The Parent Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes through the date thereof in accordance with generally accepted accounting principles. The Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes through the respective dates thereof.

     (c) Neither Parent nor any of its affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     4.13 Environmental Matters. Parent (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law, and, to the best of the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent with any Environmental Law in the future. To the best of the knowledge of Parent, (a) all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by Parent contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by Parent contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. Parent has never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or

"remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site.

     4.14 Transactions with Affiliates. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, between December 31, 2000 and the date of this Agreement, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     4.15 Legal Proceedings. As of the date of this Agreement, there is no pending Legal Proceeding, and (to the best of the knowledge of Parent) no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Offer, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     4.16 Authority; Binding Nature of Agreement. Parent and Merger Sub have the requisite corporate power and authority to enter into and to perform their obligations under this Agreement. The Boards of Directors of Parent and Merger Sub (at a meeting duly called and held) has unanimously authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, by Parent and Merger Sub. Parent is not and has not been at any time during the past three years an "interested stockholder" of the Company as defined by Section 203 of the DGCL. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.17 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Merger Sub of the Offer or the Merger or any of the other transactions contemplated by this Agreement will (a) contravene, conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub or of any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Parent or Merger Sub; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject; (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which Parent or Merger Sub is a party, or give any Person the right to declare a default or exercise any remedy under any such Contract to which Parent or Merger Sub is a party; or (d) result in a violation by Parent or Merger Sub of any Order to which Parent or Merger Sub is subject. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws, neither Parent nor Merger Sub is and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation by Merger Sub of the Offer or the Merger.

     4.18 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     4.19 Parent Stockholder Approval. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to the Offer and the Merger, do not require the approval of the holders of any class of shares of capital stock of Parent.

     4.20 Full Disclosure. This Agreement (including the Parent Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or

(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     4.21 Valid Issuance. The Parent Common Stock to be issued in connection with the Offer and the Merger has been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, and will be freely tradable. Without limiting the generality of the foregoing and subject to the provisions of Rule 145 under the Securities Act, none of the shares of Parent Common Stock to be issued in connection with the Offer and the Merger will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act.

5. CERTAIN COVENANTS OF THE COMPANY AND PARENT.

     5.1 Access and Investigation.

     (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause the Representatives of the Company to: (i) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request provided, however, that (i) Parent shall not contact, and Parent shall ensure that none of Parents' Representatives contacts, any employee of the Company or any of its subsidiaries without the prior authorization of the Company's Chief Executive Officer or Chief Financial Officer and (ii) Parent will hold, and will cause its Representatives and affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence, in accordance with the respective Confidentiality Agreements dated as of September 17, 2001.

     (b) During the Pre-Closing Period, Parent shall, and shall cause the Representatives of Parent to: (i) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (ii) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request provided, however, that (i) the Company shall not contact, and the Company shall ensure that none of Company's Representatives contacts, any employee of Parent or any of its subsidiaries without the prior authorization of Parent's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, (ii) the Company shall ensure that none of its Representatives interferes with or otherwise disrupts the business or operations of Parent while exercising the rights provided under this Section 5.1(b) and (iii) the Company will hold, and will cause its Representatives and affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence, in accordance with the respective Confidentiality Agreements dated as of September 17, 2001.

     5.2 Operation of the Company's Business.

     (a) During the Pre-Closing Period: (i) the Company shall conduct its business and operations (A) in the ordinary course and in accordance with current practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute material Contracts; (ii) the Company shall use all reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;
(iii) the Company shall keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Company; (iv) the Company shall cause to be provided all notices, assurances and support required by any Company Contract relating to any Proprietary Asset in order to ensure that no condition under such Company Contract occurs that could result in, or could increase the likelihood of, (A) any transfer or disclosure by the Company of any Company Source Code, or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; (v) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company that relates to the consummation of the transactions contemplated by this Agreement; and (vi) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

     (b) Except as required by this Agreement, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent):

          (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue Company Common Stock upon the valid exercise of Company Options and Company Warrants outstanding as of the date of this Agreement);

          (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

          (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

          (v) change the number of directors on the Company's Board of Directors;

          (vi) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

          (vii) make any capital expenditure (except that the Company may make capital expenditures that, when added to all other capital expenditures made during the Pre-Closing Period, do not exceed $5,000 in the aggregate);

          (viii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any material Contract;

          (ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

          (x) lend money to any Person, or incur or guarantee any indebtedness;

          (xi) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company (A) may make routine, reasonable salary increases in connection with the Company's customary employee review process, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices and otherwise payable in accordance with existing bonus and profit sharing plans referred to in Part 2.14(a) of the Company Disclosure Schedule);

          (xii) hire any new employee, promote any employee, engage any consultant or independent contractor for a period exceeding 30 days, or fire any employee except in the ordinary course of business;

          (xiii) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

          (xiv) make or change any Tax election;

          (xv) file any Tax Return without providing a copy of such Tax Return to Parent for comment at least five business days before the filing date;

          (xvi) commence or settle any Legal Proceeding;

          (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

          (xviii) take, or permit the taking of any action, which could reasonably be expected to cause the vesting of any Company Options to be accelerated in accordance with the terms of any of the Company Stock Option Plans;

          (xix) take, agree to take, or omit to take any action which would (A) make any of the representations and warranties of the Company contained in this Agreement untrue or incorrect, (B) prevent the Company from performing or cause the Company not to perform its covenants hereunder, or (C) cause any of the conditions set forth in Section 7 or Annex I not to be able to be satisfied prior to the Termination Date;

          (xx) enter into any cash settlement of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Stockholder Tender Agreements absent the prior written consent of Parent; or

          (xxi) agree or commit to take any of the actions described in clauses
     (i) through (xx) of this Section 5.2(b).

     (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would give rise to a breach described in clause (iii) of Section 5.2(b) or make the timely satisfaction of any of the conditions set forth in Section 7 or Annex I impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of and in addition to the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company, and any Legal Proceeding or claim, demand, notice of action or other written assertion of any claim related to employment matters or the breach by Company of any Company Contract with a customer of Company. No notification given to Parent pursuant to this Section
5.2 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

     5.3 Operation of Parent's Business.

     (a) During the Pre-Closing Period: (i) Parent shall conduct its business and operations (A) in the ordinary course and in accordance with current practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Parent Contracts that constitute material Contracts; (ii) Parent shall use all reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent; and (iii) Parent shall promptly notify the Company of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Parent that relates to the consummation of the transactions contemplated by this Agreement.

     (b) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company):

          (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (ii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction; or

          (iii) agree or commit to take any of the actions described in clauses
     (i) through (ii) of this Section 5.3(b).

     (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Annex I impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Parent. No notification given to the Company pursuant to this Section
5.3 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

     5.4 No Solicitation.

     (a) The Company shall not directly or indirectly (i) solicit, initiate, or knowingly take any action to encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (including by amending, or granting any waiver under, the Rights Agreement), (ii) knowingly furnish any information to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 5.4(a) shall not prohibit (A) the Company directly or indirectly from furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in response to an Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of the

Company shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 5.4, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Company Superior Offer and that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person or any of such Person's Representatives by or on behalf of the Company, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent); or (B) the Company from complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Company Representative, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 5.4(a) by the Company. Notwithstanding anything to the contrary contained in this Section 5.4(a) or elsewhere in this Agreement, at any time after the date hereof, the Company may file with the SEC a report on Form 8-K (or such other forms as are required) with respect to this Agreement and may file a copy of this Agreement and any related agreements as an exhibit to such report.

     (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that the Company reasonably believes could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that the Company reasonably believes could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

     (c) Notwithstanding anything in this Agreement to the contrary, the Recommendations may be withheld, withdrawn or modified in a manner adverse to Parent if: (i) (A) a bona fide written offer, not solicited in violation of this
Section 5.4 of the Agreement, is made to the Company by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction, and such offer is not withdrawn; (B) the Company's Board of Directors determines in good faith (after consultation with a nationally recognized independent banking firm) that such offer constitutes a Company Superior Offer; (C) the Company's Board of Directors determines in good faith, based upon the advice of the Company's outside legal counsel, that, in light of such Company Superior Offer, the withdrawal or modification of the Recommendations is required in order for the Company's Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements; (D) the Recommendations are not withdrawn or modified in a manner adverse to Parent at any time prior to two business days after Parent receives written notice from the Company confirming that the Company's Board of Directors has determined that such offer is a Company Superior Offer and providing to Parent a copy of any such Company Superior Offer, and (E) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4(a); or (ii) other than with respect to an unsolicited, bona fide written offer made to the Company by a third party as contemplated by Section 5.4(c)(i)(A) (in which case the Company shall comply with the provisions of Section 5.4(c)(i)), the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that withholding, withdrawing or modifying the Recommendations is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements.

6. ADDITIONAL COVENANTS OF THE PARTIES.

     6.1 Registration Statement and Proxy Statement for Stockholder
Approval. If approval of the Company's stockholders is required by applicable Legal Requirements in order to consummate the Merger other than pursuant to
Section 253 of the DGCL, Parent and the Company shall, as soon as practicable following the Offer Acceptance Time, prepare and the Company shall file with the SEC a proxy statement of the Company in connection with the Merger complying with applicable Legal Requirements (the "PROXY STATEMENT"), and Parent and the Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "POST-EFFECTIVE AMENDMENT") for the offer and sale of Parent Common Stock pursuant to the Merger and in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use commercially reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. The Company will use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or with respect to the Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Post-Effective Amendment or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the stockholders of the Company.

     6.2 Company Stockholders' Meeting.

     (a) If approval of the Company's stockholders is required by applicable Legal Requirements in order to consummate the Merger other than pursuant to
Section 253 of the DGCL, after acceptance for exchange of Shares pursuant to the Offer, Parent and the Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "COMPANY STOCKHOLDERS' MEETING"). The Company Stockholders' Meeting shall be held as soon as reasonably practicable after the Post-Effective Amendment is declared effective under the Securities Act. The Company shall use reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the Merger and shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Company Stockholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders' Meeting (other than for the absence of a quorum or pursuant to a Legal Requirement) without the consent of Parent. The Proxy Statement shall include the opinion of CIBC World Markets referred to in Section 3.21 as appropriate.

     (b) Subject to Section 5.4(c), the Proxy Statement shall include the Recommendations and the Recommendations shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Recommendations in a manner adverse to Parent shall be adopted or proposed.

     (c) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 6.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Company Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Recommendations.

     (d) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Post-Effective Amendment, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Post-Effective Amendment and seeking timely to obtain any such actions, consents, approvals or waivers.

     (e) Notwithstanding clauses (a) and (b) above, if Merger Sub shall acquire by virtue of the Offer at least 90% of the outstanding shares of Company Common Stock, the parties hereto shall take all necessary actions (including actions referred to in this Section 6.2, as applicable) to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, as it may be extended in accordance with the requirements of Section 1.1(a) hereof, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

     (f) Parent shall, and shall cause each of its Subsidiaries and affiliates to, vote all shares of the Company Common Stock held by any of them to approve the Merger.

     6.3 Regulatory Approvals. Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. Notwithstanding anything to the contrary in this Section 6.3, neither Parent nor the Company shall be required to take any action that could reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

     6.4 Assumption of Company Warrants.

     (a) At the Offer Acceptance Time, to the extent provided for by their terms, each Company Warrant then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume, to the extent provided for by their terms, each such Company Warrant. From and after the Offer Acceptance Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Offer Acceptance Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each Company Warrant assumed by Parent in accordance with this Section 6.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the Offer Acceptance Time. Parent shall comply with the terms of all such Company Warrants.

     (b) Prior to the Offer Acceptance Time, the Company shall take all action that may be reasonably necessary to effectuate the provisions of this Section
6.4 and to ensure that, from and after the Offer Acceptance Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided in this Section 6.4.

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Warrants assumed in accordance with this Section 6.4.

     6.5 No Assumption of Stock Options. Parent will not assume any Company Options. Pursuant to the terms of the stock option plans under which Company Options were issued, all such Company Options that are not exercised at the Offer Acceptance Time will terminate at the Offer Acceptance Time. Any repurchase option, risk of forfeiture or other similar condition under which the Company has rights with regard to any exercised stock options shall also terminate at the Offer Acceptance Time.

     6.6 Employee Benefits

     (a) From and for a period of one year following the date of Closing, Parent shall, at its election, either (i) continue (or cause Parent's Subsidiaries to continue) any Employee Plan of the Company as in effect on the date hereof (the "COMPANY PLANS"), or (ii) arrange for each participant in any Company Plans who become or continue as employees of Parent or any of its Subsidiaries ("COMPANY PARTICIPANTS") to be eligible to participate in any similar plans or programs of Parent on terms no less favorable than those offered to similarly situated newly hired employees of Parent. On and after the date of Closing, employees of the Company who become and remain employees of Parent or any of its Subsidiaries shall be treated no less favorably than similarly situated newly hired employees of Parent or any of its Subsidiaries with respect to compensation, employee benefits and terms and conditions of employment. Notwithstanding anything provided for otherwise in this Section 6.6(a), the medical insurance plan of Company shall be continued for a period of time ending no earlier than 3 months from the Offer Acceptance Time.

     (b) No later than one year from the date of Closing, Parent shall, or shall cause Parent's Subsidiaries to, arrange for all Company Participants not then participating to become eligible to be participants in all employee benefit plans of Parent on terms no less favorable than those offered to similarly situated newly hired employees of Parent.

     (c) In the event that, within one year following the Closing, the Surviving Corporation terminates the employment of any employee currently employed at the Company on the Offer Acceptance Time, other than Teresa Ayers, Thomas Marr, Dan Hudspeth, Michael Cohn and Kenneth Rubin, Parent shall cause the Surviving Corporation to provide severance benefits to such employee equivalent to those provided to the Company employees terminated in the Company's reduction in force effected approximately October 4, 2001.

     6.7 Indemnification of Officers and Directors.

     (a) All rights to exculpation, indemnification and advancement of expenses existing in favor of those Persons who are or were directors or officers of the Company as of or prior to the Effective Time (the "INDEMNIFIED PERSONS") for their acts and omissions occurring prior to the Effective Time, as provided in the Company's Restated Certificate of Incorporation or Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnity agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) shall continue in effect after the consummation of the Offer and survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of five years from the Effective Time. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Restated Certificate of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     (b) Without limiting the provisions of Section 6.7(a), during the period ending five years after the Effective Time, Parent will indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (1) any action or omission or alleged action or omission in his or her capacity as a director or officer of the Company or any of its subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the Closing Date) or (2) any of the transactions contemplated by this Agreement; provided, however, that if, at any time prior to the fifth anniversary of the Effective Time, any Indemnified Party delivers to Parent a written notice asserting a claim for indemnification under this Section 6.7(b), then the claim asserted in such notice shall survive the fifth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation, (i) Parent will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, Parent will be deemed to have waived any right to object to the Indemnified Parties' entitlement to indemnification hereunder with respect thereto), (ii) any counsel retained by the Indemnified Parties with respect to the defense thereof for any period after the Effective Time must be reasonably satisfactory to Parent, and (iii) after the Effective Time, Parent will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received (provided that in the event that any Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to the Surviving Corporation). The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless counsel for any Indemnified Party determines in good faith that, under applicable standards of professional conduct, a conflict exists or is reasonably likely to arise on any material issue between the positions of any two or more Indemnified Parties. Notwithstanding anything to the contrary contained in this Section 6.7(b) or elsewhere in this Agreement, Parent agrees that it will not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from all liability arising out of such claim, action, suit, proceeding or investigation.

     (c) From the Effective Time until the fifth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY"), to the extent directors' and officers' liability insurance coverage is commercially available; provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of equal or greater coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of 150% of the current premium. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds 150% of the current premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of the current premium.

     (d) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this
Section 6.7.

     (e) This Section 6.7 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     6.8 Additional Agreements. Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Offer and the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Offer and the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Offer and the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Offer and the Merger, provided, however, that a party is not obligated to pursue an appeal of any such restraint, injunction or other legal bar if it determines, upon the advice of legal counsel, that it is more than probable that such an appeal would not be successful. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

     6.9 Disclosure. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and to the extent reasonably practicable, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     6.10 Tax Matters.

     (a) At or prior to the closing of the Offer and the filing of the Registration Statement, the Company and Parent shall execute and deliver to HEWM and to Cooley Godward LLP tax representation letters in customary form for transactions similar to the Transaction (the "TAX REPRESENTATION LETTERS"). Parent, Merger Sub and the Company shall each confirm to HEWM and to Cooley Godward LLP the accuracy and completeness, as of such dates as shall reasonably be requested by HEWM and Cooley Godward LLP, of the Tax Representation Letters. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Transaction to qualify as a tax-free reorganization under
Section 368(a) of the Code. Following delivery or confirmation of the Tax Representation Letters pursuant to the first sentence of this Section 6.10(a), each of Parent and the Company shall use its reasonable efforts to cause HEWM and Cooley Godward LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the Tax Representation Letters and to make customary assumptions, including the assumption that the Merger will be effected pursuant to this Agreement and relevant state law.

     (b) The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 2001 through the Offer Acceptance Time.

     6.11 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of the Company.

     6.12 Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock being issued, and those required to be reserved for issuance, in connection with the Offer and the Merger or upon exercise of assumed Company Warrants to be approved for listing (subject to notice of issuance) on the Nasdaq National Market prior to the Closing Date.

     6.13 Takeover Laws; Advice of Changes.

     (a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

     (b) Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any representations, warranties or covenants contained herein or (iii) is reasonably likely to result in any of the conditions set forth in Section 7 or in Annex I not being able to be satisfied prior to the Termination Date.

     6.14 Affiliates. Within ten days after the date of this Agreement, the Company shall deliver to Parent a letter identifying all Persons who are, to the Company's knowledge, affiliates of the Company for purposes of Rule 145 under the Securities Act. Parent shall place the appropriate Rule 145 legend on the stock certificates representing Parent Common Stock issued in the Transaction to such affiliates. Parent shall use its reasonable efforts to remove such legends promptly when such legends are no longer required by applicable Legal Requirements.

     6.15 Rights Agreement. Except as expressly required by this Agreement or as determined by the Board of Directors of the Company in good faith after consultation with legal counsel to be required in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company shall not, without the prior written consent of Parent, amend the Rights Agreement or take any other action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Company Acquisition Proposal.

     6.16 No Distributions or Dividends. Until the earlier of (i) the Termination Date or (ii) one trading day after the Effective Time, Parent shall not set a record date for any dividend or distribution of any assets to any of its stockholders.

     6.17 Market Stand-Off. The Company and Parent shall cause those Persons set forth on Exhibit D to each enter into an agreement in the form attached as Exhibit E that they will not sell or otherwise transfer or dispose of Parent Common Stock for ninety days following the Offer Acceptance Time. In order to enforce such agreements, Parent shall have the right to place restrictive legends on the certificates representing the shares of such Persons and to impose stop transfer instructions with respect to such shares until the end of such period. Parent shall not waive this restriction without the consent of the Company, such consent not to be unreasonably withheld.

7.  CONDITIONS TO THE MERGER.

     7.1 Each Party's Obligations. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by each party on or before the Effective Time, of each of the following conditions:

          (a) If required by the DGCL, this Agreement shall have been adopted and approved by the stockholders of the Company;

          (b) Merger Sub shall have accepted for exchange and exchanged all of the shares of Company Common Stock tendered pursuant to the Offer;

          (c) No provision of any applicable Legal Requirements and no Order shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement; and

          (d) The Registration Statement and Post-Effective Amendment shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock shall have been complied with.

8.  TERMINATION.

     8.1 Termination. This Agreement may be terminated prior to the Effective Time whether before or after adoption of this Agreement by the Company's stockholders:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if (i) the Offer shall not have been consummated by March 1, 2002 (the "TERMINATION DATE") (unless the failure to consummate the Offer is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Termination Date); or (ii) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer (unless the expiration or termination of the Offer is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger;

          (d) by Parent, at any time prior to the Offer Acceptance Time, if a Company Triggering Event shall have occurred;

          (e) by Parent at any time prior to the Offer Acceptance Time, if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in paragraph (d) of Annex I would not be satisfied, or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in paragraph (c) of Annex I would not be satisfied; provided, however, that, in the case of (i) or (ii) above, if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is reasonably capable of being cured by the Company prior to the Termination Date and the Company is continuing to exercise its commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(e) on account of such inaccuracy or breach until the 30th calendar day from the date on which such inaccuracy or breach became known to Parent or the Company;

          (f) by the Company, prior to the Offer Acceptance Time, if (i) (A) any of Parent's representations and warranties not qualified by any "materiality" or "Material Adverse Effect" qualifiers contained in this Agreement shall be inaccurate in any material respect, or (B) any of Parent's representations and warranties qualified by any "materiality" or "Material Adverse Effect" qualifiers contained in this Agreement shall be inaccurate in any respect, in the case of each of (A) and (B) as of the date of this Agreement or as of the expiration of the Offer (as may be extended pursuant to Section 1.1(a)), or (ii) any of Parent's covenants contained in this Agreement shall not have been performed in all material respects; provided, however, that, in the case of (i) or (ii) above, if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is reasonably capable of being cured by Parent prior to the Termination Date and Parent is continuing to exercise its commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach until the 30th calendar day from the date on which such inaccuracy or breach became known to Parent or the Company;

          (g) at any time prior to the Offer Acceptance Time, by the Company, prior to acceptance for payment of Shares in the Offer, to enter into a letter or intent or similar document or any agreement, contract, or commitment with respect to an Acquisition Proposal, provided that, (i) the Company is not in breach of its obligations under this Section 8.1(g) and under Section 5.4 hereof and continues to comply with all such obligations in all respects, (ii) the Board of Directors of the Company has authorized, subject to complying with the terms of this Agreement, the Company to enter into a definitive written agreement for a transaction that constitutes a Company Superior Offer, (iii) the Company notifies Parent in writing that the Company has received a Company Superior Offer and intends to enter into a definitive agreement with respect to such Company Superior Offer, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five (5) business days after receipt of the Company's written notice of its intention to enter into a definitive agreement for a Company Superior Offer, any offer the that Board of Directors of Company in good faith determines, after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, is at least as favorable to Company's stockholders as such Company Superior Offer, (v) during such period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Company Superior Offer, and the identity of the person making such Company Superior Offer, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected,
     (vi) immediately following such termination the Company enters into a definitive agreement to effect the Company Superior Offer.

     8.2 Effect of Termination.  Any termination of this Agreement under Section
8.1 will be effective immediately upon (or in the case of termination pursuant to Section 8.1(e) or 8.1(f), on the date specified therein) the delivery of written notice thereof by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

     8.3 Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that in the event of a termination of this Agreement for any reason other than pursuant to Section 8.1(f), within two business days after such termination, the Company shall make a nonrefundable cash payment to Parent in the amount of $750,000 as a liquidated amount for reimbursement of Parent's fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by parent in connection with the preparation and negotiation of this Agreement and otherwise in connection the Offer and the Merger.

9.  MISCELLANEOUS PROVISIONS.

     9.1 Amendment. Subject to Section 1.3(a), this Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the Company's stockholders); provided, however, that after any such adoption of this

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Agreement by the Company's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2 Waiver.

     (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) Subject to Section 1.3(a), at any time prior to the Effective Time, any party may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party pursuant to this Agreement or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided that no party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement (other than the Tax Representation Letters) shall survive the Merger. This Section 9.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that those certain letter agreements dated September 17, 2001 between the Company and Parent (relating to the protection of confidential information) shall not be superceded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     9.5 Applicable Law; Enforcement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

     9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Section 3, and shall not be deemed to relate to or to qualify any other representation or warranty. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 4, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Section 4, and shall not be deemed to relate to or to qualify any other representation or warranty.

     9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 Assignability; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Except as set forth in Sections 2.5 through 2.7, Sections 6.4 through 6.7 and the third sentence of
Section 6.10(a) hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever.

     9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile (receipt confirmed), provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to Parent or Merger Sub:

        Exelixis, Inc.
        170 Harbor Way
        P.O. Box 511
        South San Francisco, California 94083-5411
        Facsimile: (650) 837-8205
        Attn: General Counsel

     with a copy to (which shall not constitute notice):

        Heller Ehrman White & McAuliffe LLP
        275 Middlefield Road
        Menlo Park, California 94025
        Facsimile: (650) 324-0638
        Attn: Bruce W. Jenett

     if to the Company:

        Genomica Corporation
        1715 38th Street
        Boulder, Colorado 80301-2603
        Facsimile: (720) 565-4501
        Attn: Chief Executive Officer
     with a copy to (which shall not constitute notice):

        Cooley Godward LLP
        380 Interlocken Crescent, Suite 900
        Broomfield, Colorado 80021-8023
        Facsimile: (720) 566-4099
        Attn: James C.T. Linfield

     9.10 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.11 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

     (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

     (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          EXELIXIS, INC.

                                          By:      /s/ GEORGE SCANGOS
                                            ------------------------------------
                                          Name: George Scangos
                                          Title:   President and Chief Executive
                                          Officer

                                          BLUEGREEN ACQUISITION SUB, INC.

                                          By:       /s/ GLEN Y. SATO
                                            ------------------------------------
                                          Name: Glen Y. Sato
                                          Title:   Chief Financial Officer

                                          GENOMICA CORPORATION

                                          By:      /s/ TERESA W. AYERS
                                            ------------------------------------
                                          Name: Teresa W. Ayers
                                          Title:   Chief Executive Officer

                                    EXHIBITS

Exhibit A  Certain Definitions
Exhibit B  Certificate of Incorporation of Surviving Corporation
           (intentionally omitted)
Exhibit C  Form of Stockholder Tender Agreement (included as Annex B to the Prospectus)
Exhibit D  Persons to Whom Market Stand-Off Applies (intentionally omitted)
Exhibit E  Form of Lock-Up Agreement (included as Annex C to the
           Prospectus)
Annex I    Conditions to the Offer

                                                   EXHIBIT A TO MERGER AGREEMENT

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal made by a third party (other than Parent, Merger Sub or any affiliate of either such party) contemplating or otherwise relating to any Acquisition Transaction.

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or (ii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated assets of the Company; or

          (c)  any liquidation or dissolution of the Company.

     ADJUSTED AVERAGE PARENT PRE-SIGNING TRADING PRICE. "Adjusted Average Parent Pre-Signing Trading Price" shall mean $13.30285.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     AVERAGE PARENT POST-SIGNING TRADING PRICE. "Average Parent Post-Signing Trading Price" shall mean the average closing sales price on the Nasdaq National Market (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) for the eighteen trading-day period ending two trading days before the expiration of the initial offering period.

     CERTIFICATE OF MERGER. "Certificate of Merger" shall have the meaning set forth in Section 2.3 of the Agreement.

     CLOSING. "Closing" shall have the meaning set forth in Section 2.3 of the Agreement.

     CLOSING DATE.  "Closing Date" shall have the meaning set forth in Section
2.3 of the Agreement.

     COBRA.  "COBRA" shall mean Section 4980B of the Code.

     CODE.  The Internal Revenue Code of 1986, as amended.

     COMPANY. "Company" shall mean Genomica Corporation, a Delaware corporation.

     COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of this Agreement and signed by the Chief Executive Officer of the Company.

     COMPANY OPTIONS.  "Company Options" shall have the meaning set forth in
Section 3.3 of the Agreement.

     COMPANY PARTICIPANT. "Company Participant" shall have the meaning set forth in Section 6.6 of the Agreement.

     COMPANY PLANS.  "Company Plans" shall have the meaning set forth in Section
6.6 of the Agreement.

     COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Preferred Stock, $0.001 par value per share, of the Company.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     COMPANY RETURNS.  "Company Returns" shall have the meaning set forth in
Section 3.13 of the Agreement.

     COMPANY RIGHTS.  "Company Rights" shall have the meaning set forth in
Section 3.3 of the Agreement.

     COMPANY SEC DOCUMENTS. "Company SEC Documents" shall have the meaning set forth in Section 3.4 of the Agreement.

     COMPANY SOURCE CODE. "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     COMPANY STOCK CERTIFICATE. "Company Stock Certificate" shall have the meaning set forth in Section 2.6 of the Agreement.

     COMPANY STOCKHOLDERS' MEETING. "Company Stockholders' Meeting" shall have the meaning set forth in Section 6.2 of the Agreement.

     COMPANY STOCK VALUE. "Company Stock Value" shall mean the result of dividing $110,000,000 by the sum of (a) the number of shares of Company Common Stock outstanding as of the Offer Acceptance Time, (b) the number of shares of Company Preferred Stock outstanding as of the Offer Acceptance Time, and (c) the number of shares of Company Common Stock which would be issuable with respect to all Company Options and Company Warrants outstanding as of the Offer Acceptance Time (which includes all Company Options accelerated at the Offer Acceptance Time as a result of consummation of the Offer), with an exercise price of $5.00 per share or less, and with respect to any other rights to acquire shares of Company Common Stock outstanding as of the Offer Acceptance Time.

     COMPANY SUPERIOR OFFER. "Company Superior Offer" shall mean a bona fide written offer, not solicited in violation of Section 5.4 of the Agreement, made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to the Company on terms that the Board of Directors of the Company determines, in good faith, after consultation with a nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer, and would, if consummated, be more favorable to the Company's stockholders than the Transaction; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed.

     COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if at any time after the date hereof: (i) the Board of Directors of the Company shall have failed to recommend that the Company stockholders accept the Offer, vote to adopt and approve this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Recommendations; (ii) the Company shall have failed to include the Recommendations in the Schedule 14D-9; (iii) the Board of Directors of the Company fails to reaffirm in writing the Recommendations, or fails to reaffirm in writing its determination that the Offer and the Merger are in the best interests of the Company's stockholders, within 5 days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the Board of Directors of the Company shall have approved or recommended to the Company's stockholders any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract (other than a confidentiality agreement permitted under Section 5.4(a) of the Agreement) accepting any Acquisition Proposal; (vi) a tender or exchange offer (other than the Offer) relating to securities of the Company shall have been commenced and the Company shall have recommended such offer or shall not have sent to its securityholders, within 5 days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer it being understood that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer or (vii) the Company breaches in any material respect its obligations under Section 5.4 of this Agreement, except for any inadvertent breach of any notice provision contained in Section 5.4 which breach has been cured within 48 hours of its occurrence.

     COMPANY UNAUDITED INTERIM BALANCE SHEET. "Company Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2001 included in the Company SEC Documents.

     COMPANY WARRANTS.  "Company Warrants" shall have the meaning set forth in
Section 3.3 of the Agreement.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTINUING DIRECTOR. "Continuing Director" shall have the meaning set forth in Section 1.3 of the Agreement.

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     DGCL.  "DGCL" shall mean the Delaware General Corporation Law.

     DISSENTING SHARES.  "Dissenting Shares" shall have the meaning set forth in
Section 2.8 of the Agreement.

     EFFECTIVE TIME.  "Effective Time" shall have the meaning set forth in
Section 2.3 of the Agreement.

     EMPLOYEE PLANS.  "Employee Plans" shall have the meaning set forth in
Section 3.14 of the Agreement.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     EXCHANGE AGENT.  "Exchange Agent" shall have the meaning set forth in
Section 2.7 of the Agreement.

     EXCHANGE FUND.  "Exchange Fund" shall have the meaning set forth in Section
2.7 of the Agreement.

     EXCHANGE RATIO.  "Exchange Ratio" shall have the meaning set forth in
Section 1.1 of the Agreement.

     EXCLUDED SHARES. "Excluded Shares" shall mean any shares of Company Common Stock held as of the Effective Time (A) by Parent or Merger Sub or any direct or indirect Subsidiary of Parent or Merger Sub, (B) by the Company, or (C) by the Company as treasury shares.

     EXISTING POLICY.  "Existing Policy" shall have the meaning set forth in
Section 6.7 of the Agreement.

     GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     HEWM.  "HEWM" shall mean Heller Ehrman White & McAuliffe LLP.

     HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     INDEMNIFIED PERSONS. "Indemnified Persons" shall have the meaning set forth in Section 6.7 of the Agreement.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD or the Nasdaq National Market).

     MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that constitute exceptions to the representations and warranties of the Company set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the capitalization, assets and liabilities taken as a whole, or cash balance of the Company set forth in item (8)(f) of Annex I, (ii) the ability of the Company to consummate the Offer or the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement before the Termination Date, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of Parent set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole, or (ii) the ability of Parent to consummate the Offer or the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement before the Termination Date. Notwithstanding the foregoing, with respect to items (i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect with respect to either the Company or Parent, as the case may be: (a) any change in the market price or trading volume of such company's stock, (b) any failure by such company to meet internal projections or forecasts or published revenue or earnings predictions,
(c) any adverse change or effect (including any litigation, loss of employees, cancellation of or delay in customer orders, reductions in revenues or income or disruption of business relationships) arising from or attributable or relating to (i) the announcement or pendency of the Offer or the Merger, (ii) conditions affecting the industry or industry sector in which such company or any of its subsidiaries participates, the U.S. economy as a whole or any foreign economy in any location where such company or any of its subsidiaries has material operations or sales, (iii) legal, accounting, investment banking or other fees or expenses incurred in connection with the transactions contemplated by this Agreement, (iv) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement, (v) compliance with the terms of, or the taking of any action required by, this Agreement, (vi) the taking of any action approved or consented to by Parent (vii) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, or (viii) any action required to be taken under appli cable laws, rules, regulations or agreements.

     MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.

     MERGER. "Merger" shall mean the merger of Merger Sub into the Company that the parties intend to effect following the Offer.

     MERGER CONSIDERATION. "Merger Consideration" shall have the meaning set forth in Section 2.5 of the Agreement.

     MERGER SUB. "Merger Sub" shall mean Bluegreen Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

     MINIMUM CONDITION.  "Minimum Condition" shall have the meaning set forth in
Section 1.1 of the Agreement.

     NASD.  "NASD" shall mean the National Association of Securities Dealers,
Inc.

     NOTICE OF GUARANTEED DELIVERY. "Notice of Guaranteed Delivery" shall mean the form used to accept the Offer if (a) Company Stock Certificates are not immediately available, (b) the procedure for book-entry transfer cannot be completed before the Offer Acceptance Time or (c) time will not permit all required documents necessary to accept the Offer to reach the Exchange Agent before the Offer Acceptance Time.

     OFFER. "Offer" shall mean the exchange offer being made by Merger Sub to exchange shares of Parent Common Stock for all of the Shares.

     OFFER ACCEPTANCE TIME. "Offer Acceptance Time" shall have the meaning set forth in Section 1.3 of the Agreement.

     ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

     PARENT.  "Parent" shall mean Exelixis, Inc., a Delaware corporation.

     PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $0.001 par value per share, of Parent.

     PARENT CONTRACT. "Parent Contract" shall mean any Contract: (a) to which Parent or any Subsidiary of Parent is a party; (b) by which Parent or any Subsidiary of Parent or any asset of Parent or any Subsidiary of Parent is or may become bound or under which Parent or any Subsidiary of Parent has, or may become subject to, any obligation; or (c) under which Parent or any Subsidiary of Parent has or may acquire any right or interest.

     PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by Parent to the Company on the date of this Agreement and signed by the President of Parent.

     PARENT PREFERRED STOCK. "Parent Preferred Stock" shall mean the Preferred Stock, $0.001 par value, of the Company.

     PARENT PROPRIETARY ASSET. "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

     PARENT RETURNS.  "Parent Returns" shall have the meaning set forth in
Section 4.12 of the Agreement.

     PARENT SEC DOCUMENTS. "Parent SEC Documents shall have the meaning set forth in Section 4.4 of the Agreement.

     PARENT UNAUDITED INTERIM BALANCE SHEET. "Parent Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of Parent and its consolidated Subsidiaries as of September 30, 2001 included in the Parent SEC Documents.

     PENSION PLAN.  "Pension Plan" shall have the meaning set forth in Section
3.14 of the Agreement.

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     POST-EFFECTIVE AMENDMENT. "Post-Effective Amendment" shall have the meaning set forth in Section 6.1 of the Agreement.

     PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning set forth in Section 5.1 of the Agreement.

     PRELIMINARY PROSPECTUS. "Preliminary Prospectus" shall have the meaning set forth in Section 1.1 of the Agreement.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, models, algorithm, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     PROXY STATEMENT.  "Proxy Statement" shall have the meaning set forth in
Section 6.1 of the Agreement.

     RECOMMENDATIONS.  "Recommendations" shall have the meaning set forth in
Section 3.18 of the Agreement.

     REGISTRATION STATEMENT. "Registration Statement" shall have the meaning set forth in Section 1.1 of the Agreement.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     REQUIRED COMPANY STOCKHOLDER VOTE. "Required Company Stockholder Vote" shall have the meaning set forth in Section 3.19 of the Agreement.

     RIGHTS AGREEMENT. "Rights Agreement" shall mean the Rights Agreement, dated October 2, 2001, by and between the Company and Computershare Trust Company, Inc., as Rights Agent.

     SCHEDULE 14D-9.  "Schedule 14D-9" shall have the meaning set forth in
Section 1.2 of the Agreement.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     SHARES. "Shares" shall mean the outstanding shares of Company Common Stock, including the associated Company Rights.

     STOCKHOLDER TENDER AGREEMENTS. "Stockholder Tender Agreements" are agreements in the form of Exhibit C to the Agreement pursuant to which the Stockholders have agreed to tender for exchange all of their shares of Company Common Stock in the Offer and to take certain other actions in connection with the transactions contemplated by this Agreement.

     STOCKHOLDERS. "Stockholders" shall mean those certain stockholders of the Company that are entering into Stockholder Tender Agreements.

     SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

     SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning set forth in Section 2.1 of the Agreement.

     TAKEOVER LAWS. "Takeover Laws" means (1) any "moratorium", "control share acquisition", "fair price", "supermajority", "affiliate transactions", or "business combination statute or regulation" or other similar state antitakeover laws and regulations and (2) Section 203 of the DGCL.

     TAX. "Tax" shall mean (a) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body, and (b) any liability for amounts described in clause (a) as a result of operation of law, including by reason of being a successor to or transferee of any Person or a member of an affiliated, consolidated or unitary group for any period (including pursuant to sec.1.1502-6 of the U.S. Treasury Regulations).

     TAX REPRESENTATION LETTERS. "Tax Representation Letters" shall have the meaning set forth in Section 6.10 of the Agreement.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     TERMINATION DATE.  "Termination Date" shall have the meaning set forth in
Section 8.1 of the Agreement.

     TRANSACTION.  "Transaction" shall mean the Offer and the Merger together.

     WELFARE PLAN.  "Welfare Plan" shall have the meaning set forth in Section
3.14 of the Agreement.

                                                     ANNEX I TO MERGER AGREEMENT

                            CONDITIONS TO THE OFFER

     As a condition to acceptance of the Shares tendered, the Company shall provide to Parent and Merger Sub on the Offer Acceptance Time dated as of such date (as it may be extended in accordance with Section 1.1(a) of the Agreement) a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer certifying as to the absence of the occurrence of the conditions set forth in items (8)(c), (8)(d) and (8)(f) of this Annex I, and
 .

     Notwithstanding any other provision of the Offer, subject to the terms of the Agreement and Plan of Reorganization to which this Annex I is attached (the "AGREEMENT"), Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Parent Common Stock for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Company Common Stock after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of the Agreement), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act shall not have expired or been terminated, (3) any applicable waiting periods, consents or clearances under foreign antitrust laws shall not have expired, been terminated or been obtained, (4) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (5) the shares of Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the Nasdaq National Market, subject to official notice of issuance, (6) Parent shall not have received (or Parent shall have received and HEWM shall have subsequently rescinded) an opinion of HEWM, in form and substance reasonably satisfactory to Parent, on the basis of the Tax Representation Letters and on assumptions that are customary for transactions such as the Transaction (including the assumption that the Merger will close promptly after the Offer Acceptance Time, pursuant to the Agreement, and pursuant to relevant state law) and that are set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if HEWM does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP renders such opinion to Parent, (7) the Company shall not have received (or the Company shall have received, and Cooley Godward LLP shall have subsequently rescinded) an opinion of Cooley Godward LLP in form and substance reasonably satisfactory to Parent and to the Company, on the basis of the Tax Representation Letters and on assumptions that are customary for transactions such as the Transaction (including the assumption that the Merger will close will close promptly after the Offer Acceptance Time, pursuant to the Agreement, and pursuant to relevant state law) and that are set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if HEWM renders such opinion to the Company, or (8) at any time on or after the date of the Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist and are continuing:

          (a) there shall have been action taken or be pending any Legal Proceeding in which a Governmental Body is: (i) challenging or seeking to restrain or prohibit the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement; (ii) seeking to prohibit or limit in any material respect Merger Sub's or Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Company Common Stock to be acquired in the Offer or with respect to the stock of the Surviving Corporation; (iii) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to directly or indirectly own the assets or operate the business of the Company; (iv) seeking to compel Parent or the Company, or any Subsidiary of Parent, to dispose of or hold separate any assets totaling $5,000,000 in value or more, as a result of the Merger or any of the other transactions contemplated by this Agreement; (v) obligating the Company, Parent or Parents' Subsidiaries to pay material damages or otherwise become subject to material adverse consequences in connection with any of the transactions contemplated by the Agreement, or (vi) otherwise have or reasonably be expected to have, a Material Adverse Effect on the Company or, as a result of the transactions contemplated by the Agreement, a Material Adverse Effect on Parent;

          (b) any temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Offer or the Merger shall have been issued by any court of competent jurisdiction and remain in effect, or there shall be any Legal Requirement enacted or deemed applicable to the Offer or the Merger that makes consummation of the Offer or the Merger illegal;

          (c) the Company shall have materially breached any of its covenants, obligations or agreements under the Agreement;

          (d) (i)(A) the representations and warranties of the Company contained in the Agreement not qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all material respects as of the date of the Agreement or (B) the representations and warranties of the Company contained in the Agreement qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all respects as of the date of the Agreement, or (ii)(A) the representations and warranties of the Company contained in the Agreement not qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not be accurate in all material respects as of the date of the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of the Agreement) with the same force and effect as if made on such date or (B) the representations and warranties of the Company contained in the Agreement qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all respects as of the date of the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of the Agreement) with the same force and effect as if made on such date; except with respect to clause (ii)(A) and (ii)(B), (x) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Company, (y) for changes contemplated by this Agreement, and
     (z) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the Material Adverse Effect and materiality qualifications and limitations set forth in the preceding clauses (ii)(A),
     (ii)(B) and (x)) as of such particular date)(it being understood that any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);

          (e) there shall have been (i) a Material Adverse Effect on the Company, or (ii) the occurrence of any event or the existence of any circumstance, including any Legal Proceeding, that could reasonably be expected to have a Material Adverse Effect on the Company;

          (f) the Company shall have cash, cash equivalents, short-term and long-term investments and all other current assets including, but not limited to, interest receivable on investments, trade receivables, and other receivables, totaling less than $108,750,000 net of all current liabilities of the Company, including (i) any fees, commissions and other amounts that may become payable to any investment banker or financial advisor by the Company if the Offer and Merger are consummated, (ii) any fees and other amounts payable to Arthur Andersen LLP and Cooley Godward LLP, and (iii) all actual and contingent liabilities for Taxes that are unpaid; for the purposes of this paragraph, current liabilities excludes future minimum payment obligations related to all facility leases, deferred revenue and severance obligations for employees;

          (g) there shall have occurred and be continuing any general suspension of or limitation on prices for trading in securities on the Nasdaq National Market;

          (h) the Agreement shall have been terminated in accordance with its terms.

     The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                           ANNEX B TO PROSPECTUS

                      FORM OF STOCKHOLDER TENDER AGREEMENT

     This Stockholder Tender Agreement is entered into as of           , 2001,
by and between Exelixis, Inc., a Delaware corporation ("PARENT") and [Name] ("STOCKHOLDER").

                                    RECITALS

     A. Parent, Bluegreen Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB") and Genomica Corporation, a Delaware corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the offer by Merger Sub to purchase all outstanding shares of the Company Common Stock and the subsequent merger of Merger Sub with and into the Company (the "MERGER"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

     B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder, solely in its capacity as a Stockholder of the Company, is entering into this Stockholder Tender Agreement.

                                   AGREEMENT

     The parties to this Stockholder Tender Agreement, intending to be legally bound, agree as follows:

1.  TENDER AND VOTING OF SHARES.

     1.1 Agreement to Tender. Subject to Parent's waiver of such obligations, the Stockholder hereby agrees to tender, or cause to be tendered, pursuant to and in accordance with the terms of the Offer, the Tender Shares, and agrees that it will not withdraw or permit the withdrawal of the tender of the Tender Shares. Within ten business days after commencement of the Offer, the Stockholder shall (x) deliver to the depository designated in the Offer (i) a letter of transmittal with respect to the Tender Shares complying with the terms of the Offer, (ii) certificates representing the Tender Shares, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other Person who is the holder of record of any Tender Shares beneficially owned by the Stockholder to promptly tender such Tender Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Provided that the conditions to the Offer are satisfied, or waived by Parent, Parent shall purchase the Tender Shares in accordance with the terms of the Offer.

     1.2 Voting. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, at any meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall, unless otherwise directed in writing by Parent, vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Stockholder's sole capacity as a stockholder:

          (a) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

          (b) against any action or agreement that would cause any provision contained in Section 7 or Annex I of the Merger Agreement to not be satisfied; and

          (c) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (i) any Acquisition Proposal; (ii) any change in a majority of the members of the Board of Directors of the Company, other than any change contemplated by
     Section 1.3 of the Merger Agreement; or (iii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the

     Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

     1.3 Proxy; Further Assurances. Contemporaneously with the execution of this Stockholder Tender Agreement: (i) Stockholder shall execute and deliver to Parent a proxy in the form attached to this Stockholder Tender Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Tender Shares (the "PROXY"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Stockholder.

2.  TRANSFER OF SUBJECT SECURITIES.

     2.1 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not
(i) take any action to cause or permit any Transfer of any of the Subject Securities to be effected (other than pursuant to the Offer); (ii) tender any of the Subject Securities to any Person (other than Merger Sub and Parent) or (iii) take any action to create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect the right to tender such Subject Securities pursuant to the Offer and Encumbrances which do not affect, directly or indirectly, the right of Parent to vote the Subject Securities as provided herein).

     2.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

3.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

     Stockholder hereby represents and warrants to Parent as follows:

     3.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Stockholder Tender Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Stockholder Tender Agreement and the Proxy have been duly executed and delivered by Stockholder and (except as the Proxy may be limited by applicable law) constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.2 No Conflicts or Consents.

     (a) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

     (b) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person that has not been obtained prior to the date hereof.

     3.3 Title to Securities.  As of the date of this Stockholder Tender
Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof or created by this Stockholder Tender Agreement) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof;

(b) Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof or created by this Stockholder Tender Agreement) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

4.  MISCELLANEOUS.

     4.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Stockholder Tender Agreement shall survive until the Expiration Date, unless this Agreement is earlier terminated as provided herein. This Agreement shall terminate upon valid termination of the Merger Agreement as provided in
Section 8.1 thereof.

     4.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Stockholder Tender Agreement shall be paid solely by the party incurring such costs and expenses.

     4.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Stockholder Tender Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile with confirmation of receipt) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

  if to Parent:

     Exelixis, Inc.
     170 Harbor Way
     P.O. Box 511
     South San Francisco, California 94083-5411
     Facsimile: (650) 837-8205
     Attn: General Counsel

  with a copy to (which copy shall not constitute notice):

     Heller Ehrman White & McAuliffe LLP
     275 Middlefield Road
     Menlo Park, CA 94025
     Facsimile: (650) 324-0638
     Attn: Bruce W. Jenett

  if to the Stockholder

     at the address set forth below Stockholder's signature on the signature page hereof with copies to (which copies shall not constitute notice):

     Facsimile No.
     Attention:

     4.4 Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the Delaware General Corporations Law) and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

     4.5 No Solicitation. Except as permitted by Section 5.4 in his or her capacity as a director or officer of the Company, as applicable, Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall use reasonable efforts to ensure that his Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

     4.6 Severability. If any provision of this Stockholder Tender Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Stockholder Tender Agreement. Each provision of this Stockholder Tender Agreement is separable from every other provision of this Stockholder Tender Agreement, and each part of each provision of this Stockholder Tender Agreement is separable from every other part of such provision.

     4.7 Entire Agreement. This Stockholder Tender Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Stockholder Tender Agreement shall be binding upon either party unless made in writing and signed by both parties.

     4.8 Assignment, Binding Effect. Except as provided herein, neither this Stockholder Tender Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder or Parent without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Stockholder Tender Agreement shall be binding upon, and inure to the benefit of, Stockholder and its heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Stockholder Tender Agreement this Stockholder Tender Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Stockholder Tender Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

     4.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Stockholder Tender Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Stockholder Tender Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     4.10 Non-Exclusivity. The rights and remedies of Parent under this Stockholder Tender Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Stockholder Tender Agreement, and the obligations and liabilities of Stockholder under this Stockholder Tender Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Stockholder Tender Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Stockholder Tender Agreement.

     4.11 Governing Law; Venue.

     (a) This Stockholder Tender Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY.

     4.12 Counterparts. This Stockholder Tender Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     4.13 Captions. The captions contained in this Stockholder Tender Agreement are for convenience of reference only, shall not be deemed to be a part of this Stockholder Tender Agreement and shall not be referred to in connection with the construction or interpretation of this Stockholder Tender Agreement.

     4.14 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Stockholder Tender Agreement, and no delay on the part of Parent in exercising any power right, privilege or remedy under this Stockholder Tender Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Stockholder Tender Agreement, or any power, right, privilege or remedy of Parent under this Stockholder Tender Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duty executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     4.15 Construction.

     (a) For purposes of this Stockholder Tender Agreement, whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Stockholder Tender Agreement.

     (c) As used in this Stockholder Tender Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

     (d) Except as otherwise indicated, all references in this Stockholder Tender Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Stockholder Tender Agreement and Exhibits to this Stockholder Tender Agreement.

     4.16 Stockholder Capacity. No person executing this Stockholder Tender Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Stockholder executes this Stockholder Tender Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Stockholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement, provided that no obligation, of Stockholder to the Company as an officer or director of the Company shall affect, impair or impede Stockholder's obligations under this Stockholder Tender Agreement to tender the Tender Shares in accordance with Section 1.1 hereof or to vote the Subject Securities in accordance with Section 1.2 hereof.

     4.17 Obligation to Exercise Options. The Stockholder shall not be required to exercise options, warrants or other rights to acquire shares of Company Common Stock which are vested as of the date of this Stockholder Tender Agreement or which become vested prior to the Offer Acceptance Time (the "Subject Options"); provided, however, the Stockholder hereby covenants and agrees to immediately exercise all Subject Options and immediately tender all Company Common Stock received upon such exercise if (x) the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer two business days prior to the expiration date of the Offer (as it may be extended from time to time), together with the Shares then owned by Parent and Merger Sub (if any) (the "Tendered Shares"), do not satisfy the Minimum Condition, and (y) the aggregate number of shares of Company Common Stock issuable upon exercise of the "in the money" Subject Options Owned collectively by the officers and directors of the Company who are parties to Stockholder Tender Agreements, together with the Tendered Shares, would satisfy the Minimum Condition. Notwithstanding anything in this Section 4.17 to the contrary, the Stockholder shall not be required to exercise any Subject Option unless the Subject Option is considered to be "in the money". A Subject Option shall be considered to be "in the money" if the price of Parent Common Stock multiplied by the Exchange Ratio exceeds the exercise price of such Subject Option at the date the Exchange Ratio is determined. At the request of the Stockholder in connection with any exercise of Subject Options pursuant to this Section 4.17, Parent or its designees will provide to the Stockholder a loan on commercially reasonable terms equal to the exercise price of the Subject Options exercised pursuant to this Section 4.17 which loan shall be secured solely by the shares of Company Common Stock received by the Stockholder in such exercise of any Subject Options.

5.  CERTAIN DEFINITIONS.

     For purposes of this Stockholder Tender Agreement:

          (a) "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

          (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the Offer Acceptance Time.

          (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; provided, however, that Stockholder shall not be deemed to Own a security solely because of Stockholder's status as an executive officer, director, partner or member of a Person that owns such Security.

          (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) Governmental Body.

          (e) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (f) "Tender Shares" shall mean: (i) all shares of Company Common Stock Owned by Stockholder as of the date of this Agreement; and (ii) all additional shares of Company Common Stock of which Stockholder acquires Ownership (including without limitation as a result of any Subject Securities) during the period from the date of this Agreement through the Expiration Date.

     A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Parent and Stockholder have caused this Stockholder Tender Agreement to be executed as of the date first written above.

                                   [NAME]
                                   By:
                                   ---------------------------------------------
                                   Name:
                                   ---------------------------------------------
                                                      [Name]

                                   Address:
                                   ---------------------------------------------
                                          --------------------------------------
                                          --------------------------------------

                                   Facsimile:

--------------------------------------------------------------------------------

                                                       OPTIONS WARRANTS AND            ADDITIONAL SECURITIES
SHARES HELD OF RECORD                                      OTHER RIGHTS                 BENEFICIALLY OWNED
---------------------                                  --------------------            ---------------------

                           FORM OF IRREVOCABLE PROXY

     The undersigned stockholder of Genomica Corporation, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints George Scangos, Glen Sato and Exelixis, Inc., a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities of the Company which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses (i) and (ii) of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Stockholder Tender Agreement), are collectively referred to in this proxy as the "SHARES"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Tender Agreement, dated as of the date hereof, between Parent and the undersigned (the "STOCKHOLDER TENDER AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof among Parent, Bluegreen Acquisition Sub, Inc., a Delaware Corporation and a wholly owned subsidiary of Parent, and the Company (the "MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Stockholders of the Company at any time until the earlier to occur of (i) the termination of the Merger Agreement, or (ii) the Offer Acceptance Time:

          (i) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

          (ii) against any action or agreement that would cause any provision contained in Section 7 or Annex I of the Merger Agreement to not be satisfied; and

          (iii) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (A) any Acquisition Proposal (B) any change in a majority of the members of the Board of Directors of the Company, other than any change contemplated by
     Section 1.3 of the Merger Agreement; or (C) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

     The undersigned may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

     This proxy shall terminate upon valid termination of the Merger Agreement as provided in Section 8.1 thereof.

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                           [SIGNATURE PAGE TO FOLLOW]

     This proxy shall terminate upon the earlier of the termination of the Merger Agreement and the Offer Acceptance Time.

Dated:
----------, 2001

                                          --------------------------------------
                                          [Name]

                                          Number of shares of common stock of
                                          the Company owned of record or
                                          beneficially as of the date of this
                                          irrevocable proxy:

                                          --------------------------------------

                                                           ANNEX C TO PROSPECTUS

                           FORM OF LOCK-UP AGREEMENT
November   , 2001

Exelixis, Inc.
170 Harbor Way
P.O. Box 511
South San Francisco, California 94083

  Re: Lock-Up Agreement

Ladies and Gentlemen:

     On November   , 2001, Exelixis, Inc. (the "COMPANY"), Bluegreen Acquisition
Sub, Inc. and Genomica Corporation ("GENOMICA"), entered into an Agreement and Plan of Merger and Reorganization (the "AGREEMENT"). The Agreement requires that the undersigned agree not to sell or otherwise transfer or dispose of any shares of common stock of the Company (the "SHARES") that the undersigned owns or may acquire pursuant to the terms of the Agreement for ninety (90) days following the Offer Acceptance Time (as such term is defined in the Agreement) (the "TRANSFER RESTRICTION"). The Transfer Restriction applies to Shares owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission.

     The undersigned acknowledges that the Transfer Restriction precludes the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Shares, even if the Shares would be disposed of by someone other than the undersigned. The prohibited hedging or other transactions include, without limitation, the following:

          1.  any short sale; or

          2. any purchase, sale, or grant of any right (such as a put or call option).

The Transfer Restriction applies to the Shares and to any security that includes, relates to, or derives any significant part of its value from the Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Shares as follows (a "PERMITTED TRANSFER"):

          1. as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein;

          2. to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that the transfer to the trust does not involve a disposition for value. "Immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin;

          3.  with the prior written consent of the Company; or

          4. if the undersigned is a corporation, to any wholly owned subsidiary of that corporation.

     As a condition to any Permitted Transfer, the transferee must execute an agreement which states that (i) the transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Agreement, (ii) there will be no further transfer of the Shares unless it is a transfer in accordance with this Lock-Up Agreement and (iii) the transfer will not involve a disposition for value.

     The undersigned acknowledges that this Lock-Up Agreement is irrevocable and will be binding upon the undersigned's heirs, legal representatives, successors, and assigns. Except to the extent there is a Permitted

Transfer, the undersigned will have good and marketable title to the Shares, free and clear of all liens, encumbrances, and other claims for the duration of the Lock-Up Agreement.

     The undersigned acknowledges that the Company may place restrictive legends on the certificates representing the Shares and may impose a stop transfer on the Shares by giving instructions to the Company's transfer agent and registrar prohibiting the transfer of the Shares in order to ensure compliance with the provisions of this Lock-Up Agreement.

     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

                                          Very truly yours,

                                          --------------------------------------
                                          Exact Name of Stockholder

                                          --------------------------------------
                                          Authorized Signature

                                          --------------------------------------
                                          Title

                                                           ANNEX D TO PROSPECTUS

               FORM OF AGREEMENT REGARDING STOCK OPTION EXERCISE

     This Agreement Regarding Stock Option Exercise (the "AGREEMENT") is entered
into as of November   , 2001, by and between Exelixis, Inc., a Delaware
corporation ("EXELIXIS"), Genomica Corporation, a Delaware corporation ("GENOMICA") and [Name] ("EXECUTIVE").

                                    RECITALS

     A. Exelixis, Bluegreen Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Exelixis ("MERGER SUB"), and Genomica have entered into an Agreement and Plan of Merger and Reorganization dated November 19, 2001 (the "MERGER AGREEMENT") which provides (subject to conditions set forth in the Merger Agreement) for the offer by Merger Sub to purchase all outstanding shares of Genomica Common Stock (the "OFFER") and the subsequent merger of Merger Sub with and into the Company (the "MERGER").

     B. Executive is an officer of Genomica, and Genomica has granted Executive options to acquire shares of Genomica Common Stock pursuant to either its 1996 Stock Option Plan or its 2000 Equity Incentive Plan (the "PLANS"). The Plans provide that the purchase price for Genomica Common Stock acquired through the exercise of such stock options may be paid for through loans made by Genomica.

     C. Pursuant to the terms of the Merger Agreement, upon the close of the Offer, all Genomica stock options that are not exercised terminate.

     D. Executive has entered into a Stockholder Tender Agreement dated November 19, 2001 (the "STOCKHOLDER TENDER AGREEMENT") whereby Executive has agreed to tender all shares of Genomica Common Stock owned by Executive to Merger Sub in connection with the Offer, and a Lock-Up Agreement dated November 19, 2001 (the "LOCK-UP AGREEMENT") whereby Executive has agreed not to sell or otherwise transfer or dispose of any shares of Exelixis Common Stock received in exchange for the tender of Genomica Common Stock for a period of 90 days following the close of the Offer.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

     1. At the request of Executive, but solely in connection with the exercise of any of the specific options to acquire Genomica Common Stock listed on Exhibit A attached hereto (the "SPECIFIED OPTIONS"), at or prior to the close of the Offer, Genomica, as permitted by the terms of the Plans, and in connection with the past, present and future services rendered by Executive, will provide to Executive a loan on commercially reasonable terms up to an amount equal to the aggregate exercise price of the Specified Options being exercised by Executive (the "LOAN"). The Loan shall bear a market rate of interest determined at the time such Loan is made.

     2. The Loan shall be evidenced by a general obligation promissory note and secured by the shares of Genomica Common Stock received by Executive upon exercise of the Specified Options and payment with the proceeds of the Loan and, following the tender of the shares received upon exercise of such Specified Options by Executive in the Offer pursuant to the Stockholder Tender Agreements, by the shares of Exelixis received thereby. Notwithstanding the foregoing, the Loans shall also be made with full recourse as to Executive.

     3. The Loan shall be due 45 days after the expiration of the restrictions on sale, transfer and disposition provided for in the Lock-Up Agreement.

     4.  Exelixis consents to the making of the Loan by Genomica.

     5. The provisions governing the making of the Loan set forth in this Agreement shall supersede the provision concerning the making of a loan set forth in Section 4.17 of the Stockholder Tender Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                          EXELIXIS, INC.

                                          By:
                                            ------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          GENOMICA CORPORATION

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          [NAME]

                                          --------------------------------------

                                                           ANNEX E TO PROSPECTUS

                  FORM OF PARTIAL WAIVER OF LOCK-UP AGREEMENT

November   , 2001

Officer
[ADDRESS]

     Re:  Partial Waiver of Lock-Up Agreement

Dear [Officer]:

     On November 19, 2001, Exelixis, Inc. (the "COMPANY"), Bluegreen Acquisition Sub, Inc. ("MERGER SUB") and Genomica Corporation ("GENOMICA"), entered into an Agreement and Plan of Merger and Reorganization (the "AGREEMENT"), which provided for the offer by Merger Sub to purchase all outstanding shares of Genomica common stock and the subsequent merger of Merger Sub with and into the Company. In connection with the Agreement, you entered into a Lock-Up Agreement, which requires that you not sell or otherwise transfer or dispose of any shares of common stock of the Company (the "SHARES") that you own or acquire pursuant to the terms of the Agreement for ninety days following the Offer Acceptance Time (as such term is defined in the Agreement) (the "TRANSFER RESTRICTION").

     In the event that you exercise Genomica stock options to acquire Genomica common stock, and as a result of this stock option exercise you incur a tax obligation, the Company will waive the Transfer Restriction solely to authorize you to sell a sufficient number of Shares to enable you to pay this tax obligation.

                                          Very truly yours,

                                          --------------------------------------
                                          Glen Y. Sato,
                                          Chief Financial Officer and Secretary
                                          of
                                          Exelixis, Inc.

                                                           ANNEX F TO PROSPECTUS

     SECTION 262. APPRAISAL RIGHTS -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstick corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

              THE EXCHANGE AGENT AND DEPOSITARY FOR THE OFFER IS:

                         MELLON INVESTORS SERVICES LLC

                              BY OVERNIGHT COURIER

                           Attn: Reorganization Dept.
                               85 Challenger Road
                              Mail-Stop -- Reorg.
                           Ridgefield Park, NJ 07660

           BY MAIL:                 BY OVERNIGHT DELIVERY:             BY HAND DELIVERY:
  Attn: Reorganization Dept.      Attn: Reorganization Dept.      Attn: Reorganization Dept.
         P.O. Box 3301                85 Challenger Road           120 Broadway, 13th Floor
  South Hackensack, NJ 07606          Mail-Stop -- Reorg.             New York, NY 10271
                                   Ridgefield Park, NJ 07660

            FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):

                                 (201) 296-4293

                CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY:

                                 (201) 296-4860

                           THE INFORMATION AGENT IS:

                         MELLON INVESTORS SERVICES LLC

                              BY OVERNIGHT COURIER

                           Attn: Reorganization Dept.
                               85 Challenger Road
                              Mail-Stop -- Reorg.
                           Ridgefield Park, NJ 07660

           BY MAIL:                 BY OVERNIGHT DELIVERY:             BY HAND DELIVERY:
  Attn: Reorganization Dept.      Attn: Reorganization Dept.      Attn: Reorganization Dept.
         P.O. Box 3301                85 Challenger Road           120 Broadway, 13th Floor
  South Hackensack, NJ 07606          Mail-Stop -- Reorg.             New York, NY 10271
                                   Ridgefield Park, NJ 07660

                        Call Toll Free:  (866) 323-8159

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Exelixis is a Delaware Corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors for expenses (including attorney's fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     Article 8 of the bylaws of Exelixis provides for indemnification of the officers and directors of Exelixis to the full extent permitted by applicable law and provides for the advancement of expenses. Exelixis also maintains directors and officers liability insurance coverage and has entered into indemnification agreements with its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 2.1+     Agreement and Plan of Merger and Reorganization, dated
          November 19, 2001, by and among Exelixis, Inc., Bluegreen
          Acquisition Sub, Inc. and Genomica Corporation (included as
          Annex A to the prospectus contained in this registration
          statement).
 2.2+     Form of Stockholder Tender Agreement between Exelixis and
          certain Genomica officers, directors and affiliates
          (included as Annex B to the prospectus contained in this
          registration statement).
 2.3+     Form of Lock-Up Agreement between Exelixis and certain
          Exelixis and Genomica officers, directors and affiliates
          (included as Annex C to the prospectus contained in this
          registration statement).
 2.4+     Form of Agreement regarding Stock Option Exercise between
          Exelixis, Genomica and certain officers of Exelixis
          (included as Annex D to the prospectus contained in this
          registration statement).
 2.5+     Form of Partial Waiver of Lock-Up Agreement between Exelixis and Genomica officers (included as Annex E to the prospectus contained in this registration statement).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 5.1+     Opinion of Heller Ehrman White & McAuliffe LLP as to the
          validity of the common stock of Exelixis, Inc. being
          registered hereby.
 8.1+     Opinion of Heller Ehrman White & McAuliffe LLP regarding
          material federal income tax consequences of the exchange
          offer and the merger.
 8.2+     Opinion of Cooley Godward LLP regarding material federal
          income tax consequences of the exchange offer and the
          merger.
23.1+     Consent of PricewaterhouseCoopers LLP, independent
          accountants.
23.2+     Consent of Arthur Andersen LLP, independent public
          accountants.
23.3+     Consent of Heller Ehrman White & McAuliffe LLP (included in
          Exhibit 5.1).
23.4+     Consent of Heller Ehrman White & McAuliffe LLP (included in
          Exhibit 8.1).
23.5+     Consent of Cooley Godward LLP (included in Exhibit 8.2).
24.1+     Power of Attorney of Directors and Officers of Exelixis,
          Inc. (set forth on the signature pages hereto).
99.1+     Form of Letter of Transmittal.
99.2+     Form of Notice of Guaranteed Delivery.
99.3+     Form of Letter from Mellon Investor Services LLC to Brokers,
          Dealers, Commercial Banks, Trust Companies and Other
          Nominees.
99.4+     Form of Letter from Brokers, Dealers, Commercial Banks,
          Trust Companies and Nominees to Clients.
99.5+     Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9.
99.6+     Summary Advertisement as published in The Wall Street
          Journal on November 29, 2001.
99.7+     Consent of CIBC World Markets Corp.

---------------

+ Filed herewith.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     - to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

        (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     - that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     - to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     - that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     - to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

     - to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

     - that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

     - that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of
       Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Exelixis, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on November 29, 2001.

                                          EXELIXIS, INC.

                                          By:     /s/ GEORGE A. SCANGOS
                                            ------------------------------------
                                            George A. Scangos
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GEORGE A. SCANGOS and GLEN Y. SATO and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule
462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

              /s/ GEORGE A. SCANGOS                    President, Chief Executive      November 29, 2001
 ------------------------------------------------    Officer and Director (Principal
             George A. Scangos, Ph.D.                      Executive Officer)

                 /s/ GLEN Y. SATO                        Chief Financial Officer       November 29, 2001
 ------------------------------------------------       (Principal Financial and
                   Glen Y. Sato                            Accounting Officer)

             /s/ STELIOS PAPADOPOULOS                        Chairman of the           November 29, 2001
 ------------------------------------------------          Board of Directors
           Stelios Papadopoulos, Ph.D.

                /s/ CHARLES COHEN                               Director               November 29, 2001
 ------------------------------------------------
               Charles Cohen, Ph.D.

                 /s/ JURGEN DREWS                               Director               November 29, 2001
 ------------------------------------------------
                Jurgen Drews, M.D.

             /s/ GEOFFREY DUYK, M.D.                            Director               November 29, 2001
 ------------------------------------------------
            Geoffrey Duyk, M.D., Ph.D.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

              /s/ JASON S. FISHERMAN                            Director               November 29, 2001
 ------------------------------------------------
             Jason S. Fisherman, M.D.

            /s/ JEAN-FRANCOIS FORMELA                           Director               November 29, 2001
 ------------------------------------------------
           Jean-Francois Formela, M.D.

               /s/ VINCENT MARCHESI                             Director               November 29, 2001
 ------------------------------------------------
             Vincent Marchesi, Ph.D.

                /s/ PETER STADLER                               Director               November 29, 2001
 ------------------------------------------------
               Peter Stadler, Ph.D.

                /s/ LANCE WILLSEY                               Director               November 29, 2001
 ------------------------------------------------
               Lance Willsey, M.D.

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1+    Agreement and Plan of Merger and Reorganization, dated
          November 19, 2001, by and among Exelixis, Inc., Bluegreen
          Acquisition Sub, Inc. and Genomica Corporation (included as
          Annex A to the prospectus contained in this registration
          statement).
  2.2+    Form of Stockholder Tender Agreement between Exelixis, Inc.
          and certain Genomica officers, directors and affiliates
          (included as Annex B to the prospectus contained in this
          registration statement).
  2.3+    Form of Lock-Up Agreement between Exelixis and certain
          Exelixis and Genomica officers, directors and affiliates
          (included as Annex C to the prospectus contained in this
          registration statement).
  2.4+    Form of Agreement regarding Stock Option Exercise between
          Exelixis, Genomica and certain officers of Exelixis
          (included as Annex D to the prospectus contained in this
          registration statement).
  2.5+    Form of Partial Waiver of Lock-Up Agreement between Exelixis and Genomica officers (included as Annex E to the prospectus contained in this registration statement).
  5.1+    Opinion of Heller Ehrman White & McAuliffe LLP as to the
          validity of the common stock of Exelixis, Inc. being
          registered hereby.
  8.1+    Opinion of Heller Ehrman White & McAuliffe LLP regarding
          material federal income tax consequences of the exchange
          offer and the merger.
  8.2+    Opinion of Cooley Godward LLP regarding material federal
          income tax consequences of the exchange offer and the
          merger.
 23.1+    Consent of PricewaterhouseCoopers LLP, independent
          accountants.
 23.2+    Consent of Arthur Andersen LLP, independent public
          accountants.
 23.3+    Consent of Heller Ehrman White & McAuliffe LLP (included in
          Exhibit 5.1).
 23.4+    Consent of Heller Ehrman White & McAuliffe LLP (included in
          Exhibit 8.1).
 23.5+    Consent of Cooley Godward LLP (included in Exhibit 8.2).
 24.1+    Power of Attorney of Directors and Officers of Exelixis,
          Inc. (set forth on the signature pages hereto).
 99.1+    Form of Letter of Transmittal.
 99.2+    Form of Notice of Guaranteed Delivery.
 99.3+    Form of Letter from Mellon Investor Services LLC to Brokers,
          Dealers, Commercial Banks, Trust Companies and Other
          Nominees.
 99.4+    Form of Letter from Brokers, Dealers, Commercial Banks,
          Trust Companies and Nominees to Clients.
 99.5+    Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9.
 99.6+    Summary Advertisement as published in The Wall Street
          Journal on November 29, 2001.
 99.7+    Consent of CIBC World Markets Corp.

---------------

+ Filed herewith.